Exhibit 10.16

Amended and Restated Combination Agreement

entered into by

Fenix Parts, Inc.,

Fenix Parts Canada, Inc.,

David A. Gold and Kenneth L. Gold

And

Goldy Metals Incorporated,

End of Life Vehicles Inc.,

Goldy Metals (Ottawa) Incorporated and

2434861 Ontario Inc.

November 10, 2014

ARTICLE 1 DEFINITIONS		2

ARTICLE 2 THE TRANSACTION		2
2.1	Consideration for Purchased Business	2
2.2	Company Indebtedness	10
2.3	Scrap/U-Pull It Inventory	10
2.4	Estimated Working Capital	10
2.5	Accounts Receivable	12
2.6	Capital Expenditures	13
2.7	Holdback and Escrow	13
2.8	Other Closing Actions and Events	15

ARTICLE 3 CLOSING		17

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE VENDORS		17
4.1	Ownership and Authorization	17
4.2	Organization, Authorization and Enforceability	18
4.3	Share Capital	19
4.4	No Violation	19
4.5	No Consent Required	20
4.6	Financial Statements	20
4.7	Books and Records	20
4.8	Title to Assets	20
4.9	Equipment and Trucks	21
4.10	Inventory and Accounts Receivable	21
4.11	Facility Leases	21
4.12	Contracts	22
4.13	Permits	24
4.14	Intellectual Property	25
4.15	Undisclosed Liabilities	26
4.16	Taxes	26
4.17	No Material Adverse Change	27
4.18	Employee Benefits	27
4.19	Insurance	28
4.20	Compliance	28
4.21	Legal Proceedings	29
4.22	Absence of Certain Events	29
4.23	Environmental Matters	30
4.24	Employees	31
4.25	Labor Relations	31
4.26	Certain Payments	32
4.27	Related Parties	32
4.28	IPO	32
4.29	No Intention To Dispose of shares of Purchaser or Fenix Stock	32
4.30	Broker’s Fee	32
4.31	Disclosure	33

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF FENIX		33
5.1	Organization, Authorization and Enforceability	33
5.2	Capital Stock	34
5.3	No Violation	34
5.4	No Consent Required	35
5.5	Balance Sheet	35
5.6	Legal Proceedings	35
5.7	Fenix Stock	35
5.8	Other Combining Companies	35
5.9	Broker’s Fee	35
5.10	Due Diligence	35

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF PURCHASER		36
6.1	Organization, Authorization and Enforceability	36
6.2	Share Capital	36
6.3	No Violation	37
6.4	No Consent Required	38
6.5	Legal Proceedings	38
6.6	Shares of Purchaser	38
6.7	Investment in Shares	38
6.8	Broker’s Fee	38

ARTICLE 7 PRE-CLOSING EVENTS		38
7.1	General	38
7.2	Conduct of Business	38
7.3	Access to Information	39
7.4	Confidentiality and Information Sharing	39
7.5	Notice of Developments	40
7.6	Supplements to Schedules	40
7.7	Exclusivity	40
7.8	Filings by the Standard Companies	40
7.9	Filings by Purchaser and Fenix	41
7.10	Employees	41
7.11	Cooperation in Preparation of Registration Statement	41

ARTICLE 8 POST-CLOSING TAX MATTERS		42
8.1	Post-Closing Company Tax Returns	42
8.2	Cooperation on Tax Matters	43

ARTICLE 9 CONDITIONS TO CLOSING		43
9.1	Purchaser Closing Conditions	43
9.2	Vendors Closing Conditions	44

ARTICLE 10 TERMINATION		45
10.1	Termination	45
10.2	Effect of Termination	46

(ii)

ARTICLE 11 INDEMNIFICATION		47
11.1	Indemnification of Purchaser and Fenix	47
11.2	Indemnification of the Vendors	47
11.3	Threshold and Cap	48
11.4	Survival	48
11.5	Notice of Indemnification Claim	49
11.6	Resolution of Claims	49
11.7	Third Party Suits	49
11.8	Remedies	51
11.9	Specific Performance	51

ARTICLE 12 MISCELLANEOUS		51
12.1	Expenses	51
12.2	Schedules	51
12.3	Parties’ Review	52
12.4	Publicity	52
12.5	Notices	52
12.6	Performance by the Standard Companies	53
12.7	Further Assurances	53
12.8	Waiver	53
12.9	Entire Agreement	54
12.10	Assignment	54
12.11	No Third Party Beneficiaries	54
12.12	Construction	54
12.13	Severability	54
12.14	Counterparts	55
12.15	Governing Law	55
12.16	Binding Effect	55

(iii)

ANNEX I – DEFINITIONS	1-1

EXHIBIT A – INTENTIONALLY DELETED	A

EXHIBIT B – FORM OF ESCROW AGREEMENT	B

EXHIBIT C – FORM OF DAVID GOLD EMPLOYMENT AGREEMENT	C

EXHIBIT D – FORM OF KENNETH GOLD EMPLOYMENT AGREEMENT	D

EXHIBIT E – FORM OF FINDERS AGREEMENT	E

EXHIBIT F – FORM OF NON-COMPETITION AGREEMENT	F

EXHIBIT G – FORM OF REGISTRATION RIGHTS AGREEMENT	G

EXHIBIT H-1 – FORM OF LEASE AGREEMENT (CORNWALL)	H

EXHIBIT H-2 – FORM OF LEASE AGREEMENT (OTTAWA)	I

EXHIBIT H-3 – FORM OF LEASE AGREEMENT (TORONTO)	J

EXHIBIT H-4 – FORM OF LEASE AGREEMENT (PORT HOPE)	K

EXHIBIT I – FORM OF EXCHANGE AGREEMENT	L
(including EXHIBIT A VOTING AND EXCHANGE TRUST AGREEMENT)

(iv)

AMENDED AND RESTATED COMBINATION AGREEMENT

This Amended and Restated Combination Agreement (this “Agreement”) is entered into as of the 10th day of November, 2014 by Fenix Parts, Inc., a Delaware corporation (“Fenix”), Fenix Parts Canada, Inc., a Canadian Corporation (“Purchaser”), David A. Gold and Kenneth L. Gold (each a “Shareholder” and together the “Shareholders”), and the following corporations (each a “Standard Company” and together the “Standard Companies”): Goldy Metals Incorporated, an Ontario corporation (“Goldy Metals”); End of Life Vehicles Inc., an Ontario corporation (“EOL”); Goldy Metals (Ottawa) Incorporated, an Ontario corporation (“Goldy Ottawa”) and 2434861 Ontario Inc., an Ontario corporation (“Newco”);

Background:

A. Fenix has entered into combination agreements for, or intends to negotiate or is currently negotiating the terms of combination agreements for, the combination of several companies (the “Combining Companies”) engaged in the business of providing alternative vehicle collision replacement products (the “Business”), in exchange for cash and shares of Fenix common stock (the “Consideration”). Goldy Metals, Goldy Ottawa and EOL are collectively engaged in the Business (the business operated by each of them, a “Purchased Business”).

B. Concurrently with the closing of an underwritten initial public offering (“IPO”) of Fenix common stock (“Fenix Stock”) and as part of a single transaction that includes the IPO, the stockholders or other equity interest holders of each Combining Company will transfer to Fenix, in exchange for the Consideration, all of the stock of or other equity interests in the Combining Companies. The Shareholders are the owners (directly and/or indirectly) of all of the issued and outstanding shares in the capital of Newco, EOL, Goldy Metals and Goldy Ottawa.

C. After the combination of the Combining Companies, the Purchased Business will continue to operate under the existing business names in order to preserve the value of the Purchased Business’ goodwill.

D. The IPO and the combination of the Combining Companies will be described in a registration statement on Form S-1 that Fenix will file with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to be declared effective by the SEC prior to the commencement of sales of Fenix Stock in the IPO (the “Registration Statement”).

E. Fenix expects to file the Registration Statement with the SEC as promptly as practicable following the completion of an audit of the financial statements of the Standard Companies and the other Combining Companies by BDO USA, LLP.

F. The Parties hereto entered into a combination agreement dated as of September 24, 2014 (the “Original Combination Agreement”) and the Parties wish to amend and restate such Original Combination Agreement in its entirety as set forth herein.

Now, therefore, in consideration of their mutual promises and intending to be legally bound, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Certain capitalized terms used in this Agreement are defined in Annex I.

ARTICLE 2

THE TRANSACTION

2.1	Consideration for Purchased Business

Pursuant to the terms of this Agreement, at Closing:

(1) Purchaser shall acquire the Purchased Business carried on by Goldy Metals in accordance with the following:

(a)	Goldy Metals shall sell, transfer, convey and assign to Purchaser and Purchaser shall purchase and acquire from Goldy Metals, free and clear of all Liens other than Permitted Liens, all of Goldy Metals’ right, title and interest in and to all of Goldy Metals’ property and assets (other than the Excluded Goldy Assets), whether real or personal, tangible or intangible, of every kind and description and wheresoever situate (collectively, the “Goldy Metal Assets”), including the following:

(i)	all cash on hand or in banks or other depositories, term or time deposits and similar cash items including all accrued interest thereon and any capital gains relating thereto;

(ii)	any Facility Leases to which Goldy Metals is a party;

(iii)	Inventories, Equipment and IT Equipment;

(iv)	Accounts Receivable;

(v)	Truck Leases;

(vi)	Permits;

(vii)	all rights under Contracts and all offers or solicitations made by or to Goldy Metals to enter into any Contract;

(viii)	all Books and Records (except, in the case of those required by applicable Law to be retained by Goldy Metals, copies thereof), including all customer lists, sales records, price lists and catalogues, sales literature, advertising material, manufacturing data, production records and correspondence files, and in the case of any Books and Records that are stored electronically, the media on which the Books and Records are stored;

(ix)	all goodwill, together with the exclusive right of Purchaser to represent itself as carrying on the Purchased Business in succession to Goldy Metals and the exclusive right to use the name “Standard Auto Wreckers” as part of the name and style under which Purchaser carries on the Purchased Business;

(x)	all Suits of Goldy Metals against third Persons in the conduct of the Purchased Business or otherwise arising by reason of any facts or circumstances that occurred or existed prior to the Closing, in each case whether or not an action or any other proceeding is commenced prior to the Closing; and

(xi)	all Proprietary Intellectual Property and Licensed Intellectual Property of Goldy Metals.

(b)	The following assets (collectively, the “Excluded Goldy Metals Assets”) are not part of the Transactions, are excluded from Goldy Metal Assets and remain the property of Goldy Metals:

(i)	all Tax installments paid by Goldy Metals and all rights to receive any refund of, and/or credit in respect of, Taxes paid by Goldy Metals;

(ii)	all real property owned by Goldy Metals;

(iii)	all proceeds of insurance payable to Goldy Metals in respect of the fire at the Toronto Facility;

(iv)	all indebtedness owing to Goldy Metals by any present or former shareholder, director or officer of Goldy Metals.

(c)	Subject to the terms and conditions of this Agreement, Purchaser shall assume, pay, satisfy, discharge, perform and fulfill, from and after the Closing, only those obligations and liabilities of Goldy Metals which:

(i)	are properly accrued or recorded as liabilities on the Final Working Capital Statement;

(ii)	arise under the Contracts in existence on the Closing Date as listed in Schedule 4.12(a) and which arise in respect of the period after the Closing Date and do not relate to any default existing prior to or as a consequence of the Closing;

(iii)	arise under the Permits listed in Schedule 4.13(a); and

(iv)	are otherwise listed in Schedule 2.1(1)(c);

(collectively, the “Assumed Goldy Metals Liabilities”).

(d)	Other than the Assumed Goldy Metals Liabilities, Purchaser shall not assume or have any obligation to discharge, perform or fulfill any obligation or liability of Goldy Metals of any kind whatsoever (collectively, the “Excluded Goldy Metals Liabilities”) and all Excluded Goldy Metals Liabilities remain the obligation and responsibility of Goldy Metals, including the obligations and liabilities of Goldy Metals:

(i)	for Taxes payable, collectible or remittable by Goldy Metals;

(ii)	related to any of the current or former employees or contractors of Goldy Metals that arise at a time up to and including the Closing Date;

(iii)	for any Standard Auto Environmental Liability;

(iv)	owing to a lender or creditor of Goldy Metals, including any bank overdrafts or bank indebtedness and any indebtedness or liabilities other than the Assumed Goldy Metals Liabilities owing under any promissory note, or Contract for the borrowing of money;

(v)	arising out of or relating to products or services of Goldy Metals to the extent manufactured, sold, shipped or rendered prior to the Closing Date; or

(vi)	relating to an Excluded Goldy Metals Asset.

(2) Purchaser shall acquire the Purchased Business carried on by Goldy Ottawa in accordance with the following:

(a)	Goldy Ottawa shall sell, transfer, convey and assign to Purchaser and Purchaser shall purchase and acquire from Goldy Ottawa, free and clear of all Liens other than Permitted Liens, all of Goldy Ottawa’s right, title and interest in and to all of Goldy Ottawa’s property and assets (other than the Excluded Goldy Ottawa Assets), whether real or personal, tangible or intangible, of every kind and description and wheresoever situate (collectively, the “Goldy Ottawa Assets”), including the following:

(i)	all cash on hand or in banks or other depositories, term or time deposits and similar cash items including all accrued interest thereon and any capital gains relating thereto;

(ii)	any Facility Leases to which Goldy Ottawa is a party;

(iii)	Inventories, Equipment and IT Equipment;

(iv)	Accounts Receivable;

(v)	Truck Leases;

(vi)	Permits;

(vii)	all rights under Contracts and all offers or solicitations made by or to Goldy Ottawa to enter into any Contract;

(viii)	all Books and Records (except, in the case of those required by applicable Law to be retained by Goldy Ottawa, copies thereof), including all customer lists, sales records, price lists and catalogues, sales literature, advertising material, manufacturing data, production records and correspondence files, and in the case of any Books and Records that are stored electronically, the media on which the Books and Records are stored;

(ix)	all goodwill, together with the exclusive right of Purchaser to represent itself as carrying on the Purchased Business in succession to Goldy Ottawa and the exclusive right to use the name “Standard Auto Wreckers” as part of the name and style under which Purchaser carries on the Purchased Business;

(x)	all Suits of Goldy Ottawa against third Persons in the conduct of the Purchased Business or otherwise arising by reason of any facts or circumstances that occurred or existed prior to the Closing, in each case whether or not an action or any other proceeding is commenced prior to the Closing; and

(xi)	all Proprietary Intellectual Property and Licensed Intellectual Property of Goldy Ottawa.

(b)	The following assets (collectively, the “Excluded Goldy Ottawa Assets”) are not part of the Transactions, are excluded from Goldy Ottawa Assets and remain the property of Goldy Ottawa:

(i)	all Tax installments paid by Goldy Ottawa and all rights to receive any refund of, and/or credit in respect of, Taxes paid by Goldy Ottawa;

(ii)	all real property owned by Goldy Ottawa; and

(iii)	all indebtedness owing to Goldy Ottawa by any present or former shareholder, director or officer of Goldy Ottawa.

(c)	Subject to the terms and conditions of this Agreement, Purchaser shall assume, pay, satisfy, discharge, perform and fulfill, from and after the Closing, only those obligations and liabilities of Goldy Ottawa which:

(i)	are properly accrued or recorded as liabilities on the Final Working Capital Statement;

(ii)	arise under the Contracts in existence on the Closing Date as listed in Schedule 4.12(a) and which arise in respect of the period after the Closing Date and do not relate to any default existing prior to or as a consequence of the Closing;

(iii)	arise under the Permits listed in Schedule 4.13(a); and

(iv)	are otherwise listed in Schedule 2.1(2)(c);

(collectively, the “Assumed Goldy Ottawa Liabilities”).

(d)	Other than the Assumed Goldy Ottawa Liabilities, Purchaser shall not assume or have any obligation to discharge, perform or fulfill any obligation or liability of Goldy Ottawa of any kind whatsoever (collectively, the “Excluded Goldy Ottawa Liabilities”) and all Excluded Goldy Ottawa Liabilities remain the obligation and responsibility of Goldy Ottawa, including the obligations and liabilities of Goldy Ottawa:

(i)	for Taxes payable, collectible or remittable by Goldy Ottawa;

(ii)	related to any of the current or former employees or contractors of Goldy Ottawa that arise at a time up to and including the Closing Date;

(iii)	owing to a lender or creditor of Goldy Ottawa, including any bank overdrafts or bank indebtedness and any indebtedness or liabilities other than the Assumed Goldy Ottawa Liabilities owing under any promissory note, or Contract for the borrowing of money;

(iv)	arising out of or relating to products or services of Goldy Ottawa to the extent manufactured, sold, shipped or rendered prior to the Closing Date; or

(v)	relating to an Excluded Goldy Ottawa Asset.

(3) Purchaser shall acquire the Purchased Business carried on by EOL in accordance with the following:

(a)	EOL shall sell, transfer, convey and assign to Purchaser and Purchaser shall purchase and acquire from EOL, free and clear of all Liens other than Permitted Liens, all of EOL’s right, title and interest in and to all of EOL’s property and assets (other than the Excluded EOL Assets), whether real or personal, tangible or intangible, of every kind and description and wheresoever situate (collectively, the “EOL Assets”), including the following:

(i)	all cash on hand or in banks or other depositories, term or time deposits and similar cash items including all accrued interest thereon and any capital gains relating thereto;

(ii)	any Facility Leases to which EOL is a party;

(iii)	Inventories, Equipment and IT Equipment;

(iv)	Accounts Receivable;

(v)	Truck Leases;

(vi)	Permits;

(vii)	all rights under Contracts and all offers or solicitations made by or to EOL to enter into any Contract;

(viii)	all Books and Records (except, in the case of those required by applicable Law to be retained by EOL, copies thereof), including all customer lists, sales records, price lists and catalogues, sales literature, advertising material, manufacturing data, production records and correspondence files, and in the case of any Books and Records that are stored electronically, the media on which the Books and Records are stored;

(ix)	all goodwill, together with the exclusive right of Purchaser to represent itself as carrying on the Purchased Business in succession to EOL and the exclusive right to use the name “End-of-Life Vehicles” as part of the name and style under which Purchaser carries on the Purchased Business;

(x)	all Suits of EOL against third Persons in the conduct of the Purchased Business or otherwise arising by reason of any facts or circumstances that occurred or existed prior to the Closing, in each case whether or not an action or any other proceeding is commenced prior to the Closing; and

(xi)	all Proprietary Intellectual Property and Licensed Intellectual Property of EOL.

(b)	The following assets (collectively, the “Excluded EOL Assets”) are not part of the Transactions, are excluded from the EOL Assets and remain the property of EOL:

(i)	all Tax installments paid by EOL and all rights to receive any refund of, and/or credit in respect of, Taxes paid by EOL;

(ii)	all real property owned by EOL; and

(iii)	all indebtedness owing to EOL by any present or former shareholder, director or officer of EOL.

(c)	Subject to the terms and conditions of this Agreement, Purchaser shall assume, pay, satisfy, discharge, perform and fulfill, from and after the Closing, only those obligations and liabilities of EOL which:

(i)	are properly accrued or recorded as liabilities on the Final Working Capital Statement;

(ii)	arise under the Contracts in existence on the Closing Date as listed in Schedule 4.12(a) and which arise in respect of the period after the Closing Date and do not relate to any default existing prior to or as a consequence of the Closing;

(iii)	arise under the Permits listed in Schedule 4.13(a); and

(iv)	are otherwise listed in Schedule 2.1(3)(c);

(collectively, the “Assumed EOL Liabilities”).

(d)	Other than the Assumed EOL Liabilities, Purchaser shall not assume or have any obligation to discharge, perform or fulfill any obligation or liability of EOL of any kind whatsoever (collectively, the “Excluded EOL Liabilities”) and all Excluded EOL Liabilities remain the obligation and responsibility of EOL, including the obligations and liabilities of EOL:

(i)	for Taxes payable, collectible or remittable by EOL;

(ii)	related to any of the current or former employees or contractors of EOL that arise at a time up to and including the Closing Date;

(iii)	owing to a lender or creditor of EOL, including any bank overdrafts or bank indebtedness and any indebtedness or liabilities other than the Assumed EOL Liabilities owing under any promissory note, or Contract for the borrowing of money;

(iv)	arising out of or relating to products or services of EOL to the extent manufactured, sold, shipped or rendered prior to the Closing Date; or

(v)	relating to an Excluded EOL Asset.

On the Closing Date, EOL will file Articles of Amendment, changing its name so that its name no longer includes the phrase “end of life”.

(4) The Shareholders shall assign, transfer, and deliver to Purchaser the certificates collectively representing all of their respective shares in the capital of Newco, representing all of the issued and outstanding shares of Newco with each certificate duly endorsed for transfer to Purchaser or accompanied by a duly executed assignment separate from certificate;

(5)

(a) The acquisition of the Goldy Metals Assets referred to in paragraph 2.1(1)(a) will be for aggregate Consideration consisting of (i) $18,730,000 in cash in the aggregate, which shall be paid to Goldy Metals by a wire transfer of immediately available funds upon Fenix’s receipt of the net proceeds from the IPO, and (ii) 697,000 exchangeable preferred shares in the capital of Purchaser (“Exchangeable Shares”) which are exchangeable, at Goldy Metals’ option, for 697,000 shares of Fenix Stock (or if the IPO Price is less than $10.00, a number of Exchangeable Shares convertible into Fenix Stock equal to the quotient obtained by dividing $6,970,000 by the greater of the IPO Price or $9.00, rounding any resulting fractional share to a whole share), which shall be paid by delivery of share certificates registered in Goldy Metals’ name. The sale by Goldy Metals of the Goldy Metals Assets in consideration for the Exchangeable Shares is being made on a roll-over basis pursuant to Section 85(1) of the Income Tax Act (Canada).

(b)	The acquisition of the Goldy Ottawa Assets referred to in paragraph 2.1(2)(a) will be for aggregate Consideration consisting of (i) $5,000,000 in cash in the aggregate, which shall be paid to Goldy Ottawa by a wire transfer of immediately available funds upon Fenix’s receipt of the net proceeds from the IPO, and (ii) 500,000 Exchangeable Shares which are exchangeable, at Goldy Ottawa’s option, for 500,000 shares of Fenix Stock (or if the IPO Price is less than $10.00, a number of Exchangeable Shares convertible into Fenix Stock equal to the quotient obtained by dividing $5,000,000 by the greater of the IPO Price or $9.00, rounding any resulting fractional share to a whole share), which shall be paid by delivery of share certificates registered in Goldy Ottawa’s name. The sale by Goldy Ottawa of the Goldy Ottawa Assets in consideration for the Exchangeable Shares is being made on a roll-over basis pursuant to Section 85(1) of the Income Tax Act (Canada).

(c)	The acquisition of the EOL Assets referred to in paragraph 2.1(3)(a) will be for aggregate Consideration consisting of $600,000 in cash in the aggregate, which shall be paid to EOL by a wire transfer of immediately available funds upon Fenix’s receipt of the net proceeds from the IPO.

(d)	The acquisition of the shares of Newco referred to in paragraph 2.1(4) will be for aggregate Consideration consisting of $3,350,000 in cash in the aggregate, which shall be paid at Closing by a wire transfer to the Shareholders of immediately available funds upon Fenix’s receipt of the net proceeds from the IPO.

(6) the terms of the exchange of the Exchangeable Shares held by Goldy Metals and Goldy Ottawa Vendors shall be governed by the share exchange agreement attached as Exhibit H (the “Exchange Agreement”) entered into among Fenix, Purchaser Goldy Metals and Goldy Ottawa.

(7) The number of shares in the capital of Newco that each Shareholder owns and will deliver to Purchaser and the cash and number of Exchangeable Shares to be delivered to each Standard Company Vendor, as applicable, (assuming that the IPO Price is $10.00) are shown on Schedule 2.1(1)(b).

(8) The cash component of the Consideration shall be subject to adjustment as provided in Sections 2.2, 2.3, 2.5 and 2.6. A portion of the cash and stock components of the Consideration is subject to being withheld and deposited into escrow as provided in Section 2.7.

2.2	Company Indebtedness

At or prior to Closing, the Parties shall agree on the aggregate amount of the Assumed Goldy Metals Liabilities, the Assumed Goldy Ottawa Liabilities and the Assumed EOL Liabilities as of the Closing Date (excluding Indebtedness taken into account in the determination of Working Capital) (collectively, “Closing Date Indebtedness”), and the cash component of the Consideration payable at Closing shall be reduced by the amount of the Closing Date Indebtedness in respect of the applicable Purchased Business in respect of each Standard Company Vendor.

2.3	Scrap/U-Pull It Inventory

At or prior to Closing, the Parties shall agree on the number of Scrap/U-Pull It autos (“SUAs”) in inventory as of the Closing Date (i) in excess of 500 SUAs at the Toronto Facility (“Excess Toronto SUAs”) and (ii) in excess of 500 SUAs at the Ottawa Facility (“Excess Ottawa SUAs”). The Parties also shall agree on the average price paid by the applicable Standard Company during the 30 day period immediately preceding Closing (i) for SUAs at the Toronto Facility (the “Average Toronto SUA Price”) and (ii) for SUAs at the Ottawa Facility (the “Average Ottawa SUA Price”). Purchaser will pay to (i) Goldy Metals an amount equal to the number of Excess Toronto SUAs times the Average Toronto SUA Price and (ii) Goldy Ottawa an amount equal to the number of Excess Ottawa SUAs times the Average Ottawa SUA Price.

2.4	Estimated Working Capital

(a)	At Closing (having delivered a draft estimate no later than five Business Days prior to Closing), the Shareholders, acting on behalf of all Vendors, shall deliver to the Purchaser their good faith estimate of the Standard Companies’ combined Working Capital as of the Closing Date (the “Estimated Working Capital Statement”), calculated in the manner shown on Schedule 2.4(a) for illustration purposes. Inventory shall be included in the Estimated Working Capital Statement only to the extent it is less than 30 days old, the quantity is consistent with the six-month historical trend, and the value included is the actual vehicle cost less the price of the parts previously sold.

(b)	The cash component of the Consideration payable at Closing to a Standard Company Vendor shall be increased by the amount of the Estimated Working Capital in respect of the Purchased Business being sold by such Standard Company Vendor. It is a Purchaser closing condition that the Consolidated Standard Group shall have a combined cash balance as of the Closing Date of $1,500,000, as provided in section 9.1(i) hereof.

(c)

As promptly as practical but no later than 90 days after the Closing Date, Purchaser shall prepare and deliver to the Shareholders, acting on behalf of all Vendors, a proposed final statement of the Consolidated Standard Group combined Working Capital as of the Closing Date (the “Proposed Final Working Capital Statement” or “Proposed Statement”) calculated in the manner shown on Schedule 2.4(a) for illustration purposes.

(1)	If the Shareholders, acting on behalf of all Vendors, accept the Proposed Final Working Capital Statement, or if they fail to give written Notice to Purchaser of an objection to the Proposed Statement within 30 days after receipt of a copy, the Proposed Statement shall become final (the “Final Working Capital Statement”). Any Notice of objection to the Proposed Statement shall specify in reasonable detail each item on the Statement that the Shareholders, acting on behalf of all Vendors, dispute and the basis of their objection.

(2)	If the Shareholders, acting on behalf of all Vendors, give written Notice of an objection to the Proposed Final Working Capital Statement within 30 days after receipt of a copy, Purchaser and the Shareholders, acting on behalf of all Vendors, shall attempt in good faith to resolve their differences. In this regard, Purchaser shall make copies of its workpapers and other relevant records and information available to the Shareholders and their accounting representatives. If Purchaser and the Shareholders, acting on behalf of all Vendors, are able to resolve all of their differences, the Proposed Statement, as modified to reflect the resolution of their differences, shall be final and become the Final Working Capital Statement.

(3)	If Purchaser and the Shareholders, acting on behalf of all Vendors, are unable to resolve all of their differences within 20 days after the Shareholders, acting on behalf of all Vendors, give written Notice to Purchaser of an objection to the Proposed Final Working Capital Statement, Purchaser and the Shareholders, acting on behalf of all Vendors, shall submit any remaining disputed items to a mutually acceptable independent accounting firm for a determination of the correct treatment of the disputed items. The accounting firm’s determination shall be binding and conclusive on Purchaser and the Vendors, and the Proposed Statement, as modified to reflect (i) those differences, if any, that Purchaser and the Shareholders, acting on behalf of all Vendors, were able to resolve and (ii) the determination of the accounting firm regarding the disputed items, shall be final and become the Final Working Capital Statement. Each Party shall pay a percentage of the accounting firm’s fees and expenses based on the dollar value of the disputed items found in the other Party’s favor as a percentage of the total dollar value of the disputed items.

(d)

No later than five Business Days after the Final Working Capital Statement is determined, Purchaser and the Shareholders, acting on behalf of all Vendors, shall reconcile payments in respect of the Standard Companies’ combined Working Capital: (i) if the combined Working Capital shown on the Final Working Capital

Statement exceeds the combined Working Capital shown on the Estimated Working Capital Statement, Purchaser shall pay an amount equal to the excess to the Standard Company Vendors by a wire transfer of immediately available funds; and (ii) if the combined Working Capital shown on the Final Working Capital Statement is less than the combined Working Capital shown on the Estimated Working Capital Statement, the Standard Company Vendors shall pay an amount equal to the shortfall to Purchaser by a wire transfer of immediately available funds. Payments to or from a Standard Company Vendor shall be based on the Purchased Business being sold by such Standard Company Vendor.

2.5	Accounts Receivable

(a)	Following Closing, Purchaser shall use reasonable efforts consistent with its historical practice to collect its Accounts Receivable as of the Closing Date (the Purchased Business’ “Closing Date Accounts Receivable”), but Purchaser shall not be required to resort to litigation or referral to a collection agency. Purchaser shall not consent to or accept any reduction, discount or settlement of any Closing Date Account Receivable without the Shareholders’, acting on behalf of all the Vendors, prior written approval. For greater certainty, the Standard Company Vendors shall be entitled to undertake such activities and efforts that are consistent with past practice to collect any uncollected Closing Date Accounts Receivable.

(b)	The Purchaser shall pay to the Standard Company Vendors at regular weekly intervals any collections of the Purchased Business’ Closing Date Accounts Receivable. Payments on Accounts Receivable received after the Closing Date shall be applied first as may be reasonably determined based on reference to an invoice, reference to an order or based on the amount paid, and otherwise shall be applied to the applicable Accounts Receivable with the oldest due dates. Any payment in respect of such Accounts Receivable to the Standard Company Vendors shall constitute additional payments of the Purchase Price for purposes of this Agreement.

(c)	Purchaser and each Standard Company Vendor, as applicable, shall elect jointly in the prescribed form under Section 22 of the Income Tax Act (Canada) and under any similar provision of any other applicable provincial legislation as to the sale of the Accounts Receivable forming part of the Purchased Assets and described in Section 22 of the Income Tax Act (Canada) and shall in that election allocate an amount equal to the portion of the Purchase Price allocated to those assets pursuant to Schedule 2.5 as the consideration paid by Purchaser for those assets. The Parties shall file such election forms, along with any documentation necessary or desirable to give effect to such election, with CRA and any other appropriate taxation authority within the prescribed time limits.

2.6	Capital Expenditures

At or prior to Closing, the Parties shall agree on the Standard Companies’ aggregate capital expenditures during the six-month period ending on the Closing Date (“Pre-Closing Capital Expenditures”), and the cash component of the Consideration payable at Closing shall be increased by the amount of the Pre-Closing Capital Expenditures, up to a maximum increase of $200,000. The amount of this increase shall be allocated among each Standard Company Vendor based on the Pre-Closing Capital Expenditures incurred in respect of the Purchased Business being sold by such Standard Company Vendor.

2.7	Holdback and Escrow

(a)	At Closing, Purchaser, Goldy Metals and CST Trust Company (the “Escrow Agent”), shall enter into an escrow agreement substantially in the form of the attached Exhibit B (the “Escrow Agreement”). From the Consideration otherwise payable to the Standard Company Vendors at Closing, Purchaser shall withhold and deposit into escrow under the Escrow Agreement $5,880,000 in cash and 252,000 Exchangeable Shares (or if the IPO Price is less than $10.00, a number of Exchangeable Shares convertible into Fenix Stock equal to the quotient obtained by dividing $2,520,000 by the greater of the IPO Price or $9.00, rounding any resulting fractional share to a whole share).

(b)	At or prior to Closing, Fenix and the Shareholders, acting on behalf of all Vendors, shall agree on the combined revenue that the Standard Companies recognized during the 12-month period ending with the month prior to the month of Closing from specific types of sales (for example, sales of tires, catalytic converters and scrap, among other types) (“Selected Pre-Closing Revenues”).

(c)	As promptly as practical but not later than 45 days after the close of the 12-month period beginning with the month following the month of Closing (the “Post-Closing Measurement Period”), Fenix shall prepare and deliver to the Shareholders, acting on behalf of all Vendors, a proposed report (the “Proposed Report”) of the combined revenue that the Consolidated Standard Group recognized during the Post-Closing Measurement Period from the same specific types of sales that were taken into account in the determination of Selected Pre-Closing Revenues (“Selected Post-Closing Revenues”).

(1)	If the Shareholders, acting on behalf of all Vendors, accept the Proposed Report, or if they fail to give Notice to Fenix of an objection to the Proposed Report within 15 days after receipt of a copy, the Proposed Report shall become final (the “Final Report”). Any Notice of objection to the Proposed Report shall specify in reasonable detail each item on the Proposed Report that the Shareholders, acting on behalf of all Vendors, dispute and the basis of their objection.

(2)	If the Shareholders, acting on behalf of all Vendors, give Notice of an objection to the Proposed Report within 15 days after receipt of a copy,

Fenix and the Shareholders, acting on behalf of all Vendors, shall attempt in good faith to resolve their differences. In this regard, Fenix shall make copies of its workpapers and other relevant records and information available to the Shareholders and their accounting representatives. If Fenix and the Shareholders, acting on behalf of all Vendors, are able to resolve all of their differences, the Proposed Report, as modified to reflect the resolution of their differences, shall be final and become the Final Report.

(3)	If Fenix and the Shareholders, acting on behalf of all Vendors, are unable to resolve all of their differences within 15 days after the Shareholders, acting on behalf of all Vendors, give Notice to Fenix of an objection to the Proposed Report, Fenix and the Shareholders, acting on behalf of all Vendors, shall submit any remaining disputed items to a mutually acceptable independent accounting firm for a determination of the correct calculation of the disputed items. The accounting firm’s determination shall be binding and conclusive on Fenix and the Vendors, and the Proposed Report, as modified to reflect (i) those differences, if any, that Fenix and the Shareholders, acting on behalf of all Vendors, were able to resolve and (ii) the determination of the accounting firm regarding the disputed items, shall be final and become the Final Report. Each Party shall pay a percentage of the accounting firm’s fees and expenses based on the dollar value of the disputed items found in the other Party’s favor as a percentage of the total dollar value of the disputed items.

(d)	If the Final Report shows that Selected Post-Closing Revenues are more than Selected Pre-Closing Revenues by at least $1,200,000, the $5,880,000 in cash and Exchangeable Shares held in escrow shall be distributed to the Goldy Metals (together with any earnings on the investment of the cash) no later than five Business Days after the Final Report is determined.

(e)	If the Final Calculation shows that Selected Post-Closing Revenues are not more than Selected Pre-Closing Revenues by at least $1,200,000, the extent to which they are not (the “Shortfall”) shall be the basis for the following distributions from the cash and Exchangeable Shares held in escrow no later than five Business Days after the Final Calculation is determined:

(1)	a portion of the $5,880,000 in cash held in escrow (excluding any earnings on the investment of the cash) shall be distributed to Purchaser equal to the product determined by multiplying (i) $5,880,000 by (ii) a fraction, the numerator of which is the amount of the Shortfall and the denominator of which is $1,200,000;

(2)	a portion of the earnings on the investment of the $5,880,000 in cash held in escrow shall be distributed to Purchaser equal to the same percentage of those earnings as the distribution to Purchaser under Section 2.7(e)(1) is of the $5,880,000 in cash held in escrow;

(3)	a portion of the Exchangeable Shares held in escrow shall be distributed to Purchaser equal to the product determined by multiplying (i) the number of Exchangeable Shares held in escrow by (ii) a fraction, the numerator of which is the amount of the Shortfall and the denominator of which is $1,200,000; and

(4)	after the distributions to Purchaser under Sections 2.7(e)(1), (2) and (3), the remaining cash and shares of Purchaser held in escrow, if any, shall be distributed to Goldy Metals.

2.8	Other Closing Actions and Events

At Closing, the following shall also occur:

(a)	each of the Vendors and the lead underwriters shall enter into a market standoff (or “lockup”) agreement in substantially the same form as the market standoff agreement entered into by the stockholders and other equity interest holders of the other Combining Companies but in no event for a term longer than 180 days from the Closing Date;

(b)	Purchaser and David A. Gold shall enter into a five-year employment agreement substantially in the form of the attached Exhibit C;

(c)	Purchaser and Kenneth L. Gold shall enter into a one-year employment agreement substantially in the form of the attached Exhibit D;

(d)	Purchaser, Fenix and each of the Shareholders shall enter into finder’s agreements substantially in the form of the attached Exhibit E;

(e)	Fenix, Purchaser and each of the Vendors shall enter into noncompetition agreements substantially in the form of the attached Exhibit F;

(f)	Fenix and the Vendors shall enter into a piggyback registration rights agreement substantially in the form of Exhibit G;

(g)	the landlord (an affiliate of the Standard Company currently leasing the particular Facility) shall enter into new 15-year Facility Leases with Purchaser in respect of the Cornwall, Ottawa, Toronto and Port Hope Facilities substantially in the form of the attached Exhibits H-1, H-2, H-3 and H-4;

(h)	as required by Section 2.7(a), Purchaser, the Standard Company Vendors and the Escrow Agent shall enter into the Escrow Agreement;

(i)	each Vendor shall deliver a signed certificate to Purchaser and Fenix certifying that:

(i)	the Vendor’s representations and warranties in Article 4, as qualified or limited by any exceptions in the Schedules to Article 4, were true and correct as of the date of this Agreement (other than representations and warranties that address matters as of a certain date, which were true and correct as of that date) and are true and correct on the Closing Date as if made at and as of Closing (other than representations and warranties that address matters as of a certain date, which were true and correct as of that date);

(ii)	the Shareholders and the Standard Companies have performed, complied with or satisfied in all material respects all of the obligations, agreements and conditions under this Agreement that they are required to perform, comply with or satisfy prior to or at Closing; and

(iii)	resolutions in the form attached to the certificate were duly adopted by each Standard Company’s board of directors and shareholders to authorize its execution, delivery and performance of this Agreement;

(j)	Fenix shall deliver a certificate, signed by its president or another executive officer, certifying to the Vendors that:

(i)	Fenix’s representations and warranties in Article 5 were true and correct as of the date of this Agreement and are true and correct on the Closing Date as if made at and as of Closing;

(ii)	Fenix has performed, complied with or satisfied in all material respects all of the obligations, agreements and conditions under this Agreement that it is required to perform, comply with or satisfy prior to or at Closing; and

(iii)	resolutions in the form attached to the certificate were duly adopted by Fenix’s board of directors to authorize its execution, delivery and performance of this Agreement; and

(k)	Purchaser shall deliver a certificate, signed by its president or another executive officer, certifying to the Vendors that:

(i)	Purchaser’s representations and warranties in Article 6 were true and correct as of the date of this Agreement and are true and correct on the Closing Date as if made at and as of Closing;

(ii)	Purchaser has performed, complied with or satisfied in all material respects all of the obligations, agreements and conditions under this Agreement that it is required to perform, comply with or satisfy prior to or at Closing; and

(iii)	resolutions in the form attached to the certificate were duly adopted by Purchaser’s board of directors to authorize its execution, delivery and performance of this Agreement; and

(l)	the Vendors shall deliver all other documents and instruments that Purchaser or Fenix or its counsel reasonably request (for example, signature cards to change the signatories on the Standard Company’s bank accounts as Purchaser or Fenix directs); and Purchaser and Fenix shall deliver all other documents and instruments that the Vendors or their counsel reasonably request.

ARTICLE 3

CLOSING

Subject to the satisfaction or waiver of the conditions described in Sections 9.1 and 9.2 (other than those conditions that by their terms are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions at Closing), the closing of the Transaction (“Closing”) shall take place concurrently with the closing of the Fenix IPO. Closing shall occur at the offices of Borden Ladner Gervais LLP at 8:00 am, unless another place is agreed to in writing by Purchaser and the Shareholders, acting on behalf of all Vendors. The date on which Closing actually takes occurs is referred to in this Agreement as the “Closing Date”.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE VENDORS

In order to induce Purchaser and Fenix to enter into this Agreement, the Vendors represent and warrant to Purchaser and Fenix as follows in this Article 4. All of the Vendors’ representations and warranties are made jointly and severally with the exception of the representations and warranties in Section 4.1. Each Vendor’s representations and warranties in Section 4.1 are made solely in respect of himself or itself and not in respect of any other Vendor.

The Vendors’ representations and warranties in Section 4.6 shall not be considered to have been made until the Shareholders, acting on behalf of all Vendors, and Purchaser agree on the Financial Statements and the Interim Financial Statements; and when the Shareholders, acting on behalf of all Vendors, and Purchaser have agreed on the Financial Statements and the Interim Financial Statements, the Vendors’ representations and warranties in Section 4.6 shall be considered to have been made as of the date this Agreement.

4.1	Ownership and Authorization

(a)	Each Shareholder is the sole owner of record, beneficial owner and holder, free and clear of any Liens of the number of shares in the capital of Newco listed against such Shareholder’s name on the attached Schedule 4.1(a) (the Shareholder’s “Shares”).

(b)	Except as set forth on Schedule 4.1(b), each Shareholder is not a party to or bound by (i) any shareholders agreement, buy-sell agreement, option agreement or other Contract (other than this Agreement) relating to the sale, transfer or other disposition of any of such Shareholder’s Shares or (ii) any voting trust, proxy or other Contract relating to the voting of any of such Shareholder’s Shares.

(c)	Each Vendor has the legal capacity and power and authority to execute and deliver this Agreement and each of such Vendor’s Closing Documents and to perform such Vendor’s obligations under this Agreement and each of such Vendor’s Closing Documents.

(d)	This Agreement constitutes a legal, valid and binding obligation of each Vendor, and upon such Vendor’s execution and delivery of such Vendor’s Closing Documents (and assuming execution and delivery by the other party or parties, if any), each of such Vendor’s Closing Documents will constitute a legal, valid and binding obligation of such Vendor, enforceable against such Vendor in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(e)	Each Shareholder and each Standard Company is not an insolvent Person within the meaning of the Bankruptcy and Insolvency Act (Canada) and has not made an assignment in favour of its creditors or a proposal in bankruptcy to its creditors or any class thereof, and no petition for a receiving order has been presented in respect of it. None of the Shareholders and each Standard Company has initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution. No receiver or interim receiver has been appointed in respect of it or any of the entities’ undertakings, property or assets and no execution or distress has been levied on any of their undertakings, property or assets, nor have any proceedings been commenced in connection with any of the foregoing.

4.2	Organization, Authorization and Enforceability

(a)	Each Standard Company is a corporation duly organized, validly existing and in good standing under the Laws of the province of its incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform its obligations under all Contracts.

(b)	Except as disclosed on Schedule 4.2(b), each Standard Company is duly qualified to do business as an extra-provincial corporation and is in good standing under the Laws of each other state or province in which qualification is required by applicable Law.

(c)	Each Standard Company has full corporate power and authority to execute and deliver this Agreement and each of its Closing Documents and to perform its obligations under this Agreement and each of its Closing Documents.

(d)	Each Standard Company’s execution, delivery and performance of this Agreement and each of its Closing Documents has been duly authorized by all necessary action required by its Organizational Documents and applicable Law.

(e)	This Agreement constitutes, and upon each Standard Company’s execution and delivery of its Closing Documents (and assuming due execution and delivery by the other party or parties, if any), each of its Closing Documents will constitute, a legal, valid and binding obligation of the Standard Company, enforceable against it in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

4.3	Share Capital

(a)	Newco’s authorized capital and number of issued and outstanding shares are described on Schedule 4.3(a). The Shareholders’ Shares constitute all of the issued and outstanding shares of Newco. All of the Shareholders’ Shares are duly authorized, validly issued, fully paid and nonassessable, and none of the Shareholders’ Shares was issued in violation of the Securities Act or any state securities or other Law or in violation of or subject to any preemptive rights.

(b)	Newco does not have any debt securities convertible into or exchangeable for shares of its common stock, and there are no options, warrants, calls, puts, subscription rights, conversion rights or other Contracts to which Newco is a party or by which Newco is bound providing for the issuance of any shares of its common stock or any other equity securities.

(c)	There are no shareholders agreements, buy-sell agreements, voting trusts or other Contracts to which Newco is a party or by which Newco is bound relating to the voting or disposition of any shares in the capital of Newco or creating any obligation on its part to repurchase, redeem or otherwise acquire or retire any shares.

(d)	Except as disclosed on Schedule 4.3(d), no Standard Company owns any shares of stock or an equity interest in any other corporation, partnership, limited liability company or other Person.

4.4	No Violation

Except as disclosed on Schedule 4.4, the execution, delivery and performance of this Agreement by the Vendors and the closing of the Transaction will not, either directly or indirectly, and with or without Notice or the passage of time or both:

(a)	violate or conflict with any Standard Company’s Organizational Documents or any resolution adopted by its board of directors or shareholders;

(b)	result in a Default under any Contract to which either Shareholder or any Standard Company is a party or by which either Shareholder or any Standard Company is bound;

(c)	result in the imposition or creation of a Lien upon any of the Shareholders’ Shares or any of the assets that Newco owns or uses or any of the Purchased Assets;

(d)	violate or conflict with, or give any Governmental Authority or other Person the right to challenge the Transaction or to obtain any other relief under, any Law or Order to which the Shareholders or any Standard Company is subject; or

(e)	violate or conflict with, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify any Environmental or other Permit issued to or held by any Standard Company.

4.5	No Consent Required

Except as disclosed on Schedule 4.5, the execution, delivery and performance of this Agreement by the Shareholders and the Standard Companies, and their execution, delivery and performance of each of their Closing Documents, do not require the Shareholders or any Standard Company to give any Notice to, make any filing with, or obtain any Permit from or other Consent of any Governmental Authority or other Person.

4.6	Financial Statements

(a)	The Financial Statements (which are attached as Schedule 4.6(a)) fairly present in all material respects the combined financial position and results of operations of the Standard Companies as of the dates indicated and for the two years then ended.

(b)	The Interim Financial Statements (which are attached as Schedule 4.6(b)) fairly present in all material respects the combined results of operations of the Standard Companies for the six months ended June 30, 2014.

4.7	Books and Records

The information reflected in each Standard Company’s Books and Records are complete and correct in all material respects. The corporate minutebooks of each Standard Company contain materially accurate and complete records of all meetings and corporate actions taken without a meeting by the written consent of its board of directors and shareholders. All of each Standard Company’s Books and Records (including its corporate minutebooks) will be in its possession at Closing.

4.8	Title to Assets

(a)	Each Standard Company owns or has a leasehold interest in all of its Purchased Assets.

(b)	Except as disclosed on Schedule 4.8(b), each Standard Company has good and marketable title to all of its Purchased Assets, free and clear of any Liens other than Permitted Liens.

(c)	Except as disclosed on Schedule 4.8(c), (i) the Purchased Assets, constitute all of the tangible and intangible assets relating to, used or held for use in the conduct of each and every Standard Company’s Purchased Business and are sufficient to enable each Standard Company’s Purchased Business to be conducted in the same manner that it is currently conducted.

(d)	Except as disclosed on Schedule 4.8(d), none of the tangible and intangible assets that any Standard Company uses or holds for use in the conduct of its portion of the Purchased Business is owned by, leased from or otherwise made available by a Related Party.

4.9	Equipment and Trucks

(a)	To the Vendors’ Knowledge, Schedule 4.9(a) contains complete and accurate lists of the following assets owned by each Standard Company as of the date of this Agreement: (i) all Equipment (excluding IT Equipment) having an original purchase price of more than $5,000, identifying each piece of Equipment by manufacturer, description, model number, serial number and location; (ii) all IT Equipment having an original purchase price of more than $1,000, identifying each piece of IT Equipment by manufacturer, description, model number, serial number and location; and (iii) all Trucks, identifying each Truck by make, year, vehicle identification number and location.

(b)	Except as disclosed on Schedule 4.9(b), to the Vendors’ Knowledge each piece of Equipment, IT Equipment and Truck listed on Schedule 4.9(a) (i) has been maintained in accordance with normal industry practice, (ii) is in good operating condition and repair, except for normal wear and tear, (iii) is free from patent defects other than minor defects that do not interfere with its continued use and (iv) is suitable for the purposes for which it is currently used.

4.10	Inventory and Accounts Receivable

(a)	Except as disclosed on Schedule 4.10, to the Vendors’ Knowledge, each Standard Company’s Inventory is fit for the purposes for which it was purchased.

(b)	All of the Accounts Receivable of each Standard Company are properly reflected on its Books and Records and, subject to such Standard Company’s reserve for doubtful accounts, if any, constitutes bona fide, valid and binding receivables, except for normal trade discounts for early payment.

4.11	Facility Leases

No Standard Company owns any real property or has any interest in real property other than the leasehold interests of the relevant Standard Companies under the Facility Leases. In respect of each Facility Lease:

(a)	the tenant has a good and valid leasehold interest in the Facility Lease free and clear of any Liens except for Permitted Liens and easements, covenants and other encumbrances and restrictions of record that do not materially impair its current use of the Leased Facility;

(b)	the tenant’s current use of the Leased Facility does not violate any applicable Law, Order or Permit, and the tenant has obtained all Permits required for the Leased Facility’s current use; and the tenant has not assigned or subleased its leasehold interest;

(c)	the tenant is not, and to the Vendors’ Knowledge, the landlord is not, in Default in a material respect under the Facility Lease; the tenant has not received any Notice asserting a violation of or a Default under the Facility Lease; and to the Vendors’ Knowledge, no event has occurred or circumstance exists that, with or without Notice or the passage of time or both, would result in a Default in a material respect under the Facility Lease or would give the landlord the right to exercise any remedy under the Facility Lease or to cancel, terminate or modify the Facility Lease; and

(d)	the Leased Facility is now and will be at the time of Closing in good operating condition and repair, except for normal wear and tear; to the Vendors’ Knowledge, the Leased Facility is structurally sound and free of defects, and no material alterations, repairs or restorations are required under the Facility Lease or any applicable Law, Order or Permit; and the Leased Facility is supplied with adequate utilities and other services necessary for the tenant’s current use of the Leased Facility.

4.12	Contracts

(a)	Schedule 4.12(a) contains complete and accurate lists (by Standard Company) of all of the following types of Contracts relating to a Purchased Business to which each Standard Company is a party or by which it is bound as of the date of this Agreement (listing each Contract in all lists applicable to the Contract):

(1)	all Equipment Leases, identifying each Equipment Lease by (i) manufacturer, description, model number, serial number and location of the leased Equipment, (ii) lessor, lessee, term of lease and rent payable and (iii) whether the lease has been classified as an operating lease or a capital lease;

(2)	all Truck Leases, identifying each Truck Lease by (i) make, year, vehicle identification number and location of the Truck, (ii) lessor, lessee, term of lease and monthly payables and (iii) whether the lease has been classified as an operating lease or capital lease;

(3)	all Contracts to purchase goods or services;

(4)	all Contracts to furnish goods or services to another Person;

(5)	all Contracts under which it has created, incurred, assumed or secured any Indebtedness;

(6)	all Contracts under which it has made or secured any loan or advance to another Person;

(7)	all Contracts under which it has guaranteed the contractual performance of or payment by another Person;

(8)	all powers of attorney and other Contracts under which it has appointed another Person as its attorney-in-fact;

(9)	all Contracts creating a partnership or joint venture with another Person;

(10)	all Contracts providing for exclusivity of rights or obligations or restricting or purporting to restrict the scope or geographical area of the Standard Company’s business activities or those of another Person, whether through noncompetition or nonsolicitation covenants or otherwise;

(11)	all Contracts granting it or another Person a right of first refusal or right of first negotiation;

(12)	all Contracts with any Related Party; and

(13)	all Contracts or groups of related Contracts entered into outside of the Ordinary Course of Business and involving payments or consideration of more than $25,000 in the aggregate.

(b)	Except as disclosed on Schedule 4.12(b):

(1)	each Contract listed for a Standard Company on Schedule 4.12(a) is legal, valid, binding, enforceable and in full force and effect, and to Vendors’ Knowledge, will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms upon the closing of the Transaction;

(2)	no Standard Company is, and to the Vendors’ Knowledge, no other party is, in Default in a material respect under any Contract listed for the Standard Company on Schedule 4.12(a), and to the Vendors’ Knowledge, no event has occurred or circumstance exists that, with or without Notice or the passage of time or both, reasonably could be expected to result in a Default in a material respect under any Contract listed for a Standard Company on Schedule 4.12(a) or give any party the right to exercise any remedy under the Contract or to cancel, terminate or modify the Contract;

(3)	no Standard Company has given Notice to or received any Notice from any other Person relating to an alleged or potential default under, or an intention to terminate or not renew, any Contract listed for the Standard Company on Schedule 4.12(a); and

(4)	no Contract listed for a Standard Company on Schedule 4.12(a) contains a provision requiring the Consent of any other party to the change of control of the Standard Company upon the closing of the Transaction or in connection with the transfer or assignment of such contract to Purchaser upon closing of the Transaction; and

(5)	to the Vendor’s Knowledge, each piece of Equipment and Truck leased under an Equipment Lease or Truck Lease listed on Schedule 4.12(a) (i) has been maintained in accordance with normal industry practice, (ii) is in good operating condition and repair, except for normal wear and tear, (iii) is free from patent defects other than minor defects that do not interfere with its continued use and (iv) is suitable for the purposes for which it is currently used.

4.13	Permits

(a)	Schedule 4.13(a) contains a complete and accurate list, by Standard Company, of all of the Permits held by each Standard Company as of the date of this Agreement.

(b)	Except as disclosed on Schedule 4.13(b):

(1)	all of the Permits listed on Schedule 4.13(a) are valid and in full force and effect, and no other Permits are required for the lawful conduct of the Business as it is currently conducted;

(2)	each Standard Company is in compliance in all material respects with the Permits listed for it on Schedule 4.13(a);

(3)	to the Vendors’ Knowledge, no event has occurred or circumstance exists that, with or without Notice or the passage of time or both, reasonably could be expected to (i) constitute or result in a violation of or failure to comply with any Permit listed on Schedule 4.13(a) or (ii) result in the revocation, withdrawal, suspension, cancellation, termination or material modification of any listed Permit;

(4)	no Standard Company has received any Notice from any Governmental Authority or other Person regarding (i) any actual, alleged or potential violation of or failure to comply with any of the Permits listed on Schedule 4.13(a) or (ii) any actual, proposed or potential revocation, withdrawal, suspension, cancellation, termination or modification of any of the listed Permits; and

(5)	each Standard Company has duly filed on a timely basis all applications that were required to be filed for the renewal of the Permits listed for it on Schedule 4.13(a), and has duly made on a timely basis all other filings required to have been made in respect of its listed Permits.

4.14	Intellectual Property

(a)	Schedule 4.14(a) contains complete and accurate lists and descriptions, by Standard Company, of:

(1)	each Standard Company’s Patents, Marks and Copyrights for which an application has been filed with or a registration has been issued by a Governmental Authority, all of its other Patents and Marks and all of the Software that it owns (collectively, the Company’s “Proprietary Intellectual Property”);

(2)	each Standard Company’s licenses, sublicenses and other Material Contracts from or with third parties by which it uses or has the right to use a third party’s Intellectual Property (collectively, the Company’s “Licensed Intellectual Property”); and

(3)	each Standard Company’s licenses, sublicenses and other Contracts by which the Company has licensed, sublicensed or otherwise granted a third party the right to use its Proprietary Intellectual Property or Licensed Intellectual Property.

(b)	Except as disclosed on Schedule 4.14(b):

(1)	each Standard Company (i) has good and marketable title to all of its Proprietary Intellectual Property, free and clear of any Liens, and (ii) possesses all of the rights necessary to use all of the Intellectual Property that it uses in the conduct of its portion of the Business as it is currently conducted;

(2)	to the Vendors’ Knowledge, (i) each Standard Company’s Proprietary Intellectual Property is not violating or infringing and has not violated or infringed any third party’s Intellectual Property, and (ii) no third party is violating or infringing or has violated or infringed the Standard Company’s Proprietary Intellectual Property;

(3)	no Suit is pending or, to the Vendors’ Knowledge, Threatened that challenges the legality, validity, enforceability, use or exclusive ownership of any of Standard Company’s Proprietary Intellectual Property;

(4)	no Standard Company is in Default in a material respect under a license, sublicense or other Contract included in its Licensed Intellectual Property; and

(5)	no Standard Company has given Notice to or received Notice from any other Person relating to an alleged or potential Default under, or an intention to terminate or not renew, any license, sublicense or other Contract included in the Standard Company’s Licensed Intellectual Property.

4.15	Undisclosed Liabilities

No Standard Company has any Liabilities as of the date of this Agreement except for (i) Liabilities reflected on the Interim Balance Sheet, (ii) Liabilities that have arisen since the date of the Interim Balance Sheet in the Ordinary Course of Business and did not result from or arise out of a breach of Contract, tort or violation of any Law or Order and (iii) Liabilities disclosed on other Schedules to this Agreement.

4.16	Taxes

(a)	Except as set forth on Schedule 4.16(a), each Standard Company has filed all Tax Returns that such entity was required to file prior to the date of this Agreement and will timely file all Tax Returns that it may be required to file on or after the date of this Agreement and prior to the Closing Date. All Tax Returns that each Standard Company filed prior to the date of this Agreement were correct and complete in all material respects, and all Taxes due in connection with those returns have been paid. All Tax Returns that each Standard Company files on or after the date of this Agreement and prior to the Closing Date will be correct and complete in all material respects, and all Taxes due in connection with these returns will be paid when due.

(b)	Except as disclosed on Schedule 4.16(b), no Tax Return that each Standard Company filed prior to the date of this Agreement is currently under audit or examination, and none of the Standard Company has received Notice from any Governmental Authority that (i) any Tax Return that it filed will be audited or examined or that (ii) it is or may be liable for additional Taxes in respect of any Tax Return or for the payment of Taxes in respect of a Tax Return that it did not file (because, for example, it believed that it was not subject to taxation by the jurisdiction in question).

(c)	Each Standard Company has withheld and paid to the proper Governmental Authority all Taxes that it was required to withhold and pay in respect of compensation, benefits or other amounts paid or provided to any employee or independent contractor.

(d)	Except as disclosed on Schedule 4.16(d), since January 1, 2012, no Standard Company has extended the time in which to file any Tax Return that has not yet been filed, waived the statute of limitations for any Tax or agreed to any extension of time for a Tax assessment or deficiency.

(e)	Schedule 4.16(e) contains a complete and accurate list of all Tax Returns that each Standard Company has filed since January 1, 2012.

(f)	At no time up to and including the Closing Date, will Newco have any Tax liabilities.

(g)	Each of the Vendors and Newco is not a non-resident of Canada for purposes of the Income Tax Act (Canada).

(h)	Each of the Standard Companies is registered for purposes of Part IX of the Excise Tax Act (Canada).

4.17	No Material Adverse Change

Since January 1, 2012 and except as described in Schedule 4.17 or on other Schedules to this Agreement, (i) no material adverse change has occurred in the assets, financial condition, operations, operating results or prospects of any Standard Company, and (ii) to the Vendors’ Knowledge, no event has occurred or circumstance exists that, individually or in the aggregate, reasonably could be expected to result in such a material adverse change.

4.18	Employee Benefits

(a)	Schedule 4.18(a) contains a complete and accurate list, by Standard Company, of all of the current Employee Benefit Plans under which each Standard Company has any Liability or obligation, or had any Liability or obligation at any time since January 1, 2012, whether contingent or otherwise.

(b)	Except as disclosed on Schedule 4.18(b), in the case of each Employee Benefit Plan listed on Schedule 4.18(a):

(1)	the plan (and any related trust or insurance policy) complies in form and in operation in all material respects with the applicable requirements of Law, ERISA and the Internal Revenue Code, as the case may be (or complied in form and operation while the Company maintained or contributed to or was bound by the plan or its employees participated in the plan);

(2)	all required contributions to or premiums or other payments in respect of the plan have been paid, and all required reports and descriptions have been filed with the proper Governmental Authority or distributed to participants as required;

(3)	no Suit in respect of the administration of the plan or the investment of plan assets is pending or, to the Vendors’ Knowledge, Threatened, and to the Vendors’ Knowledge, there is no basis for any such Suit.

(c)	Except as disclosed on Schedule 4.18(c), no Standard Company provides health or other welfare benefits to any retired or former employee or is obligated to provide health or other welfare benefits to any active employee following his or her retirement or other termination of service.

(d)	Except as disclosed on Schedule 4.18(d), neither the execution of this Agreement nor the closing of the Transaction will result in (i) an increase in benefits under any Employee Benefit Plan listed on Schedule 4.18(a) or any Contract with any current, former or retired employee of the Company or (ii) an acceleration of the time of payment or vesting of any such benefits.

(e)	None of the Employee Benefit Plans is subject to any applicable pension legislation and none of the Employee Benefit Plans constitute a pension plan under applicable Law;

(f)	None of the Standard Companies nor any of its agents, delegates or Persons involved in the administration of the Employee Benefit Plans is in breach of its fiduciary duty with respect to the Employee Benefit Plans;

4.19	Insurance

(a)	Schedule 4.19(a) contains complete and accurate lists, by Standard Company, of: (i) all insurance policies under which any Standard Company is insured or covered or was insured or covered at any time since January 1, 2011; and (ii) all self-insurance arrangements by any Standard Company.

(b)	(b) Schedule 4.19(b) contains complete and accurate lists of or provides, by Standard Company: (i) a summary, by year, since January 1, 2011 of the loss experience, as applicable, under each insurance policy listed on Schedule 4.19(a); (ii) the amount and a brief description of each claim in excess of $25,000 since January 1, 2011 under each insurance policy listed on Schedule 4.19(a); and (iii) a summary of the loss experience, as applicable, for all claims since January 1, 2011 under each self-insurance arrangement listed on Schedule 4.19(a).

4.20	Compliance

Except as disclosed on Schedule 4.20:

(a)	Each Standard Company is, and has been at all times since January 1, 2012, in compliance in all material respects with all Laws and Orders that are or were applicable to it or to its conduct of the Business;

(b)	to the Vendors’ Knowledge, no event has occurred or circumstance exists that, with or without Notice or the passage of time or both, could (i) constitute or result any Standard Company’s violation of or its failure to comply with, in a material respect, any Law or Order applicable to the Business or (ii) give rise to any legal obligation of any Standard Company to undertake or bear all or any portion of the cost of any remedial or corrective action of any kind; and

(c)	since January 1, 2012, no Standard Company has received Notice from any Governmental Authority or other Person regarding (i) its actual, alleged or potential violation of or failure to comply with any applicable Law or Order or (ii) its actual, alleged or potential obligation to undertake or bear all or any portion of the cost of any remedial or corrective action of any kind.

4.21	Legal Proceedings

(a)	Schedule 4.21 contains a complete and accurate list, by Standard Company, of all pending Suits in which any Standard Company is a party and all other Suits in which any Standard Company was a party at any time since January 1, 2012.

(b)	To the Vendors’ Knowledge, (i) no Suit against any Standard Company is Threatened (including any Suit that challenges the Transaction or that could have the effect of preventing, delaying, making illegal or otherwise interfering with the Transaction) and (ii) no event has occurred or circumstance exists that may give rise to or serve as a basis for any Suit to be brought or Threatened against any Standard Company.

4.22	Absence of Certain Events

Except as disclosed on Schedule 4.22, since the date of the Interim Balance Sheet, no Standard Company has:

(a)	sold, leased, transferred or disposed of any of its assets except in the Ordinary Course of Business;

(b)	entered into any Contract except in the Ordinary Course of Business;

(c)	terminated, accelerated or modified any Contract to which it is or was a party or by which it is or was bound, or has agreed to do so, or has received Notice that another party has done so or intends to do so, except in the case of Contracts that expired in accordance with their terms or that were terminated in the Ordinary Course of Business;

(d)	imposed or permitted any Lien, other than Permitted Liens, on any of its assets except in the Ordinary Course of Business;

(e)	delayed or postponed (beyond its normal practice) payment of its accounts payable and other current liabilities;

(f)	cancelled, compromised, waived or released any material claim or right outside of the Ordinary Course of Business;

(g)	experienced any material damage, destruction or loss to any of its assets, whether or not covered by insurance;

(h)	changed the base compensation or other terms of employment of any of its employees;

(i)	paid a bonus to any employee or made a dividend or other distribution to any stockholder;

(j)	adopted a new Employee Benefit Plan, terminated any existing plan or increased the benefits under or otherwise modified any existing plan except as contemplated in this Agreement;

(k)	amended its Organizational Documents;

(l)	issued, sold, redeemed or repurchased any equity interests or other securities or retired any Indebtedness;

(m)	made any capital expenditures in excess of $25,000 in the aggregate;

(n)	made any material change in its accounting principles or methods; or

(o)	entered into any Contract to do any of the matters described in the preceding clauses (a)–(n).

4.23	Environmental Matters

Except as disclosed on Schedule 4.23:

(a)	to the Vendors’ Knowledge, each Standard Company is in compliance in all material respects with all Environmental Laws and was in compliance in all material respects with all Environmental Laws at all times in the past;

(b)	to the Vendors’ Knowledge, each Standard Company has, and is in compliance in all material respects with, all Environmental Permits required to conduct the Purchased Business as it is currently conducted, and had, and was in compliance in all material respects with, all Environmental Permits required to conduct the Purchased Business as it was conducted at all times in the past;

(c)	no Standard Company has received and, to the Vendors’ Knowledge, there is no reasonable basis to expect any Standard Company to receive, Notice from any Governmental Authority, any private citizen acting in the public interest, the current or prior owner or operator of any current or former Facility, or any other Person, of (i) any actual or alleged violation or failure to comply with any material requirement under any Environmental Law or Occupational Safety and Health Law or (ii) any actual or alleged Cleanup Liability or other Environmental Liability;

(d)	to the Vendors’ Knowledge, no Standard Company has any Cleanup Liability or other Environmental Liability in respect of any current or former Facility, any property adjoining any such Facility, or any assets used or held for use in the conduct of the Purchased Business;

(e)	to the Vendors’ Knowledge, except for Hazardous Materials stored, used or processed in the Ordinary Course of Business and in compliance with all Environmental Laws and Environmental Permits, there are no Hazardous Materials at any Leased Facility; and except for Hazardous Activities conducted in the Ordinary Course of Business and in compliance with all Environmental Laws and Environmental Permits, no Standard Company has permitted or conducted any Hazardous Activity at any current or former Facility;

(f)	to the Vendors’ Knowledge, there has not been any Release or threatened Release by any Standard Company of any Hazardous Materials at or from any current or former Facility or any property adjoining any such current or former Facility; and

(g)	no Standard Company has assumed, undertaken, provided an indemnity in respect of or otherwise become subject to any Cleanup Liability or other Environmental Liability of another Person.

4.24	Employees

(a)	Schedule 4.24(a) contains a complete and accurate list of each Standard Company’s employees as of the date of this Agreement, including employees on leave of absence: name, job title, date of hire and current base compensation.

(b)	Schedule 4.24(b) contains a complete and accurate list of each Standard Company’s written employment, consulting, independent contractor, bonus, incentive, severance, confidentiality, noncompetition, proprietary rights and other related Contracts or programs with its employees, consultants and independent contractors.

(c)	Except for Contracts with a Standard Company listed on Schedule 4.24(b), to the Vendors’ Knowledge, no employee of any Standard Company is a party to or is otherwise bound by any confidentiality, noncompetition or proprietary rights Contract with any Person that limit or restrict the scope of his or her duties as an employee of a Standard Company (or of Purchaser or Fenix following Closing).

(d)	No Standard Company is a party to any employee-leasing Contract.

4.25	Labor Relations

(a)	No Standard Company is or has never been a party to any collective bargaining agreement or other labor Contract.

(b)	No Standard Company is experiencing or has experienced at any time since January 1, 2012, (i) any strike, slowdown, picketing or work stoppage by or lockout of its employees, (ii) any Suit relating to any alleged violation of any Law or Order relating to labor relations or employment matters (including any charge or complaint filed by an employee or union with any provincial labor relations board or human rights commission or any other comparable Governmental Authority, or (iii) any activity to organize or establish a collective bargaining unit, trade union or employee association.

4.26	Certain Payments

With the exception of cash political contributions in compliance with applicable Law, no Standard Company or Shareholder or, to the Vendors’ Knowledge, any officer, director, employee or agent of any Standard Company or any other Person associated with or acting for any Standard Company, has directly or indirectly made or paid any contribution, gift, bribe, rebate, payoff, kickback or other payment, whether in money, property or services or any other form, to any Person in order to gain or pay for favorable treatment in obtaining business or in violation of any Law.

4.27	Related Parties

Except as disclosed on Schedule 4.27, no Shareholder or any Related Party has or had at any time since January 1, 2012 a direct or indirect financial or other interest in any transaction or any other business dealings with any Standard Company, whether as a customer, supplier, vendor or in any other capacity, except as an officer, director or employee of a Standard Company, or as an owner of a Facility.

4.28	IPO

The Shareholders and the Standard Companies understand and acknowledge that (i) there is no firm commitment, binding agreement, promise or other assurance of any kind, whether express or implied, and whether oral or written, that the Registration Statement will become effective or that the IPO pursuant the Registration Statement will occur at a particular price or within a particular range of prices or occur at all and that (ii) neither Purchaser, Fenix nor any of their officers, directors, agents or representatives, nor any Underwriter, will have any liability to the Shareholders or any Standard Company for any failure of the Registration Statement to become effective or any failure of the IPO to occur at a particular price or within a particular range of prices or to occur at all.

4.29	No Intention To Dispose of shares of Purchaser or Fenix Stock

The Vendors are acquiring the Exchangeable Shares to be delivered to them at Closing for investment purposes and not with a view to a distribution of those shares. No Vendor has any present plan, intention, commitment, binding agreement or arrangement to dispose of any of the Exchangeable Shares or Fenix Stock that the Vendor receives on or following Closing.

4.30	Broker’s Fee

Except as disclosed on Schedule 4.30, no Shareholder or any Standard Company has any Liability or obligation to pay any fees or commissions to any broker, finder or agent in respect of the Transaction.

4.31	Disclosure

(a)	The Shareholders and the Standard Companies have provided or made available to Purchaser and Fenix true and complete copies of authentic originals of the documents referred to in this Article 4 or listed on the Schedules to this Article 4.

(b)	No Notice given by the Vendors pursuant to Section 7.5 will contain an untrue statement or omit to state a material fact necessary to make any statement in the Notice, in light of the circumstances in which it was made, not misleading.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF FENIX

In order to induce the Shareholders and the Standard Companies to enter into this Agreement, Fenix represents and warrants to the Vendors as follows:

5.1	Organization, Authorization and Enforceability

(a)	Fenix is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform its obligations under all Contracts.

(b)	Fenix is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each other state or jurisdiction in which qualification is required by applicable Law.

(c)	Fenix has full corporate power and authority to execute and deliver this Agreement and each of its Closing Documents and to perform its obligations under this Agreement and each of its Closing Documents.

(d)	Fenix’s execution, delivery and performance of this Agreement and each of its Closing Documents has been duly authorized by all necessary action required by its Organizational Documents and applicable Law.

(e)	This Agreement constitutes, and upon Fenix’s execution and delivery of its Closing Documents (and assuming due execution and delivery by the other party or parties, if any), each of its Closing Documents will constitute, a legal, valid and binding obligation of Fenix, enforceable against it in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

5.2	Capital Stock

(a)	As of the date of this Agreement, Fenix’s authorized capital consists of 1,250 shares of common stock, no par value, of which 1,101 shares are issued and outstanding. As of the Closing Date, the authorized capital of Fenix will consist of at least 10,000,000 shares of common stock, par value $.01 per share, of which the number of issued and outstanding shares will be as described in the Registration Statement.

(b)	All of the issued and outstanding shares of Fenix common stock as of the date of this Agreement are owned of record and beneficially by the persons and in the amounts listed on Schedule 5.2, in each case free and clear of any Liens (other than restrictions on transfer under the Securities Act and state securities Laws). All of these shares are duly authorized, validly issued, fully paid and nonassessable, and none of them was issued in violation of the Securities Act or any state securities or other Law or in violation of or subject to any preemptive right.

(c)	Except for the other combination agreements and as disclosed on Schedule 5.2(c), Fenix does not have any debt securities convertible into or exchangeable for shares of its common stock, and there are no options, warrants, calls, puts, subscription rights, conversion rights or other Contracts to which Fenix is a party or by which it is bound providing for the issuance of any shares of its common stock or any other equity securities.

(d)	Except as disclosed on Schedule 5.2(d), there are no shareholders agreements, buy-sell agreements, voting trusts or other Contracts to which Fenix is a party or by which it is bound relating to the voting or disposition of any shares of its common stock or creating any obligation on its part to repurchase, redeem or otherwise acquire or retire any shares of its common stock.

(e)	Except for the corporations and other entities to become subsidiaries of Fenix pursuant to the other combination agreements, Fenix does not own any shares of stock or an equity interest in any other corporation, partnership, limited liability company or other Person.

5.3	No Violation

Fenix’s execution, delivery and performance of this Agreement and the closing of the Transaction will not, either directly or indirectly, and with or without Notice or the passage of time or both:

(a)	violate or conflict with Fenix’s Organizational Documents or any resolution adopted by its board of directors or stockholders;

(b)	result in a Default under any Contract to which Fenix is a party or by which it is bound;

(c)	result in the imposition or creation of a Lien upon any of the assets that Fenix owns or uses; or

(d)	violate or conflict with, or give any Governmental Authority or other Person the right to challenge the Transaction or to obtain any other relief under, any Law or Order to which Fenix is subject.

5.4	No Consent Required

Except as disclosed on Schedule 5.4, Fenix’s execution, delivery and performance of this Agreement and each of its Closing Documents do not require any Notice to, filing with, Permit from or other Consent of any Governmental Authority or other Person.

5.5	Balance Sheet

Fenix was incorporated on January 2, 2014. Fenix has not conducted any operations since its date of incorporation other than (i) raising $2,010,000 in equity through the sale of 201 shares of its common stock to 13 investors and (ii) entering into or negotiating to enter into this Agreement and the other combination agreements and incurring the attendant legal, accounting and other expenses. The Fenix Balance Sheet (which is attached as Schedule 5.5) fairly presents the financial position of Fenix as of the date indicated.

5.6	Legal Proceedings

No Suit against Fenix is pending, and Fenix’s Knowledge, (i) no Suit against Fenix is Threatened (including any Suit that challenges the Transaction or that could have the effect of preventing, delaying, making illegal or otherwise interfering with the Transaction) and (ii) no event has occurred or circumstance exists that may give rise to or serve as a basis for any Suit to be brought or Threatened against Fenix.

5.7	Fenix Stock

All of the shares of Fenix common stock to be issued to the Shareholders upon conversion of the Exchangeable Shares in accordance with the terms of the Exchange Agreement will be, when delivered, duly authorized, validly issued, fully paid and nonassessable.

5.8	Other Combining Companies

Schedule 5.8 contains a complete and accurate list of the names, addresses and telephone numbers of the other Combining Companies.

5.9	Broker’s Fee

Fenix does not have any Liability or obligation to pay any fees or commissions to any broker, finder or agent in respect of the Transaction.

5.10	Due Diligence

Fenix has conducted a reasonable due diligence investigation with respect to the other Combining Companies, and to Fenix’s Knowledge, the Registration Statement does not contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF PURCHASER

In order to induce the Shareholders and the Standard Companies to enter into this Agreement, Purchaser represents and warrants to the Vendors as follows:

6.1	Organization, Authorization and Enforceability

(a)	Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of Canada, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform its obligations under all Contracts.

(b)	Purchaser is duly qualified to do business and is in good standing under the Laws each province in which qualification is required by applicable Law.

(c)	Purchaser has full corporate power and authority to execute and deliver this Agreement and each of its Closing Documents and to perform its obligations under this Agreement and each of its Closing Documents.

(d)	Purchaser’s execution, delivery and performance of this Agreement and each of its Closing Documents has been duly authorized by all necessary action required by its Organizational Documents and applicable Law.

(e)	This Agreement constitutes, and upon Purchaser’s execution and delivery of its Closing Documents (and assuming due execution and delivery by the other party or parties, if any), each of its Closing Documents will constitute, a legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

6.2	Share Capital

(a)	As of the date of this Agreement, the Purchaser’s authorized capital consists of an unlimited number of common shares, of which 100 shares are issued and outstanding and an unlimited number of Exchangeable Shares, of which no shares are issued and outstanding. As of the Closing Date, the authorized capital of Purchaser will consist of 100 common shares and 1,197,000 Exchangeable Shares.

(b)	All of the issued and outstanding common shares of Purchaser as of the date of this Agreement are owned of record and beneficially by Fenix free and clear of any Liens. All of these shares are duly authorized, validly issued, fully paid and nonassessable, and none of them was issued in violation of the Securities Act or any state securities or other Law or in violation of or subject to any preemptive right.

(c)	Purchaser does not have any debt securities convertible into or exchangeable for common shares or Exchangeable Shares, and there are no options, warrants, calls, puts, subscription rights, conversion rights or other Contracts to which Purchaser is a party or by which it is bound providing for the issuance of any common shares or Exchangeable Shares or any other equity securities.

(d)	Except as disclosed on Schedule 6.2(d), there are no shareholders agreements, buy-sell agreements, voting trusts or other Contracts to which Purchaser is a party or by which it is bound relating to the voting or disposition of any common shares or Exchangeable Shares or creating any obligation on its part to repurchase, redeem or otherwise acquire or retire any common shares or Exchangeable Shares.

(e)	Purchaser does not own any shares of stock or an equity interest in any other corporation, partnership, limited liability company or other Person.

6.3	No Violation

Purchaser’s execution, delivery and performance of this Agreement and the closing of the Transaction will not, either directly or indirectly, and with or without Notice or the passage of time or both:

(a)	violate or conflict with Purchaser’s Organizational Documents or any resolution adopted by its board of directors or shareholders;

(b)	result in a Default under any Contract to which Purchaser is a party or by which it is bound;

(c)	result in the imposition or creation of a Lien upon any of the assets that Purchaser owns or uses; or

(d)	violate or conflict with, or give any Governmental Authority or other Person the right to challenge the Transaction or to obtain any other relief under, any Law or Order to which Purchaser is subject.

6.4	No Consent Required

Except as disclosed on Schedule 6.4, Purchaser’s execution, delivery and performance of this Agreement and each of its Closing Documents do not require any Notice to, filing with, Permit from or other Consent of any Governmental Authority or other Person.

6.5	Legal Proceedings

No Suit against Purchaser is pending, and to Purchaser’s Knowledge, (i) no Suit against Purchaser is Threatened (including any Suit that challenges the Transaction or that could have the effect of preventing, delaying, making illegal or otherwise interfering with the Transaction) and (ii) no event has occurred or circumstance exists that may give rise to or serve as a basis for any Suit to be brought or Threatened against Purchaser.

6.6	Shares of Purchaser

All of the Exchangeable Shares of Purchaser to be delivered to the Vendors at Closing will be, when delivered, duly authorized, validly issued, fully paid and nonassessable.

6.7	Investment in Shares

Purchaser is acquiring the Shareholders’ Shares for investment purposes and not with a view to a distribution of the Shares.

6.8	Broker’s Fee

Purchaser does not have any Liability or obligation to pay any fees or commissions to any broker, finder or agent in respect of the Transaction.

ARTICLE 7

PRE-CLOSING EVENTS

7.1	General

Pending Closing, the Parties shall use commercially reasonable efforts to take all actions that may be necessary to close the Transaction in accordance with the terms of this Agreement (but neither Purchaser nor Fenix shall be required to waive any of the Purchaser Closing Conditions, and the Vendors shall not be required to waive any of the Vendors Closing Conditions). As requested by Fenix, the Shareholders and the Standard Companies shall cooperate in the audit of the Standard Companies’ financial statements by Purchaser’s accountants (at Purchaser’s expense) and in preparation of the Registration Statement.

7.2	Conduct of Business

Pending Closing, the Vendors shall cause each Standard Company to:

(a)	conduct its portion of the Purchased Business in the Ordinary Course of Business, and use commercially reasonable efforts to maintain its portion of the Purchased

Business substantially intact and to preserve its goodwill and advantageous relationships with customers, employees, suppliers and other Persons having business dealings with the Purchased Business; and

(b)	not take any affirmative action that results in the occurrence of an event described in Section 4.22, and take any reasonable action within its control that would avoid the occurrence of an event described in Section 4.22.

7.3	Access to Information

Pending Closing, the Vendors shall:

(a)	cause each Standard Company to afford Purchaser and Fenix and its representatives (including its lawyers, accountants, consultants and the like) reasonable access during normal business hours, but without unreasonable interference with operations, to its Facilities and to its Books and Records and other documents relating to its portion of the Purchased Business;

(b)	respond to reasonable inquires by Purchaser and Fenix and its representatives regarding each Standard Company and the Purchased Business;

(c)	cause each Standard Company to furnish Purchaser and Fenix and its representatives with all information and copies of all documents concerning it and its portion of the Purchased Business that Purchaser and Fenix and its representatives reasonably request; and

(d)	otherwise cooperate with Purchaser and Fenix in its due diligence activities and in preparation of the Registration Statement.

7.4	Confidentiality and Information Sharing

(a)	Pending Closing, and subject to Section 7.3(b), each Party shall maintain in confidence, and, as applicable, shall cause its directors, officers, employees and representatives to maintain in confidence, and use only for the purposes contemplated by this Agreement, all written, oral or other information obtained from the other Party pursuant to this Agreement relating to (i) any Standard Company and the Business, (ii) the other Combining Companies and (iii) the Registration Statement and IPO.

(b)	Fenix, in its discretion, may share with the Shareholders at their request any information relating to the other Combining Companies and the terms of their respective combination agreements, and shall share with the Shareholders any information relating to any other Combining Company and the terms of its combination agreement corresponding to any information about any Standard Company and this Agreement that Fenix shares with the other Combining Company. Upon request, Fenix will provide a copy of the respective combination agreements of the other Combining Companies.

7.5	Notice of Developments

Pending Closing, the Vendors shall promptly give written Notice to Purchaser and Fenix of:

(a)	any fact or circumstance of which the Vendors become aware that causes or constitutes an inaccuracy in or breach of any of the Vendors’ representations and warranties in Article 4 as of the date of this Agreement;

(b)	any fact or circumstance of which the Vendors become aware that would cause or constitute an inaccuracy in or breach of any of the Vendors’ representations and warranties in Article 4 if those representations and warranties were made on and as of the date of occurrence or discovery of the fact or circumstance; or

(c)	the occurrence of any event of which the Vendors become aware that reasonably could be expected to make satisfaction of any Vendor Closing Condition impossible or unlikely.

7.6	Supplements to Schedules

Pending Closing, the Vendors may supplement or correct the Schedules to Article 4 as necessary to insure their completeness and accuracy. No supplement or correction to any Schedule or Schedules to Article 4 shall be effective, however, to cure any breach or inaccuracy in any of the representations and warranties in Article 4; but if Purchaser or Fenix does not exercise its right to terminate this Agreement under Section 10.1 and closes the Transaction, the supplement or correction shall constitute an amendment of the Schedule or Schedules to which it relates for all purposes of this Agreement.

7.7	Exclusivity

Pending Closing, neither the Shareholders nor any Standard Company shall directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Purchaser or Fenix) relating to any transaction involving (i) the sale of any of the Shareholders’ Shares, (ii) the sale of the Purchased Business or any portion of the Business or the sale of any of its assets, other than sales of assets in the Ordinary Course of Business, (iii) any sale of the Purchased Assets, (iv) any merger, consolidation, business combination or similar transaction involving any Standard Company or (v) any sale or issuance of shares in the capital or other equity securities in any Standard Company.

7.8	Filings by the Standard Companies

As promptly as practicable after written confirmation by the Purchaser or Fenix of the Closing Date, each Standard Company shall give each Notice, make each filing and obtain each Permit or other Consent listed for it on Schedule 4.5, if any. To the extent that the cooperation of Purchaser or Fenix is necessary or, in the Shareholders’ reasonable judgment, desirable, Purchaser and Fenix shall cooperate with the relevant Standard Company in regard to any Notices, filings, Permits and other Consents listed for it on Schedule 4.5.

7.9	Filings by Purchaser and Fenix

As promptly as practicable after the date of this Agreement, Purchaser or Fenix shall give each Notice, make each filing and obtain each Permit or other Consent listed on Schedule 5.4, if any. To the extent that the cooperation of the Shareholders or any Standard Company is necessary or, in Purchaser’s reasonable judgment, desirable, the Shareholders and the relevant Standard Company shall cooperate with Purchaser in regard to any Notices, filings, Permits and other Consents listed on Schedule 5.4.

7.10	Employees

(a)	Vendors and Purchaser shall co-operate to effect an orderly transfer of employment of all employees of the Standard Companies identified on Schedule 4.24(a) or who were hired or retained in the Ordinary Course of Business following the date(s) thereof (the “Transferred Employees”) to Purchaser. Purchaser shall give offers of employment to the Transferred Employees on terms and conditions which are substantially similar in the aggregate to the terms and conditions presently enjoyed by the Transferred Employees in their employment with the applicable Standard Company. Such employment shall commence on the Closing Date.

(b)	Vendors shall indemnify and save harmless Purchaser from and against any Suit, whether made or brought before or after the Closing Date by or in respect of any of the Transferred Employees, concerning all or any Employment Obligations payable or accruing due during or in respect of the period up to the Closing Date. Purchaser shall indemnify and save harmless the Vendors from and against any Suit, made or brought on after the Closing Date by or in respect of any of the Transferred Employees concerning all or any Employment Obligations accruing and payable in respect of the period at and after the Closing Date, including, any termination pay or severance pay obligations to any Transferred Employees whose employment is terminated by Purchaser following the Closing Date.

(c)	Vendors shall indemnify and save harmless the Purchaser from and against all Suits and Employment Obligations concerning the Transferred Employees who do not accept the Purchaser’s offer of employment, and any employees of the Purchased Business who are not Transferred Employees (the “Remaining Employees”) as a consequence of the sale of the Purchased Assets.

7.11	Cooperation in Preparation of Registration Statement

(a)	The Vendors shall furnish or cause to be furnished to Purchaser and Fenix all information concerning the Vendors and the Standard Companies that may be reasonably required or requested for inclusion in the Registration Statement, and will cooperate with Purchaser, Fenix and the Underwriters in the preparation of the Registration Statement and the prospectus included in the Registration Statement.

(b)	If at any time during the period in which a prospectus relating to the IPO is required to be delivered under the Securities Act, any information contained in the prospectus concerning the Shareholders or the Company becomes inaccurate or incomplete in any material respect, the Vendors and the Standard Companies shall promptly so advise the Purchaser and Fenix and provide the information necessary to correct any such inaccuracy or to complete any such incomplete information. Fenix shall give the Vendors and the Standard Companies an opportunity to review and comment on the Registration Statement and all amendments prior to their being filed.

ARTICLE 8

POST-CLOSING TAX MATTERS

8.1	Post-Closing Company Tax Returns

(a)	The Vendors shall cause to be prepared, for filing by Purchaser, all Tax Returns that Newco is required to file after the Closing Date for any taxable period ending on or prior to the Closing Date, and the Vendors shall be solely responsible for the payment of all Taxes due in connection with these returns.

(b)	For all Tax Returns that Newco is required to file for any taxable period beginning before and ending after the Closing Date (a “Straddle Period”), Purchaser shall prepare and file such Tax Returns and shall be responsible for the payment of all Taxes due in connection with these returns, subject to the obligation of the Shareholders to reimburse Purchaser for the portion of each such Tax that is allocable to the portion of the Straddle Period ending on the Closing Date (the “Reimbursable Portion”). In this regard:

(1)	in the case of a Tax for a Straddle Period that is based on or related to income or receipts or is imposed in connection with the sale of goods or services, the Reimbursable Portion of the Tax shall be equal to the amount that would have been payable if the Straddle Period had ended on (and included) the Closing Date; and

(2)	in the case of a Tax for a Straddle Period that is imposed in respect of the assets of Newco or is otherwise measured by the value or level of any item, the Reimbursable Portion of the Tax shall be equal to the product of the Tax multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period.

(3)	The Shareholders shall reimburse Purchaser for the Reimbursable Portion of any Tax payable under Section 8.1(b) no later than 10 Business Days after Purchaser provides the Shareholders with its calculation of the Reimbursable Portion together with a copy of the underlying Tax Return as filed with the appropriate Governmental Authority.

8.2	Cooperation on Tax Matters

(a)	Purchaser shall cooperate with the Vendors to enable them to cause to be prepared all Tax Returns that they are required to cause to be prepared pursuant to Section 8.1(a); and in this regard, Purchaser shall retain and make available to the Vendors all of the Newco’s Books and Records that the Vendors reasonably require and shall cause Newco to sign all Tax Returns that the Vendors are required to cause to be prepared. Purchaser shall have the right to review and approve each such Tax Return and at least 10 Business Days in which to comment on it before it is filed.

(b)	The Vendors shall have the right to review each Tax Return for a Straddle Period that Purchaser is required to file pursuant to Section 8.1(b) and at least 10 Business Days in which to comment on it before it is filed.

(c)	Purchaser shall promptly provide written Notice to Vendors of any audit, litigation or other proceeding in respect of any Tax or Tax Return for Newco relating to a taxable period ending on or before the Closing Date, and Purchaser and the Shareholders, acting on behalf of all Vendors, shall cooperate with one another in connection with any such audit, litigation or other proceeding. In Purchaser’s case, this cooperation shall include retaining and making available to the Shareholders all of Newco’s Books and Records that the Shareholders, acting on behalf of all Vendors, reasonably require and, to the extent that the Shareholders reasonably consider necessary, causing the employees of the relevant Standard Company to be available on a mutually convenient basis to provide additional information or explanation. Prior to Newco’s destruction or discard of any Books and Records for any period prior to the Closing Date, Purchaser shall give reasonable Notice to the Shareholders and, if they request, shall allow the Shareholders, acting on behalf of all Vendors, to take possession of such Books and Records.

ARTICLE 9

CONDITIONS TO CLOSING

9.1	Purchaser Closing Conditions

Purchaser’s obligation to close the Transaction is subject to the satisfaction of each of the following conditions (the “Purchaser Closing Conditions”) at or prior to Closing:

(a)	the Vendors’ representations and warranties in Article 4, as qualified or limited by any exceptions in the Schedules to Article 4, are true and correct on the Closing Date as if made at and as of Closing (other than representations and warranties that address matters as of a certain date, which were true and correct as of that date);

(b)	the Vendors have executed and delivered all of the documents and instruments that they are required to execute and deliver or enter into prior to or at Closing, and have performed, complied with or satisfied in all material respects all of the other obligations, agreements and conditions under this Agreement that they are required to perform, comply with or satisfy at or prior to Closing;

(c)	each Notice or filing listed on Schedule 4.5 has been duly given or made, and each Consent or Permit listed on Schedule 4.5 has been obtained and is in full force;

(d)	Purchaser and the Shareholders, acting on behalf of all Vendors, have agreed on the Financial Statements and the Interim Financial Statements;

(e)	the combined adjusted earnings before interest, taxes, depreciation and amortization in respect of the Consolidated Standard Group for the 12-month period ended December 31, 2013 was $5,740,000 and is reasonably expected to be at least $5,740,000 for the 12-month period ending December 31, 2014;

(f)	no material adverse change in the assets, financial condition, operations, operating results or prospects of any Standard Company has occurred since the date of this Agreement;

(g)	no Suit has been initiated or Threatened since the date of this Agreement that challenges or seeks damages or other relief in connection with the Transaction or that could have the effect of preventing, delaying, making illegal or otherwise interfering with the Transaction;

(h)	Fenix has approved the pricing and other terms of the IPO;

(i)	The Consolidated Standard Group shall have a combined cash balance as of Closing in an amount not less than $1,500,000;

(j)	the Registration Statement has been declared effective; and

(k)	closing of the other combination agreements and closing of the IPO have both taken place concurrently with the closing of this Agreement.

Purchaser may waive any condition specified in this Section 9.1 by a written waiver delivered to the Shareholders, acting on behalf of all of the Vendors, at any time prior to or at Closing.

9.2	Vendors Closing Conditions

The Vendors’ obligation to close the Transaction is subject to the satisfaction of each of the following conditions (the “Vendors Closing Conditions”) at or prior to Closing:

(a)	Fenix’s representations and warranties in Article 5 were true and correct as of the date of this Agreement and are true and correct on the Closing Date as if made at and as of Closing;

(b)	Purchaser’s representations and warranties in Article 6 were true and correct as of the date of this Agreement and are true and correct on the Closing Date as if made at and as of Closing;

(c)	Each of Purchaser and Fenix has executed and delivered all of the documents and instruments that it is required to execute and deliver or enter into prior to or at Closing, and has performed, complied with or satisfied in all material respects all of the other obligations, agreements and conditions under this Agreement that it is required to perform, comply with or satisfy prior to or at Closing;

(d)	no Suit has been initiated or threatened since the date of this Agreement that challenges or seeks damages or other relief in connection with the Transaction or that could seeks to prevent the Transaction;

(e)	the Registration Statement has been declared effective;

(f)	closing of the other combination agreements and closing of the IPO have both taken place concurrently with the closing of this Agreement; and

(g)	the IPO Price is $8.00 or higher.

The Vendors may waive any condition specified in this Section 9.2 by a written waiver delivered to the Purchaser at any time prior to or at Closing.

ARTICLE 10

TERMINATION

10.1	Termination

(a)	This Agreement may be terminated by Purchaser or Fenix, upon written Notice to the Vendors, if prior to or at Closing:

(1)	the Vendors Default in the performance of any of their material obligations under this Agreement and the Default is not cured within ten Business Days after Purchaser or Fenix gives written Notice of the Default to the Vendors; or

(2)	any Purchaser Closing Condition is not satisfied as of the Outside Date (as defined below), or satisfaction of any Purchaser Closing Condition is or becomes impossible (other than as a result of Purchaser’s or Fenix’s breach of or failure to perform its obligations under this Agreement), and Purchaser or Fenix does not waive satisfaction of the condition; or

(3)

Closing has not occurred by December 15, 2014 (the “Outside Date”) (other than as a result of Purchaser’s or Fenix’s breach of or failure to perform its obligations under this Agreement); provided, however, that if the sole reason that Closing has not occurred by December 15, 2014 is that the financial information included in Fenix’s Registration Statement is required to be updated (gone “stale”) in accordance with SEC rules, March 15, 2015 will be substituted for December 15, 2014 as the Outside Date.

(b)	This Agreement may be terminated by the Vendors, upon written Notice to Purchaser and Fenix, if prior to or at Closing:

(1)	Purchaser or Fenix Defaults in the performance of any of its material obligations under this Agreement and the Default is not cured within ten Business Days after the Vendors give written Notice of the Default to Purchaser and Fenix;

(2)	any Vendor Closing Condition is not satisfied as of the Outside Date (as defined below), or satisfaction of any Vendor Closing Condition is or becomes impossible (other than as a result of the Vendors’ breach of or failure to perform their obligations under this Agreement) and the Vendors do not waive satisfaction of the condition; or

(3)	Closing has not occurred by the Outside Date (other than as a result of the Vendors’ breach of or failure to perform their obligations under this Agreement); provided, however, that if the sole reason that Closing has not occurred by December 15, 2014 is that the financial information included in Fenix’s Registration Statement is required to be updated (gone “stale”) in accordance with SEC rules, March 15, 2015 will be substituted for December 15, 2014 as the Outside Date.

(c)	This Agreement may be terminated by the written agreement of the Parties.

10.2	Effect of Termination

If this Agreement is terminated, this Agreement shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or shareholders except, in the case of termination because of a material default or material breach of a representation, warranty or covenant resulting from the wilful fault or gross negligence of the non-terminating party, the aggrieved party or parties may recover from the defaulting party the amount of expenses incurred by such aggrieved party or parties in connection with this Agreement and the transactions contemplated hereby. If this Agreement shall be terminated, each party will (i) redeliver all documents, work papers and other materials of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, to the party furnishing same, and (ii) destroy all documents, work papers and other materials developed by its accountants, agents and employees in connection with the transactions contemplated hereby which embody proprietary information or trade secrets furnished by any party hereto. Notwithstanding the termination of this Agreement pursuant to Section 10.1, the Parties’ confidentiality obligations under Section 7.4 shall survive termination and continue indefinitely.

ARTICLE 11

INDEMNIFICATION

11.1	Indemnification of Purchaser and Fenix

(a)	Subject to Sections 11.3 and 11.4, the Vendors jointly and severally agree to indemnify Purchaser and Fenix against and hold Purchaser and Fenix harmless from:

(1)	any Indemnifiable Loss that Purchaser or Fenix suffers or incurs that is caused by, arises out of or relates to any inaccuracy in or breach of any representation and warranty by the Vendors in Article 4 or in the certificate delivered at Closing pursuant to Section 2.8(i)(i);

(2)	any Indemnifiable Loss that Purchaser or Fenix suffers or incurs that is caused by, arises out of or relates to the Vendor’s breach of or failure to perform any of their obligations under Article 8 in any material respect; or

(3)	any Excluded Goldy Metals Liabilities, any Excluded Goldy Ottawa Liabilities or any Excluded EOL Liabilities.

(b)	The Purchaser waives compliance by the Standard Company Vendors with the provisions of the Bulk Sales Act (Ontario) and the Standard Company Vendors hereby indemnify and save harmless the Purchaser in respect of any and all Indemnifiable Loss as a direct result of that non-compliance.

(c)	The benefit of the indemnification obligations of the Vendors under this Section 11.1 shall extend to the respective officers, directors, employees and agents of Purchaser or Fenix and its affiliates.

11.2	Indemnification of the Vendors

(a)	Subject to Section 11.4, Purchaser and Fenix agrees to indemnify the Vendors against and hold each of them harmless from:

(1)	any Indemnifiable Loss that the Vendors may suffer or incur that is caused by, arises out of or relates to any inaccuracy in or breach of any representation and warranty by Fenix in Article 5 or Purchaser in Article 6 or in the certificate delivered at Closing pursuant to Section 2.8(k); or

(2)	any Indemnifiable Loss that the Vendors may suffer or incur that is caused by, arises out of or relates to Purchaser’s Fenix’s breach of or failure to perform any of its obligations under Article 8 in any material respect.

(b)	The benefit of Purchaser’s and Fenix’s indemnification obligation under this Section 11.2 shall extend to the heirs and legal representatives of the Vendors.

11.3	Threshold and Cap

(a)	In respect of Purchaser’s or Fenix’s assertion of an Indemnification Claim under Section 11.1(a)(1), Purchaser and Fenix shall not be entitled to indemnification until the aggregate amount for which indemnification is sought exceeds 1.0% of: (i) in the case of the acquisition of the Goldy Metals Assets, the aggregate Purchase Price paid pursuant to Section 2.1(5)(a); (ii) in the case of the acquisition of the Goldy Ottawa Assets, the aggregate Purchase Price paid pursuant to Section 2.1(5)(b); (iii) in the case of the acquisition of the EOL Assets, the aggregate Purchase Price paid pursuant to Section 2.1(5)(c) and (iv) in the case of the acquisition of the shares of Newco, the aggregate Purchase Price paid pursuant to Section 2.1(5)(d). If this threshold is reached, Purchaser or Fenix may assert an Indemnification Claim for the full amount of the Claim in excess of the threshold and may assert any subsequent Indemnification Claim under Section 11.1(a)(1) without regard to any threshold. No threshold shall apply, however, in the case of any Indemnifiable Loss caused by, arising out of or relating to any fraud or intentional misrepresentation.

(b)	No threshold shall apply to Purchaser’s or Fenix’s assertion of an Indemnification Claim under Section 11.1(a)(2) or Section 11.1(a)(3) or to the Vendors’ assertion of an Indemnification Claim under Sections 11.2(a)(1) or 11.2(a)(2).

(c)	In no event shall the aggregate Liability of the Vendors in respect of Indemnification Claims under Sections 11.1(a)(1) and 11.1(a)(2) exceed 40% of: (i) in the case of the acquisition of the Goldy Metals Assets, the aggregate Purchase Price paid pursuant to Section 2.1(5)(a); (ii) in the case of the acquisition of the Goldy Ottawa Assets, the aggregate Purchase Price paid pursuant to Section 2.1(5)(b); (iii) in the case of the acquisition of the EOL Assets, the aggregate Purchase Price paid pursuant to Section 2.1(5)(c) and (iv) in the case of the acquisition of the shares of Newco, the aggregate Purchase Price paid pursuant to Section 2.1(5)(d); provided, however, that no cap shall apply in the case of any Indemnifiable Loss caused by, arising out of or relating to any fraud or intentional misrepresentation.

11.4	Survival

(a)	An Indemnification Claim under Sections 11.1(a)(1) to 11.1(a)(3) may be asserted at any time prior to the second anniversary of the Closing Date, with the exception that:

(1)	an Indemnification Claim under Section 11.2(a)(1) in respect of any inaccuracy in or breach of any of the representations and warranties in Sections 4.16 (“Taxes”) and 4.23 (“Environmental Matters”) may be asserted at any time prior to the third anniversary of the Closing Date; and

(2)	an Indemnification Claim under Section 11.1(a)(1) in respect of any inaccuracy in or breach of any of the representations and warranties in

Sections 4.1 (“Ownership and Authorization”) and 4.8 (“Title to Assets”) or an Indemnification Claim under Section 11.1(a)(3) may be asserted at any time without limit.

11.5	Notice of Indemnification Claim

(a)	The Indemnified Party may assert an Indemnification Claim by giving written Notice of the Indemnification Claim to the Indemnifying Party. The Indemnified Party’s Notice shall provide reasonable detail of the facts giving rise to the Indemnification Claim and a statement of the Indemnified Party’s Indemnifiable Loss or an estimate of the Indemnifiable Loss that the Indemnified Party reasonably anticipates that it will suffer. The Indemnified Party may amend or supplement its Indemnification Claim at any time, and more than once, by written Notice to the Indemnifying Party.

(b)	If or to the extent that the Indemnification Claim is not in respect of a Third Party Suit, Section 11.6 shall apply. If or to the extent that the Indemnification Claim is in respect of a Third Party Suit, Section 11.7 shall apply.

11.6	Resolution of Claims

(a)	If the Indemnifying Party does not object to an Indemnification Claim during the 30-day period following receipt of the Indemnified Party’s Notice of its Indemnification Claim, the Indemnified Party’s Indemnification Claim shall be considered undisputed, and the Indemnified Party shall be entitled to recover the actual amount of its Indemnifiable Loss from the Indemnifying Party, subject, in the case of an Indemnification Claim by Fenix, to the threshold, if any, in Section 11.3(a).

(b)	If the Indemnifying Party gives written Notice to the Indemnified Party within the 30-day objection period that the Indemnifying Party objects to the Indemnified Party’s Indemnification Claim, the Indemnifying Party and the Indemnified Party shall attempt in good faith to resolve their differences during the 30-day period following the Indemnified Party’s receipt of the Indemnifying Party’s Notice of its objection. If they fail to resolve their disagreement during this 30-day period, either of them may unilaterally submit the disputed Indemnification Claim for binding arbitration before the American Arbitration Association in Buffalo, New York in accordance with its rules for commercial arbitration in effect at the time. The award of the arbitrator or panel of arbitrators may include attorneys’ fees to the prevailing party. The prevailing Party may enforce the award of the arbitrator or panel of arbitrators in any court of competent jurisdiction.

11.7	Third Party Suits

(a)

Fenix or Purchaser shall promptly give written Notice to the Vendors of any Third Party Suit, which may be given by written Notice of an Indemnification Claim in respect of the Third Party Suit. Purchaser’s or Fenix’s failure or delay in giving this Notice shall not relieve the Vendors from their indemnification obligation under this Article 11 in respect of the Third Party Suit, except to the extent that the Vendors suffer or incur a loss or are prejudiced by reason of Purchaser’s or Fenix’s failure or delay.

(b)	Purchaser shall control the defence of any Third Party Suit. The Vendors shall be entitled to copies of all pleadings and, at their expense, may participate in, but not control, the defense and employ their own counsel. The Vendors shall in any event reasonably cooperate in the defense of the Third Party Suit.

(c)	Purchaser’s settlement of a Third Party Suit shall also be binding on the Vendors, in the same manner as if a final judgment in the amount of the settlement had been entered by a court of competent jurisdiction, if, as part of the settlement, the Vendors receive a binding release providing that any liability of the Vendors in respect of the Third Party Suit is being satisfied as part of the settlement. Purchaser shall give the Vendors at least 30 days’ prior written Notice of any proposed settlement, and during this 30-day period the Vendors may reject the proposed settlement and instead assume the defense of the Third Party Suit if:

(1)	the Third Party Suit seeks only money damages and does not seek injunctive or other equitable relief against Purchaser and/or Fenix;

(2)	the Vendors unconditionally acknowledge in writing to Purchaser and Fenix that the Vendors are obligated to indemnify Purchaser and Fenix in full in respect of the Third Party Suit (except for any matters that are not subject to indemnification under this Agreement);

(3)	the counsel chosen by the Vendors to defend the Third Party Suit is reasonably satisfactory to Purchaser and Fenix;

(4)	the Vendors furnish Purchaser and Fenix with security reasonably satisfactory to Purchaser and Fenix to assure that the Vendors have the financial resources to defend the Third Party Suit and to satisfy their indemnification obligation in respect of the Third Party Suit;

(5)	the Vendors actively and diligently defend the Third Party Suit; and

(6)	the Vendors consult with Purchaser and/or Fenix regarding the Third Party Suit at either Purchaser’s or Fenix’s reasonable request.

If the Vendors assume the defence of the Third Party Suit, Purchaser and Fenix shall be entitled to copies of all pleadings and, at its expense, may participate in, but not control, the defence and employ its own counsel.

(d)	The Vendors may settle a Third Party Suit in which, pursuant to Section 11.7(c), the Vendors control the defense only if the following conditions are satisfied:

(1)	the terms of settlement do not require any admission by the Vendors, Purchaser or Fenix, in respect of any matters subject to indemnification under this Article 11, that in Purchaser’s reasonable judgment would have an adverse effect on Purchaser or Fenix; and

(2)	as part of the settlement, Purchaser and Fenix receive a binding release providing that any liability of Purchaser and Fenix in respect of the Third Party Suit is being satisfied as part of the settlement.

(e)	Purchaser’s or Fenix’s failure to defend a Third Party Suit shall not relieve the Vendors of their indemnification obligation under this Article 11 if Purchaser or Fenix gives the Vendors at least 30 days’ prior written Notice of Purchaser’s and Fenix’s intention not to defend the Third Party Suit and affords the Vendors the opportunity to assume the defense without having to satisfy the conditions in Section 11.7(c) for assuming the defense.

11.8	Remedies

If Closing occurs, each Party’s sole and exclusive remedy for all claims and causes of action against the other Party, including those relating to any inaccuracy in or breach of any representation and warranty in this Agreement, shall be indemnification as provided in and limited by this Article 11. The provisions of this Section 11.8 shall not apply, however, (i) in the case of fraud or intentional misrepresentation on the part of the Vendors, Purchaser or Fenix, or (ii) to the enforcement of any of the agreements described in Section 2.6.

11.9	Specific Performance

The Parties agree that irreparable damage would occur in the event that, prior to Closing, any of the provisions of this Agreement are not performed in accordance with their terms or are otherwise breached. The Parties accordingly agree that, in addition to any other remedies available at law or in equity, prior to Closing the Parties shall be entitled to a temporary restraining order and a preliminary and permanent injunction, without the necessity of proving actual damages or posting any bond or security, to prevent a breach of this Agreement and to enforce specifically the provisions of this Agreement.

ARTICLE 12

MISCELLANEOUS

12.1	Expenses

Each Party shall pay its own expenses in connection with the negotiation and preparation of this Agreement and the closing of the Transaction. In the event of termination of this Agreement prior to Closing pursuant to Section 10.1, each Party’s obligation to pay its own expenses shall be subject to any right of recovery as a result of a Default under this Agreement by the other Party.

12.2	Schedules

Nothing in any Schedule to Article 4 shall be considered adequate to constitute an exception to the related representation and warranty in Article 4 unless the Schedule describes the relevant facts in reasonable detail. Any exception in a Schedule to Article 4 shall be considered an exception to any other representation and warranty in Article 4 to which the exception relates if it is reasonably apparent on its face that the exception in question relates to such other representation and warranty.

12.3	Parties’ Review

Any Knowledge acquired by a Party (or that should have been or could have been acquired) as a result of any due diligence or other review or investigation in connection with the negotiation and execution of this Agreement and the closing of the Transaction shall not limit that Party’s right to rely on the other Party’s representations and warranties in this Agreement or circumscribe that Party’s entitlement to indemnification under this Agreement.

12.4	Publicity

Any public announcement or similar publicity regarding this Agreement or the Transaction shall be issued only as, when and in the manner and form that Fenix determines. Fenix will use commercially reasonable efforts to notify the Shareholders, acting on behalf of all Vendors, of any impending public announcement or similar publicity.

12.5	Notices

(a)	All Notices by a Party under this Agreement shall be in writing and sent by certified or registered mail, overnight messenger service, facsimile or personal delivery, as follows:

(1)	if to the Shareholders or any Standard Company, to or in care of:

Mr. David A Gold

134 Napa Hill Court

Thornhill, ON

L4J 8T1

Mr. Ken Gold

31 Ava Crescent,

Richmond Hill, ON

L4B 2X3

with a required copy to:

Cummings Cooper Schusheim Berliner

Barristers and Solicitors

4100 Yonge Street, Suite 408

Toronto, ON

M2P 2B5

Fax: (416) 512-9501

Attention: Howard Cooper

(2)	if to Fenix or the Purchaser, to:

Fenix Parts, Inc.

12901 SW 132nd Ave

Miami FL

33186

Fax: (305) 391-1623

Attention:	Mr. Kent Robertson
Chief Executive Officer

with a required copy to:

Johnson and Colmar

2201 Waukegan Road, Suite 260

Bannockburn, Illinois 60015

Fax: (312) 922-1980

Attention: Mr. Craig P. Colmar

(b)	A Notice sent by certified or registered mail shall be considered to have been given three Business Days after being deposited in the mail. A Notice sent by overnight courier service, facsimile or personal delivery shall be considered to have been given when actually received by the intended recipient. A Party may change its address for purposes of this Agreement by Notice in accordance with this Section 12.5.

12.6	Performance by the Standard Companies

As all of the shareholders of each Standard Company, the Shareholders shall cause each Standard Company to execute and deliver all of the documents and instruments that it is required to execute and deliver or enter into prior to or at Closing, and to perform, comply with and satisfy all of the other obligations, agreements and conditions under this Agreement that it is required to perform, comply with and satisfy at or prior to Closing.

12.7	Further Assurances

The Parties agree to (i) furnish to one another other such further information, (ii) execute and deliver to one another such further documents and (iii) do such other acts and things, that either Party reasonably requests for the purpose of carrying out the intent of this Agreement and the documents and instruments referred to in this Agreement.

12.8	Waiver

The failure or any delay by any Party in exercising any right under this Agreement or any document referred to in this Agreement shall not operate as a waiver of that right, and no single or partial exercise of any right shall preclude any other or further exercise of that right or the exercise of any other right. All waivers shall be in writing and signed by the Party to be charged with the waiver, and no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given.

12.9	Entire Agreement

This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (together with (i) Annex I and the Exhibits, (ii) the Schedules, and (iii) the Parties’ Closing Documents) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement signed by the Party to be charged with the amendment.

12.10	Assignment

No Party may assign any of its rights under this Agreement without the prior written consent of the other Party.

12.11	No Third Party Beneficiaries

Nothing in this Agreement shall be considered to give any Person other than the Parties any legal or equitable right, claim or remedy under or in respect of this Agreement or any provision of this Agreement. This Agreement and all of its provisions are for the sole and exclusive benefit of the Parties and their respective successors, permitted assigns, heirs and legal representatives.

12.12	Construction

(a)	All references in this Agreement to “Section” or “Sections” refer to the corresponding section or sections of this Agreement.

(b)	All words used in this Agreement shall be construed to be of the appropriate gender or number as the context requires.

(c)	Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

(d)	All references to dollar amounts or “$” herein are to U.S. dollars.

(e)	The captions of articles and sections of this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

12.13	Severability

The invalidity or unenforceability of any term or provision, or part of any term or provision, of this Agreement shall not affect the validity and enforceability of the other terms and provisions of this Agreement, and this Agreement shall be construed in all respects as if the invalid or unenforceable term or provision, or part, had been omitted.

12.14	Counterparts

This Agreement may be signed in any number of counterparts (including by facsimile or portable document format (pdf)), all of which together shall constitute one and the same instrument.

12.15	Governing Law

This Agreement and any dispute arising from or in relation to this Agreement are governed by, and interpreted and enforced in accordance with, the law of the Province of Ontario and the laws of Canada applicable in that province, excluding the choice of law rules of that province.

12.16	Binding Effect

This Agreement shall apply to, be binding in all respects upon and inure to the benefit of Parties and their respective heirs, legal representatives, successors and permitted assigns.

[Signature page follows]

In witness, the Parties have executed this Agreement.

FENIX PARTS, INC.

By:

	Name:	Kent Robertson
	Title:	Chief Executive Officer

FINEX PARTS CANADA, INC.

By:

	Name:	Kent Robertson
	Title:	Chief Executive Officer

DAVID A. GOLD

KENNETH L. GOLD

GOLDY METALS INCORPORATED, END OF LIFE VEHICLES INC., GOLDY METALS (OTTAWA) INCORPORATED and 2434861 ONTARIO INC.

By:

	Name:	KENNETH L. GOLD
	Title:	PRESIDENT GOLDY METALS INCORPORATED

Signature page to Combination Agreement

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ANNEX I - DEFINITIONS

“Accounts Receivable” means all billed accounts receivable and other rights to payment from the Company’s customers.

“Agreement” is defined in the preamble of this Agreement.

“Assumed EOL Liabilities” is defined in Section 2.1(3)(c).

“Assumed Goldy Metals Liabilities” is defined in Section 2.1(1)(c).

“Assumed Goldy Ottawa Liabilities” is defined in Section 2.1(2)(c).

“Average Ottawa SUA Price” is defined in Section 2.3.

“Average Toronto SUA Price” is defined in Section 2.3.

“Books and Records” means books, records, ledgers, files, documents, correspondence, lists, reports, creative materials, advertising and promotional materials and other printed or written materials.

“Business” is defined in Paragraph A of the “Background” section of this Agreement.

“Business Day” means any day other than a Saturday, Sunday or federal legal holiday.

“Cleanup Liability” means any liability under any Environmental Law to undertake any corrective action, including any investigation, cleanup, removal, containment or other remedial response, action or activity prescribed under any Environmental Law.

“Closing” and “Closing Date” are defined in Article 3.

“Closing Date Account Receivables” is defined in Section 2.5(a).

“Closing Date Indebtedness” is defined in Section 2.2.

“Closing Documents” means, in respect of a Party, the documents, instruments and agreements that the Party is required to deliver or enter into at Closing pursuant to the terms of this Agreement.

“Combining Companies” is defined in Paragraph A of the “Background” section of this Agreement.

“Consent” means any approval, consent, ratification, waiver or other authorization.

“Consideration” is defined in Paragraph A of the “Background” section of this Agreement.

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“Consolidated Standard Group” means collectively, Goldy Metals, Goldy Ottawa and Standard Auto Wreckers, Inc. on a consolidated basis.

“Contract” means any written contract, agreement, obligation, promise or undertaking.

“Copyrights” means all copyrights and copyrightable works (other than literary works).

“Cornwall Facility” means the Facility at 4345 Northfield Road, South Stormont (Cornwall), Ontario.

“Default” means, in respect of a Contract, a breach or violation of or default under the Contract, or the occurrence of an event that with Notice or the passage of time or both would constitute a breach, violation or default or permit termination, modification or acceleration of the Contract.

“EBITDA” means earnings before interest, taxes, depreciation and amortization.

“Employee Benefit Plan” means deferred compensation, bonus, incentive or other compensation, share option or purchase, severance, termination pay, hospitalization or other medical benefit, life or other insurance, vision, dental, drug, sick leave, disability, salary continuation, vacation, supplemental unemployment benefits, profit sharing, mortgage assistance, employee loan, discount, assistance or counselling, pension or supplemental pension, retirement compensation, group registered retirement savings, deferred profit sharing, employee profit sharing, savings, retirement or supplemental retirement, and any other plan, program or arrangement, whether funded or unfunded, formal or informal, written or unwritten, including all policies with respect to holidays, sick leave, expense reimbursement, automobile allowances and rights to company-provided automobiles, that is maintained, contributed to, or required to be maintained or contributed to, by any Standard Company, or to which any Standard Company is a party, or bound by, or under which the Standard Company has any Liability, for the benefit of the Standard Company’s current and former directors, officers, shareholders, consultants, independent contractors or employees and their respective beneficiaries and dependents, other than statutory benefit plans which the Standard Company is required to participate in or comply with, including the Canada Pension Plans and plans administered pursuant to applicable health tax, workplace safety insurance and employment insurance legislation.

“Employment Obligations” includes any amount or Liability which a person is or may become obligated to pay to the Transferred Employees or the Remaining Employees, as the case may be, in respect of any amount payable in respect of employment or the termination thereof.

“Environmental Law” means any Law or Order relating to public health and safety, pollution or the protection of the environment, including the Environmental Protection Act (Ontario) and any other Law or Order relating to or imposing liability or standards of conduct, published guideline or policy for the use, handling, generation, manufacturing, distribution, production, importing, management, labeling, testing, processing, refinement, collection, Release, storage, transfer, transportation, treatment, disposal, clean-up or Release of Hazardous Materials.

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“Environmental Liability” means any Cleanup Liability and any other liability of any type under any Environmental Law or Occupational Safety and Health Law.

“Environmental Permit” means a Permit required under any Environmental Law to conduct the Business.

“EOL” means End of Life Vehicles Inc.

“EOL Assets” is defined in Section 2.1(3)(a).

“Equipment” means machinery, equipment, spare parts, furniture, fixtures and other items of tangible personal property of any type or kind used, held for use or useful in the conduct of the Business, (but not including any Inventory or Trucks and IT Equipment).

“Equipment Lease” means a Contract for the lease of Equipment or for the purchase of Equipment under a conditional sales or title retention agreement.

“Escrow Agent” is defined in Section 2.7(a).

“Escrow Agreement” is defined in Section 2.7(a).

“Estimated Working Capital Statement” is defined in Section 2.4(a).

“Exchangeable Shares” is defined in Section 2.1(5)(a).

“Excluded EOL Assets” is defined in Section 2.1(3)(b).

“Excluded EOL Liabilities” is defined in Section 2.1(3)(d).

“Excluded Goldy Metals Assets” is defined in Section 2.1(1)(b).

“Excluded Goldy Metals Liabilities” is defined in Section 2.1(1)(d).

“Excluded Goldy Ottawa Assets” is defined in Section 2.1(2)(b).

“Excluded Goldy Ottawa Liabilities” is defined in Section 2.1(2)(d).

“Excess Ottawa SUAs” is defined in Section 2.3.

“Excess Toronto SUAs” is defined in Section 2.3.

“Facility” means any office, yard or other facility or site that the Company currently owns or leases, or that it formerly owned or leased, in the conduct of the Business.

“Facility Leases” means the leases of the Cornwall, Niagara, Ottawa and Toronto Facilities by Standard Companies.

“Fenix” means Fenix Parts, Inc., a Delaware corporation.

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“Fenix Stock” is defined in Paragraph B of the “Background” section of this Agreement.

“Final Report” is defined in Section 2.7(c)(1).

“Final Working Capital Statement” is defined in Section 2.4(c)(1).

“Financial Statements” means the Standard Companies’ combined financial statements for the three years ended December 31, 2013.

“GAAP” means U.S. generally accepted accounting principles.

“Goldy Metal Assets” is defined in Section 2.1(1)(a).

“Goldy Metals” means Goldy Metals Incorporated.

“Goldy Ottawa” means Goldy Metals (Ottawa) Incorporated.

“Goldy Ottawa Assets” is defined in Section 2.1(2)(a).

“Governmental Authority” means (x) any federal, state, provincial, local, municipal, foreign or other government and (y) any governmental or quasi-governmental body of any kind, including any administrative or regulatory agency, department, branch, commission, court, tribunal, board or other entity.

“Hazardous Activity” means the use, handling, generation, manufacturing, production, distribution, importing, management, labeling, testing, processing, refinement, collection, storage, transfer, transportation, treatment, disposal, clean-up or Release of Hazardous Materials.

“Hazardous Materials” means any waste or other substance of any kind that is listed, defined, designated, classified or regulated under any Environmental Law as hazardous, radioactive or toxic or as a pollutant or contaminant.

“Indebtedness” means, in respect of any Standard Company and without duplication: (i) its obligations for borrowed money or in respect of loans or advances; (ii) its obligations evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) its obligations in respect of letters of credit issued for its account; (iv) its capital lease obligations; (v) its guaranties of another Person’s payment obligations; and (vi) all fees, accrued and unpaid interest, premiums or penalties related to any of the matters described in the preceding clauses.

“Indemnifiable Loss” means any actual loss, Liability, damage, cost or expense, including reasonable attorneys’ fees and costs of litigation.

“Indemnification Claim” means a written claim or demand for indemnification under Sections 11.1 or 11.2.

“Indemnified Party” means Purchaser or Fenix, in respect of an Indemnification Claim under Section 11.1, or the Vendors, in respect of an Indemnification Claim under Section 11.2, as the case may be.

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“Indemnifying Party” means the Shareholders, in respect of an Indemnification Claim under Section 11.1, or Fenix, in respect of an Indemnification Claim under Section 11.2, as the case may be.

“Intellectual Property” means Patents, Marks, Copyrights and Software.

“Interim Balance Sheet” means the Standard Companies’ combined unaudited balance sheet as of June 30, 2014 included in the Interim Financial Statements.

“Interim Financial Statements means the Standard Companies’ combined unaudited financial statements for the six months ended June 30, 2014.

“Inventory” means inventories of materials, supplies and parts used in the conduct of the Business, excluding SUAs from the Toronto and Ottawa Facilities.

“IPO” is defined in Paragraph B of the “Background” section of this Agreement.

“IPO Price” means the price to the public reflected in the prospectus of Fenix relating to the IPO that is first filed with the SEC pursuant to Rule 424(b) under the Securities Act.

“IT Equipment” means computer hardware, software, servers and ancillary equipment, telephones and other telecommunications products, office products such as photocopiers and fax machines, or other technology or equipment that is used in the creation, conversion, or duplication of data or information.

“Knowledge” means the actual awareness of a particular fact or other specified matter.

“Law” means any law, ordinance, code, regulation, by-law, decision, restriction, or rule of any Governmental Authority or any principle or rule of common law.

“Leased Facility” means the Facility leased under a Facility Lease.

“Liability” means any liability or obligation, whether known or unknown, absolute or contingent, liquidated or unliquidated, or due or to become due.

“Licensed Intellectual Property” is defined in Section 4.14(a)(2).

“Lien” means any security interest, judgment or other lien, mortgage, trust deed, claim, equitable interest, option, pledge, right of first refusal or other encumbrance or restriction of any kind.

“Marks” means trademarks, service marks, trade names, assumed names, brand names and logotypes.

“Notice” means any notice, demand, charge, complaint or other communication from any Person.

“Occupational Safety and Health Law” means any Law or Order relating to worker health and safety.

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“Order” means any order, judgment, decree, ruling, consent decree, settlement agreement, stipulation, injunction or subpoena entered or issued by any court, Governmental Authority or arbitrator.

“Ordinary Course of Business” means, in respect of any Standard Company, an action taken by it that (i) is consistent with its past practices and is taken in the ordinary course of the normal day-to-day operations and (ii) is not required by applicable Law or its Organizational Documents to be authorized by its board of directors.

“Organizational Documents” means: (i) the certificate or articles of incorporation and by-laws of a corporation; (ii) the articles of organization or certificate of formation and operating agreement of a limited liability company; (iii) the trust agreement establishing an inter vivos trust or the will establishing a testamentary trust; and (iv) the charter or similar document adopted or filed in connection with the creation, formation or organization of any other type of entity. Any reference in this Agreement to a Person’s Organizational Documents means each of those documents as amended to date.

“Ottawa Facility” means the Facility at 5402 Old Richmond Road, Ottawa, Ontario.

“Party” means any one of Purchaser, Fenix, the Shareholders and the Standard Companies, and “Parties” means, as the context requires, any two or more of them or Purchaser and Fenix on the one hand and the Vendors or the Shareholders and the Standard Companies on the other.

“Patents” means patents, patent applications and patent disclosures and related reissuances, continuations, continuations-in-part, revisions, extensions and re-examinations.

“Permit” means any approval, consent, license, permit, registration, certificate, confirmation or other authorization issued, granted or otherwise made available by any Governmental Authority.

“Permitted Lien” means any Lien for Taxes that are not yet due and payable or any carrier’s, warehouseman’s, mechanic’s, materialman’s, repairman’s, landlord’s, lessor’s or similar statutory Lien incidental to the Ordinary Course of Business.

“Person” means any individual, corporation, limited liability company, joint venture, association, organization, estate, trust or other entity or any Governmental Authority.

“Post-Closing Measurement Period” is defined in Section 2.7(c).

“Pre-Closing Capital Expenditures” is defined in Section 2.6.

“Proposed Final Working Capital Statement” and “Proposed Statement” are defined in Section 2.3(a).

“Proposed Report” is defined in Section 2.7(c).

“Proprietary Intellectual Property” is defined in Section 4.14(a)(1).

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“Purchase Price” means the collective consideration being paid to the Vendors pursuant to Section 2.1(5).

“Purchased Assets” means, collectively, the Goldy Metal Assets, the Goldy Ottawa Assets and EOL.

“Purchased Business” is in defined in Paragraph A of the “Background” section of this Agreement.

“Purchaser Closing Conditions” is defined in Section 9.1.

“Registration Statement” is defined in Paragraph D of the “Background” section of this Agreement.

“Related Party” means, in respect of any Standard Company, any Person (i) in which the Shareholders, or a family member of the Shareholders by blood, marriage or adoption, has a direct or indirect proprietary or other financial interest or (ii) for which the Shareholders, or a family member of the Shareholders by blood, marriage or adoption, is serving as an officer, director, partner, manager, trustee, consultant or advisor or in any other capacity.

“Release” means a spill, leak, emission, discharge, deposit, dumping or other release into the environment, whether intentional or unintentional.

“Remaining Employees” is defined in Section 7.10(c).

“Schedule” means a schedule to this Agreement.

“Securities Act” is defined in Paragraph D of the “Background” section of this Agreement.

“Selected Post-Closing Revenues” is defined in Section 2.7(c).

“Selected Pre-Closing Revenues” is defined in Section 2.7(b).

“Shares is defined in Section 4.1(a).

“Shareholders” means David A. Gold and Kenneth L. Gold.

“Software” means computer software, including source code, executable code, data, databases and related documentation. The term does not include commercially available off-the-shelf software.

“Standard Auto Environmental Liability” means any Cleanup Liability or any other Liability in respect of, resulting from, related to or otherwise in connection with, the oil spill that occurred on November 19, 2010 at the Toronto facility operated by Goldy Metals as recorded in the EcoLog ERIS Report (Incident No. 1405-8BCMGQ).

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“Standard Company” means any one of Goldy Metals Incorporated, End of Life Vehicles Inc., Goldy Metals (Ottawa) Incorporated and Newco and “Standard Companies” means all of them or any two or more of them, as the context requires.

“Standard Company Vendors” means any one of, or all of, Goldy Metals Incorporated, End of Life Vehicles Inc. and Goldy Metals (Ottawa) Incorporated

“SUAs” is defined in Section 2.3.

“Suit” means any action, suit, proceeding, arbitration, hearing or investigation (whether civil, criminal, administrative or investigative in nature, and whether formal or informal) by, before or in any court, Governmental Authority or arbitrator.

“Target Working Capital” is defined in Section 2.4(b).

“Tax” means any federal, state, provincial, local, municipal or foreign income, gross receipts, capital stock, profits, withholding, social security, unemployment, real property, personal property, stamp, excise, occupation, sales, use, value added, premium, deduction, estimated or other tax (including any related interest, fines, penalties and additions), whether disputed or not. “Taxes” has a corresponding meaning”.

“Tax Return” means any return (including any information return), report, statement, form or other document required to be filed with or submitted to any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax.

“Third Party Suit” means a Suit, demand or claim by a third Person against Fenix or any Standard Company for which Fenix is entitled to indemnification under Section 11.1.

“Threatened” means, in respect of a Suit, that Notice has been given, or another event has occurred or any other circumstance exists, that would lead a prudent individual to conclude that the Suit is likely to be initiated or otherwise pursued in the future.

“Toronto Facility” means the Facility at 1216 Sewell’s Road, Toronto, Ontario.

“Transaction” means the transactions contemplated by this Agreement, including the Parties’ execution, delivery and performance of their respective Closing Documents and the other documents, instruments, agreements and obligations that they are respectively required to execute, deliver and perform pursuant to the terms of this Agreement.

“Transferred Employees” is defined in Section 7.10(a).

“Truck Lease” means a Contract for the lease of a Truck or for the purchase of a Truck under a conditional sales or title retention agreement.

“Trucks” means automobiles, trucks, trailers, tractors and other vehicles and transportation equipment used, held for use or useful in the conduct of the Business.

“Vendor Closing Conditions” is defined in Section 9.2.

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“Vendors” means the Shareholders, and each Standard Company.

“Working Capital” means, in respect of the Purchased Business, an amount equal to the Standard Companies’ combined cash plus Inventory (only to the extent that it is less than 30 days old, the quantity is consistent the six month historical trend, and the value included is the actual vehicle cost less the price of parts previously sold) minus the Company’s current Liabilities, in each case determined in accordance with GAAP.

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EXHIBIT A – INTENTIONALLY DELETED

A

EXHIBIT B – FORM OF ESCROW AGREEMENT

B

Form of Escrow Agreement

This Escrow Agreement (this “Agreement”) is entered into as of             , 2014, by Fenix Parts Canada, Inc., a Canadian corporation (“Fenix” or a “Party”) and Goldy Metals Incorporated, an Ontario corporation, (“Vendor” or “Party”), and CST Trust Company (the “Escrow Agent”).

Background:

A. Fenix Parts, Inc. (“Parent”) has entered into combination agreements for the combination of several companies (the “Combining Companies”) engaged in the business of selling alternative vehicle collision replacement products.

B. This Agreement is being entered into concurrently with the closing of an underwritten initial public offering of Parent’s common stock in connection with which, and as part of a single transaction that includes the IPO, the shareholders or other equity interest holders of each Combining Company have transferred to Parent all of their stock or other equity interests in the Combining Companies.

C. The parties’ execution and delivery of this Agreement is required under Section 2.7 of the Amended and Restated Combination Agreement dated as of November 10, 2014 entered into, inter alia, among Fenix, Parent and the Vendor (the “Combination Agreement”).

D. Capitalized terms used in this Agreement without being defined have the same meanings that they have in the Combination Agreement.

E. The foregoing statements of fact and recitals are made by the parties hereto except the Escrow Agent.

Now, therefore, in consideration of their mutual promises and intending to be legally bound, the Parties and the Escrow Agent agree as follows:

1.	Escrow Deposit

(a) Concurrently with the execution of this Agreement:

(1) Fenix has delivered to the Escrow Agent for deposit into the Escrow a certificate or certificates registered in the Vendor’s name representing the exchangeable preferred shares in the capital of Fenix (together with all dividends, distributions and additional shares delivered pursuant to Paragraph 1(b), the “Escrow Shares”) that Fenix is required to withhold pursuant to Section 2.7(a) of the Combination Agreement;

(2) Fenix has delivered to the Escrow Agent a wire transfer in the amount of cash that Fenix is required to withhold pursuant to Section 2.7(a) of the Combination Agreement (together with earnings, the “Escrow Cash”) to the Escrow Agent’s interest bearing trust account, pursuant to the wiring instructions on the attached Exhibit A. All interest earned on the Escrow Cash shall be payable in accordance with the joint written direction pursuant to section 2(a) hereof;

(3) The Escrow Agent may hold cash balances constituting part or all of the funds in an interest bearing account, and may, but need not, invest same in the deposit department of a Canadian chartered bank and their affiliated companies within the meaning of the Business Corporation Act (Ontario) (“Affiliates”), but the Escrow Agent, its Affiliates or a Canadian chartered bank and its Affiliates shall not be liable to account for any profit to any parties to this Agreement or to any other person or entity other than at a rate, if any, established from time to time by the Escrow Agent, its Affiliates or a Canadian chartered bank and its Affiliates. For purposes of this Agreement, the net rate to be paid is — bps. Rates are subject to change without notice due to market conditions. Interest will be credited to the account in the subsequent month by the fifth business day; and

(4) The Vendor shall have delivered to the Escrow Agent stock powers in respect of the Escrow Shares duly endorsed in blank.

(b) Fenix shall deliver to the Escrow Agent all dividends, distributions and additional exchangeable preferred shares of Fenix or other securities of Fenix that it pays or distributes in respect of or in exchange for any of the Escrow Shares (or any of the additional shares or other securities that it previously delivered to the Escrow Agent pursuant to this Paragraph 1(b)).

(c) As and when requested by the Escrow Agent to carry out the terms of this Escrow Agreement, the Vendor shall deliver to the Escrow Agent, in respect of the Escrow Shares, appropriate additional stock powers or other instruments of transfer duly endorsed in blank. The Escrow Agent shall also take such actions necessary to have Fenix reissue certificates in such amount or amounts of shares as is convenient to make timely distributions under this Agreement.

(d) The Escrow Agent shall hold, pay and distribute the Escrow Shares and Escrow Cash (together, the “Escrow Deposit”) as provided in this Agreement.

2.	Termination of Escrow

The Parties intend that the Escrow Deposit be paid and distributed to the Vendor or to Fenix, or to each of the Parties, as the case may be, promptly, but in no event more than five Business Days, following the determination of the Final Report in accordance with Section 2.7 of the Combination Agreement. The Escrow Agent shall pay and distribute the Escrow Deposit only as follows:

(a) in accordance with a joint written direction of Fenix and the Vendor; or

(b) in accordance with a final nonappealable order, if any, of a court of competent jurisdiction adjudicating the distribution of the Escrow Deposit.

3.	No Liability of Escrow Agent

The Escrow Agent shall not be liable to any Party, or any other person, for any payment that it makes pursuant to Paragraph 2 or for any other action that it may take or decline to take in connection with this Escrow Agreement, except in the case of its own gross negligence or willful misconduct.

The Escrow Agent shall be protected in acting under this Agreement on the basis of any notice or other document that the Escrow Agent reasonably believes to be genuine, including (for example) telecopier and electronic transmissions. The Escrow Agent may consult with counsel in the

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event of any dispute or question regarding its duties or the construction of this Agreement, and shall not incur any liability to any Party, or any other person, for acting in accordance with the advice of counsel.

4.	Refusal To Act

If the Escrow Agent in good faith is in doubt regarding any action that it should take under this Agreement, the Escrow Agent, in its discretion, may decline to take any action while it remains in doubt. In doing so, the Escrow Agent shall not be or become liable in any way to any Party, or any other person, and may continue to decline to take any action until the earlier of being ordered by a court of competent jurisdiction or being directed by the joint written direction of Fenix and the Vendor.

5.	Resignation or Removal

The Escrow Agent may resign as the escrow agent under this Agreement at any time and for any reason by written notice of resignation to the Parties, effective as of the later of the date specified in the notice or 10 Business Days after the Escrow Agent gives its notice.

Fenix and the Vendor may mutually agree to remove the Escrow Agent as the escrow agent under this Agreement at any time and for any reason by written notice of removal, effective as of the date specified in the Notice.

Each of Fenix and the Vendor shall be responsible for one-half of the payment of any fees and expenses owning to the Escrow Agent upon such resignation and removal.

When the Escrow Agent’s resignation or removal becomes effective, the Escrow Agent shall deliver the entire balance of the Escrow Deposit to any successor escrow agent appointed by mutual written agreement of Fenix and the Vendor. When the Escrow Agent has delivered the entire balance of the Escrow Deposit to its successor as escrow agent, the Escrow Agent shall be released from all liability of any kind under this Agreement, except for those actions or inactions that constitute gross negligence or willful misconduct on the part of the Escrow Agent.

6.	Fees and Expenses

The Escrow Agent’s fees for its services under this Agreement are set out in Exhibit B. The Escrow Agent’s fees shall be payable equally by Fenix and the Vendor.

7.	Reliance

The Escrow Agent shall be protected in acting and relying reasonably upon any written notice, direction, instruction, order, certificate, confirmation, request, waiver, consent, receipt, statutory declaration or other paper or document (collectively referred to as “Documents”) furnished to it and signed by any person required to or entitled to execute and deliver to the Escrow Agent any such Documents in connection with this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine.

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8.	Retain Experts

The Escrow Agent may retain legal counsel and advisors as may be reasonably required for the purpose of discharging its duties or determining its rights under this Agreement, and may rely and act upon the advice of such counsel or advisor. Fenix and the Vendor shall pay or reimburse the Escrow Agent for any reasonable fees, expenses and disbursements of such counsel or advisors.

9.	Indemnification

The Parties jointly and severally agree to indemnify the Escrow Agent against and hold the Escrow Agent and it officers, directors, employees and agents harmless from any and all losses, damages, liabilities, claims, penalties, actions, suits, demands, levies, costs and expenses (including reasonable attorneys’ fees) that the Escrow Agent may suffer or incur by reason of its services as the escrow agent under this Agreement (except for losses, damages, liabilities and expenses attributable to the Escrow Agent’s gross negligence or willful misconduct). Notwithstanding any other provision hereof, this indemnity shall survive the removal or resignation of Escrow Agent and the termination of this Agreement.

10.	Express Duties

The Escrow Agent shall have no duties or responsibilities except as expressly provided in this Agreement and shall have no liability or responsibility arising under any other agreement, including any agreement referred to in this Agreement, to which the Escrow Agent is not a party.

11.	Anti-Money Laundering

The Escrow Agent shall have the right not to act and shall not be liable for refusing to act under this Agreement if, due to a lack of information or for any other reason whatsoever, the Escrow Agent it its reasonable judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Should the Escrow Agent, in its reasonable judgment, determine at any time that its acting under this Agreement has resulted in the Escrow Agent being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then the Escrow Agent shall have the right to resign on 10 days’ written notice to the Company, provided (i) that the written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Escrow Agent’s satisfaction within such 10 day period, then such resignation shall not be effective.

12.	Notices

All notices under this Agreement shall be in writing and sent by certified or registered mail, overnight messenger service, facsimile or personal delivery, as follows:

(a)	if to the Vendor, to:

Mr. David A Gold

134 Napa Hill Court

Thornhill, ON

L4J 8T1

Mr. Ken Gold

31 Ava Crescent,

Richmond Hill, ON

L4B 2X3

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with a required copy to:

Cummings Cooper Schusheim Berliner

Barristers and Solicitors

4100 Yonge Street, Suite 408

Toronto, ON

M2P 2B5

Fax: (416) 512-9501

Attention: Howard Cooper

(b)	if to Fenix, to:

c/o Fenix Parts, Inc.

12901 SW 132nd Ave.

Miami, FL 33186

Fax: (305) 397-1623

Attention:	Mr. Kent Robertson
Chief Executive Officer

(c)	if to the Escrow Agent, to:

CST Trust Company

3rd Floor

320 Bay Street

Toronto, ON M5H 4A6

Fax: (888) 249-6189

Attention: Director, Corporate Trust

A notice sent by certified or registered mail shall be considered to have been given three business days after being deposited in the mail. A notice sent by overnight courier service, facsimile or personal delivery shall be considered to have been given when actually received by the intended recipient.

13.	Amendment

This Agreement may be amended only by the written agreement of the Parties and the Escrow Agent.

14.	Counterparts and Delivery

This Agreement may be executed and delivered (including by facsimile transmissions or electronic means) in any number of counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

15.	Governing Law

This Agreement and any dispute arising from or in relation to this Agreement are governed by, and interpreted and enforced in accordance with, the law of the Province of Ontario and the laws of Canada applicable in that province, excluding the choice of law rules of that province.

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16.	Binding Effect

This Agreement shall apply to, be binding in all respects upon and inure to the benefit of Parties and the Escrow Agent and their respective successors.

17.	Assignment

This Agreement may not be assigned by the Escrow Agent, in whole or in part, without the prior written consent of Fenix and the Vendor.

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In witness, the Parties and the Escrow Agent have signed this Agreement.

Fenix Parts Canada, Inc.

By:
Name:
Title:

Goldy Metals Incorporated

By:
Name:
Title:

CST Trust Company, as escrow agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Escrow Agreement]

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EXHIBIT A

WIRE TRANSFER INSTRUCTIONS

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EXHIBIT B

FEE SCHEDULE

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EXHIBIT C- FORM OF DAVID GOLD EMPLOYMENT AGREEMENT

C

Exhibit C

(Standard Companies)

Employment Agreement

(David A. Gold)

This Agreement is entered into as of [•], 2014 (the “Effective Date”) by Fenix Parts Canada, Inc., a Canadian corporation (“Fenix”), and David A. Gold (“Executive”).

Background

A. Fenix Parts, Inc., a Delaware corporation (“Parent”) has entered into combination agreements for the combination of several companies (the “Combining Companies”) engaged in the business of selling alternative vehicle collision replacement products.

B. This Agreement is being entered into concurrently with the closing of an underwritten initial public offering of Parent’s common stock in connection with which, and as part of a single transaction that includes the IPO, the shareholders or other equity interest holders of each Combining Company have transferred to Fenix and/or Parent all of their stock or other equity interests in the Combining Companies.

C. Executive is an executive of Standard Auto Wreckers Inc., a New York corporation, one of the Combining Companies (the “Company”), and/or its Affiliates, and is one of the key employees. He is also a shareholder of one or more of its Affiliates, and as such, a party to the Combination Agreement dated as of November 10, 2014 entered into by Parent; Fenix; Executive; Kenneth L. Gold; and the following corporations (each a “Standard Company” and together the “Standard Companies”): Goldy Metals Incorporated, an Ontario corporation; End of Life Vehicles Inc., an Ontario corporation; Goldy Metals (Ottawa) Incorporated, an Ontario corporation; and 2434861 Ontario Inc., an Ontario corporation (“Newco”) (the “Combination Agreement”).

D. Fenix desires to retain Executive’s services in the management of Fenix’s operations, and Executive desires to provide those services to Fenix, on the terms of this Agreement.

E. The parties’ execution and delivery of this Agreement is required under Section 2.9(b) of the Combination Agreement.

Now, therefore, in consideration of their mutual promises and intending to be legally bound, the parties agree as follows:

1. Definitions

Certain capitalized terms used in this Agreement are defined in the attached Exhibit 1.

2. Employment

Fenix shall employ Executive on a full-time basis as President-Canadian Operations, with such management duties and responsibilities as the board of directors of Fenix or Parent’s president and/or chief executive officer may assign, which shall be of a nature commensurate with Executive’s title. Executive shall not be required to relocate from the Toronto area.

3. Term

The term of this Agreement shall be five years beginning on the Effective Date and ending on the fifth anniversary of the Effective Date (the “Initial Term”). This Agreement shall automatically be renewed for additional one-year terms (each a “Renewal Term”). Notwithstanding the foregoing, this Agreement may be terminated at any time as provided in Paragraph 13 of this Agreement.

4. Base Salary, Bonus Opportunity, Additional Compensation and Expenses

(a) Fenix shall pay Executive a base salary for Executive’s services at the rate of $250,000 per year in accordance with Fenix’s normal biweekly payroll practices. Salary payments to Executive shall be reduced for payroll deductions required by law or authorized by Executive.

(b) Executive shall have the opportunity to participate in Parent’s bonus program for 2014 and future years and earn a cash bonus of 50% (up to 100%) of Executive’s base salary depending on Parent’s attainment of its corporate performance goals related to revenues, gross margins or earnings per share as established by Parent’s board of directors and Executive’s achievement of mutually agreed-on individual performance goals. Fenix shall pay any bonus payable to Executive no later than 45 days after the close of the year for which the bonus is earned.

(c) Fenix shall reimburse Executive in accordance with Fenix policies and procedures for reasonable travel and related expenses incurred in connection with Executive’s performance of his duties pursuant to this Agreement.

5. Stock Options and RSUs

Executive shall be eligible to participate in any stock option plan that Parent may adopt, pursuant to which, in the discretion of Parent’s board of directors (or of the committee of the board administering the plan for executive officers and senior management), Executive may be granted (i) options to purchase shares of Parent’s common stock or (ii) restricted stock units to be settled in shares of Parent’s common stock or cash, or a combination of the two. The parties anticipate that (i) the exercise price of any option granted to Executive would be the closing price of Parent’s common stock on the date of the option grant (the “grant date”) and that (ii) the option would vest over four years, with 25% of the option shares vesting on each of the first four anniversaries of the grant date. The parties anticipate that any award of restricted stock units to Executive would vest in a similar manner.

6. Employee Benefits

Executive shall be entitled to participate in all health care plans and other employee benefits that Fenix may provide to its employees generally (or to Parent’s executive officers and senior management) from time to time, in accordance with the terms of participation of the plans and policies under which those benefits are provided. Notwithstanding anything herein to the contrary, Fenix agrees that: (1) the health care plans and other employee benefits provided to Executive shall, at a minimum, be substantially similar to the health care plans and other employee benefits received by Executive from the Company or its Affiliates prior to the closing of the IPO; and (2) if, at any time, the health care plans and other employee benefits that Fenix provides to its employees generally (or to its executive officers and senior management) are not substantially similar to the health care plans and other employee benefits received by Executive from the Company or its Affiliates prior to the closing of the IPO, Executive shall be entitled to secure such benefits from a third party and be reimbursed by Fenix for any costs or premiums associated with same.

7. Confidentiality Covenant

(a) During Executive’s employment by Fenix and continuing indefinitely following the termination of Executive’s employment, regardless of the reason for or circumstances of Executive’s termination, Executive shall treat all Confidential Information as secret and confidential (Executive’s “Confidentiality Covenant”).

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(b) Executive shall not under any circumstances directly or indirectly (i) disclose any Confidential Information to a third party (except as required in the normal course of Executive’s duties or by a court order or as expressly authorized by Fenix’s board of directors or Parent’s president and chief executive officer) or (ii) use any Confidential Information for Executive’s own account.

(c) All correspondence, files, records, documents, memoranda, reports and other items in whatever form or medium containing or reflecting Confidential Information, whether prepared by Executive or otherwise coming into Executive’s possession, shall remain Fenix’s exclusive property. Upon the termination of Executive’s employment, or at any other time that Fenix requests, Executive shall promptly turn over to Fenix all written or tangible Confidential Information that may be in Executive’s possession or control (including all copies and summaries and notes derived from Confidential Information).

8. Non-Solicitation Covenant

(a) The Executive agrees that during his employment with Fenix and, regardless of the reason for or circumstances of Executive’s termination, for a period of 12 months beginning on the date of termination of Executive’s employment and ending on the first anniversary of that date (the “Covenant Period”), Executive shall not directly or indirectly do any of the following (Executive’s “Non-Solicitation Covenant”):

(1) solicit for a Competing Business any customer or account of Fenix, Parent or their Affiliates that Executive had dealings with or supervisory responsibility for, or had access to Confidential Information relating to, during the 12-month period ending on the date of termination of Executive’s employment; or

(2) solicit for employment or hire away any employee of Fenix, Parent or their Affiliates who was a full-time or part-time employee of Fenix, Parent or their Affiliates at any time during the 12-month period ending on the date of termination of Executive’s employment.

9. Non-Competition Covenant

(a) The Executive agrees that during his employment with Fenix and, regardless of the reason for or circumstances of Executive’s termination, for a period equal to the Covenant Period as defined in Paragraph 8(a) above, the Executive shall not directly or indirectly, engage in, accept employment with, or have a financial or other interest in any Competing Business.

10. Scope of Non-Solicitation and Non-Competition Covenants

(a) Executive’s Non-Solicitation and Non-Competition Covenants shall apply to Executive regardless of the capacity in which Executive is acting, that is, whether as an employee, sole proprietor, partner, joint venturer, limited liability company manager or member, shareholder, director, consultant, adviser, principal, agent, lender, seller, buyer, supplier, vendor or in any other capacity or role.

(b) Executive’s Non-Solicitation and Non-Competition Covenants shall not be violated, however, (i) by reason of Executive’s ownership of less than 3% of the outstanding shares of any publicly-traded corporation or other entity or (ii) if (A) Executive’s services are provided to a subsidiary, division or

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branch of a Competing Business but the subsidiary, division or branch is not itself a Competing Business, or if (B) the services that Executive provides as an employee of or consultant to a Competing Business are not the same or substantially similar in nature to the services that Executive provided to Fenix during the 12-month period ending on the date of termination of Executive’s employment.

11. Enforcement

(a) Executive agrees that Executive’s violation of his Confidentiality Covenant or his Nonsolicitation and Noncompetition Covenant (Executive’s “Covenants”) would cause irreparable harm to Fenix and Parent for which money damages alone would be both difficult to determine and inadequate to compensate Fenix or Parent for its injury. Executive accordingly agrees that if Executive violates either of his Covenants, Fenix or Parent shall be entitled to seek a temporary restraining order and a preliminary and permanent injunction to prevent Executive’s continued violation, without the necessity of proving actual damages or posting any bond or other security.

(b) This right to injunctive relief shall be in addition to any other remedies to which Fenix or Parent may be entitled. If Fenix or Parent prevails in its lawsuit against Executive, Executive shall pay Fenix’s or Parent’s reasonable attorneys’ fees and court costs in prosecuting its lawsuit.

12. Works

Executive acknowledges that all Works conceived of by Executive (either alone or with others) during Executive’s employment by Fenix shall be Fenix’s sole and exclusive property, and Executive hereby irrevocably assigns to Fenix all of Executive’s rights, if any, in respect of any such Works. This assignment shall not apply in respect of any Works for which no equipment, supplies, facilities or Confidential Information of Fenix, Parent or their Affiliates was used and which was developed entirely on Executive’s own time, unless (i) the Works relate to Fenix, Parent or their Affiliate’s business or their actual or demonstrably anticipated research or development or (ii) the Works result from any work performed for Fenix, Parent or their Affiliates by Executive.

13. Termination

(a) This Agreement shall terminate at any time upon the occurrence of any one of the following events:

(1) upon Executive’s resignation as an employee, by notice to Fenix effective as of the date of Executive’s notice or any later date that the notice may specify (which notice may be waived in whole or in part in Fenix’s sole discretion);

(2) upon Fenix’s termination of Executive’s employment for cause, by notice to Executive effective as of the date of the Fenix’s notice; or

(3) upon Executive’s death.

(b) Upon the cessation of Executive’s employment for any reason set out in Paragraph 13(a), Fenix shall pay Executive (or his estate) only Executive’s base salary through his last day of active employment.

(c) Fenix may terminate Executive’s employment and this Agreement without cause, or Executive may resign for Good Reason, at any time prior to the fifth anniversary of the Effective Date, in which case Fenix will provide Executive with the greater of:

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(1) the minimum amount of notice of termination (or pay in lieu thereof), severance pay (if applicable), and benefits continuation prescribed by the Ontario Employment Standards Act, 2000, as amended from time to time (the “ESA”); and

(2) continuation of Executive’s base salary payments through the fifth anniversary of the Effective Date, plus benefits continuation for the minimum period of time prescribed by the ESA.

(d) Fenix may terminate Executive’s employment and this Agreement without cause, or Executive may resign for Good Reason, at any time on or after the fifth anniversary of the Effective Date, in which case Fenix will provide Executive with the greater of:

(1) the minimum amount of notice of termination (or pay in lieu thereof), severance pay (if applicable), and benefits continuation prescribed by the ESA; and

(2) a lump sum payment equal to one month of Executive’s base salary for every completed year of service with any/all of Fenix, Parent or their Affiliates from the commencement of the Initial Term to Executive’s last day of active employment, plus benefits continuation for the minimum period of time prescribed by the ESA;

(e) Any post-employment benefits described in this Paragraph 13 will be subject to the provisions of the applicable plans and policies in place from time to time, and the approval of the respective carriers.

14. Notices

Any notice or demand under this Agreement shall be effective only if it is in writing and is delivered in person or sent by certified or registered mail or overnight courier service. Any notice to Fenix shall be delivered or sent to it at its principal offices, and any notice to Executive shall be sent to him at his home address as shown on Fenix’s payroll records. A party may change his or its address for purposes of this Agreement by giving notice of the change to the other party in accordance with this Paragraph.

15. Assignment

Fenix shall not assign this Agreement without Executive’s consent. To the extent permitted by law, Executive’s rights and benefits under this Agreement shall not be subject to voluntary or involuntary assignment or transfer.

16. Amendment

No amendment of this Agreement shall be effective unless it is in writing, makes specific reference to this Agreement and is signed by both parties.

17. Governing Law

This Agreement and any dispute arising from or in relation to this Agreement are governed by, and interpreted and enforced in accordance with, the law of the Province of Ontario and the laws of Canada applicable in that province, excluding the choice of law rules of that province.

18. Binding Effect.

This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective heirs, legal representatives, successors and assigns. In witness, the parties have signed this Agreement.

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Fenix Parts Canada, Inc.

By
	Name:	David A. Gold
Title:

6

Exhibit 1

Definitions

Affiliate means, in respect of any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

Business means a person, proprietorship, partnership, joint venture, limited liability company, corporation, enterprise or other entity, whether proprietary or not-for-profit in nature.

Competing Business means a Business that engages in the business of selling alternative vehicle collision replacement products from or at any location in a Restricted Area.

Confidential Information means any information relating to Fenix, Parent, their Affiliates or their business (regardless of who prepared the information), including: trade secrets; financial information and financial projections; marketing plans; vendor and customer information; sales and revenue information; product information; and technology and know-how.

The term “Confidential Information” does not include information that: (i) is or becomes generally available to the public other than as a result of a disclosure by Executive in violation of this Agreement; (ii) becomes available to Executive on a non-confidential basis from a source other than Fenix, Parent or their Affiliates (provided, in case (ii), that the source of the information was not known to be bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality in respect of the information); or (iii) is communicated in response to a valid order by a court or other governmental body, as otherwise required by law, or as necessary to establish the rights of Executive under this Agreement or the Combination Agreement, provided however that, if reasonably possible, Executive shall give Fenix written notice of such prior to any disclosure so that Fenix may seek a protective order or other similar remedy.

Good Reason means:

(i)	Fenix’s assignment to Executive of any duties that are a materially adverse alteration in the nature or status of Executive’s initial responsibilities as an employee of Fenix,

(ii)	a reduction in the aggregate of Executive’s base salary and bonus opportunity in any year from that earned in the initial year of the Agreement, or

(iii)	a requirement that Executive work on a regular basis from a location more than 40 kilometers from Executive’s customary principal work locations without his prior written consent.

Person means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or other entity.

Restricted Area means anywhere within a radius of 150 kilometers of any location from or at which Fenix or Parent directly, or indirectly through one or more of their Affiliates, engaged in the business of selling alternative vehicle collision replacement products during the 12-month period ending on the date of termination of Employee’s employment.

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Works means any invention, discovery, concept, idea, work of authorship, method, technique, process, formula or computer program, whether or not patentable, reduced to practice or copyrightable.

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EXHIBIT D – FORM OF KENNETH GOLD EMPLOYMENT AGREEMENT

D

Exhibit D

(Standard Companies)

Employment Agreement

(Kenneth L. Gold)

This Agreement is entered into as of [•], 2014 (the “Effective Date”) by Fenix Parts Canada, Inc., a Canadian corporation (“Fenix”), and Kenneth L. Gold (“Executive”).

Background

A. Fenix Parts, Inc., a Delaware corporation (“Parent”) has entered into combination agreements for the combination of several companies (the “Combining Companies”) engaged in the business of selling alternative vehicle collision replacement products.

B. This Agreement is being entered into concurrently with the closing of an underwritten initial public offering of Parent’s common stock in connection with which, and as part of a single transaction that includes the IPO, the shareholders or other equity interest holders of each Combining Company have transferred to Fenix and/or Parent all of their stock or other equity interests in the Combining Companies.

C. Executive is an executive of, or advisor to, Standard Auto Wreckers Inc., a New York corporation, one of the Combining Companies (the “Company”), and/or its Affiliates. He is also a shareholder of one or more of its Affiliates, and as such, a party to the Combination Agreement dated as of November 10, 2014 entered into by Parent; Fenix; David A. Gold; Executive; and the following corporations (each a “Standard Company” and together the “Standard Companies”): Goldy Metals Incorporated, an Ontario corporation; End of Life Vehicles Inc., an Ontario corporation; Goldy Metals (Ottawa) Incorporated, an Ontario corporation; and 2434861 Ontario Inc., an Ontario corporation (“Newco”) (the “Combination Agreement”).

D. Fenix desires to retain Executive’s services in connection with the operation of Fenix’s business, and Executive desires to provide those services to Fenix, on the terms of this Agreement.

E. The parties’ execution and delivery of this Agreement is required under Section 2.9(c) of the Combination Agreement.

Now, therefore, in consideration of their mutual promises and intending to be legally bound, the parties agree as follows:

1. Definitions

Certain capitalized terms used in this Agreement are defined in the attached Exhibit 1.

2. Employment

Fenix shall employ Executive on a part-time basis, not to exceed 2 hours per week, excluding travel time (if necessary), with such duties and responsibilities as the board of directors of Fenix or Parent’s president and/or chief executive officer may assign. Executive shall not be required to relocate from the Toronto area.

3. Term and Notice of Termination

The term of this Agreement shall be for one year beginning on the Effective Date and ending on the first anniversary of the Effective Date (the “Term”), subject to earlier termination as provided in Paragraph 11 of this Agreement. By delivery of this Agreement to Executive, Fenix hereby provides notice to Executive of the termination of Executive’s employment effective as of the first anniversary of the Effective Date.

4. Salary and Expenses

(a) Fenix shall pay Executive a salary for Executive’s services at the rate of $50,000 per year in accordance with Fenix’s normal biweekly payroll practices. Salary payments to Executive shall be reduced for payroll deductions required by law or authorized by Executive.

(b) Fenix shall reimburse Executive in accordance with Fenix policies and procedures for reasonable travel and related expenses incurred in connection with Executive’s performance of his duties pursuant to this Agreement.

5. Stock Options and RSUs

Executive shall be eligible to participate in any stock option plan that Parent may adopt, pursuant to which, in the discretion of Parent’s board of directors (or of the committee of the board administering the plan for executive officers and senior management), Executive may be granted (i) options to purchase shares of Parent’s common stock or (ii) restricted stock units to be settled in shares of Parent’s common stock or cash, or a combination of the two. The parties anticipate that (i) the exercise price of any option granted to Executive would be the closing price of Parent’s common stock on the date of the option grant (the “grant date”) and that (ii) the option would vest over four years, with 25% of the option shares vesting on each of the first four anniversaries of the grant date. The parties anticipate that any award of restricted stock units to Executive would vest in a similar manner.

6. Employee Benefits

Executive shall be entitled to participate in all health care plans and other employee benefits that Fenix may provide to its employees generally (or to Parent’s executive officers and senior management) from time to time, in accordance with the terms of participation of the plans and policies under which those benefits are provided. Notwithstanding anything herein to the contrary, Fenix agrees that: (1) the health care plans and other employee benefits provided to Executive shall, at a minimum, be substantially similar to the health care plans and other employee benefits received by Executive from the Company or its Affiliates prior to the closing of the IPO; and (2) if, at any time, the health care plans and other employee benefits that Fenix provides to its employees generally (or to its executive officers and senior management) are not substantially similar to the health care plans and other employee benefits received by Executive from the Company or its Affiliates prior to the closing of the IPO, Executive shall be entitled to secure such benefits from a third party and be reimbursed by Fenix for any costs or premiums associated with same.

7. Confidentiality Covenant

(a) During Executive’s employment by Fenix and continuing indefinitely following the termination of Executive’s employment, regardless of the reason for or circumstances of Executive’s termination, Executive shall treat all Confidential Information as secret and confidential (Executive’s “Confidentiality Covenant”).

(b) Executive shall not under any circumstances directly or indirectly (i) disclose any Confidential Information to a third party (except as required in the normal course of Executive’s duties or by a court order or as expressly authorized by Fenix’s board of directors or Parent’s president and chief executive officer) or (ii) use any Confidential Information for Executive’s own account.

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(c) All correspondence, files, records, documents, memoranda, reports and other items in whatever form or medium containing or reflecting Confidential Information, whether prepared by Executive or otherwise coming into Executive’s possession, shall remain Fenix’s exclusive property. Upon the termination of Executive’s employment, or at any other time that Fenix requests, Executive shall promptly turn over to Fenix all written or tangible Confidential Information that may be in Executive’s possession or control (including all copies and summaries and notes derived from Confidential Information).

8. Non-Solicitation Covenant

(a) The Executive agrees that during his employment with Fenix and, regardless of the reason for or circumstances of Executive’s termination, for a period of 12 months beginning on the date of termination of Executive’s employment and ending on the first anniversary of that date (the “Covenant Period”), Executive shall not directly or indirectly do any of the following (Executive’s “Non-Solicitation Covenant”):

(1) solicit for a Competing Business any customer or account of Fenix, Parent or their Affiliates that Executive had dealings with or supervisory responsibility for, or had access to Confidential Information relating to, during the 12-month period ending on the date of termination of Executive’s employment; or

(2) solicit for employment or hire away any employee of Fenix, Parent or their Affiliates who was a full-time or part-time employee of Fenix, Parent or their Affiliates at any time during the 12-month period ending on the date of termination of Executive’s employment.

9. Non-Competition Covenant

(a) The Executive agrees that during his employment with Fenix and, regardless of the reason for or circumstances of Executive’s termination, for a period equal to the Covenant Period as defined in Paragraph 8(a) above, the Executive shall not directly or indirectly, engage in, accept employment with, or have a financial or other interest in any Competing Business.

10. Scope of Non-Solicitation and Non-Competition Covenants

(a) Executive’s Non-Solicitation and Non-Competition Covenants shall apply to Executive regardless of the capacity in which Executive is acting, that is, whether as an employee, sole proprietor, partner, joint venturer, limited liability company manager or member, shareholder, director, consultant, adviser, principal, agent, lender, seller, buyer, supplier, vendor or in any other capacity or role.

(b) Executive’s Non-Solicitation and Non-Competition Covenants shall not be violated, however, (i) by reason of Executive’s ownership of less than 3% of the outstanding shares of any publicly-traded corporation or other entity or (ii) if (A) Executive’s services are provided to a subsidiary, division or branch of a Competing Business but the subsidiary, division or branch is not itself a Competing Business, or if (B) the services that Executive provides as an employee of or consultant to a Competing Business are not the same or substantially similar in nature to the services that Executive provided to Fenix during the 12-month period ending on the date of termination of Executive’s employment.

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11. Enforcement

(a) Executive agrees that Executive’s violation of his Confidentiality Covenant or his Nonsolicitation and Noncompetition Covenant (Executive’s “Covenants”) would cause irreparable harm to Fenix and Parent for which money damages alone would be both difficult to determine and inadequate to compensate Fenix or Parent for its injury. Executive accordingly agrees that if Executive violates either of his Covenants, Fenix or Parent shall be entitled to seek a temporary restraining order and a preliminary and permanent injunction to prevent Executive’s continued violation, without the necessity of proving actual damages or posting any bond or other security.

(b) This right to injunctive relief shall be in addition to any other remedies to which Fenix or Parent may be entitled. If Fenix or Parent prevails in its lawsuit against Executive, Executive shall pay Fenix’s or Parent’s reasonable attorneys’ fees and court costs in prosecuting its lawsuit.

12. Works

Executive acknowledges that all Works conceived of by Executive (either alone or with others) during Executive’s employment by Fenix shall be Fenix’s sole and exclusive property, and Executive hereby irrevocably assigns to Fenix all of Executive’s rights, if any, in respect of any such Works. This assignment shall not apply in respect of any Works for which no equipment, supplies, facilities or Confidential Information of Fenix, Parent or their Affiliates was used and which was developed entirely on Executive’s own time, unless (i) the Works relate to Fenix, Parent or their Affiliate’s business or their actual or demonstrably anticipated research or development or (ii) the Works result from any work performed for Fenix, Parent or their Affiliates by Executive.

13. Termination

(a) This Agreement shall terminate at any time upon the occurrence of any one of the following events:

(1) upon Executive’s resignation as an employee, by notice to Fenix effective as of the date of Executive’s notice or any later date that the notice may specify (which notice may be waived in whole or in part in Fenix’s sole discretion);

(2) upon Fenix’s termination of Executive’s employment for cause, by notice to Executive effective as of the date of the Fenix’s notice; or

(3) upon Executive’s death.

(b) Upon the cessation of Executive’s employment for any reason set out in Paragraph 13(a), Fenix shall pay Executive (or his estate) only Executive’s base salary through his last day of active employment.

(c) Fenix may terminate Executive’s employment and this Agreement without cause, or Executive may resign for Good Reason, at any time prior to the expiry of the Term, in which case Fenix will provide Executive with the greater of:

(1) the minimum amount of notice of termination (or pay in lieu thereof), severance pay (if applicable), and benefits continuation prescribed by the Ontario Employment Standards Act, 2000, as amended from time to time (the “ESA”); and

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(2) continuation of Executive’s base salary payments through the expiry of the Term, plus benefits continuation for the minimum period of time prescribed by the ESA.

(d) Any post-employment benefits described in this Paragraph 13 will be subject to the provisions of the applicable plans and policies in place from time to time, and the approval of the respective carriers.

14. Notices

Any notice or demand under this Agreement shall be effective only if it is in writing and is delivered in person or sent by certified or registered mail or overnight courier service. Any notice to Fenix shall be delivered or sent to it at its principal offices, and any notice to Executive shall be sent to him at his home address as shown on Fenix’s payroll records. A party may change his or its address for purposes of this Agreement by giving notice of the change to the other party in accordance with this Paragraph.

15. Assignment

Fenix shall not assign this Agreement without Executive’s consent. To the extent permitted by law, Executive’s rights and benefits under this Agreement shall not be subject to voluntary or involuntary assignment or transfer.

16. Amendment

No amendment of this Agreement shall be effective unless it is in writing, makes specific reference to this Agreement and is signed by both parties.

17. Governing Law

This Agreement and any dispute arising from or in relation to this Agreement are governed by, and interpreted and enforced in accordance with, the law of the Province of Ontario and the laws of Canada applicable in that province, excluding the choice of law rules of that province.

18. Binding Effect.

This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective heirs, legal representatives, successors and assigns. In witness, the parties have signed this Agreement.

Fenix Parts Canada, Inc.

By
	Name:	Kenneth L. Gold
Title:

5

Exhibit 1

Definitions

Affiliate means, in respect of any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

Business means a person, proprietorship, partnership, joint venture, limited liability company, corporation, enterprise or other entity, whether proprietary or not-for-profit in nature.

Competing Business means a Business that engages in the business of selling alternative vehicle collision replacement products from or at any location in a Restricted Area.

Confidential Information means any information relating to Fenix, Parent, their Affiliates or their business (regardless of who prepared the information), including: trade secrets; financial information and financial projections; marketing plans; vendor and customer information; sales and revenue information; product information; and technology and know-how.

The term “Confidential Information” does not include information that: (i) is or becomes generally available to the public other than as a result of a disclosure by Executive in violation of this Agreement; (ii) becomes available to Executive on a non-confidential basis from a source other than Fenix, Parent or their Affiliates (provided, in case (ii), that the source of the information was not known to be bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality in respect of the information); or (iii) is communicated in response to a valid order by a court or other governmental body, as otherwise required by law, or as necessary to establish the rights of Executive under this Agreement or the Combination Agreement, provided however that, if reasonably possible, Executive shall give Fenix written notice of such prior to any disclosure so that Fenix may seek a protective order or other similar remedy.

Good Reason means:

(i)	Fenix’s assignment to Executive of any duties that are a materially adverse alteration in the nature or status of Executive’s initial responsibilities as an employee of Fenix,

(ii)	a reduction in Executive’s salary in any year from that earned in the initial year of the Agreement, or

(iii)	a requirement that Executive work on a regular basis from a location more than 40 kilometers from Executive’s customary principal work locations without his prior written consent.

Person means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or other entity.

Restricted Area means anywhere within a radius of 150 kilometers of any location from or at which Fenix or Parent directly, or indirectly through one or more of their Affiliates, engaged in the business of selling alternative vehicle collision replacement products during the 12-month period ending on the date of termination of Employee’s employment.

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Works means any invention, discovery, concept, idea, work of authorship, method, technique, process, formula or computer program, whether or not patentable, reduced to practice or copyrightable.

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EXHIBIT E – FORM OF FINDERS AGREEMENT

E

Exhibit E

(Standard Companies)

Finder’s Agreement

This Finder’s Agreement (this “Agreement”) is entered into as of [•], 2014 by Fenix Parts Canada, Inc., a Canadian corporation (“Fenix”), and [•] (“Finder”) in connection with Finder’s introduction of potential acquisitions to Fenix or Fenix Parts, Inc., a Delware Corporation (“Parent”).

1. Finder’s Services

(a) Fenix engages Finder to introduce to Fenix or Parent companies and businesses that have expressed to Finder an interest in exploring a possible acquisition by Fenix or Parent (“Target Companies”).

(b) In providing these services, Finder shall not be acting as Fenix’s and Parent’s agent and shall have no authority to bind Fenix or Parent in any respect.

(c) Neither Fenix nor Parent shall be obligated to meet or otherwise communicate with any Target Company that Finder proposes to introduce to Fenix or Parent or to pursue an acquisition, or any business relationship of any kind, with any Target Company to which Fenix or Parent has been introduced by a Finder.

2. Finder’s Fee

(a) If Finder introduces a Target Company to Fenix or Parent and Fenix or Parent, or any affiliate or direct or indirect subsidiary of Fenix or Parent, closes a merger or consolidation with the Target Company or the acquisition of all or substantially all of the Target Company’s assets or outstanding shares of stock (an “Acquisition”), Fenix shall pay, or cause to be paid, a fee (the “Finder’s Fee”) to Finder if all four of the following conditions (the “Conditions”) are satisfied:

(1) the Acquisition is closed within 12 months from the date of Finder’s introduction;

(2) Finder is not owed a fee by the Target Company or any other party in connection with the Acquisition;

(3) None of Fenix, Parent or any affiliate of Parent, was in discussions with the Target Company about a possible Acquisition prior to Finder’s introduction; and

(4) no other party (including a finder under any comparable agreement or arrangement) has previously introduced the Target Company to Fenix or Parent (but this Condition shall not preclude Finder from working with another finder and sharing the Finder’s Fee).

(b) The Finder’s Fee shall be payable no later than 10 days after closing of the Acquisition and shall be in an amount equal to 2% of the purchase price.

(c) For purposes of determining the Finder’s Fee, the purchase price shall be considered the sum of (i) the cash that Fenix or Parent pays at closing, (ii) the value of the stock or other securities delivered by Fenix or Parent at closing, (iii) the principal amount of the note or notes that it delivers at closing, if any, and (iv) the principal amount of the Target Company’s indebtedness for borrowed money that Fenix or Parent assumes at closing, if any.

(d) The purchase price shall not be considered to include any earnout or other contingent payments.

3. Term

(a) The term of this Agreement shall be for one year, expiring on the first anniversary of the date of this Agreement.

(b) If this Agreement expires after Finder has introduced a Target Company to Fenix or Parent but before Fenix or Parent has closed an Acquisition of the Target Company, a Finder’s Fee in respect of the Acquisition shall remain payable, notwithstanding this Agreement’s expiration, if all four of the Conditions are satisfied.

4. Confidentiality and Non-Exclusivity

(a) In initially identifying companies and businesses to approach to see if they have an interest in exploring an Acquisition by Fenix or Parent, Finder shall not use Fenix’s or Parent’s name, or a description of Fenix or Parent that would enable it to be identified, in any correspondence, mailings, advertisements, website postings or other solicitations of interest.

(b) If and when Finder introduces a Target Company to Fenix or Parent, Finder shall not disclose to any third party that Finder has introduced the Target Company to Fenix or Parent.

(c) Prior to receipt of Fenix’s or Parent’s written or electronic confirmation that Fenix or Parent declines to explore or has ceased to explore a possible Acquisition of a Target Company that Finder has introduced to Fenix or Parent, Finder shall not introduce the Target Company to a third party with a view to a possible acquisition of the Target Company by the third party.

(d) Fenix or Parent may utilize finders other than Finder to introduce it to Target Companies.

5. Claims by Other Finders

Finder acknowledges that Fenix and Parent has advised Finder that Parent has entered into other finder’s agreements similar to this Agreement. Finder agrees that if there is a legitimate dispute between Finder and one or more other finders who are parties to an agreement similar to this Agreement (“other finders”) regarding who is entitled to the finder’s fee or to a share of the finder’s fee in respect of any Acquisition, Fenix and Parent shall not be required to make any payment to Finder or the other finders until Finder and the other finders have settled their dispute and provided Fenix and parent with a copy of their signed settlement agreement specifying the amounts to be paid to Finder and the other finders. In no event shall Fenix or Parent be required to pay more than the maximum amount payable under this Agreement (or, if greater, the maximum amount payable under the any of the other finders’ finder’s fee agreements.

6. Miscellaneous

This Agreement shall be governed by the laws of the State of Delaware. This Agreement may be amended only by the written agreement of the parties. This Agreement shall be binding on and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns. If any provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

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In witness, the parties have signed this Agreement.

Fenix Parts Canada, Inc.

By
Name:
Title:

Fenix Parts, Inc.

By
Name:
Title:

[name]

[Signature page to Finder’s Agreement]

EXHIBIT F – FORM OF NON-COMPETITION AGREEMENT

F

Exhibit F

(Standard Companies)

Noncompetition and Confidentiality Agreement

This Agreement is entered into as of [•], 2014 by Fenix Parts Canada, Inc., a Canadian corporation (“Fenix”), and                     (the “Covenantor”).

Background

A. Fenix Parts, Inc. (“Parent”) has entered into combination agreements for the combination of several companies (the “Combining Companies”) engaged in the business of selling alternative vehicle collision replacement products.

B. This Agreement is being entered into concurrently with the closing of an underwritten initial public offering of Parent’s common stock in connection with which, and as part of a single transaction that includes the IPO, the shareholders or other equity interest holders of each Combining Company have transferred to Fenix or Parent all of their stock or other equity interests in the Combining Companies.

C. The Covenantor is a shareholder of one or more Standard Companies, all of which are Combining Companies, and as such a party to the Combination Agreement dated as of September 24, 2014 entered into by Fenix; Parent; David A. Gold; Kenneth L. Gold; Goldy Metals Incorporated, an Ontario corporation; End of Life Vehicles Inc., an Ontario corporation; Goldy Metals (Ottawa) Incorporated, an Ontario corporation; and 2434861 Ontario Inc., an Ontario corporation (the “Canada Combination Agreement”).

D. The parties’ execution and delivery of this Agreement is required under Section 2.8(e) of the Canada Combination Agreement.

E. The Covenator is also a party to the Combination Agreement dated as of November 10, 2014 entered into by Parent; David A. Gold; and Kenneth L. Gold, Standard Auto Wreckers, Inc.; a New York corporation; Goldy Metals Incorporated, an Ontario corporation; and Goldy Metals Holdings Inc., an Ontario corporation (together with the Canada Combination Agreement, the “Combination Agreements”).

Now, therefore, in consideration of their mutual promises and intending to be legally bound, the parties agree as follows:

1. Definitions

Certain capitalized terms used in this Agreement are defined in the attached Exhibit 1.

2. Nonsolicitation and Noncompetition Covenant

(a) During the Restricted Period, the Covenator shall not directly or indirectly do the following (the Covenantor’s “Covenant Not To Compete”):

(1) solicit for a Competing Business any customer or account of the Standard Companies during the Look-Back Period; or

(2) solicit for employment or hire away any employee of the Standard Companies who was a full-time or part-time employee of the Standard Companies at any time during the Look-Back Period; or

(3) directly or indirectly engage in, accept employment with, or have a financial or other interest in any Competing Business.

(b) The duration of the Restricted Period shall be extended by a length of time equal to (i) the period during which the Covenator is in violation of the Covenantor’s Covenant Not To Compete and (ii) without duplication, any period during which litigation that Fenix institutes to enforce the Covenantor’s Covenant Not To Compete is pending (to the extent that the Covenantor is in violation of the Covenantor’s Covenant Not To Compete during this period). In no event, however, shall any such extension of the Restricted Period exceed three years.

(c) The Covenantor’s Covenant Not To Compete shall apply to the Covenantor regardless of the capacity in which the Covenantor is acting, that is, whether as an employee, sole proprietor, partner, joint venturer, limited liability company manager or member, shareholder, director, consultant, adviser, principal, agent, lender, seller, buyer, supplier, vendor or in any other capacity or role.

(d) The Covenantor’s Covenant Not To Compete shall not be violated, however, (i) by reason of the Covenantor’s ownership of less than 3% of the outstanding shares of any publicly-traded corporation or other entity or (ii) if (A) the Covenantor’s services are provided to a subsidiary, division or branch of a Competing Business but the subsidiary, division or branch is not itself a Competing Business, or if (B) the services that the Covenantor provides as an employee of or consultant to a Competing Business are not the same or substantially similar in nature to the services that the Covenantor provided to the Standard Companies during the Look-Back Period.

3. Confidentiality Covenant

(a) The Covenantor shall treat all Confidential Information as secret and confidential (the Covenantor’s “Confidentiality Covenant”). The Covenantor shall not under any circumstances directly or indirectly (i) disclose any Confidential Information to a third party (except as required by a court order or as expressly authorized by Parent’s board of directors or Parent’s president and chief executive officer) or (ii) use any Confidential Information for the Covenantor’s own account. The Covenantor’s Confidentiality Covenant shall continue indefinitely.

(b) All correspondence, files, records, documents, memoranda, reports and other items in whatever form or medium containing or reflecting Confidential Information, whether prepared by the Covenantor or otherwise coming into the Covenantor’s possession, shall remain Fenix’s exclusive property. At any time that Fenix requests, the Covenantor shall promptly turn over to Fenix all written or tangible Confidential Information that may be in the Covenantor’s possession or control (including all copies and summaries and notes derived from Confidential Information).

4. Acknowledgements

The Covenantor acknowledges that:

(a) the Consideration under the Combination Agreements reflects substantial value for the goodwill of the Standard Companies;

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(b) the intent of this Agreement is, in part, to enable Fenix to secure the full benefit of its bargain under the Combination Agreements, including the full benefit of the goodwill of the Standard Companies;

(c) the Consideration that the Covenantor received, whether directly or indirectly, at the closing of the Combination Agreements is sufficient to support the Covenantor’s Covenant Not To Compete and Confidentiality Covenant;

(d) the Covenantor’s Covenant Not To Compete and Confidentiality Covenant (i) are imposed in the context of Fenix’s acquisition of business of the Standard Companies and (ii) are reasonable in scope, geographical area and duration, considering the scope and geographic area of the Standard Company’s activities and the contemplated scope and geographic area of those of Fenix and Parent;

(e) Fenix’s legitimate need for the protection afforded to its business by the Covenantor’s Covenant Not To Compete and Confidentiality Covenant is not outweighed by any hardship to the Covenantor or any injury likely to occur to the public or the public interest; and

(f) the Covenantor’s promises in this Agreement were and are material inducements to Fenix to close the transactions contemplated by the Combination Agreements.

5. Enforcement

(a) The Covenantor agrees that the Covenantor’s violation of the Covenantor’s Covent Not To Compete or Confidentiality Covenant (the Covenantor’s “Covenants”) would cause irreparable harm to Fenix for which money damages alone would be both difficult to determine and inadequate to compensate Fenix for its injury. The Covenantor accordingly agrees that if the Covenantor violates either of the Covenantor’s Covenants, Fenix shall be entitled to seek a temporary restraining order and a preliminary and permanent injunction to prevent the Covenantor’s continued violation, without the necessity of proving actual damages or posting any bond or other security.

(b) This right to injunctive relief shall be in addition to any other remedies to which Fenix may be entitled. If Fenix prevails in its lawsuit against the Covenantor, the Covenantor shall pay Fenix’s attorneys’ fees and court costs in prosecuting its lawsuit.

6. Counterparts

This Agreement may be signed in any number of counterparts, all of which together shall constitute one and the same instrument.

7. Governing Law

This Agreement and any dispute arising from or in relation to this Agreement are governed by, and interpreted and enforced in accordance with, the law of the Province of Ontario and the laws of Canada applicable in that province, excluding the choice of law rules of that province.

8. Binding Effect

This Agreement shall be binding on and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

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In witness, the parties have signed this Agreement.

Fenix Parts Canada, Inc.

By
Name:
Title:

[name]

[Signature page to Noncompetition and Confidentiality Agreement]

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Exhibit 1

Definitions

Business means a person, proprietorship, partnership, joint venture, limited liability company, corporation, enterprise or other entity, whether proprietary or not-for-profit in nature.

Closing Date has the same meaning that it has in the Canada Combination Agreement.

Competing Business means a Business that engages in the business of selling alternative vehicle collision replacement products from or at any location in a Restricted Area.

Confidential Information means any information relating to the Standard Companies or their business (regardless of who prepared the information), including: trade secrets; financial information and financial projections; marketing plans; vendor and customer information; sales and revenue information; product information; and technology and know-how.

The term “Confidential Information” does not include information that: (i) is or becomes generally available to the public other than as a result of a disclosure by the Covenantor in violation of this Agreement; (ii) becomes available to the Covenantor on a non-confidential basis from a source other than Fenix or Parent (provided that the source of the information was not known to be bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality in respect of the information); or (iii) is communicated in response to a valid order by a court or other governmental body, as otherwise required by law, or as necessary to establish the rights of the Covenantor under this Agreement or the Combination Agreements, provided however that, if reasonably possible, the Covenantor shall give Fenix written notice of such prior to any disclosure so that Fenix may seek a protective order or other similar remedy.

Look-Back Period means the two-year period ending on the Closing Date.

Restricted Area means anywhere within a radius of 400 kilometers of any location from or at which the Standard Companies directly, or indirectly through one or more subsidiaries, engaged in the business of selling alternative vehicle collision replacement products during the Look-Back Period.

Restricted Period means the five-year period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date.

Standard Company means any one of Standard Auto Wreckers Inc., a New York corporation; Goldy Metals Incorporated, an Ontario corporation; End of Life Vehicles Inc., an Ontario corporation; Goldy Metals (Ottawa) Incorporated, an Ontario corporation; and [Newco], [a Canadian corporation]; and “Standard Companies” means all of them or any two or more of them, as the context requires.

A-1

EXHIBIT G – FORM OF REGISTRATION RIGHTS AGREEMENT

G

Registration Rights Agreement

This Registration Rights Agreement (the “Agreement”) is entered into as of                     , 2014 by Fenix Parts, Inc., a Delaware corporation (“Fenix”) and Goldy Metals Incorporated, an Ontario corporation (“Goldy Metals”, and Goldy Metals (Ottawa) Inc., an Ontario corporation (“Goldy Ottawa” and, together with Goldy Metals, the “Corporate Shareholders”).

Background:

A. Concurrently with entering into this Agreement, Fenix, David A. Gold and Kenneth L. Gold (each a “Shareholder” and together the “Shareholders”), Standard Auto Wreckers, Inc. (the “Company”), and the Corporate Shareholders have closed their Combination Agreement dated November 10, 2014 (the “Combination Agreement”), pursuant to which the Corporate Shareholders have transferred their assets to Fenix’s Canadian Subsidiary, Fenix Parts Canada, Inc. (“Fenix Canada”), and the Corporate Shareholders have received in exchange cash and Exchangeable Shares (as defined in the Combination Agreement).

B. Concurrently with the closing of the Combination Agreement and the closing of other combination agreements with the shareholders of other combining companies (the “Other Combination Agreements”), and as part of a single transaction, Fenix has closed an underwritten initial public offering of shares of Fenix common stock.

C. Pursuant to that certain Exchange Agreement dated as of             , between Fenix and Fenix Canada, the Corporate Shareholders may exchange Exchangeable Shares for Fenix common stock.

D. The shares of Fenix common stock that the Corporate Shareholders may receive from Fenix in exchange for their Exchangeable Shares have not been registered under the Securities Act. Fenix has agreed to grant the Shareholders registration rights in respect of these shares on the terms and subject to the conditions of this Agreement.

E. Fenix has agreed to grant the same registration rights to the shareholders of the other combining companies in respect of the unregistered shares of Fenix Stock that they received at the closing of the Other Combination Agreements.

Now, therefore, in consideration of their mutual promises and intending to be legally bound, the parties agree as follows:

Certain capitalized terms used in this Agreement are defined in the attached Schedule I.

1. Piggyback Registrations

(a) If at any time during the one-year period commencing on the date on which the Corporate Shareholders first receive Fenix common stock in exchange for Exchangeable Shares, Fenix proposes to register any shares of its common stock under the Securities Act and the registration form to be used may be used for the registration of Registrable Shares (a “Piggyback Registration”), Fenix shall promptly give written notice to all holders of Registrable Shares of its intention to effect the registration and shall include in the registration all Registrable Shares in respect of which Fenix has received written requests for inclusion within 20 days after receipt of Fenix’s notice.

(b) If (i) the Piggyback Registration is an underwritten primary registration on behalf of Fenix or an underwritten secondary registration on behalf of holders of Fenix common stock (other than holders of Registrable Shares) and (ii) the managing underwriter or underwriters advise Fenix in writing that in their opinion the number of Registrable Shares requested to be included in the registration exceeds the number that can be sold without adversely affecting the marketability of the offering, the number of Registrable Shares included in the registration shall be reduced by the excess, allocating this reduction pro rata among the holders of the Registrable Shares requesting inclusion in the registration on the basis of the number of Registrable Shares that they have requested to be included in the registration.

(c) Similarly, if (i) the Piggyback Registration is not an underwritten registration and (ii) Fenix, in its good faith judgment, determines that the number of Registrable Shares requested to be included in the registration exceeds the number that can be sold without adversely affecting the marketability of the offering, the number of Registrable Shares included in the registration shall be reduced by the excess, allocating this reduction pro rata among the holders of the Registrable Shares requesting inclusion in the registration on the basis of the number of Registrable Shares that they have requested to be included in the registration.

(d) If (i) Fenix has previously filed a registration statement in respect of Registrable Shares pursuant to this Paragraph 1 and (ii) the previous registration has not been withdrawn or abandoned, Fenix shall not file or effect any other registration of any shares of its common stock under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of its common stock, until a period of 90 days has elapsed from the effective date of the previous registration.

(e) Fenix shall pay the Registration Expenses of the holders of Registrable Shares in any Piggyback Registration.

(f) A holder of Registrable Shares shall have the right to withdraw its request for inclusion in the registration by written notice to Fenix.

2. Holdback Agreements

(a) Each holder of Registrable Shares shall not effect any public sale or distribution (including sales pursuant to Rule 144) of shares of Fenix common stock during the 30 days prior to and the 180 days following the effective date of any underwritten Piggyback Registration in which Registrable Shares are included (except as part of the underwritten registration), unless the underwriters managing the offering otherwise agree.

(b) Fenix shall not effect any public sale or distribution of shares of its common stock during such period prior to and following the effective date of any underwritten Piggyback Registration as Fenix and the underwriters managing the offering may agree.

3. Registration Procedures

Whenever holders of Registrable Shares have requested that any Registrable Shares be registered pursuant to this Agreement, Fenix shall use commercially reasonable efforts to effect the registration and the sale of the Registrable Shares in accordance with the intended method of disposition, In this regard, Fenix shall:

(a) prepare and file with the Securities and Exchange Commission a registration statement in respect of such Registrable Shares and use commercially reasonable efforts to cause the registration statement to become effective;

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(b) notify each holder of Registrable Shares of the effectiveness of each registration statement filed under this Agreement, prepare and file with the Securities and Exchange Commission any amendments and supplements to the registration statement and the prospectus that may be necessary to keep the registration statement effective for a period of not less than 180 days, and comply with the provisions of the Securities Act in respect of the disposition of all shares of Fenix common stock covered by the registration statement during this 180-day period in accordance with the intended methods of disposition by the sellers described in the registration statement;

(c) furnish to each seller of Registrable Shares the number of copies of the registration statement, each amendment and supplement, the prospectus included in the registration statement (including each preliminary prospectus) and any other documents that each seller reasonably may request in order to facilitate the disposition of the seller’s Registrable Shares;

(d) use commercially reasonable efforts to register or qualify the Registrable Shares under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the seller to consummate the disposition in those jurisdictions of the Registrable Shares owned by the seller (but Fenix shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e) notify each seller of Registrable Shares, at any time when a prospectus relating to those securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements in the prospectus not misleading; and, at the request of any seller, Fenix shall prepare a supplement or amendment to the prospectus so that, when delivered to purchasers of the Registrable Shares, the prospectus, as supplemented or amended, does not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements in the prospectus not misleading;

(f) cause all Registrable Shares to be quoted on The NASDAQ Stock Market;

(g) provide a transfer agent and registrar for all such Registrable Shares no later than the effective date of the registration statement;

(h) enter into such customary agreements (including underwriting agreements in customary form) and take all other actions that holders of a majority of the Registrable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Shares;

(i) make available for inspection by any seller of Registrable Shares, any underwriter participating in any disposition pursuant to the registration statement and any attorney, accountant or other agent retained by any seller or underwriter, all financial and other records, pertinent corporate documents and properties of Fenix, and cause Fenix’s officers, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the registration statement;

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(j) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of Fenix’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158; and

(k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any shares of Fenix common stock included in the registration statement for sale in any jurisdiction, use its best efforts promptly to obtain the withdrawal of such order.

4. Registration Expenses

(a) All Registration Expenses shall be borne as provided in this Agreement, except that Fenix shall, in any case, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review and the expenses and fees for listing the securities to be quoted on The NASDAQ Stock Market.

(b) In connection with each Piggyback Registration, Fenix shall reimburse the holders of Registrable Shares included in the registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Shares included in the registration.

(c) To the extent that Registration Expenses are not required to be paid by Fenix, each holder of securities included in any registration under this Agreement shall pay those Registration Expenses allocable to the registration of the holder’s Registrable Shares so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in the registration in proportion to the aggregate selling price of the securities to be so registered.

5. Indemnification

(a) To the extent permitted by law, Fenix shall indemnify each holder of Registrable Shares, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any Violation, except insofar as the Violation is caused by or contained in any information furnished in writing to Fenix by the holder expressly for use in a registration statement, prospectus, amendment, supplement or related document or is caused by the holder’s failure to deliver a copy of the registration statement or prospectus or any amendment or supplements after Fenix has furnished the holder with a sufficient number of copies. In connection with an underwritten offering, Fenix shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent provided in this Paragraph 5(a) in respect of the indemnification of holders of Registrable Shares.

(b) In connection with any registration statement in which a holder of Registrable Shares is participating, the holder shall furnish to Fenix in writing such information and affidavits as Fenix reasonably requests for use in connection with the registration statement or prospectus and, to the extent permitted by law, shall indemnify Fenix, its directors and officers and each Person who controls Fenix (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses

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resulting from any Violation to the extent that the Violation is caused by or contained in any information furnished in writing to Fenix by the holder expressly for use in a registration statement, prospectus, amendment, supplement or related document. This obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by the holder from the sale of Registrable Shares pursuant to the registration statement.

(c) Any Person entitled to indemnification under this Paragraph 5 shall give prompt written notice to the indemnifying party of any claim in respect of which the Person seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification to the extent that the failure has not prejudiced the indemnifying party). Unless in the indemnified party’s reasonable judgment a conflict of interest between the indemnified and indemnifying parties may exist in respect of the claim for indemnification, the indemnified party shall permit the indemnifying party to assume the defense of the claim with counsel reasonably satisfactory to the indemnified party. If the defense of the claim is assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but the indemnifying party shall not unreasonably withhold its consent). An indemnifying party who is not entitled to, or who elects not to, assume the defense of a claim for indemnification shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by the indemnifying party in respect of the claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between the indemnified party and any of the other indemnified parties with respect to the claim. The indemnification under this Paragraph 5 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of the indemnified party and shall survive the transfer of securities.

6. Participation in Underwritten Registration

No Person may participate in any underwritten Piggyback Registration pursuant to this Agreement unless the Person (i) agrees to sell securities on the basis provided in the underwriting arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of the underwriting arrangements. In no event, however, shall a holder of Registrable Shares included in any underwritten Piggyback Registration be required to make any representations or warranties to Fenix or the underwriters (other than representations and warranties regarding the holder and the holder’s intended method of distribution) or to undertake any indemnification obligations to Fenix or the underwriters except as otherwise provided in Paragraph 5.

7. Notices

(a) All Notices under this Agreement shall be in writing and sent by certified or registered mail, overnight messenger service, facsimile or personal delivery, as follows:

(1)	if to the Corporate Shareholders, to or in care of:

David Gold

134 Napa Hill Court

Thornhill, ON L4J 8T1 and to

Ken Gold

31 Ava Crescent

Richmond Hill, ON L4B 2X3

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with a required copy to:

Cummings, Cooper, Schusheim, Berliner LLP

4100 Yonge Street, Suite 408

Toronto, Ontario, Canada M2P 2B5

Fax (416) 512-9501

Attention: Howard G. Cooper

(2)	if to Fenix, to:

Fenix Parts, Inc.

12901 SW 132nd Ave

Miami, FL 33186

Fax: (305) 397-1623

Attention: Mr. Kent Robertson

                  Chief Executive Officer

with a required copy to:

Johnson and Colmar

2201 Waukegan Road, Suite 260

Bannockburn, Illinois 60015

Fax: (312) 922-1980

Attention: Mr. Craig P. Colmar

(b) A Notice sent by certified or registered mail shall be considered to have been given three Business Days after being deposited in the mail. A Notice sent by overnight courier service, facsimile or personal delivery shall be considered to have been given when actually received by the intended recipient. A Party may change its address for purposes of this Agreement by Notice in accordance with this Section 7.

8. Waiver

The failure or any delay by any Party in exercising any right under this Agreement or any document referred to in this Agreement shall not operate as a waiver of that right, and no single or partial exercise of any right shall preclude any other or further exercise of that right or the exercise of any other right. All waivers shall be in writing and signed by the Party to be charged with the waiver, and no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given.

9. Amendment

This Agreement may not be amended except by a written agreement signed by Fenix and holders of a majority of the Registrable Shares.

10. Construction

All references in this Agreement to “Paragraph” or “Paragraphs” refer to the corresponding paragraph or paragraphs of this Agreement. All words used in this Agreement shall be construed to be of the appropriate gender or number as the context requires. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms. The captions of paragraphs of this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

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11. Severability

The invalidity or unenforceability of any term or provision, or part of any term or provision, of this Agreement shall not affect the validity and enforceability of the other terms and provisions of this Agreement, and this Agreement shall be construed in all respects as if the invalid or unenforceable term or provision, or part, had been omitted.

12. Counterparts

This Agreement may be signed in any number of counterparts (including by facsimile or portable document format (pdf)), all of which together shall constitute one and the same instrument.

13. Governing Law

This Agreement shall be governed by the internal Laws of the State of Delaware, without giving effect to any choice of law provision or rule (whether of the State of Delaware or any other state) that would cause the laws of any state other than the State of Delaware to govern this Agreement.

14. Binding Effect

This Agreement shall apply to, be binding in all respects upon and inure to the benefit of Parties and their respective heirs, legal representatives, successors and permitted assigns.

[Signature page follows]

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In witness, the Parties have executed this Agreement.

Fenix Parts, Inc.

By
Name:
Title:

Goldy Metals Incorporated

By
Name:
Title:

Goldy Metals Holdings, Inc.

By
Name:
Title:

[Signature page to Registration Rights Agreement]

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Schedule I

Definitions

Affiliate means, in respect of any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Party means any one of Fenix and the Corporate Shareholders, and Parties means, as the context requires, any two or more of them or Fenix on the one hand and the Corporate Shareholders on the other.

Person means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or other entity.

Registrable Shares means (i) any shares of Fenix common stock issued and delivered at the closing of the Combination Agreement and the Other Combination Agreements (ii) any shares of Fenix common stock issued to the Corporate Shareholders in exchange for their Exchangeable Shares and (iii) any shares of Fenix common stock issued as a dividend or distribution in respect of, or in exchange for or replacement of, any shares of Fenix common stock described in clauses (i) and (ii). Any Registrable Shares shall cease to be Registrable Shares if and when they cease to be held by the initial holder of those shares or an Affiliate of the initial holder.

Registration Expenses means all expenses incident to Fenix’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for Fenix and all independent certified public accountants, underwriters (excluding discounts, commissions and underwriters’ counsel fees) and other Persons retained by Fenix.

Securities Act means the Securities Act of 1933, as amended.

Violation means any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement under this Agreement, including any related preliminary or final prospectus, any amendment or supplement, or any document filed under state securities or “blue sky” laws, (ii) the omission or alleged omission to state a material fact required to be stated in any such registration statement, prospectus, amendment, supplement or document or necessary to make the statements in any such registration statement, prospectus, amendment, supplement or document not misleading, or (iii) any violation or alleged violation by Fenix of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

EXHIBIT H-1 – FORM OF LEASE AGREEMENT (CORNWALL)

H

LEASE

THIS INDENTURE made the — day of —, 2014.

BETWEEN:

STANDARD AUTO WRECKERS (CORNWALL) INC.

(herein called “Landlord”)

OF THE FIRST PART;

- and -

FENIX PARTS CANADA INC.

(herein called “Tenant”)

OF THE SECOND PART;

1. DEMISE

In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord hereby demises and leases to the Tenant, and the Tenant rents from the Landlord, all buildings and improvements erected on, and used in connection with that certain parcel or tract of land and premises situate, lying and being in the Township of South Stormont, in the Province of Ontario, as more particularly described in Schedule “A”, hereto (the said buildings and improvements being herein collectively referred to as the “Leased Premises”). The Leased Premises are municipally known as 4345 Northfield Road, in the Township of South Stormont, Province of Ontario.

2. TERM

To have and to hold the Leased Premises, unless sooner terminated as hereinafter provided, for and during the term (the “Term”) of Fifteen (15) years, to be computed from and inclusive of the — day of —, 2014, (the “Commencement Date”) and thenceforth next ensuing and to be fully complete and ended on the — day of —, 2029.

3. USE OF PREMISES

The Tenant shall diligently use and occupy the Leased Premises only for auto wrecking, salvage and dismantling and recycling, offices, warehouse and distribution of parts, and for no other purpose. Provided the Tenant, in the use and occupation of the Leased Premises and in the prosecution or conduct of the foregoing business therein, shall comply with the requirements of all laws, ordinances, rules and regulations of the federal, provincial and municipal authorities and with any direction or certificate of occupancy issued pursuant to any laws by any public officer or officers. The Tenant shall not use or permit to be used any part of the Leased Premises for any dangerous, noxious, or offensive trade or business and will not cause or maintain any nuisance in, at, or on the Leased Premises.

4. RENT

The Tenant shall pay from and after the Commencement Date and throughout the Term, to the Landlord, in lawful money of Canada, without any prior demand therefor, and without any deduction, abatement, set-off or compensation whatsoever, as annual minimum rent (the “Minimum Rent”) in accordance with following schedule:

Period	Annual Rent	Monthly Rent
Years 1 – 3	$35,000.00	$2,916.67
Year 4	$38,500.00	$3,208.33
Year 5	$42,000.00	$3,500.00
Year 6	$45,500.00	$3,791.67

Period	Annual Rent	Monthly Rent
Year 7	$49,000.00	$4,083.33
Year 8	$52,500.00	$4,375.00
Year 9	$56,000.00	$4,666.67
Year 10	$59,500.00	$4,958.33
Year 11	$63,000.00	$5,250.00
Year 12	$66,500.00	$5,541.67
Year 13	$70,000.00	$5,833.33
Year 14	$73,500.00	$6,125.00
Year 15	$77,000.00	$6,416.67

If the Term commences on any day other than the first or ends on any day other than the last day of a calendar month, all rent for the fractions of a month at the commencement or expiration of the Term shall be pro-rated on a per diem basis based on a period of three hundred and sixty-five (365) days.

5. PAYMENT

All payments required to be made by the Tenant under or in respect of this Lease shall be made to the Landlord at the Landlord’s office at 1216 Sewells Road, Toronto Ontario, Attention: Ken Gold, or to such agent or agents of the Landlord or at such other place or address as the Landlord shall hereafter from time to time direct writing to the Tenant.

6. ADDITIONAL RENT

Any and all sums of money or charges required to be paid by the Tenant under this Lease (except for and in addition to Minimum Rent), shall be deemed to be rent and shall be paid as additional rent, whether or not the same are designated as “additional rent” hereunder, or whether or not the same are paid to the Landlord or otherwise, and all such sums are to be payable in lawful money of Canada without any deduction, set-off or abatement whatsoever. Additional rent is due and payable with the next monthly instalment of Minimum Rent, unless otherwise provided herein, but in any event, such additional rent is not payable as part of Minimum Rent. Additional rent may be estimated by the Landlord from time to time and such estimated amount is payable in monthly instalments in advance with annual adjustments, if necessary, and all additional rent is deemed to be accruing due on a day-to-day basis.

7. RENT AND ADDITIONAL PAST DUE

If the Tenant fails to pay, within five (5) days of the date when the same is due and payable, any rent or additional rent payable by the Tenant under this Lease, such unpaid amount shall bear interest from the due date thereof to the date of payment at the rate of five (5) percentage points in excess of the prime rate, which for the purposes of this Lease means the commercial lending rate of interest, expressed as an annual rate, as announced by the Royal Bank of Canada from time to time at its principal office in Toronto as its “prime rate”, which rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for Canadian dollar loans made in Canada with interest payable as a function of its prime rate.

8. TENANT’S COVENANTS

The Tenant covenants with the Landlord:

(a)	Payment of Rent

To pay rent and additional rent in the manner and at the times herein reserved.

(b)	Business Taxes

That in each and every year during the Term, the Tenant shall pay as additional rent and discharge within ten (10) days after the same becomes due and payable,

and regardless of whether charged directly to the Tenant or the Landlord or included in real property taxes referred to in Paragraph 8(c) herein, all taxes, rates, duties, assessments and other charges that may be levied, rated, charged or assessed against or in respect of all improvements, equipment and facilities on or in the Leased Premises and every tax and licence fee in respect of any and every business carried on thereon or therein or in respect of the use or occupancy thereof by the Tenant and any and every permitted occupant of the Leased Premises (other than corporate income, profits or excess profits taxes assessed upon the income of the Landlord), whether any such assessment tax, rate duty or licence fee is charged by any federal, municipal, provincial, school or other bodies during the Term. The Tenant will indemnify and keep indemnified the Landlord from and against payment for all loss, costs, charges and expenses, occasioned by or arising from any and all such taxes, levies, rates, duties, assessments, licence fees (including all real property taxes pursuant to Paragraph 8(c) hereof), and any and all taxes which may in the future be levied in lieu thereof. Any such loss, costs, charges and expenses suffered by the Landlord pursuant to this Paragraph 8(b) may be collected by the Landlord as rent with all rights as reserved to the Landlord in respect of rent in arrears. The Tenant further covenants and agrees that upon the request of the Landlord, the Tenant will promptly deliver to the Landlord for inspection receipts for payment of all taxes, rates, duties, assessments and other charges payable by the Tenant pursuant to this Paragraph 8(b) which were due and payable up to one month prior to such request and will furnish such other information in connection therewith as the Landlord may reasonably require. Provided further, if the Tenant or any permitted occupant of the Leased Premises shall elect to have the Leased Premises or any part thereof assessed for separate school taxes, the Tenant shall pay to the Landlord as additional rent, as soon as the amount of such separate school taxes is ascertained, any amount by which the amount of separate school taxes exceeds the amount which would otherwise have been payable for school taxes had such election not been made by the Tenant or the permitted occupant of the Leased Premises.

(c)	Realty Taxes

(i)	That the Tenant will pay, as additional rent, in each and every year during the Term and within the time or times hereinafter provided, directly to the Landlord or to the taxing authority as the Landlord may direct from time to time, and discharge all real property taxes (including local improvement rates, impost charges or levies), rates, duties and assessments of any nature or kind that may be levied, rated, charged or assessed against the Leased Premises or any part thereof, from time to time during the Term, and any extension or renewal thereof, by any taxing authority, whether federal, provincial, municipal, school or otherwise, and including but without limitation, any such taxes payable by the Landlord which are imposed in lieu of or as a substitute for such real property taxes or on account of the Landlord’s ownership of the Leased Premises, whether of the foregoing character or whether same existed at the commencement of the Term. The Tenant agrees to provide the Landlord with a copy of any real property tax bills and real property assessment notices for the Leased Premises. The Tenant will, upon request, promptly deliver to the Landlord receipts for payment of all such real property taxes paid to any such taxing authorities, as aforesaid, and will furnish and deliver all such other information in connection therewith as the Landlord may reasonably require.

(ii)

The amount payable by the Tenant pursuant to Paragraph 8(c)(i) may be estimated by the Landlord and shall be payable by the Tenant over the period covering the first nine (9) months of each calendar year throughout the Term or as may be estimated by the Landlord for such other period or periods as the Landlord may determine from time to time. Upon receipt of written notification from the Landlord, the Tenant shall pay to the Landlord the amount so estimated in monthly instalments in advance on the first day of each calendar month during such period, together with all other rental payments provided for in this Lease. Notwithstanding anything hereinbefore contained, if the Landlord decides to be responsible in the first instance for the payment of real property taxes in respect of the

Leased Premises in accordance with the provisions of this Paragraph 8(c) and if at any time when payment by the Landlord of the real property taxes (including local improvement rates), whether interim, instalment or final is due, the Landlord shall not have on deposit a sufficient sum to pay the full amount of such real property taxes, the Tenant shall forthwith, upon demand, pay, as additional rent, the amount, determined as aforesaid, of any such deficiency to the Landlord. When the final real property tax bill in any year has been received, which relates to the period for which such estimated payments have been made by the Tenant, as aforesaid, the parties hereto agree to adjusted all payments made by the Tenant on account of real property taxes in accordance with such final real property tax bill. The Tenant shall pay any and all costs and expenses incurred by the Landlord or the Tenant, as the case may be, in respect of any appeal or contestation conducted by the Landlord or the Tenant (with the prior consent of the Landlord) of the real property taxes levied or assessed against the Leased Premises.

(d)	Additional Taxes

That the Tenant will reimburse the Landlord, or pay to the Landlord, or be responsible for, as the case may be, for each rental year and at the times and in the manner specified by the Landlord, the full amount of any taxes in the nature of a business transfer tax, value added tax, sales tax, goods and services tax, commercial concentration tax or any other similar tax levied, rated, charged or assessed in respect of the Minimum Rent and additional rent payable by the Tenant under this Lease or in respect of the rental of space by the Tenant under this Lease. It is agreed and understood that the Tenant shall pay, be responsible for or reimburse the Landlord for, such taxes at the full tax rate applicable from time to time in respect of the Minimum Rent and additional rent for the rental of space, without reference to any tax credits or exemptions available to the Landlord.

(e)	Utilities

That the Tenant shall be solely responsible for and shall promptly pay all charges for water, gas, electricity, telephone and any and all other utilities used or consumed in, or, any other charges levied or assessed on or in respect to, the Leased Premises, and for all fittings, machines, apparatus or other things leased in respect thereof, and for all work or services performed by any corporation or commission in connection with such public or private utilities. Should the Landlord elect to supply water, gas, electricity, and/or sewer services for the Leased Premises, or any other utility used or consumed, or to be used or consumed, in the Leased Premises, the Tenant shall purchase and pay for the same as additional rent payable on demand to the Landlord, at rates not in excess of public utility rates for the same service, if applicable. In no event shall the Landlord be liable for, nor have any obligation with respect to, any interruption or cessation of, or any failure in the supply of any such utilities, services or systems, including, without limitation, the water and sewage systems, to the Leased Premises or to the Leased Premises, whether or not supplied by the Landlord or others.

(f)	Repairs

That the Tenant shall, at its sole cost and expense and at all times throughout the Term, keep and maintain the whole of the Leased Premises and every part thereof (including, without limitation, all glass, equipment, machinery and fixtures therein and all appurtenances thereof and improvements thereto) in good order, repair and first class condition, as would a prudent owner. Without in any way limiting the generality of the foregoing, the Tenant shall promptly make all needed repairs or replacements in and to the Leased Premises, including, without limitation, all repairs or replacements which are interior and exterior, structural and non-structural, ordinary as well as extraordinary, foreseen as well as unforeseen, it being understood, confirmed and agreed by the Tenant that the Landlord shall not at any time during the term of this Lease be required or called upon to make any repairs or replacements in and to the Leased Premises of any nature or kind whatsoever. The obligation to repair, as aforesaid, shall extend to all maintenance, repairs and, where necessary, replacement of all driveways, sidewalks, parking areas and landscaping generally.

(g)	Entry by Landlord

That it shall be lawful for the Landlord and its agent(s) at all reasonable times during the Term, and upon reasonable notice, to enter the Leased Premises to inspect the condition thereof. Where an inspection reveals that repairs or replacements are necessary, the Landlord shall give to the Tenant notice in writing, and immediately thereafter the Tenant will forthwith proceed to make all necessary repairs or replacements in a good and workmanlike manner and to the satisfaction of the Landlord, so as to complete same within a commercially reasonable time taking into consideration the nature of the repair required. The failure by the Landlord to give notice shall not relieve the Tenant from any of its obligations to repair or replace in accordance with the provisions hereof. Provided further, that if the Tenant refuses or neglects to repair promptly and to the reasonable satisfaction of the Landlord as required pursuant to the provisions of Paragraph 8(f) hereof or in accordance with any notice received from the Landlord pursuant to the provisions of this Paragraph 8(g), the Landlord may, but shall not be obligated to, make such repairs or replacements without liability to the Tenant for any loss or damage which may occur to the Tenant’s property or to the Tenant’s business by reason thereof and upon completion, the Tenant shall forthwith pay upon demand the Landlord’s cost for making any such repairs or replacements plus a sum equal to fifteen percent (15%) thereof for overhead, as additional rent. The Tenant agrees that the making of any repairs or replacement by the Landlord pursuant to this Paragraph 8(g) is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease.

(h)	Surrender of Leased Premises

That, at the expiration or sooner termination of the Term, the Tenant shall peaceably surrender and yield up vacant possession of the Leased Premises with all improvements, erections and appurtenances which at any time or times during the Term shall be made, placed or erected therein or thereon to the Landlord in as good condition and repair as the Tenant is required to maintain the Leased Premises throughout the Term, reasonable wear and tear and damage by casualty loss (as referred to in paragraph 21 hereof) excepted. The Tenant shall surrender all keys for the Leased Premises to the Landlord at the place then fixed for the payment of Minimum Rent and shall inform the Landlord of all combinations of any locks, safes and vaults of any kind in the Leased Premises. The Tenant shall, however, if requested by the Landlord on or before sixty (60) days prior to the expiration of the Lease, remove at its sole cost and expense all improvements, erections, alterations, fixtures or other appurtenances made, placed or erected at any time or times prior to or during the Term in the Leased Premises and shall repair, at its sole cost and expense, all damage to the Leased Premises caused by their installation and/or removal. The Tenant’s obligation to observe and perform the covenant contained in this Paragraph 8(h) shall survive the expiration or sooner termination of the Term.

(i)	Heat and Air Conditioning

To heat and air condition, at its own expense, from heating and air conditioning equipment originally supplied by the Landlord, if any, (or as may be, from time to time, replaced and/or supplemented by the Landlord or Tenant), the Leased Premises and, with respect to heating, to maintain a degree sufficient to protect the Leased Premises and their contents from damage by cold or frost, and to operate, maintain, repair or, if necessary, replace, at its own expense, such heating and air conditioning and other mechanical equipment. Further, the Tenant will, at the expiration or sooner termination of the Term, peacefully yield up unto the Landlord such heating and air conditioning equipment and all other equipment and appurtenances thereto in good and substantial repair and condition, reasonable wear and tear and damage by casualty loss (as referred to in paragraph 21 hereof) excepted.

(j)	Public Orders

That the Tenant shall, at its sole cost and expense, comply with all provisions of law, including without limiting the generality of the foregoing, the requirements of all federal, provincial and municipal legislative enactments, by-laws or regulations now or hereafter in force which relate to the conduct of the Tenant’s business, or the Tenant’s use of the Leased Premises (whether or not same shall require additions, improvements, changes or alterations to the structure of the Leased Premises), or to the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Leased Premises. The Tenant will further comply with all police, fire, health and sanitary regulations imposed by any governmental authorities or made by fire insurance underwriters, which relate to the Tenant’s use of the Leased Premises.

(k)	Assignment and Subletting

(i)	That the Tenant will not assign this Lease in whole or in part, nor sublet all or any part of the Leased Premises, nor mortgage or encumber this Lease or the Leased Premises or any part thereof, nor suffer or permit the occupation of, or part with or share possession of, all or any part of the Leased Premises by any other person, firm or corporation (all of the foregoing being hereinafter referred to as a “transfer”) without the prior consent of the Landlord in each instance, which consent shall not be unreasonably withheld, subject to the provisions of subparagraph (ii) of this Paragraph 8(k). The consent by the Landlord to any transfer, if granted, shall not constitute a waiver of the necessity for such consent to any subsequent transfer. This prohibition against a transfer is construed so as to include a prohibition against any transfer by operation of law and no transfer shall take place by reason of a failure by the Landlord to reply to a request by the Tenant for consent to a transfer. If there is a permitted transfer of this Lease, the Landlord may collect rent from the assignee, subtenant or occupant (all of the foregoing being hereinafter collectively referred to as the “transferee”), and apply the net amount collected to the Minimum Rent required to be paid pursuant to this Lease, but no acceptance by the Landlord of any payments by a transferee shall be deemed a waiver of this covenant or the acceptance of the transferee as Tenant or a release of the Tenant for the further performance by the Tenant of the covenants or obligations on the part of the Tenant herein contained. Any document evidencing the Landlord’s consent to a transfer of this Lease, if permitted or consented to by the Landlord shall be prepared by the Landlord’s solicitors, and all legal fees with respect thereto shall be paid by the Tenant to the Landlord forthwith upon demand. Any consent by the Landlord shall be subject to the Tenant causing any such transferee to promptly execute an agreement directly with the Landlord agreeing to be bound by all of the terms, covenants and conditions contained in this Lease as if such transferee had originally executed this Lease as Tenant. Notwithstanding that any such transfer is permitted or consented to by the Landlord, the Tenant shall be jointly and severally liable with the transferee upon this Lease and shall not be released from performing any of the terms, covenants and conditions contained in this Lease.

(ii)	Landlord’s Option

If the Tenant intends to effect a transfer of all or any part of the Leased Premises or this Lease, in whole or in part, or of any estate or interest hereunder, then and so often as such event shall occur, the Tenant shall give prior written notice to the Landlord of such intent, specifying therein the name of the proposed transferee and shall provide such information with respect thereto, including, without limitation, information concerning the principals thereof and as to any credit, financial or business information relating to the proposed transferee as the Landlord requires, and the Landlord shall, within fifteen (15) days thereafter, notify the Tenant in writing either, that (a) it consents or does not consent to the transfer, or (b) it elects to cancel this Lease in preference to the giving of such consent. If the Landlord elects to cancel this Lease, as aforesaid, the Tenant shall notify the Landlord in writing within fifteen (15) days thereafter of the Tenant’s intention either to refrain from such transfer or to accept the cancellation of this Lease. If the Tenant fails to deliver such notice within such period of fifteen (15) days, this Lease will thereby be terminated upon expiration of the said fifteen (15) day period. If the Tenant advises the Landlord it intends to refrain from such transfer, then, the Landlord’s right to cancel this Lease as aforesaid shall become null and void in such instance. The right of the Landlord to terminate the Lease shall not be applicable to a sublease of a part of the Leased Premises where the Tenant continues to operate its business in the remainder of the Leased Premises.

(iii)	No Advertisement

The Tenant shall not print, publish or display any notice or advertisement advertising the whole or any part of the Leased Premises for the purposes of assignment or subletting without the prior approval by the Landlord of the complete text or format of any such notice or advertisement.

(l)	Corporate Ownership

That if the Tenant is a corporation or if the Landlord has consented to a transfer of this lease to a corporation, any transfer or issue by sale, assignment, bequest, inheritance, operation of law or other disposition or by subscription from time to time of all or any part of the corporate shares of the Tenant or of any parent or subsidiary corporation of the Tenant or any corporation which is an associate or an affiliate of the Tenant (as those terms are defined pursuant to the Business Corporations Act of Ontario) which result in any change in the present effective voting control of the Tenant by the parties holding such voting control at the date of execution of this Lease (or at the date a transfer of this Lease to a corporation is permitted) and which does not receive the prior written consent of the Landlord in each instance, which consent may not be unreasonably withheld, shall entitle the Landlord to terminate this Lease upon five (5) days’ written notice to the Tenant. If the Landlord elects to cancel this Lease as aforesaid, the Tenant shall have the right to advise the Landlord within fifteen (15) days after written notice of the Landlord’s election to terminate this Lease that the Tenant elects to have this Lease reinstated by the transfer, sale, assignment or other disposition (the “re-transfer”) from the shareholders of the Tenant after such change in control to the shareholders of the Tenant existing as of the date of execution of this Lease (or at the date that a transfer of this Lease to a corporation is permitted). If the Tenant effects such re-transfer within thirty (30) days following receipt of notice of the Landlord’s election, and forthwith thereafter provides the Landlord with evidence satisfactory to the Landlord of such re-transfer, this Lease will be reinstated as of the date of the termination by the Landlord as aforesaid. If this Lease is terminated, the Landlord may re-enter and take possession of the Leased Premises whereupon the Landlord’s rights and remedies contained in Paragraph 11 hereof shall apply. The Tenant shall make available to the Landlord all corporate books and records of the Tenant for inspection at all reasonable times in order to ascertain whether there has been any change in control. Provided, notwithstanding anything contained in this Paragraph 8(l) to the contrary, the provisions of this paragraph shall not apply to the Tenant if at such time (a) the Tenant is a public corporation whose shares are traded and listed on any recognized stock exchange in Canada or the United States, or (b) the Tenant is a private corporation but is controlled by a public corporation defined as aforesaid.

(m)	Nuisance

That the Tenant will not do or omit to do or permit to be done or omitted anything upon or in respect of the Leased Premises, the doing or omission of which, as the case may be, shall be or result in any nuisance or menace to the Landlord and including, without limitation, the Tenant shall not keep in, on or around the Leased Premises any animals, birds or other pets; and that no machinery shall be used on the Leased Premises which shall cause any undue vibration in or to the Leased Premises, and if the Landlord shall complain that any machinery or operation thereof in or on the Leased Premises is a nuisance to it, upon receiving notice thereof, the Tenant will immediately cease such nuisance.

9. INSURANCE

(a)	The Tenant shall, throughout the term of the Lease, at its sole cost and expense, take out and keep in full force and effect in the names of the Tenant, the Landlord and the Landlord’s mortgagee, as their respective interests may appear, the following insurance:

(i)	insurance upon the Leased Premises, the machinery, boilers and equipment contained therein and all improvements and appurtenances thereto, and all other property of every description and kind owned by the Tenant or for which the Tenant is legally liable or installed by or on behalf of the Tenant and which is located within the Leased Premises (including, without limitation, stock-in-trade, furniture, fittings, installations, alterations, additions, partitions, fixtures and anything in the nature of a leasehold improvement), in each instance, in an amount of not less than one hundred percent (100%) of the full (new) replacement cost thereof, (including therein provision for upgrades required by relevant municipal by-laws or other governmental regulations) without deductions, and with coverage against, at least the perils of fire and standard extended coverage, including sprinkler leakages (where applicable), earthquake, flood and collapse. If there is a dispute as to the amount which comprises the full (new) replacement cost, the decision of the Landlord or the Landlord’s mortgagee shall be conclusive;

(ii)	broad form boiler and machinery insurance on a blanket and replacement basis with limits for each accident in an amount not less than the full (new) replacement cost of the buildings and improvements comprising the Leased Premises (including therein provision for upgrades required by relevant municipal by-laws or other governmental regulations) and of all boilers, pressure vessels, air conditioning equipment and miscellaneous electrical apparatus owned or operated by the Tenant or by others (other than the Landlord) on behalf of the Tenant in the Leased Premises or relating to or serving the Leased Premises;

(iii)	rental income coverage in such amounts as will reimburse the Landlord for direct or indirect loss of earnings and all rentals payable pursuant to this Lease attributable to all perils insured against in Subparagraphs (i) and (ii) of this Paragraph 9(a) and any other perils commonly insured against by a prudent owner for a period of at least one (1) calendar year;

(iv)	public liability and property damage insurance including personal and bodily injury liability, contractual liability, non-owned automobile liability and owners’ and contractors’ protective insurance coverage with respect to the Leased Premises, coverage to include the activities and operations conducted by the Tenant and any other parties on the Leased Premises. Such policies shall be written on a comprehensive basis with limits of not less than Five Million Dollars ($5,000,000) for bodily injury to any one or more persons or property damage, and such higher limits as the Landlord or the Landlord’s mortgagee reasonably requires from time to time, and shall not be invalidated as respects the interests of the Landlord and the Landlord’s mortgagee by reason of any breach or violation of any warranties, representations, declarations or conditions contained in the policies. All such policies must contain a severability of interests clause, a cross liability clause and shall be primary and shall not call into contribution any other insurance available to the Landlord or to the Landlord’s mortgagee;

(v)	plate glass insurance in respect of all plate glass or other glass in and comprising the Leased Premises; and

(vi)	any other form of insurance as the Tenant or the Landlord or the Landlord’s mortgagee reasonably requires from time to time, in form, in amount and for insurance risks against which a prudent owner would insure.

(b)	All policies required to be written on behalf of the Tenant pursuant to Paragraph 9(a) hereof shall contain the standard mortgage clause of the Landlord’s mortgagee and shall contain a waiver of any subrogation rights which the Tenant’s insurers have against the Landlord and against those for whom the Landlord is in law responsible, whether any such damage is caused by the act, omission or negligence of the Landlord or those for whom the Landlord is in law responsible.

(c)	All insurance policies of the Tenant shall be taken out with insurers acceptable to the Landlord and shall be in a form satisfactory from time to time to the Landlord and any mortgage lender. The Tenant agrees that certificates of insurance or, if required by the Landlord or the Landlord’s mortgagee, certified copies of each such insurance policy, will be delivered to the Landlord as soon as practicable after the placing of the required insurance. All such policies shall contain an undertaking by the insurers to notify the Landlord and the Landlord’s mortgagee in writing not less than thirty (30) days prior to any material change, cancellation, failure to renew, or termination thereof.

(d)	The Tenant agrees that if the Tenant fails to take out or to keep in force any such insurance referred to in Paragraph 9(a) hereof, or should any such insurance not be approved by either the Landlord or the Landlord’s mortgagee, and should the Tenant not rectify the situation within forty-eight (48) hours after written notice by the Landlord to the Tenant (stating if the Landlord or the Landlord’s mortgagee does not approve of such insurance, the reasons therefor), the Landlord has the right without assuming any obligation in connection therewith, to affect such insurance at the sole cost and expense of the Tenant and all outlays by the Landlord shall be immediately paid by the Tenant to the Landlord as additional rent on the first day of the next month following such payment by the Landlord, without prejudice to any other rights and remedies of the Landlord under this Lease.

(e)	If any insurance policy upon the Leased Premises or any part thereof shall be cancelled or shall be threatened by the insurer to be cancelled, or the coverage thereunder reduced in any way by the insurer by reason of the use and occupation of the Leased Premises or any part thereof by the Tenant or by any assignee or subtenant of the Tenant, or by anyone permitted by the Tenant to be upon the Leased Premises, and if the Tenant fails to remedy the conditions giving rise to the cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours after notice thereof by the Landlord, the Landlord may, at its option, either (a) re-enter and take possession of the Leased Premises forthwith by leaving upon the Leased Premises a notice in writing of its intention so to do and thereupon the Landlord shall have the same rights and remedies as contained in paragraph 12 hereof, or (b) enter upon the Leased Premises and remedy the conditions giving rise to such cancellation, threatened cancellation or reduction, and the Tenant shall forthwith pay the cost thereof to the Landlord, which cost may be collected by the Landlord as additional rent and the Landlord shall not be liable for any damage or injury caused to any property of the Tenant or of others located on the Leased Premises as a result of such entry. The Tenant agrees that any such entry by the Landlord is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease.

(f)	Notwithstanding anything contained in this Paragraph 9 to the contrary, the Landlord, at its sole option, shall be entitled to effect in respect of the Leased Premises all such insurance which the Tenant is obligated to take out and maintain pursuant to Paragraph 9(a) hereof. The Landlord shall advise the Tenant in writing of the Landlord’s intention to take out and maintain all such insurance in respect of the Leased Premises as set out in Paragraph 9(a), and upon receipt of such written notice, the Tenant shall be relieved of all further obligations to take out and maintain such insurance in respect of the Leased Premises. Thereafter, the Tenant shall reimburse and pay to the Landlord, as additional rent, the total cost and expenses incurred by the Landlord in taking out and maintaining all such insurance in accordance with Paragraph 9(a) hereof. Such costs and expenses incurred by the Landlord in insuring the Leased Premises shall include, without limitation, any increase in the cost of the Landlord’s insurance premiums as a result of or arising from the Tenant’s use and occupation of the Leased Premises, whether or not the Landlord has consented to same. The amount payable by the Tenant to the Landlord in respect of the Landlord’s cost of insuring the Leased Premises pursuant to this Paragraph 9(f) may be estimated by the Landlord for such period or periods as the Landlord may determine and the Tenant shall pay to the Landlord the cost of such amount in equal monthly instalments in advance during such period, together with all other rental payments provided for in the Lease. Provided, however, as soon as bills for all or any portion of the amount so estimated by the Landlord in respect of its insurance premiums are received, the Landlord may bill the Tenant for the cost thereof (less all amounts previously paid by the Tenant on the basis of the Landlord’s estimate which have not already been so applied) and the Tenant shall pay to the Landlord such amount so billed as additional rent on demand. At the end of the period for which such estimated payments have been made by the Tenant in respect of the Landlord’s cost of insuring the Leased Premises in accordance with the provisions hereof, the Landlord shall deliver to the Tenant a statement setting out the total costs and expenses incurred by the Landlord in respect of all such insurance, and if necessary, all adjustments shall be made between the parties as soon as reasonably possible. Provided, however, nothing contained in this Paragraph 9(f) shall be interpreted or construed in any way as being a covenant by the Landlord to take out and maintain in respect of the Leased Premises any of the insurance coverage as referred to in Paragraph 9(a) hereof, and the Landlord’s failure to place or cause to be placed any such insurance shall not be a breach of this Lease or create any liability or responsibility whatsoever on the part of the Landlord.

10. MUTUAL COVENANTS

Provided, and it is expressly agreed:

(a)	Seizure and Bankruptcy

That, in case, without the written consent of Landlord, the Leased Premises shall be used by any person other than the Tenant, or in case the Term or any of the goods and chattels of the Tenant shall be at any time seized or taken in execution or in attachment by any creditor of the Tenant, or if the Tenant shall make any assignment for the benefit of creditors or give any bill of sale without complying with the Bulk Sales Act (Ontario) or become bankrupt or insolvent, or take the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors or file any proposal or make an assignment for the benefit of creditors or if a receiver is appointed for all or a portion of the Tenant’s property or if any order is made for the winding up of the Tenant, or if the Tenant shall make a sale in bulk, or, if the Tenant abandons or attempts to abandon the Leased Premises, or if the Tenant shall fail to pay any rent or other sums due hereunder which remains unpaid after five (5) days following receipt of written notice from the Landlord, or, if the Tenant shall fail to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by the Tenant, which remains unperformed or unobserved after thirty (30) days following receipt of written notice from the Landlord setting out the term, condition, or covenant the Tenant has failed to observe or perform, or if re-entry is permitted under any other terms of this Lease, then, and in every such case, the then current month’s rent and the next ensuing three months’ rent and additional rent shall immediately become due and payable as accelerated rent, and, at the option of the Landlord this Lease shall cease and determine and the Term hereby demised shall immediately become forfeited and void, in which event, the Landlord may re-enter and take possession of the Leased Premises as though the Tenant or any occupant or occupants of the Leased Premises was or were holding over after the expiration of the Term without any rights whatsoever.

(b)	Distress

The Landlord waives any right to distrain for rent.

(c)	Public Liability

That the Landlord shall not be liable for any death or injury arising from or out of any occurrence in, upon, at or relating to the Leased Premises, or damage to property of the Tenant or of others located on the Leased Premises, nor shall the Landlord be responsible for any loss of or damage to any property of the Tenant or others from any cause whatsoever, whether or not any such death, injury, loss or damage results from the negligence of the Landlord, its agents, servants, employees or any other parties for whom it may be in law responsible. Without limiting the generality of the foregoing, the Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain snow or leaks from any part of the Leased Premises or from the pipes, appliances, plumbing works, roof, or subsurface of any floor or ceiling or from the street or any other place or by dampness or by any cause of whatsoever nature. The Landlord shall not be liable for any such damage caused by persons in the Leased Premises or by occupants of adjacent property or the public, or caused by construction or by any private, public or quasi-public work. All property of the Tenant kept or stored on the Leased Premises shall be so kept or stored at the risk of the Tenant only and the Tenant shall hold the Landlord harmless from and against any claims arising out of damages to the same, including subrogation claims by the Tenant’s insurers.

(d)	Holding Over

That if the Tenant shall continue to occupy the Leased Premises at the expiration of this Lease with the consent of the Landlord, and without any further written agreement, the Tenant shall be a monthly tenant at the monthly rental herein reserved and otherwise on the terms and conditions herein set forth, except as to the length of tenancy.

(e)	Over-Loading

That the Tenant will not bring upon the Leased Premises or any part thereof, any machinery, equipment, article or thing that by reason of its weight, size, or use might, in the opinion of the Landlord, damage the Leased Premises and will not at any time overload the floors of the Leased Premises, and that if any damage is caused to the Leased Premises by any machinery, equipment article or thing or by overloading, or by any act, neglect or misuse on the part of the Tenant, or any of its servants, agents or employees, or by any person having business with the Tenant, the Tenant shall forthwith repair the same or pay to the Landlord the cost of making good the same.

(f)	Tenant not to Overload Facilities

That the Tenant will not install any equipment which would exceed or overload the capacity of the utility facilities in the Leased Premises and agrees that if any equipment installed by the Tenant shall require additional utility facilities, same shall be installed, if available, and subject to the Landlord’s prior written approval thereto (which approval may be unreasonably withheld), at the Tenant’s sole cost and expense in accordance with plans and specifications to be approved in advance by the Landlord, in writing.

(g)	Plumbing Facilities

That the plumbing facilities (if any) in the Leased Premises shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by the Tenant, as additional rent, payable forthwith on demand.

(h)	Indemnification

That, notwithstanding any other terms, covenants and conditions contained in this Lease, the Tenant shall indemnify the Landlord and save it harmless from and against any and all loss (including loss of all rentals payable by the Tenant pursuant to this Lease) claims, actions, damages, liability and expense in connection with loss of life, personal or bodily injury, damage to property or any other loss or injury whatsoever arising from or out of this Lease or any occurrence in, upon or at the Leased Premises, or the occupancy or use by the Tenant of the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of the Tenant or by anyone permitted to be on the Leased Premises by the Tenant. If the Landlord shall, without fault on its part, be made a party to any litigation commenced by or against the Tenant, then, the Tenant shall protect, indemnify and hold the Landlord harmless and shall pay all costs, expenses and reasonable legal fees incurred or paid by the Landlord in connection with any such litigation. The Tenant shall pay all costs, expenses and legal fees (on a full indemnity basis) that may be incurred or paid by the Landlord in enforcing the terms, covenants and conditions in this Lease, unless a Court shall decide otherwise.

(i)	Refuse

That the Tenant will not use any outside garbage or other containers or allow any ashes, refuse, garbage or other loose or objectionable material to accumulate in or about the Leased Premises, and will at all times keep the Leased Premises in a clean and tidy condition and shall immediately before the termination of the Term, wash the floors, windows, doors and woodwork of the Leased Premises. Provided further that except for motor vehicles (where permitted by applicable by-laws or laws), the Tenant will not store or cause to be stored outside of the Leased Premises, any of its inventory, stock-in-trade, or raw materials.

(j)	Leased Premises

That, whenever in this Lease reference is made to the Leased Premises, it shall include, without limitation, all structural portions, improvements, equipment, systems and erections, in or upon the Leased Premises or any part thereof from time to time.

(k)	Evidence of Payment by the Tenant

That the Tenant shall from time to time at the request of the Landlord produce to the Landlord satisfactory evidence of the due payment by the Tenant of all amounts required to be made by the Tenant under this Lease.

(l)	Adjustment of Taxes

That the taxes and local improvement rates and, where necessary, all other charges payable by the Tenant hereunder in respect of the first and last years of the Term shall be adjusted between the Landlord and the Tenant accordingly.

(m)	Tenant Shall Discharge All Liens

That the Tenant shall promptly pay all its contractors, suppliers and materialmen and shall do any and all things necessary to minimize the possibility of a lien attaching to the Leased Premises and should any such lien be made or filed, the Tenant shall discharge or vacate the same forthwith (after notice thereof is given to the Tenant) at the Tenant’s expense. In the event the Tenant shall fail to cause any such lien to be discharged or vacated, as aforesaid, then, in addition to any other right or remedy of the Landlord, the Landlord may, but it shall not be so obligated, discharge or vacate same by paying the amount claimed to be due into Court or directly to any such lien claimant and the amount so paid by the Landlord and all costs and expenses including solicitors’ fees (on a solicitor and his client basis) incurred herein for the discharge or vacating of such lien shall be due and payable by the Tenant to the Landlord as additional rent on demand.

11. FIXTURES AND REMOVAL AND RESTORATION BY TENANT

All alterations, decorations, additions and improvements made by the Tenant or made by the Landlord or others on the Tenant’s behalf (other than the Tenant’s trade fixtures) shall immediately become the property of the Landlord without compensation therefor to the Tenant. Such alterations, decorations, additions or improvements shall not be removed from the Leased Premises either during or at the expiration of the Term or sooner determination of the Lease, except that:

(a)	the Tenant may at the end of the Term, if not in default, remove its trade fixtures;

(b)	the Tenant shall, at the end of the Term and at its own cost remove all alterations, decorations, additions or improvements in or on the Leased Premises as the Landlord shall at its option require to be removed by notice to the Tenant not less than sixty (60) days prior to the end of the then current Term; and

(c)	the Tenant may remove its trade fixtures at the end of the Term and also during the Term in the usual and normal course of its business or if such trade fixtures become excess for the Tenant’s purpose, or if the Tenant is substituting therefor new and similar trade fixtures.

If the Tenant does not remove its trade fixtures at the expiration or earlier termination of the Term, such trade fixtures, at the option of the Landlord, are to become the Landlord’s property and may be removed from the Leased Premises and sold or otherwise disposed of by the Landlord. For greater certainty, the term “Tenant’s trade fixtures” shall not include any (i) heating or ventilating equipment, (ii) electrical or mechanical equipment, (iii) floor coverings affixed to the floor of the Leased Premises or (iv) light fixtures.

The Tenant shall, in the case of every such installation or removal either during or at the end of the Term, make good any damage caused to the Leased Premises or to the Leased Premises by the installation or removal of any such alterations, decorations, additions or improvements.

12. RE-ENTRY

Proviso for re-entry by the Landlord on non-payment of rent or non-performance or non-observance of covenants. The Landlord’s right of re-entry hereunder or any powers conferred on the Landlord in this Lease, all with respect to non-payment of Minimum Rent or additional rent, may be exercised by the Landlord immediately upon default being made by the Tenant and without any notice thereof to the Tenant, notwithstanding anything contained herein or in the Commercial TenanciesAct of Ontario to the contrary.

If the Landlord elects to re-enter, as herein provided, or if it takes possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary, in order to relet the Leased Premises, or any part thereof for such term or terms (which may be for a term or terms extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as the Landlord in its sole discretion may deem advisable. Upon each such reletting all rentals received by the Landlord from such reletting shall be applied, first, to the payment of any indebtedness, other than rent due hereunder, owing by the Tenant to the Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees, solicitor’s fees and the costs of such alterations and repairs; third, to the payment of all rentals due and unpaid hereunder, and the residue, if any, shall be held by the Landlord and applied in payment of future rent as the same may become due and payable hereunder. If the rentals received from such reletting during any month shall be less than that to be paid during that month by the Tenant hereunder, the Tenant shall pay any such deficiency to the Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Leased Premises by the Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to the Tenant. Notwithstanding any such reletting without termination, the Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should the Landlord at any time terminate this Lease for any breach, in addition to any remedies it may have, it may recover from the Tenant all damages it has incurred or may incur by reason of such breach, including the cost of recovering the Leased Premises, reasonable solicitor’s fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to the rent reserved in this Lease for the remainder of the stated Term over the then reasonable rental value as determined by the Landlord for the remainder of the stated Term, all of which amounts shall be immediately due and payable from the Tenant to the Landlord.

13. EXPENSES AND REMOVAL OF CHATTELS

(a)	In case suit shall be brought for recovery of possession of the Leased Premises, or, for the recovery of rent or any other amounts due under the provisions of this Lease, or because of the breach of any other covenants herein contained on the part of the Tenant to be kept or performed, and a breach shall be established, the Tenant shall pay to the Landlord all expenses incurred therefor, including a reasonable solicitor’s fee.

(b)	In case of removal by the Tenant of the goods and chattels of the Tenant from the Leased Premises, the Landlord may follow same for thirty (30) days in the same manner as is provided for in the Commercial Tenancies Act.

14. LANDLORD MAY CURE TENANT’S DEFAULT

If the Tenant shall fail to pay, when due, any amounts or charges required to be paid pursuant to this Lease, the Landlord, after giving five (5) days notice in writing to the Tenant, may, but shall not be obligated to, pay all or any part of the same. If the Tenant is in default in the performance of any of its covenants or obligations hereunder, (other than payment of Minimum Rent or other sums required to be paid pursuant to the terms of this Lease), the Landlord may from time to time after the giving of such notice as it shall deem sufficient, having regard to the circumstances applicable (or no notice in the case of an emergency or apprehended emergency) perform or cause to be performed any of such covenants or obligations or any part thereof, and for such purpose may do such things as may be requisite, including without limitation, entering upon the Leased Premises and doing such things upon or in respect of the Leased Premises or any part thereof as the Landlord may reasonably consider requisite or necessary. All expenses incurred and expenditures made by or on behalf of the Landlord under this Paragraph 14, plus a sum equal to fifteen percent (15%) thereof shall be additional rent hereunder and shall be paid by the Tenant upon demand. The Landlord shall have no liability to the Tenant for any loss or damage resulting from any such action by the Landlord, and any entry by the Landlord under the provisions of this Paragraph 14 shall not constitute a breach of the covenant for quiet enjoyment or an eviction.

15. INTENTIONALLY DELETED

16. DEFAULT IN THE PAYMENT OF ADDITIONAL RENT

If the Tenant shall be in default in the payment of any additional rent or other charges required to be paid pursuant to the terms of this Lease, they shall, if not paid when due, be collectible as rent with the next monthly instalment of Minimum Rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount, money or charge at the time same becomes due and payable hereunder, or limit any other remedy of the Landlord. The Tenant covenants and agrees that the Landlord may, at its option, apply or allocate any sums received from or due to the Tenant against any amounts due and payable hereunder in such manner as the Landlord, in its sole discretion, sees fit.

17. NET LEASE

The Tenant acknowledges and agrees that it is intended that this Lease is a completely care-free net lease to the Landlord, and that the Landlord is not responsible during the Term of the Lease for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Leased Premises or the use and occupancy thereof or to the contents thereof, or the business carried on therein, and the Tenant shall pay all charges, impositions, costs and expenses of any nature or kind relating to the Leased Premises.

18. QUIET ENJOYMENT

Upon the payment by the Tenant of the rents herein provided and upon the observance and performance of all covenants, terms and conditions on the Tenant’s part to be observed and performed, the Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the Term hereby demised without hindrance or interruption by the Landlord, or any other person or persons lawfully claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease.

19. RIGHT OF ENTRY

The Landlord or its agents shall have the right to enter the Leased Premises at all times and upon reasonable notice: (i) to examine the same, (ii) to show them to prospective purchasers, lessees or mortgagees, and, (iii) without any obligation upon the Landlord to do so, to make such repairs, alterations, improvements or additions to the Leased Premises as the Landlord may deem necessary or desirable. The Landlord shall be allowed to take all material into and upon the Leased Premises which may be required therefor without the same constituting an eviction of the Tenant in whole or in part, and the rent reserved hereunder shall not abate while such repairs, alterations, improvements or additions are being made due to any loss or interruption of the business of the Tenant or otherwise. The Landlord shall not be liable for any damage, injury or death caused to any person or property of the Tenant or of others located on the Leased Premises as a result of such entry. During the six months prior to the expiration of the Term the Landlord may exhibit the Leased Premises to prospective tenants and place upon the Leased Premises its usual notice “To Let” which notice the Tenant shall permit to remain thereon without molestation. If the Tenant shall not be personally present to open and permit an entry into the Leased Premises at any time when for any reason entry therein shall be necessary or permissible, the Landlord or its agents may enter the same by a master key or may forcibly enter the same, without rendering the Landlord or such agents liable therefor, and without in any manner effecting the obligations and covenants of the Lease. Nothing herein contained, however, shall be deemed or construed to impose upon the Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the premises or any part thereof except as otherwise herein specifically provided.

20. IMPROVEMENTS

The Tenant will not make any repairs, alterations, replacements, decorations or improvements to any part of the Leased Premises without first obtaining the Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed. The Tenant shall submit to the Landlord details of the proposed work, such indemnification against liens, costs, damages and expenses as the Landlord shall require and evidence satisfactory to the Landlord that the Tenant has obtained, at its sole expense, all necessary consents, licences and approvals from all governmental authorities having jurisdiction. All such repairs, replacements, alterations, decorations or improvements by the Tenant to the Leased Premises approved of by the Landlord shall be at the sole cost of the Tenant, shall be performed by competent workmen in a good and workmanlike manner and shall be subject to the reasonable supervision of the Landlord. Any such repairs, replacements, alterations, decorations or improvements made by the Tenant without the prior written consent of the Landlord, or, which are not in accordance with the drawings and specifications approved by the Landlord, as aforesaid, shall, if requested by the Landlord, be promptly removed by the Tenant at its expense and the Leased Premises restored to their previous condition. Provided, notwithstanding anything herein contained, no repair, replacement, alteration, addition, or improvement to the Leased Premises by or on behalf of the Tenant shall be permitted which may weaken or endanger the structure or adversely affect the condition or operation of the Leased Premises or diminish the value thereof, or restrict or reduce the Landlord’s coverage for zoning purposes.

21. FIRE

(a)

If the Leased Premises are at any time damaged or destroyed as a result of fire, the elements, accident or other perils as are insured against from time to time pursuant to Paragraph 9 hereof, and if as a result of such occurrence: (i) fifty percent (50%) or more of the Leased Premises are rendered wholly unfit for occupancy; or (ii) the cost of repairing or rebuilding the Leased Premises exceeds twenty-five percent (25%) or more of the replacement cost thereof; or (iii) in the opinion of the Landlord’s architect or engineer, to be given as soon as reasonably possible after the occurrence of such damage or destruction, the Leased Premises cannot be repaired with reasonable diligence within one hundred and twenty (120)

days of the happening of such damage or destruction, then, in each case, either party may, at its option, to be exercised within thirty (30) days of the happening of such occurrence, terminate the Lease by giving to the other party notice in writing of the election to terminate the Lease. In the event of such termination, the Lease and the Term hereby demised shall cease and be at an end as of the date of such damage or destruction and the Minimum Rent and all other additional rent for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of such destruction or damage.

(b)	If the Landlord does not elect to terminate the Lease in accordance with Subparagraph (a) of this Paragraph 21, then, the Landlord shall commence with all reasonable diligence to reconstruct, rebuild or repair the Leased Premises to the extent only of its obligations in respect of the original construction of the Leased Premises and exclusive of any work performed in and to the Leased Premises by or on behalf of the Tenant (the “Landlord’s Work of Reconstruction”). From the date of the happening of such damage or destruction and until the completion of the Landlord’s Work of Reconstruction, the Minimum Rent shall abate (i) in its entirety if, in the opinion of the Landlord’s architect or engineer, the Leased Premises are rendered wholly untenantable or (ii) proportionately, (to the portion of the Leased Premises rendered untenantable), if in the opinion of the Landlord’s architect or engineer, the Leased Premises are rendered untenantable only in part, subject, in either case, to the extent of the insurance proceeds actually received by the Landlord in respect of the insurance maintained pursuant to Paragraph 9(a)(iii).

(c)	If the Landlord shall elect to repair, reconstruct or rebuild the Leased Premises in accordance with the provisions of this Paragraph 21, the Landlord shall be entitled to use plans and specifications and working drawings in connection therewith other than those used in the original construction of the Leased Premises.

(d)	The decision of the Landlord’s architect or engineer as to (i) the time within which the Leased Premises can or cannot be repaired, (ii) the extent of the damage or destruction to the Leased Premises, (iii) the cost of repairing or rebuilding the Leased Premises, (iv) the date on which the Landlord’s Work of Reconstruction is completed, shall, in each case, be final and binding upon the parties hereto.

22. ASSIGNMENT BY LANDLORD

The Landlord declares that it may assign its rights under this Lease to a lending institution as collateral security for a loan to the Landlord and in the event that such an assignment is given and executed by the Landlord, and notification thereof is given to the Tenant by or on behalf of the Landlord, it is expressly agreed between the Landlord and the Tenant that this Lease shall not be cancelled or modified for any reason whatsoever except as provided for, anticipated or permitted by the terms of this Lease or by law, without the consent in writing of such lending institution.

The Tenant covenants and agrees with the Landlord that it will, if and whenever reasonably required by the Landlord, consent to and become a party to any instrument relating to this Lease which may be required by or on behalf of any purchaser, lender or mortgagee from time to time of the Leased Premises.

23. LIMITATION OF LANDLORD’S LIABILITY

The term “Landlord” as used in this Lease shall, so far as the covenants and obligations on the part of the Landlord are concerned, be limited to mean and include only the owner or owners at the time in question of the Leased Premises and in the event of any conveyance or transfer of ownership, by the Landlord herein named, and in the case of any subsequent transfer or conveyances, the then vendor or transferor shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all personal liability in respect of the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, save for its obligations and indemnity given under paragraph 33 hereof, provided that:

(a)	any funds in the hands of the Landlord or the then vendor or transferor at the time of such transfer, in which the Tenant has an interest, shall be turned over to the purchaser or transferee and any amount then due and payable to the Tenant by the Landlord or the then vendor or transferor under any provision of this Lease shall be paid to the Tenant; and

(b)	upon any such transfer or conveyance, the purchaser or transferee shall be deemed to have assumed, subject to the limitations of this paragraph, all of the terms, covenants and conditions contained in this Lease to be performed on the part of the Landlord.

It is the intention of the parties pursuant to this Paragraph 23 that the covenants and obligations contained in this Lease on the part of the Landlord shall, subject as aforesaid, be binding upon the Landlord, its successors and assigns, only during and in respect of their respective periods of ownership.

24. SIGNS

The Tenant will not paint, fix, display, or cause to be painted, fixed or displayed, any sign, picture, advertisement, notice, lettering or decoration on any part of the exterior or the interior of the Leased Premises without, in each instance, the prior written approval of the Landlord. Any such signs or other advertising material, as aforesaid, shall be removed by the Tenant at the expiration or earlier termination of this Lease and the Tenant shall promptly repair any and all damage caused by such installation or removal. Any such signs shall, at all times, be in conformity with all relevant governmental requirements and shall otherwise be subject to the Tenant’s covenants in this Lease, and the Tenant so covenants with the Landlord.

25. WAIVER OF BREACH

The waiver by the Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by the Landlord shall not be deemed to be a waiver of any preceding breach by the Tenant of any term, covenant or condition of this Lease, regardless of the Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by the Landlord unless such waiver is in writing and signed by the Landlord.

26. NOTICES

Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be delivered personally or by a nationally recognized courier, or sent by registered mail, postage prepaid, or sent by facsimile transmission, and shall be addressed (a) if to the Landlord at 1216 Sewells Road, Toronto, Ontario M1X 1S1, Attention: Ken Gold, Fax No. 416-286-8690, or at such other address as the Landlord designates by written notice, and (b) if to the Tenant, at —, Fax No. —. Any such notice, demand, request or consent is conclusively deemed to be given or made on the date upon which such notice, demand, request or consent is delivered, or if mailed, then four (4) days following the date of mailing, or if sent by facsimile transmission then the next business day following confirmation that such facsimile transmission was sent, as the case may be, and the time period referred to therein commences to run from the time of delivery or four (4) days following the date of mailing, or the next business day following confirmation of receipt of facsimile transmission, as the case may be. Either party may at any time give notice in writing to the other of any change of address of the party giving such notice and from or after the giving of such notice, the address therein specified is deemed to be the address of such party for the giving of notices hereunder. Provided, however, if the postal service is interrupted or substantially delayed for any reason whatsoever, then, any notice, demand, request or other instrument shall be delivered either personally or by authorized courier, or by means of facsimile transmission.

27. STATUS STATEMENT

Within ten (10) days after written request therefor by the Landlord, or in the event that upon any sale, assignment, lease or mortgage of the Leased Premises or the lands thereunder by the Landlord, a status statement shall be required from the Tenant, the Tenant hereby agrees to deliver in the form supplied by the Landlord a certificate to any proposed mortgagee or purchaser or to the Landlord, stating (if such be the case) that:

(a)	this Lease is unmodified and in full force and effect (or if there have been any modifications, that this Lease is in full force and effect as modified and identify the modification agreements, if any) or if this Lease is not in full force and effect, the certificate shall so state;

(b)	the date of the commencement of the Term;

(c)	the date to which the Minimum Rent has been paid under this Lease; and

(d)	whether or not there is any existing default by the Tenant in the payment of Minimum Rent or other sum of money under this Lease, and whether or not there is any other existing default by either party under this Lease with respect to which a notice of default has been served, and if there is any such default, specifying the nature and extent thereof.

28. SUBORDINATION

This Lease and all of the rights of the Tenant hereunder are, and shall at all times, be subject and subordinate to any and all mortgages, trust deeds or the charge or lien resulting from any other method of financing or refinancing or any renewals, or extensions thereof, now or hereafter in force against the lands, buildings and improvements comprising the Leased Premises. Upon the request of the Landlord, the Tenant will subordinate this Lease and all of its rights hereunder in such form or forms as the Landlord may require to any such mortgage, trust deeds or the charge or lien resulting from any other method of financing or refinancing and to all advances made or hereafter to be made upon the security thereof, and will, if requested, attorn to the holder thereof. No subordination by the Tenant shall have the effect of permitting the holder of any mortgage or charge or other security to disturb the occupation and possession by the Tenant of the Leased premises, so long as the Tenant shall perform all of the terms, covenants, conditions, agreements and provisos contained in this Lease and so long as the Tenant executes contemporaneously, a document of attornment required by any such mortgagee or other encumbrancer. If within ten (10) days after the date of any request in respect thereof, the Tenant has not executed and delivered to the Landlord any instruments or certificates required pursuant to the provisions of this Paragraph 28 or Paragraph 27 hereof, then, the Tenant hereby irrevocably appoints the Landlord as the Tenant’s attorney with full power and authority to execute and deliver in the name of the Tenant any such instruments or certificates.

29. IMPOSSIBILITY OF PERFORMANCE

Notwithstanding anything to the contrary contained in this Lease, if either party hereto is bona fide delayed or hindered in or prevented from the performance of any term, covenant or act required hereunder by reason of strikes, labour troubles, inability to procure materials or services, power failure, restrictive governmental laws or regulations, riots, insurrection, sabotage, rebellion, war, acts of God, or other reasons whether of a like nature or not which is not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then, the performance of such term, covenant or act is excused for the period of the delay and the party so delayed shall be entitled to perform such term, covenant or act within the appropriate time period after the expiration of the period of such delay. However, the provisions of this Paragraph 29 shall not in any way operate to excuse the Tenant from the prompt payment of Minimum Rent and additional rent or any of the payments required by the terms of this Lease.

30. OPTION TO RENEW

(a)	Provided the Tenant:

(i)	has duly and regularly made all Minimum Rent, additional rent and other sums required to be paid pursuant to this Lease and within the times and in the manner set out in this Lease, including any cure periods;

(ii)	has duly and regularly observed and performed each and every one of the terms, covenants and conditions contained in the Lease on its part to be observed and performed and within the times and manner set out in the Lease, including any cure periods; and

(iii)	either personally or through its affiliated companies is in possession of and conducting its business in the whole of the Leased Premises in accordance with the terms of the Lease;

it, the Tenant, shall have three (3) options to renew each for a term of five (5) years (each being hereinafter called a “Renewal Term) upon the same terms and conditions as herein more particularly set forth save for Minimum Rent and save for further renewals (subject to those specified herein) provided the Tenant notifies the Landlord in writing at least six (6) months prior to the expiration of the Term of its wish to exercise such option.

(b)	With respect to Minimum Rent during any Renewal Term more particularly referred to in the immediate preceding paragraph such rent shall be mutually agreed upon by the parties hereto, or failing agreement, shall be fixed by binding arbitration as hereinafter provided, always subject to the same covenants, provisos, and conditions as herein contained. If such Minimum Rent is to be settled by arbitration, such rent shall be governed by current market rent for similar premises in the area in effect as of the first day of the Renewal Term in question and having regard to the following:

(i)	If the parties hereto are unable to agree upon annual Minimum Rent with respect to any Renewal Term pursuant to the provisions of the immediately preceding paragraph by the first day of the third month immediately preceding the commencement of any Renewal Term, since time is recognized to be of the essence hereof, it is agreed that either party may at any time thereafter give notice to the other party of its desire to submit the matter regarding annual Minimum Rent with respect to the Renewal Term to arbitration. Such notice shall give the name of the arbitrator who is the nominee of the party giving such notice. Within ten (10) business days after the receipt of such notice, the party receiving it shall give notice to the other party of its nominee as arbitrator, and the two (2) arbitrators so named shall within ten (10) days of the appointment of the second of them agree upon the third arbitrator who shall be chairperson of the panel. If the party receiving the said notice shall not give notice to the other party of its nominee as arbitrator within the said ten (10) business days, then the nominee of the party who shall have given the said notice shall proceed as the sole member of the board of arbitration and his/her decision shall be final and binding upon the parties hereto. If the two (2) arbitrators first named are unable to agree upon the choice of the third arbitrator either party may apply to a judge of the Superior Court of Ontario who is hereby authorized and empowered to appoint the third arbitrator. The decision of the sole arbitrator or of any two (2) of the three (3) arbitrators (as the case may be) shall be deemed to be the decision of the entire panel, and shall be final and binding on all parties in interest and shall not be subject to appeal in any jurisdiction. The panel of arbitrators shall have full power and authority to hear evidence under oath or otherwise as it may decide to be proper, and to assess the costs of the arbitration against either or both of the parties hereto.

(ii)	If the annual Minimum Rent payable during the Renewal Term in question is finally determined, whether by mutual agreement or by arbitration, after the expiration of the immediately preceding Term or Renewal Term (as the case may be), all necessary adjustments in respect of any overpayment or underpayment by the Tenant shall be made within thirty (30) days following such determination.

(iii)	It is understood and agreed that pending finalization of annual Minimum Rent for the Renewal Term in question, the Tenant shall continue to pay annual Minimum Rent as referred to in the last year of the immediately preceding Term or Renewal Term (as the case may be) until such time as determination has been made with respect to annual Minimum Rent applicable to such Renewal Term.

31. EXPROPRIATION

If the whole or any part of the Leased Premises shall be expropriated (which term shall for the purposes of this Paragraph 31 include expropriation, condemnation or sale by Landlord to an authority under threat of expropriation, condemnation or taking) by any competent authority then:

(a)	Landlord and Tenant shall co-operate with each other in respect of such expropriation so that Tenant may receive the maximum award to which it is entitled in law for relocation costs, business interruption and its proportionate share of the award for leasehold improvements based on the time remaining under this Lease when compared to the useful life of such improvements and so that Landlord may receive the maximum award to which it may be entitled in law for all other compensation arising from such expropriation, including, without limitation, all compensation for the value of Tenant’s leasehold interest in the Leased Premises, all of which shall be the property of Landlord and all of such Tenant’s rights in respect of such expropriation, excluding only rights in respect of relocating costs and business interruption, shall be and are hereby assigned to Landlord. To give effect to such assignment to Landlord, Tenant shall execute such further documents as are necessary, in Landlord’s opinion, to effect such assignment, and in default of Tenant’s completing such documents within ten (10) days after demand, Landlord shall be and is hereby appointed the attorney for Tenant to execute such documents for and on behalf of Tenant and in its name, such appointment being hereby made pursuant to the Power of Attorney Act (Ontario) and shall survive the death or incapacity of Tenant;

(b)	Landlord shall have the option, to be exercised by written notice to Tenant, to terminate this Lease, such termination to be effective on the date the expropriating authority takes possession of the whole or any portion of the Leased Premises; and

(c)	this Lease shall continue in full force and effect in accordance with its terms until the date on which this Lease is terminated in accordance with the provisions of this Paragraph 31, if terminated in accordance with the express provisions hereof and, if terminated, rent and all other obligations under this Lease shall be accrued to and be adjusted as of the date of such termination.

32. HAZARDOUS MATERIALS

(a)	The Tenant hereby covenants that it will not bring or allow to be brought to, in or on the Leased Premises any Hazardous Materials (as hereinafter defined), and it will not cause or permit to be caused any Hazardous Materials to be placed, held, located, used, processed, stored or disposed of on, under or at the Leased Premises, and that its business and assets will at all times during the Term of this Lease operate and be maintained in compliance with applicable laws, regulations and standards, criteria, policies and guidelines (in each case, to the extent required by law) intended to protect and/or conserve the environment and/or protect human and/or animal health and well-being (individually and collectively being the “Laws”), including, without limitation, Laws respecting the control, handling, management, labeling, reporting, notification, processing, storage, discharge, emission, spill, leakage or disposal of any Hazardous Materials; and that it will not do or omit to be done anything that will cause any regulatory or enforcement actions or activities in respect thereof to be instituted or conducted at the Leased Premises by or under any statutory or regulatory authority.

(b)	The Tenant covenants that it will permit the Landlord, or those duly authorized by the Landlord, to carry out intrusive work, including drilling, and to conduct tests, inspections, sampling, monitoring and appraisals of the Leased Premises, including, without limitation, the right to conduct soil, air, chemical, materials, and/or water tests, and to take and remove samples, materials, structures and things from the Leased Premises, and any part of the Leased Premises, and any records, business and assets insofar as they relate to the Leased Premises to determine and ensure compliance with any Laws and this paragraph of this Lease (an “Environmental Audit”), upon reasonable notice to the Tenant of not less than three (3) business days, and further provided that the Landlord shall take all reasonable care to minimize any disruption of the Tenant’s operations or use of the Leased Premises.

(c)	In the event that the Environmental Audit reveals that the Tenant is storing, handling, transporting, manufacturing, processing or otherwise dealing with any Hazardous Materials in the Leased Premises in a manner contrary to any applicable laws or regulations, the Landlord shall give the Tenant ten (10) days within which to amend its manner of storing, handling, transporting, manufacturing, processing or otherwise dealing with such Hazardous Materials to comply with acceptable environmental protection practices. The Tenant shall further forthwith carry out such procedures as are, in the reasonable opinion of the Landlord, necessary to correct any damage which may have been caused to the Leased Premises by the Tenant and any adjoining lands, and to forestall any damage to the Leased Premises and adjoining lands which in the reasonable opinion of the Landlord may be created by the unsatisfactory storing, handling, transporting, manufacturing, processing or otherwise dealing with any Hazardous Materials by the Tenant.

(d)	In the event that the Tenant shall be in default of the provisions hereof and fail to amend its practices or take such corrective measures as are required pursuant to sub-paragraph (c) immediately preceding within the aforesaid ten (10) day period, or such shorter period of time if the Landlord, acting reasonably, believes that an emergency exists, the Landlord shall have the right to enter upon the Leased Premises and carry out such procedures as are, in the reasonable opinion of the Landlord, legally necessary to correct any damage wFhich may have been caused to the Leased Premises by the Tenant, or to forestall any damage to the Leased Premises which in the reasonable opinion of the Landlord may be created by the unsatisfactory storing, handling, transporting, manufacturing, processing or otherwise dealing with such Hazardous Materials, and the Tenant shall pay to the Landlord on demand, as Additional Rent, all costs and expenses of carrying out such procedures.

(e)	The Tenant will fully comply with the orders of all governmental authorities concerning pollution control and environmental clean-ups of the Leased Premises for which it is responsible under this Lease, and if the Landlord is required by the governmental authorities to do anything in relation to an environmental problem caused by the Tenant, the Tenant will, upon receipt of notice from the Landlord, carry out the order at the Tenant’s expense. If the Tenant fails or refuses to promptly and fully carry out an order, or if, in the Landlord’s reasonable opinion, the Tenant is not competent to carry out the order, the Landlord may, upon notice to the Tenant, carry out the whole or any part of the order, and the Tenant will pay all costs incurred by the Landlord in so doing, together with an administration fee of fifteen percent (15%) of such costs.

(f)	In the event that the Tenant ascertains that Hazardous Materials from off-site will likely migrate or have already migrated into, onto or through the Leased Premises, the Tenant shall forthwith notify that Landlord thereof; failing such notification the Tenant shall indemnify the Landlord for any costs or liability incurred by the Landlord as a result of such Hazardous Materials.

(g)	The Tenant hereby indemnifies the Landlord and agrees to hold it harmless from an The Tenant hereby indemnifies the Landlord and agrees to hold it harmless from and against any and all losses, liabilities, requirements, directions, orders damages, costs, expenses and claims of any and every kind whatsoever which at any time or from time to time may be asserted against or issued to the Landlord, or paid, incurred or suffered by the Landlord, with respect to, arising from or as a result of the presence, release, discharge, emission, spill, handling, containment or disposal of Hazardous Materials at, in, on, through and/or from the Leased Premises or into, in, through or on any land, air, water or wet land, where the source or the presence of the Hazardous Materials is from, relates to, or arises from the Tenant’s and/or its employee’s, guest’s, contractor’s, occupant’s, invitee’s, hauler’s, transporter’s, and those for whom the Tenant is at law or otherwise responsible or liable, use, occupation or operations at or related to the Leased Premises (including, without limitation: (i) the costs of responding to, defending, appealing, reviewing, counter-claiming and/or claiming over against or in respect of any action, application, order, direction or matter caused by or arising from such use, occupation or operations and (ii) any cost, liability or damages arising out of a settlement or compromise of any action or proceeding entered into or suffered by the Landlord with or without the consent of the Tenant, caused by or arising from such use, occupation or operations);

(h)	The Landlord hereby indemnifies the Tenant and agrees to hold it harmless from and against any and all losses, liabilities, requirements, directions, orders damages, costs, expenses and claims of any and every kind whatsoever which at any time or from time to time may be asserted against or issued to the Tenant, or paid, incurred or suffered by the Tenant, with respect to, arising from or as a result of the presence, release, discharge, emission, spill, handling, containment or disposal of Hazardous Materials at, in, on, through and/or from the Leased Premises or into, in, through or on any land, air, water or wet land, where the source or the presence of the Hazardous Materials is from, relates to, or arises from any condition of the Leased Premises existing as of the Commencement Date, or any condition of the Leased Premises caused by the Landlord’s and/or its employee’s, guest’s, contractor’s, occupant’s, invitee’s, hauler’s, transporter’s, prior tenants and those for whom the Landlord is at law or otherwise responsible or liable, use, occupation or operations at or related to the Leased Premises (including, without limitation: (i) the costs of responding to, defending, appealing, reviewing, counter-claiming and/or claiming over against or in respect of any action, application, order, direction or matter caused by or arising from such use, occupation or operations and (ii) any cost, liability or damages arising out of a settlement or compromise of any action or proceeding entered into or suffered by the Tenant with or without the consent of the Landlord, caused by or arising from such use, occupation or operations);

(i)	The provisions of this paragraph, and the undertakings and indemnifications set out in this paragraph, shall survive the termination of this Lease by reason of effluxion of time or otherwise.

(j)	For purposes of this paragraph, “Hazardous Materials” means any contaminant, pollutant, chemical, substance, material product and/or thing that when placed, released, emitted or discharged to, on, into, through or from the natural environment, structure or building may then cause or result in, or at some immediate or future time cause or result in, impairment, adverse effect, risk, harm or degradation to the natural environment, or risk harm to human health and/or flora and fauna; and without restricting the generality of the foregoing, Hazardous Materials includes any degraded, reduced or resulting chemical, or anything defined in any applicable statute or regulation as a hazardous waste or hazardous material, or any subset thereof.

(k)	The Landlord hereby represents that to the best of its knowledge:

(i)	any Hazardous Materials at the Leased Premises are being used, stored and processed in compliance with applicable Laws, or consistent with accepted industry practice and usage;

(ii)	parties operating at the Leased Premises are now materially complying with applicable Laws;

(iii)	there are not now, nor have there been during the Landlord’s period of ownership of the Leased Premises any significant releases of Hazardous Materials at the Leased Premises; and,

(iv)	there are no pending or extant environmental enforcement or administrative actions, charges, orders, prosecutions, claims or notices of violation against or issued to the Landlord and/or its current tenant in respect of or related to the Leased Premises.

33. MISCELLANEOUS

The Landlord and Tenant agree that:

(a)	Successors and Assigns

All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective permitted heirs, executors, administrators, successors and assigns of the said parties, and if there shall be more than one Tenant, they shall be bound jointly and severally by the terms, covenants and agreements contained herein. No rights, however, shall enure to the benefit of any assignee of the Tenant unless the assignment to such assignee has been approved by the Landlord in writing as provided in Paragraph 8(k) hereof.

(b)	Accord and Satisfaction

No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly Minimum Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement or any cheque or any letter accompanying any cheque or payment as rent be deemed an accord and satisfaction, and the Landlord may accept such cheque or payment without prejudice to the Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

(c)	Entire Agreement

This Lease and the Schedules and Riders, if any, attached hereto and forming a part hereof, together with the rules and regulations promulgated by the Landlord from time to time set forth all the covenants, promises, agreements conditions and understandings between the Landlord and the Tenant concerning the Leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon the Landlord or the Tenant unless in writing and signed by each of them.

(d)	Captions and Paragraph Numbers

The captions, paragraph numbers, article numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such paragraphs or articles of this Lease, nor in any way affect this Lease.

(e)	Extended Meanings

The word “Tenant” shall be deemed to include the word “lessee” and shall mean each and every person or party mentioned as a tenant herein, be the same one or more, and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. Any reference to “Tenant” shall include, where the context allows, the servants, employees, agents, and invitees of the Tenant and all others over whom the Tenant exercises control. Wherever the word Landlord is used in this Lease, it shall be deemed to include the word “lessor” and to include the Landlord and its duly authorized representatives The words “hereof”, “herein hereunder” and similar expressions used in any paragraph or subparagraph relate to the whole of this Lease, and not to that paragraph or that subparagraph only, unless otherwise expressly provided.

The use of the neuter singular pronoun to refer to the Landlord or the Tenant shall be deemed a proper reference even though the Landlord or the Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, (males or females), shall in all instances be assumed as though in each case fully expressed.

(f)	Partial Invalidity

If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

(g)	Registration

The Tenant shall not register this Lease without the written consent of the Landlord. However, upon the request of either party hereto, the other party shall join in the execution of a notice or so-called “short form” of lease for the purposes of registration. Said memorandum or short form of lease shall only describe the parties, the Leased Premises, the Term, and any other registry office requirements which are necessary in order to register such notice of lease, except, notwithstanding anything to the contrary, the notice shall not set out or disclose any rent or financial information, and shall be (1) prepared by the Tenant’s solicitors, (2) subject to the approval of the Landlord and its solicitors and (3) registered at the Tenant’s expense.

(h)	Governing Law

This Lease shall be construed in accordance with, and governed by, the laws of the Province of Ontario.

(i)	Time of the Essence

Time shall be of the essence of this Lease and of every part hereof.

(j)	Notice by Tenant

The Tenant shall, when it becomes aware of same, or when the Tenant, acting reasonably, should have become aware of same, notify the Landlord of any damage to, or deficiency or defect in any part of the Leased Premises, and any equipment or utility systems, or any installation located therein, notwithstanding the fact that the Landlord may have no obligation with respect to same.

(k)	Right of First Refusal

The Landlord hereby grants to the Tenant a right of first refusal to purchase the Leased Premises in the event the Landlord receives an offer to purchase which the Landlord has accepted (“Accepted Offer”) upon the same terms and conditions set forth in the Accepted Offer. In the event the Landlord receives an Accepted Offer, it shall send a copy of the Accepted Offer to the Tenant, and the Tenant shall have fourteen (14) days after receipt of the Accepted Offer to elect by written notice to the Landlord to purchase the Leased Premises upon the same terms and conditions. If the Tenant fails to respond within the specified time period or gives written notice that it has chosen not to elect to purchase, then the Landlord shall have the right to complete the sale pursuant to the Accepted Offer.

IN WITNESS WHEREOF the Landlord and the Tenant have executed this Lease as of the date first above written.

STANDARD AUTO WRECKERS (CORNWALL) INC. (Landlord)

Per:
Name:
Title:

FENIX PARTS CANADA INC. (Tenant)

Per:
Name:
Title:

Per:
Name:
Title:

SCHEDULE “A”

LEGAL DESCRIPTION:

PT GORE BTN LT 37 AND LT 38 PLAN 216 CORNWALL AS IN S5140586; SOUTH STORMONT

PIN 60137-0086(LT)

EXHIBIT H-2 – FORM OF LEASE AGREEMENT (OTTAWA)

I

LEASE

THIS INDENTURE made the — day of —, 2014.

BETWEEN:

GOLDY METALS (OTTAWA) INCORPORATED

(herein called “Landlord”)

OF THE FIRST PART;

- and -

FENIX PARTS CANADA INC.

(herein called “Tenant”)

OF THE SECOND PART;

1.	DEMISE

In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord hereby demises and leases to the Tenant, and the Tenant rents from the Landlord, all and singular that certain parcel or tract of land and premises situate, lying and being in the City of Ottawa, in the Province of Ontario, and being shown outlined in red on the sketch annexed hereto and marked as Schedule “A”, together with all building or buildings and improvements erected thereon and used in connection therewith and all appurtenances thereto from time to time (all of which are collectively hereinafter referred to as the “Leased Premises”). The Leased Premises are municipally known as 5402 Old Richmond Road, in the City of Ottawa, Province of Ontario and comprise the lands and premises more particularly described in Schedule “A” annexed hereto.

2.	TERM

To have and to hold the Leased Premises, unless sooner terminated as hereinafter provided, for and during the term (the “Term”) of Fifteen (15) years, to be computed from and inclusive of the — day of —, 2014, (the “Commencement Date”) and thenceforth next ensuing and to be fully complete and ended on the — day of —, 2029.

3.	USE OF PREMISES

The Tenant shall diligently use and occupy the Leased Premises only for auto wrecking, salvage, and dismantling and recycling, offices, warehouse and distribution of parts, and for no other purpose. Provided the Tenant, in the use and occupation of the Leased Premises and in the prosecution or conduct of the foregoing business therein, shall comply with the requirements of all laws, ordinances, rules and regulations of the federal, provincial and municipal authorities and with any direction or certificate of occupancy issued pursuant to any laws by any public officer or officers. The Tenant shall not use or permit to be used any part of the Leased Premises for any dangerous, noxious, or offensive trade or business and will not cause or maintain any nuisance in, at, or on the Leased Premises.

4.	RENT

The Tenant shall pay from and after the Commencement Date and throughout the Term, to the Landlord, in lawful money of Canada, without any prior demand therefor, and without any deduction, abatement, set-off or compensation whatsoever, as annual minimum rent (the “Minimum Rent”) in accordance with following schedule:

Period	Annual Rent	Monthly Rent
Years 1 – 5	$30,000.00	$2,500.00
Years 6 – 7	$150,000.00	$12,500.00
Years 8 – 10	$275,000.00	$22,916.67
Years 11 – 15	$325,000.00	$27,083.33

If the Term commences on any day other than the first or ends on any day other than the last day of a calendar month, all rent for the fractions of a month at the commencement or expiration of the Term shall be pro-rated on a per diem basis based on a period of three hundred and sixty-five (365) days.

5.	PAYMENT

All payments required to be made by the Tenant under or in respect of this Lease shall be made to the Landlord at the Landlord’s office at 1216 Sewells Road, Toronto Ontario, Attention: Ken Gold, or to such agent or agents of the Landlord or at such other place or address as the Landlord shall hereafter from time to time direct writing to the Tenant.

6.	ADDITIONAL RENT

Any and all sums of money or charges required to be paid by the Tenant under this Lease (except for and in addition to Minimum Rent), shall be deemed to be rent and shall be paid as additional rent, whether or not the same are designated as “additional rent” hereunder, or whether or not the same are paid to the Landlord or otherwise, and all such sums are to be payable in lawful money of Canada without any deduction, set-off or abatement whatsoever. Additional rent is due and payable with the next monthly instalment of Minimum Rent, unless otherwise provided herein, but in any event, such additional rent is not payable as part of Minimum Rent. Additional rent may be estimated by the Landlord from time to time and such estimated amount is payable in monthly instalments in advance with annual adjustments, if necessary, and all additional rent is deemed to be accruing due on a day-to-day basis.

7.	RENT AND ADDITIONAL PAST DUE

If the Tenant fails to pay, within five (5) days of the date when the same is due and payable, any rent or additional rent payable by the Tenant under this Lease, such unpaid amount shall bear interest from the due date thereof to the date of payment at the rate of five (5) percentage points in excess of the prime rate, which for the purposes of this Lease means the commercial lending rate of interest, expressed as an annual rate, as announced by the Royal Bank of Canada from time to time at its principal office in Toronto as its “prime rate”, which rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for Canadian dollar loans made in Canada with interest payable as a function of its prime rate.

8.	TENANT’S COVENANTS

The Tenant covenants with the Landlord:

(a)	Payment of Rent

To pay rent and additional rent in the manner and at the times herein reserved.

(b)	Business Taxes

That in each and every year during the Term, the Tenant shall pay as additional rent and discharge within ten (10) days after the same becomes due and payable, and regardless of whether charged directly to the Tenant or the Landlord or included in real property taxes referred to in Paragraph 8(c) herein, all taxes, rates, duties, assessments and other charges that may be levied, rated, charged or assessed against or in respect of all improvements, equipment and facilities on or in the Leased Premises and every tax and licence fee in respect of any and every business carried on thereon or therein or in respect of the use or occupancy thereof by the Tenant and any and every permitted occupant of the Leased Premises (other than corporate income, profits or excess profits taxes assessed upon the income of the Landlord), whether any such assessment tax, rate duty or licence fee is charged by any federal, municipal, provincial, school or other bodies during the Term. The Tenant will indemnify and keep indemnified the Landlord from and against payment for all loss, costs, charges and expenses, occasioned by or arising from any and all such taxes, levies, rates, duties, assessments, licence fees (including all real property taxes pursuant to Paragraph 8(c) hereof), and any and all taxes which may in the future be levied in lieu thereof. Any such loss, costs, charges and expenses suffered by the Landlord pursuant to this Paragraph 8(b) may be collected by the Landlord as rent with all rights as reserved to the Landlord in respect of rent in arrears. The Tenant further covenants and agrees that upon the request of the Landlord, the Tenant will promptly deliver to the Landlord for inspection receipts for payment of all taxes, rates, duties, assessments and other charges payable by the Tenant pursuant to this Paragraph 8(b) which were due and payable up to one month prior to such request and will furnish such other information in connection therewith as the Landlord may reasonably require. Provided further, if the Tenant or any permitted occupant of the Leased Premises shall elect to have the Leased Premises or any part thereof assessed for separate school taxes, the Tenant shall pay to the Landlord as additional rent, as soon as the amount of such separate school taxes is ascertained, any amount by which the amount of separate school taxes exceeds the amount which would otherwise have been payable for school taxes had such election not been made by the Tenant or the permitted occupant of the Leased Premises.

(c)	Realty Taxes

(i)	That the Tenant will pay, as additional rent, in each and every year during the Term and within the time or times hereinafter provided, directly to the Landlord or to the taxing authority as the Landlord may direct from time to time, and discharge all real property taxes (including local improvement rates, impost charges or levies), rates, duties and assessments of any nature or kind that may be levied, rated, charged or assessed against the Leased Premises or any part thereof, from time to time during the Term, and any extension or renewal thereof, by any taxing authority, whether federal, provincial, municipal, school or otherwise, and including but without limitation, any such taxes payable by the Landlord which are imposed in lieu of or as a substitute for such real property taxes or on account of the Landlord’s ownership of the Leased Premises, whether of the foregoing character or whether same existed at the commencement of the Term. The Tenant agrees to provide the Landlord with a copy of any real property tax bills and real property assessment notices for the Leased Premises. The Tenant will, upon request, promptly deliver to the Landlord receipts for payment of all such real property taxes paid to any such taxing authorities, as aforesaid, and will furnish and deliver all such other information in connection therewith as the Landlord may reasonably require.

(ii)

The amount payable by the Tenant pursuant to Paragraph 8(c)(i) may be estimated by the Landlord and shall be payable by the Tenant over the period covering the first nine (9) months of each calendar year throughout the Term or as may be estimated by the Landlord for such other period or periods as the Landlord may determine from time to time. Upon receipt of written notification from the Landlord, the Tenant shall pay to the Landlord the amount so estimated in monthly instalments in advance on the first day of each calendar month during such period, together with all other rental payments provided for in this Lease. Notwithstanding anything hereinbefore contained, if the Landlord decides to be responsible in the first instance for the payment of real property taxes in respect of the Leased Premises in accordance with the provisions of this Paragraph 8(c) and if at any time when payment by the Landlord of the real property taxes (including local improvement rates), whether interim, instalment or final is due, the Landlord shall not have on deposit a sufficient sum to pay the full amount of such real property taxes, the Tenant shall forthwith, upon demand, pay, as additional rent, the amount, determined as aforesaid, of any such deficiency to the Landlord. When the final real property tax bill in any year has been received, which relates to the period for which such estimated payments have been made by the Tenant, as aforesaid, the parties hereto agree to adjusted all payments made by the Tenant on account of real property taxes in accordance with such final real property tax bill. The Tenant shall pay any and all costs and expenses incurred by the Landlord or the Tenant, as the case may be, in respect of any appeal or contestation conducted by the Landlord or the Tenant (with the prior consent of the Landlord) of the real property taxes levied or assessed against the Leased Premises.

(d)	Additional Taxes

That the Tenant will reimburse the Landlord, or pay to the Landlord, or be responsible for, as the case may be, for each rental year and at the times and in the manner specified by the Landlord, the full amount of any taxes in the nature of a business transfer tax, value added tax, sales tax, goods and services tax, commercial concentration tax or any other similar tax levied, rated, charged or assessed in respect of the Minimum Rent and additional rent payable by the Tenant under this Lease or in respect of the rental of space by the Tenant under this Lease. It is agreed and understood that the Tenant shall pay, be responsible for or reimburse the Landlord for, such taxes at the full tax rate applicable from time to time in respect of the Minimum Rent and additional rent for the rental of space, without reference to any tax credits or exemptions available to the Landlord.

(e)	Utilities

That the Tenant shall be solely responsible for and shall promptly pay all charges for water, gas, electricity, telephone and any and all other utilities used or consumed in, or, any other charges levied or assessed on or in respect to, the Leased Premises, and for all fittings, machines, apparatus or other things leased in respect thereof, and for all work or services performed by any corporation or commission in connection with such public or private utilities. Should the Landlord elect to supply water, gas, electricity, and/or sewer services for the Leased Premises, or any other utility used or consumed, or to be used or consumed, in the Leased Premises, the Tenant shall purchase and pay for the same as additional rent payable on demand to the Landlord, at rates not in excess of public utility rates for the same service, if applicable. In no event shall the Landlord be liable for, nor have any obligation with respect to, any interruption or cessation of, or any failure in the supply of any such utilities, services or systems, including, without limitation, the water and sewage systems, to the Leased Premises or to the Leased Premises, whether or not supplied by the Landlord or others.

(f)	Repairs

That the Tenant shall, at its sole cost and expense and at all times throughout the Term, keep and maintain the whole of the Leased Premises and every part thereof (including, without limitation, all glass, equipment, machinery and fixtures therein and all appurtenances thereof and improvements thereto) in good order, repair and first class condition, as would a prudent owner. Without in any way limiting the generality of the foregoing, the Tenant shall promptly make all needed repairs or replacements in and to the Leased Premises, including, without limitation, all repairs or replacements which are interior and exterior, structural and non-structural, ordinary as well as extraordinary, foreseen as well as unforeseen, it being understood, confirmed and agreed by the Tenant that the Landlord shall not at any time during the term of this Lease be required or called upon to make any repairs or replacements in and to the Leased Premises of any nature or kind whatsoever. The obligation to repair, as aforesaid, shall extend to all maintenance, repairs and, where necessary, replacement of all driveways, sidewalks, parking areas and landscaping generally.

(g)	Entry by Landlord

That it shall be lawful for the Landlord and its agent(s) at all reasonable times during the Term, and upon reasonable notice, to enter the Leased Premises to inspect the condition thereof. Where an inspection reveals that repairs or replacements are necessary, the Landlord shall give to the Tenant notice in writing, and immediately thereafter the Tenant will forthwith proceed to make all necessary repairs or replacements in a good and workmanlike manner and to the satisfaction of the Landlord, so as to complete same within a commercially reasonable time taking into consideration the nature of the repair required. The failure by the Landlord to give notice shall not relieve the Tenant from any of its obligations to repair or replace in accordance with the provisions hereof. Provided further, that if the Tenant refuses or neglects to repair promptly and to the reasonable satisfaction of the Landlord as required pursuant to the provisions of Paragraph 8(f) hereof or in accordance with any notice received from the Landlord pursuant to the provisions of this Paragraph 8(g), the Landlord may, but shall not be obligated to, make such repairs or replacements without liability to the Tenant for any loss or damage which may occur to the Tenant’s property or to the Tenant’s business by reason thereof and upon completion, the Tenant shall forthwith pay upon demand the Landlord’s cost for making any such repairs or replacements plus a sum equal to fifteen percent (15%) thereof for overhead, as additional rent. The Tenant agrees that the making of any repairs or replacement by the Landlord pursuant to this Paragraph 8(g) is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease.

(h)	Surrender of Leased Premises

That, at the expiration or sooner termination of the Term, the Tenant shall peaceably surrender and yield up vacant possession of the Leased Premises with all improvements, erections and appurtenances which at any time or times during the Term shall be made, placed or erected therein or thereon to the Landlord in as good condition and repair as the Tenant is required to maintain the Leased Premises throughout the Term, reasonable wear and tear and damage by casualty loss (as referred to in paragraph 21 hereof) excepted. The Tenant shall surrender all keys for the Leased Premises to the Landlord at the place then fixed for the payment of Minimum Rent and shall inform the Landlord of all combinations of any locks, safes and vaults of any kind in the Leased Premises. The Tenant shall, however, if requested by the Landlord, on or before sixty (60) days prior to the expiration of the Lease, remove at its sole cost and expense all improvements, erections, alterations, fixtures or other appurtenances made, placed or erected at any time or times prior to or during the Term in or on the Leased Premises and shall repair, at its sole cost and expense, all damage to the Leased Premises caused by their installation and/or removal. The Tenant’s obligation to observe and perform the covenant contained in this Paragraph 8(h) shall survive the expiration or sooner termination of the Term.

(i)	Heat and Air Conditioning

To heat and air condition, at its own expense, from heating and air conditioning equipment originally supplied by the Landlord, if any, (or as may be, from time to time, replaced and/or supplemented by the Landlord or Tenant), the Leased Premises and, with respect to heating, to maintain a degree sufficient to protect the Leased Premises and their contents from damage by cold or frost, and to operate, maintain, repair or, if necessary, replace, at its own expense, such heating and air conditioning and other mechanical equipment. Further, the Tenant will, at the expiration or sooner termination of the Term, peacefully yield up unto the Landlord such heating and air conditioning equipment and all other equipment and appurtenances thereto in good and substantial repair and condition, reasonable wear and tear and damage by casualty loss (as referred to in paragraph 21 hereof) excepted.

(j)	Public Orders

That the Tenant shall, at its sole cost and expense, comply with all provisions of law, including without limiting the generality of the foregoing, the requirements of all federal, provincial and municipal legislative enactments, by-laws or regulations now or hereafter in force which relate to the conduct of the Tenant’s business or the Tenant’s use of the Leased Premises or the conduct of business therein, (whether or not same shall require additions, improvements, changes or alterations to the structure of the Leased Premises), or to the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Leased Premises. The Tenant will further comply with all police, fire, health and sanitary regulations imposed by any governmental authorities or made by fire insurance underwriters, which relates to the Tenant’s use of the Leased Premises.

(k)	Assignment and Subletting

(i)	That the Tenant will not assign this Lease in whole or in part, nor sublet all or any part of the Leased Premises, nor mortgage or encumber this Lease or the Leased Premises or any part thereof, nor suffer or permit the occupation of, or part with or share possession of, all or any part of the Leased Premises by any other person, firm or corporation (all of the foregoing being hereinafter referred to as a “transfer”) without the prior consent of the Landlord in each instance, which consent shall not be unreasonably withheld, subject to the provisions of subparagraph (ii) of this Paragraph 8(k). The consent by the Landlord to any transfer, if granted, shall not constitute a waiver of the necessity for such consent to any subsequent transfer. This prohibition against a transfer is construed so as to include a prohibition against any transfer by operation of law and no transfer shall take place by reason of a failure by the Landlord to reply to a request by the Tenant for consent to a transfer. If there is a permitted transfer of this Lease, the Landlord may collect rent from the assignee, subtenant or occupant (all of the foregoing being hereinafter collectively referred to as the “transferee”), and apply the net amount collected to the Minimum Rent required to be paid pursuant to this Lease, but no acceptance by the Landlord of any payments by a transferee shall be deemed a waiver of this covenant or the acceptance of the transferee as Tenant or a release of the Tenant for the further performance by the Tenant of the covenants or obligations on the part of the Tenant herein contained. Any document evidencing the Landlord’s consent to a transfer of this Lease, if permitted or consented to by the Landlord shall be prepared by the Landlord’s solicitors, and all legal fees with respect thereto shall be paid by the Tenant to the Landlord forthwith upon demand. Any consent by the Landlord shall be subject to the Tenant causing any such transferee to promptly execute an agreement directly with the Landlord agreeing to be bound by all of the terms, covenants and conditions contained in this Lease as if such transferee had originally executed this Lease as Tenant. Notwithstanding that any such transfer is permitted or consented to by the Landlord, the Tenant shall be jointly and severally liable with the transferee upon this Lease and shall not be released from performing any of the terms, covenants and conditions contained in this Lease.

(ii)	Landlord’s Option

If the Tenant intends to effect a transfer of all or any part of the Leased Premises or this Lease, in whole or in part, or of any estate or interest hereunder, then and so often as such event shall occur, the Tenant shall give prior written notice to the Landlord of such intent, specifying therein the name of the proposed transferee and shall provide such information with respect thereto, including, without limitation, information concerning the principals thereof and as to any credit, financial or business information relating to the proposed transferee as the Landlord requires, and the Landlord shall, within fifteen (15) days thereafter, notify the Tenant in writing either, that (a) it consents or does not consent to the transfer, or (b) it elects to cancel this Lease in preference to the giving of such consent. If the Landlord elects to cancel this Lease, as aforesaid, the Tenant shall notify the Landlord in writing within fifteen (15) days thereafter of the Tenant’s intention either to refrain from such transfer or to accept the cancellation of this Lease. If the Tenant fails to deliver such notice within such period of fifteen (15) days, this Lease will thereby be terminated upon expiration of the said fifteen (15) day period. If the

Tenant advises the Landlord it intends to refrain from such transfer, then, the Landlord’s right to cancel this Lease as aforesaid shall become null and void in such instance. The right of the Landlord to terminate the Lease shall not be applicable to a sublease of a part of the Leased Premises where the Tenant continues to operate its business in the remainder of the Leased Premises.

(iii)	No Advertisement

The Tenant shall not print, publish or display any notice or advertisement advertising the whole or any part of the Leased Premises for the purposes of assignment or subletting without the prior approval by the Landlord of the complete text or format of any such notice or advertisement.

(l)	Corporate Ownership

That if the Tenant is a corporation or if the Landlord has consented to a transfer of this lease to a corporation, any transfer or issue by sale, assignment, bequest, inheritance, operation of law or other disposition or by subscription from time to time of all or any part of the corporate shares of the Tenant or of any parent or subsidiary corporation of the Tenant or any corporation which is an associate or an affiliate of the Tenant (as those terms are defined pursuant to the Business Corporations Act of Ontario) which result in any change in the present effective voting control of the Tenant by the parties holding such voting control at the date of execution of this Lease (or at the date a transfer of this Lease to a corporation is permitted) and which does not receive the prior written consent of the Landlord in each instance, which consent may not be unreasonably withheld, shall entitle the Landlord to terminate this Lease upon five (5) days’ written notice to the Tenant. If the Landlord elects to cancel this Lease as aforesaid, the Tenant shall have the right to advise the Landlord within fifteen (15) days after written notice of the Landlord’s election to terminate this Lease that the Tenant elects to have this Lease reinstated by the transfer, sale, assignment or other disposition (the “re-transfer”) from the shareholders of the Tenant after such change in control to the shareholders of the Tenant existing as of the date of execution of this Lease (or at the date that a transfer of this Lease to a corporation is permitted). If the Tenant effects such re-transfer within thirty (30) days following receipt of notice of the Landlord’s election, and forthwith thereafter provides the Landlord with evidence satisfactory to the Landlord of such re-transfer, this Lease will be reinstated as of the date of the termination by the Landlord as aforesaid. If this Lease is terminated, the Landlord may re-enter and take possession of the Leased Premises whereupon the Landlord’s rights and remedies contained in Paragraph 11 hereof shall apply. The Tenant shall make available to the Landlord all corporate books and records of the Tenant for inspection at all reasonable times in order to ascertain whether there has been any change in control. Provided, notwithstanding anything contained in this Paragraph 8(l) to the contrary, the provisions of this paragraph shall not apply to the Tenant if at such time (a) the Tenant is a public corporation whose shares are traded and listed on any recognized stock exchange in Canada or the United States, or (b) the Tenant is a private corporation but is controlled by a public corporation defined as aforesaid.

(m)	Nuisance

That the Tenant will not do or omit to do or permit to be done or omitted anything upon or in respect of the Leased Premises, the doing or omission of which, as the case may be, shall be or result in any nuisance or menace to the Landlord and including, without limitation, the Tenant shall not keep in, on or around the Leased Premises any animals, birds or other pets; and that no machinery shall be used on the Leased Premises which shall cause any undue vibration in or to the Leased Premises, and if the Landlord shall complain that any machinery or operation thereof in or on the Leased Premises is a nuisance to it, upon receiving notice thereof, the Tenant will immediately cease such nuisance.

9.	INSURANCE

(a)	The Tenant shall, throughout the term of the Lease, at its sole cost and expense, take out and keep in full force and effect in the names of the Tenant, the Landlord and the Landlord’s mortgagee, as their respective interests may appear, the following insurance:

(i)	insurance upon the Leased Premises, the machinery, boilers and equipment contained therein and all improvements and appurtenances thereto, and all other property of every description and kind owned by the Tenant or for which the Tenant is legally liable or installed by or on behalf of the Tenant and which is located within the Leased Premises (including, without limitation, stock-in-trade, furniture, fittings, installations, alterations, additions, partitions, fixtures and anything in the nature of a leasehold improvement), in each instance, in an amount of not less than one hundred percent (100%) of the full (new) replacement cost thereof, (including therein provision for upgrades required by relevant municipal by-laws or other governmental regulations) without deductions, and with coverage against, at least the perils of fire and standard extended coverage, including sprinkler leakages (where applicable), earthquake, flood and collapse. If there is a dispute as to the amount which comprises the full (new) replacement cost, the decision of the Landlord or the Landlord’s mortgagee shall be conclusive;

(ii)	broad form boiler and machinery insurance on a blanket and replacement basis with limits for each accident in an amount not less than the full (new) replacement cost of the buildings and improvements comprising the Leased Premises (including therein provision for upgrades required by relevant municipal by-laws or other governmental regulations) and of all boilers, pressure vessels, air conditioning equipment and miscellaneous electrical apparatus owned or operated by the Tenant or by others (other than the Landlord) on behalf of the Tenant in the Leased Premises or relating to or serving the Leased Premises;

(iii)	rental income coverage in such amounts as will reimburse the Landlord for direct or indirect loss of earnings and all rentals payable pursuant to this Lease attributable to all perils insured against in Subparagraphs (i) and (ii) of this Paragraph 9(a) and any other perils commonly insured against by a prudent owner for a period of at least one (1) calendar year;

(iv)	public liability and property damage insurance including personal and bodily injury liability, contractual liability, non-owned automobile liability and owners’ and contractors’ protective insurance coverage with respect to the Leased Premises, coverage to include the activities and operations conducted by the Tenant and any other parties on the Leased Premises. Such policies shall be written on a comprehensive basis with limits of not less than Five Million Dollars ($5,000,000) for bodily injury to any one or more persons or property damage, and such higher limits as the Landlord or the Landlord’s mortgagee reasonably requires from time to time, and shall not be invalidated as respects the interests of the Landlord and the Landlord’s mortgagee by reason of any breach or violation of any warranties, representations, declarations or conditions contained in the policies. All such policies must contain a severability of interests clause, a cross liability clause and shall be primary and shall not call into contribution any other insurance available to the Landlord or to the Landlord’s mortgagee;

(v)	plate glass insurance in respect of all plate glass or other glass in and comprising the Leased Premises; and

(vi)	any other form of insurance as the Tenant or the Landlord or the Landlord’s mortgagee reasonably requires from time to time, in form, in amount and for insurance risks against which a prudent owner would insure.

(b)	All policies required to be written on behalf of the Tenant pursuant to Paragraph 9(a) hereof shall contain the standard mortgage clause of the Landlord’s mortgagee and shall contain a waiver of any subrogation rights which the Tenant’s insurers have against the Landlord and against those for whom the Landlord is in law responsible, whether any such damage is caused by the act, omission or negligence of the Landlord or those for whom the Landlord is in law responsible.

(c)	All insurance policies of the Tenant shall be taken out with insurers acceptable to the Landlord and shall be in a form satisfactory from time to time to the Landlord and any mortgage lender. The Tenant agrees that certificates of insurance or, if required by the Landlord or the Landlord’s mortgagee, certified copies of each such insurance policy, will be delivered to the Landlord as soon as practicable after the placing of the required insurance. All such policies shall contain an undertaking by the insurers to notify the Landlord and the Landlord’s mortgagee in writing not less than thirty (30) days prior to any material change, cancellation, failure to renew, or termination thereof.

(d)	The Tenant agrees that if the Tenant fails to take out or to keep in force any such insurance referred to in Paragraph 9(a) hereof, or should any such insurance not be approved by either the Landlord or the Landlord’s mortgagee, and should the Tenant not rectify the situation within forty-eight (48) hours after written notice by the Landlord to the Tenant (stating if the Landlord or the Landlord’s mortgagee does not approve of such insurance, the reasons therefor), the Landlord has the right without assuming any obligation in connection therewith, to affect such insurance at the sole cost and expense of the Tenant and all outlays by the Landlord shall be immediately paid by the Tenant to the Landlord as additional rent on the first day of the next month following such payment by the Landlord, without prejudice to any other rights and remedies of the Landlord under this Lease.

(e)	If any insurance policy upon the Leased Premises or any part thereof shall be cancelled or shall be threatened by the insurer to be cancelled, or the coverage thereunder reduced in any way by the insurer by reason of the use and occupation of the Leased Premises or any part thereof by the Tenant or by any assignee or subtenant of the Tenant, or by anyone permitted by the Tenant to be upon the Leased Premises, and if the Tenant fails to remedy the conditions giving rise to the cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours after notice thereof by the Landlord, the Landlord may, at its option, either (a) re-enter and take possession of the Leased Premises forthwith by leaving upon the Leased Premises a notice in writing of its intention so to do and thereupon the Landlord shall have the same rights and remedies as contained in paragraph 12 hereof, or (b) enter upon the Leased Premises and remedy the conditions giving rise to such cancellation, threatened cancellation or reduction, and the Tenant shall forthwith pay the cost thereof to the Landlord, which cost may be collected by the Landlord as additional rent and the Landlord shall not be liable for any damage or injury caused to any property of the Tenant or of others located on the Leased Premises as a result of such entry. The Tenant agrees that any such entry by the Landlord is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease.

(f)

Notwithstanding anything contained in this Paragraph 9 to the contrary, the Landlord, at its sole option, shall be entitled to effect in respect of the Leased Premises all such insurance which the Tenant is obligated to take out and maintain pursuant to Paragraph 9(a) hereof. The Landlord shall advise the Tenant in writing of the Landlord’s intention to take out and maintain all such insurance in respect of the Leased Premises as set out in Paragraph 9(a), and upon receipt of such written notice, the Tenant shall be relieved of all further obligations to take out and maintain such insurance in respect of the Leased Premises. Thereafter, the Tenant shall reimburse and pay to the Landlord, as additional rent, the total cost and expenses incurred by the Landlord in taking out and maintaining all such insurance in accordance with Paragraph 9(a) hereof. Such costs and expenses incurred by the Landlord in insuring the Leased Premises shall include, without limitation, any increase in the cost of the Landlord’s insurance premiums as a result of or arising from the Tenant’s use and occupation of the Leased Premises, whether or not the Landlord has consented to same. The amount payable by the Tenant to the Landlord in respect of the Landlord’s cost of insuring the Leased Premises pursuant to this Paragraph 9(f) may be estimated by the Landlord for such period or periods as the Landlord may determine and the Tenant shall pay to the Landlord the cost of such amount in equal monthly instalments in advance during such period, together with all other rental payments provided for in the Lease. Provided, however, as soon as bills for all or any portion of the amount so estimated by the Landlord in respect of its insurance premiums are received, the Landlord may bill the Tenant for the cost thereof (less all amounts previously paid by the Tenant on the basis of the Landlord’s estimate which have not already been so applied) and the Tenant shall pay to the Landlord such amount so billed as additional rent on demand. At the end of the period for which such estimated payments have been made by the Tenant in respect of the Landlord’s cost of insuring the Leased Premises in accordance with the provisions hereof, the Landlord shall deliver to the Tenant a statement setting out the total costs and expenses incurred by the Landlord in respect of all such insurance, and if necessary, all adjustments shall be made between the parties as soon as reasonably possible. Provided, however, nothing contained in this Paragraph 9(f) shall be interpreted or construed in any way as being a covenant by the Landlord to take out and maintain in respect of the Leased Premises any of the insurance coverage as referred to in Paragraph 9(a) hereof, and the Landlord’s failure to place or cause to be placed any such insurance shall not be a breach of this Lease or create any liability or responsibility whatsoever on the part of the Landlord.

10.	MUTUAL COVENANTS

Provided, and it is expressly agreed:

(a)	Seizure and Bankruptcy

That, in case, without the written consent of Landlord, the Leased Premises shall be used by any person other than the Tenant, or in case the Term or any of the goods and chattels of the Tenant shall be at any time seized or taken in execution or in attachment by any creditor of the Tenant, or if the Tenant shall make any assignment for the benefit of creditors or give any bill of sale without complying with the Bulk Sales Act (Ontario) or become bankrupt or insolvent, or take the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors or file any proposal or make an assignment for the benefit of creditors or if a receiver is appointed for all or a portion of the Tenant’s property or if any order is made for the winding up of the Tenant, or if the Tenant shall make a sale in bulk, or, if the Tenant abandons or attempts to abandon the Leased Premises, or if the Tenant shall fail to pay any rent or other sums due hereunder which remains unpaid after five (5) days following receipt of written notice from the Landlord, or, if the Tenant shall fail to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by the Tenant, which remain unperformed or unobserved after thirty (30) days following receipt of written notice from the Landlord setting out the term, condition, or covenant the Tenant has failed to observe or perform, or if re-entry is permitted under any other terms of this Lease, then, and in every such case, the then current month’s rent and the next ensuing three months’ rent and additional rent shall immediately become due and payable as accelerated rent, and, at the option of the Landlord this Lease shall cease and determine and the Term hereby demised shall immediately become forfeited and void, in which event, the Landlord may re-enter and take possession of the Leased Premises as though the Tenant or any occupant or occupants of the Leased Premises was or were holding over after the expiration of the Term without any rights whatsoever.

(b)	Distress

The Landlord waives any right to distress for rent.

(c)	Public Liability

That the Landlord shall not be liable for any death or injury arising from or out of any occurrence in, upon, at or relating to the Leased Premises, or damage to property of the Tenant or of others located on the Leased Premises, nor shall the Landlord be responsible for any loss of or damage to any property of the Tenant or others from any cause whatsoever, whether or not any such death, injury, loss or damage results from the negligence of the Landlord, its agents, servants, employees or any other parties for whom it may be in law responsible. Without limiting the generality of the foregoing, the Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain snow or leaks from any part of the Leased Premises or from the pipes, appliances, plumbing works, roof, or subsurface of any floor or ceiling or from the street or any other place or by dampness or by any cause of whatsoever nature. The Landlord shall not be liable for any such damage caused by persons in the Leased Premises or by occupants of adjacent property or the public, or caused by construction or by any private, public or quasi-public work. All property of the Tenant kept or stored on the Leased Premises shall be so kept or stored at the risk of the Tenant only and the Tenant shall hold the Landlord harmless from and against any claims arising out of damages to the same, including subrogation claims by the Tenant’s insurers.

(d)	Holding Over

That if the Tenant shall continue to occupy the Leased Premises at the expiration of this Lease with the consent of the Landlord, and without any further written agreement, the Tenant shall be a monthly tenant at the monthly rental herein reserved and otherwise on the terms and conditions herein set forth, except as to the length of tenancy.

(e)	Over-Loading

That the Tenant will not bring upon the Leased Premises or any part thereof, any machinery, equipment, article or thing that by reason of its weight, size, or use might, in the opinion of the Landlord, damage the Leased Premises and will not at any time overload the floors of the Leased Premises, and that if any damage is caused to the Leased Premises by any machinery, equipment article or thing or by overloading, or by any act, neglect or misuse on the part of the Tenant, or any of its servants, agents or employees, or by any person having business with the Tenant, the Tenant shall forthwith repair the same or pay to the Landlord the cost of making good the same.

(f)	Tenant not to Overload Facilities

That the Tenant will not install any equipment which would exceed or overload the capacity of the utility facilities in the Leased Premises and agrees that if any equipment installed by the Tenant shall require additional utility facilities, same shall be installed, if available, and subject to the Landlord’s prior written approval thereto (which approval may be unreasonably withheld), at the Tenant’s sole cost and expense in accordance with plans and specifications to be approved in advance by the Landlord, in writing.

(g)	Plumbing Facilities

That the plumbing facilities (if any) in the Leased Premises shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by the Tenant, as additional rent, payable forthwith on demand.

(h)	Indemnification

That, notwithstanding any other terms, covenants and conditions contained in this Lease, the Tenant shall indemnify the Landlord and save it harmless from and against any and all loss (including loss of all rentals payable by the Tenant pursuant to this Lease) claims, actions, damages, liability and expense in connection with loss of life, personal or bodily injury, damage to property or any other loss or injury whatsoever arising from or out of this Lease, or the occupancy or use by the Tenant of the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of the Tenant or by anyone permitted to be on the Leased Premises by the Tenant. If the Landlord shall, without fault on its part, be made a party to any litigation commenced by or against the Tenant, then, the Tenant shall protect, indemnify and hold the Landlord harmless and shall pay all costs, expenses and reasonable legal fees incurred or paid by the Landlord in connection with any such litigation. The Tenant shall pay all costs, expenses and legal fees (on a full indemnity basis) that may be incurred or paid by the Landlord in enforcing the terms, covenants and conditions in this Lease, unless a Court shall decide otherwise.

(i)	Refuse

That the Tenant will not use any outside garbage or other containers or allow any ashes, refuse, garbage or other loose or objectionable material to accumulate in or about the Leased Premises, and will at all times keep the Leased Premises in a clean and tidy condition and shall immediately before the termination of the Term, wash the floors, windows, doors and woodwork of the Leased Premises. Provided further that except for motor vehicles (where permitted by applicable by-laws or laws), the Tenant will not store or cause to be stored outside of the Leased Premises, any of its inventory, stock-in-trade, or raw materials.

(j)	Leased Premises

That, whenever in this Lease reference is made to the Leased Premises, it shall include, without limitation, all structural portions, improvements, equipment, systems and erections, in or upon the Leased Premises or any part thereof from time to time.

(k)	Evidence of Payment by the Tenant

That the Tenant shall from time to time at the request of the Landlord produce to the Landlord satisfactory evidence of the due payment by the Tenant of all amounts required to be made by the Tenant under this Lease.

(l)	Adjustment of Taxes

That the taxes and local improvement rates and, where necessary, all other charges payable by the Tenant hereunder in respect of the first and last years of the Term shall be adjusted between the Landlord and the Tenant accordingly.

(m)	Tenant Shall Discharge All Liens

That the Tenant shall promptly pay all its contractors, suppliers and materialmen and shall do any and all things necessary to minimize the possibility of a lien attaching to the Leased Premises and should any such lien be made or filed, the Tenant shall discharge or vacate the same forthwith (after notice thereof is given to the Tenant) at the Tenant’s expense. In the event the Tenant shall fail to cause any such lien to be discharged or vacated, as aforesaid, then, in addition to any other right or remedy of the Landlord, the Landlord may, but it shall not be so obligated, discharge or vacate same by paying the amount claimed to be due into Court or directly to any such lien claimant and the amount so paid by the Landlord and all costs and expenses including solicitors’ fees (on a solicitor and his client basis) incurred herein for the discharge or vacating of such lien shall be due and payable by the Tenant to the Landlord as additional rent on demand.

11.	FIXTURES AND REMOVAL AND RESTORATION BY TENANT

All alterations, decorations, additions and improvements made by the Tenant or made by the Landlord or others on the Tenant’s behalf (other than the Tenant’s trade fixtures) shall immediately become the property of the Landlord without compensation therefor to the Tenant. Such alterations, decorations, additions or improvements shall not be removed from the Leased Premises either during or at the expiration of the Term or sooner determination of the Lease, except that:

(a)	the Tenant may at the end of the Term, if not in default, remove its trade fixtures;

(b)	the Tenant shall, at the end of the Term and at its own cost remove all alterations, decorations, additions or improvements in or on the Leased Premises as the Landlord shall at its option require to be removed by notice to the Tenant not less than sixty (60) days prior to the end of the then current Term; and

(c)	the Tenant may remove its trade fixtures at the end of the Term and also during the Term in the usual and normal course of its business or if such trade fixtures become excess for the Tenant’s purpose, or if the Tenant is substituting therefor new and similar trade fixtures.

If the Tenant does not remove its trade fixtures at the expiration or earlier termination of the Term, such trade fixtures, at the option of the Landlord, are to become the Landlord’s property and may be removed from the Leased Premises and sold or otherwise disposed of by the Landlord. For greater certainty, the term “Tenant’s trade fixtures” shall not include any (i) heating or ventilating equipment, (ii) electrical or mechanical equipment, (iii) floor coverings affixed to the floor of the Leased Premises or (iv) light fixtures.

The Tenant shall, in the case of every such installation or removal either during or at the end of the Term, make good any damage caused to the Leased Premises or to the Leased Premises by the installation or removal of any such alterations, decorations, additions or improvements.

12.	RE-ENTRY

Proviso for re-entry by the Landlord on non-payment of rent or non-performance or non-observance of covenants. The Landlord’s right of re-entry hereunder or any powers conferred on the Landlord in this Lease, all with respect to non-payment of Minimum Rent or additional rent, may be exercised by the Landlord immediately upon default being made by the Tenant and without any notice thereof to the Tenant, notwithstanding anything contained herein or in the Commercial Tenancies Act of Ontario to the contrary.

If the Landlord elects to re-enter, as herein provided, or if it takes possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary, in order to relet the Leased Premises, or any part thereof for such term or terms (which may be for a term or terms extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as the Landlord in its sole discretion may deem advisable. Upon each such reletting all rentals received by the Landlord from such reletting shall be applied, first, to the payment of any indebtedness, other than rent due hereunder, owing by the Tenant to the Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees, solicitor’s fees and the costs of such alterations and repairs; third, to the payment of all rentals due and unpaid hereunder, and the residue, if any, shall be held by the Landlord and applied in payment of future rent as the same may become due and payable hereunder. If the rentals received from such reletting during any month shall be less than that to be paid during that month by the Tenant hereunder, the Tenant shall pay any such deficiency to the Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Leased Premises by the Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to the Tenant. Notwithstanding any such reletting without termination, the Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should the Landlord at any time terminate this Lease for any breach, in addition to any remedies it may have, it may recover from the Tenant all damages it has incurred or may incur by reason of such breach, including the cost of recovering the Leased Premises, reasonable solicitor’s fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to the rent reserved in this Lease for the remainder of the stated Term over the then reasonable rental value as determined by the Landlord for the remainder of the stated Term, all of which amounts shall be immediately due and payable from the Tenant to the Landlord.

13.	EXPENSES AND REMOVAL OF CHATTELS

(a)	In case suit shall be brought for recovery of possession of the Leased Premises, or, for the recovery of rent or any other amounts due under the provisions of this Lease, or because of the breach of any other covenants herein contained on the part of the Tenant to be kept or performed, and a breach shall be established, the Tenant shall pay to the Landlord all expenses incurred therefor, including a reasonable solicitor’s fee.

(b)	In case of removal by the Tenant of the goods and chattels of the Tenant from the Leased Premises, the Landlord may follow same for thirty (30) days in the same manner as is provided for in the Commercial Tenancies Act.

14.	LANDLORD MAY CURE TENANT’S DEFAULT

If the Tenant shall fail to pay, when due, any amounts or charges required to be paid pursuant to this Lease, the Landlord, after giving five (5) days notice in writing to the Tenant, may, but shall not be obligated to, pay all or any part of the same. If the Tenant is in default in the performance of any of its covenants or obligations hereunder, (other than payment of Minimum Rent or other sums required to be paid pursuant to the terms of this Lease), the Landlord may from time to time after the giving of such notice as it shall deem sufficient, having regard to the circumstances applicable (or no notice in the case of an emergency or apprehended emergency) perform or cause to be performed any of such covenants or obligations or any part thereof, and for such purpose may do such things as may be requisite, including without limitation, entering upon the Leased Premises and doing such things upon or in respect of the Leased Premises or any part thereof as the Landlord may reasonably consider requisite or necessary. All expenses incurred and expenditures made by or on behalf of the Landlord under this Paragraph 14, plus a sum equal to fifteen percent (15%) thereof shall be additional rent hereunder and shall be paid by the Tenant upon demand. The Landlord shall have no liability to the Tenant for any loss or damage resulting from any such action by the Landlord, and any entry by the Landlord under the provisions of this Paragraph 14 shall not constitute a breach of the covenant for quiet enjoyment or an eviction.

15.	INTENTIONALLY DELETED

16.	DEFAULT IN THE PAYMENT OF ADDITIONAL RENT

If the Tenant shall be in default in the payment of any additional rent or other charges required to be paid pursuant to the terms of this Lease, they shall, if not paid when due, be collectible as rent with the next monthly instalment of Minimum Rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount, money or charge at the time same becomes due and payable hereunder, or limit any other remedy of the Landlord. The Tenant covenants and agrees that the Landlord may, at its option, apply or allocate any sums received from or due to the Tenant against any amounts due and payable hereunder in such manner as the Landlord, in its sole discretion, sees fit.

17.	NET LEASE

The Tenant acknowledges and agrees that it is intended that this Lease is a completely care-free net lease to the Landlord, and that the Landlord is not responsible during the Term of the Lease for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Leased Premises or the use and occupancy thereof or to the contents thereof, or the business carried on therein, and the Tenant shall pay all charges, impositions, costs and expenses of any nature or kind relating to the Leased Premises.

18.	QUIET ENJOYMENT

Upon the payment by the Tenant of the rents herein provided and upon the observance and performance of all covenants, terms and conditions on the Tenant’s part to be observed and performed, the Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the Term hereby demised without hindrance or interruption by the Landlord, or any other person or persons lawfully claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease.

19.	RIGHT OF ENTRY

The Landlord or its agents shall have the right to enter the Leased Premises at all times, and upon reasonable notice: (i) to examine the same, (ii) to show them to prospective purchasers, lessees or mortgagees, and, (iii) without any obligation upon the Landlord to do so, to make such repairs, alterations, improvements or additions to the Leased Premises as the Landlord may deem necessary or desirable. The Landlord shall be allowed to take all material into and upon the Leased Premises which may be required therefor without the same constituting an eviction of the Tenant in whole or in part, and the rent reserved hereunder shall not abate while such repairs, alterations, improvements or additions are being made due to any loss or interruption of the business of the Tenant or otherwise. The Landlord shall not be liable for any damage, injury or death caused to any person or property of the Tenant or of others located on the Leased Premises as a result of such entry. During the six months prior to the expiration of the Term the Landlord may exhibit the Leased Premises to prospective tenants and place upon the Leased Premises its usual notice “To Let” which notice the Tenant shall permit to remain thereon without molestation. If the Tenant shall not be personally present to open and permit an entry into the Leased Premises at any time when for any reason entry therein shall be necessary or permissible, the Landlord or its agents may enter the same by a master key or may forcibly enter the same, without rendering the Landlord or such agents liable therefor, and without in any manner effecting the obligations and covenants of the Lease. Nothing herein contained, however, shall be deemed or construed to impose upon the Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the premises or any part thereof except as otherwise herein specifically provided.

20.	IMPROVEMENTS

The Tenant will not make any repairs, alterations, replacements, decorations or improvements to any part of the Leased Premises without first obtaining the Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed. The Tenant shall submit to the Landlord details of the proposed work, such indemnification against liens, costs, damages and expenses as the Landlord shall require and evidence satisfactory to the Landlord that the Tenant has obtained, at its sole expense, all necessary consents, licences and approvals from all governmental authorities having jurisdiction. All such repairs, replacements, alterations, decorations or improvements by the Tenant to the Leased Premises approved of by the Landlord shall be at the sole cost of the Tenant, shall be performed by competent workmen in a good and workmanlike manner and shall be subject to the reasonable supervision of the Landlord. Any such repairs, replacements, alterations, decorations or improvements made by the Tenant without the prior written consent of the Landlord, or, which are not in accordance with the drawings and specifications approved by the Landlord, as aforesaid, shall, if requested by the Landlord, be promptly removed by the Tenant at its expense and the Leased Premises restored to their previous condition. Provided, notwithstanding anything herein contained, no repair, replacement, alteration, addition, or improvement to the Leased Premises by or on behalf of the Tenant shall be permitted which may weaken or endanger the structure or adversely affect the condition or operation of the Leased Premises or diminish the value thereof, or restrict or reduce the Landlord’s coverage for zoning purposes.

21.	FIRE

(a)	If the Leased Premises are at any time damaged or destroyed as a result of fire, the elements, accident or other perils as are insured against from time to time pursuant to Paragraph 9 hereof, and if as a result of such occurrence: (i) fifty percent (50%) or more of the Leased Premises are rendered wholly unfit for occupancy; or (ii) the cost of repairing or rebuilding the Leased Premises exceeds twenty-five percent (25%) or more of the replacement cost thereof; or (iii) in the opinion of the Landlord’s architect or engineer, to be given as soon as reasonably possible after the occurrence of such damage or destruction, the Leased Premises cannot be repaired with reasonable diligence within one hundred and twenty (120) days of the happening of such damage or destruction, then, in each case, either party may, at its option, to be exercised within thirty (30) days of the happening of such occurrence, terminate the Lease by giving to the other party notice in writing of the election to terminate the Lease. In the event of such termination, the Lease and the Term hereby demised shall cease and be at an end as of the date of such damage or destruction and the Minimum Rent and all other additional rent for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of such destruction or damage.

(b)

If the Landlord does not elect to terminate the Lease in accordance with Subparagraph (a) of this Paragraph 21, then, the Landlord shall commence with all reasonable diligence to reconstruct, rebuild or repair the Leased Premises to the extent only of its obligations in respect of the original construction of the

Leased Premises and exclusive of any work performed in and to the Leased Premises by or on behalf of the Tenant (the “Landlord’s Work of Reconstruction”). From the date of the happening of such damage or destruction and until the completion of the Landlord’s Work of Reconstruction, the Minimum Rent shall abate (i) in its entirety if, in the opinion of the Landlord’s architect or engineer, the Leased Premises are rendered wholly untenantable or (ii) proportionately, (to the portion of the Leased Premises rendered untenantable), if in the opinion of the Landlord’s architect or engineer, the Leased Premises are rendered untenantable only in part, subject, in either case, to the extent of the insurance proceeds actually received by the Landlord in respect of the insurance maintained pursuant to Paragraph 9(a)(iii).

(c)	If the Landlord shall elect to repair, reconstruct or rebuild the Leased Premises in accordance with the provisions of this Paragraph 21, the Landlord shall be entitled to use plans and specifications and working drawings in connection therewith other than those used in the original construction of the Leased Premises.

(d)	The decision of the Landlord’s architect or engineer as to (i) the time within which the Leased Premises can or cannot be repaired, (ii) the extent of the damage or destruction to the Leased Premises, (iii) the cost of repairing or rebuilding the Leased Premises, (iv) the date on which the Landlord’s Work of Reconstruction is completed, shall, in each case, be final and binding upon the parties hereto.

22.	ASSIGNMENT BY LANDLORD

The Landlord declares that it may assign its rights under this Lease to a lending institution as collateral security for a loan to the Landlord and in the event that such an assignment is given and executed by the Landlord, and notification thereof is given to the Tenant by or on behalf of the Landlord, it is expressly agreed between the Landlord and the Tenant that this Lease shall not be cancelled or modified for any reason whatsoever except as provided for, anticipated or permitted by the terms of this Lease or by law, without the consent in writing of such lending institution.

The Tenant covenants and agrees with the Landlord that it will, if and whenever reasonably required by the Landlord, consent to and become a party to any instrument relating to this Lease which may be required by or on behalf of any purchaser, lender or mortgagee from time to time of the Leased Premises.

23.	LIMITATION OF LANDLORD’S LIABILITY

The term “Landlord” as used in this Lease shall, so far as the covenants and obligations on the part of the Landlord are concerned, be limited to mean and include only the owner or owners at the time in question of the Leased Premises and in the event of any conveyance or transfer of ownership, by the Landlord herein named, and in the case of any subsequent transfer or conveyances, the then vendor or transferor shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all personal liability in respect of the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, save for its obligations and indemnity given under paragraph 32 hereof, provided that:

(a)	any funds in the hands of the Landlord or the then vendor or transferor at the time of such transfer, in which the Tenant has an interest, shall be turned over to the purchaser or transferee and any amount then due and payable to the Tenant by the Landlord or the then vendor or transferor under any provision of this Lease shall be paid to the Tenant; and

(b)	upon any such transfer or conveyance, the purchaser or transferee shall be deemed to have assumed, subject to the limitations of this paragraph, all of the terms, covenants and conditions contained in this Lease to be performed on the part of the Landlord.

It is the intention of the parties pursuant to this Paragraph 23 that the covenants and obligations contained in this Lease on the part of the Landlord shall, subject as aforesaid, be binding upon the Landlord, its successors and assigns, only during and in respect of their respective periods of ownership.

24.	SIGNS

The Tenant will not paint, fix, display, or cause to be painted, fixed or displayed, any sign, picture, advertisement, notice, lettering or decoration on any part of the exterior or the interior of the Leased Premises without, in each instance, the prior written approval of the Landlord. Any such signs or other advertising material, as aforesaid, shall be removed by the Tenant at the expiration or earlier termination of this Lease and the Tenant shall promptly repair any and all damage caused by such installation or removal. Any such signs shall, at all times, be in conformity with all relevant governmental requirements and shall otherwise be subject to the Tenant’s covenants in this Lease, and the Tenant so covenants with the Landlord.

25.	WAIVER OF BREACH

The waiver by the Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by the Landlord shall not be deemed to be a waiver of any preceding breach by the Tenant of any term, covenant or condition of this Lease, regardless of the Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by the Landlord unless such waiver is in writing and signed by the Landlord.

26.	NOTICES

Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be delivered personally or by a nationally recognized courier or sent by registered mail, postage prepaid, or sent by facsimile transmission and shall be addressed (a) if to the Landlord at 1216 Sewells Road, Toronto, Ontario M1X 1S1, Attention: Ken Gold, Fax No. 416-286-8690 or at such other address as the Landlord designates by written notice, and (b) if to the Tenant, at —, Fax No.—. Any such notice, demand, request or consent is conclusively deemed to be given or made on the date upon which such notice, demand, request or consent is delivered, or if mailed, then four (4) days following the date of mailing, or if sent by facsimile transmission then the next business day following confirmation that such facsimile transmission was received, as the case may be, and the time period referred to therein commences to run from the time of delivery or four (4) days following the date of mailing, or the nest business day following confirmation of receipt of facsimile transmission, as the case may be. Either party may at any time give notice in writing to the other of any change of address of the party giving such notice and from or after the giving of such notice, the address therein specified is deemed to be the address of such party for the giving of notices hereunder. Provided, however, if the postal service is interrupted or substantially delayed for any reason whatsoever, then, any notice, demand, request or other instrument shall be delivered either personally as aforesaid (which shall include delivery by authorized courier) or by means of facsimile transmission.

27.	STATUS STATEMENT

Within ten (10) days after written request therefor by the Landlord, or in the event that upon any sale, assignment, lease or mortgage of the Leased Premises or the lands thereunder by the Landlord, a status statement shall be required from the Tenant, the Tenant hereby agrees to deliver in the form supplied by the Landlord a certificate to any proposed mortgagee or purchaser or to the Landlord, stating (if such be the case) that:

(a)	this Lease is unmodified and in full force and effect (or if there have been any modifications, that this Lease is in full force and effect as modified and identify the modification agreements, if any) or if this Lease is not in full force and effect, the certificate shall so state;

(b)	the date of the commencement of the Term;

(c)	the date to which the Minimum Rent has been paid under this Lease; and

(d)	whether or not there is any existing default by the Tenant in the payment of Minimum Rent or other sum of money under this Lease, and whether or not there is any other existing default by either party under this Lease with respect to which a notice of default has been served, and if there is any such default, specifying the nature and extent thereof.

28.	SUBORDINATION

This Lease and all of the rights of the Tenant hereunder are, and shall at all times, be subject and subordinate to any and all mortgages, trust deeds or the charge or lien resulting from any other method of financing or refinancing or any renewals, or extensions thereof, now or hereafter in force against the lands, buildings and improvements comprising the Leased Premises. Upon the request of the Landlord, the Tenant will subordinate this Lease and all of its rights hereunder in such form or forms as the Landlord may require to any such mortgage, trust deeds or the charge or lien resulting from any other method of financing or refinancing and to all advances made or hereafter to be made upon the security thereof, and will, if requested, attorn to the holder thereof. No subordination by the Tenant shall have the effect of permitting the holder of any mortgage or charge or other security to disturb the occupation and possession by the Tenant of the Leased premises, so long as the Tenant shall perform all of the terms, covenants, conditions, agreements and provisos contained in this Lease and so long as the Tenant executes contemporaneously, a document of attornment required by any such mortgagee or other encumbrancer. If within ten (10) days after the date of any request in respect thereof, the Tenant has not executed and delivered to the Landlord any instruments or certificates required pursuant to the provisions of this Paragraph 28 or Paragraph 27 hereof, then, the Tenant hereby irrevocably appoints the Landlord as the Tenant’s attorney with full power and authority to execute and deliver in the name of the Tenant any such instruments or certificates.

29.	IMPOSSIBILITY OF PERFORMANCE

Notwithstanding anything to the contrary contained in this Lease, if either party hereto is bona fide delayed or hindered in or prevented from the performance of any term, covenant or act required hereunder by reason of strikes, labour troubles, inability to procure materials or services, power failure, restrictive governmental laws or regulations, riots, insurrection, sabotage, rebellion, war, acts of God, or other reasons whether of a like nature or not which is not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then, the performance of such term, covenant or act is excused for the period of the delay and the party so delayed shall be entitled to perform such term, covenant or act within the appropriate time period after the expiration of the period of such delay. However, the provisions of this Paragraph 29 shall not in any way operate to excuse the Tenant from the prompt payment of Minimum Rent and additional rent or any of the payments required by the terms of this Lease.

30.	OPTION TO RENEW

(a)	Provided the Tenant:

(i)	has duly and regularly made all Minimum Rent, additional rent and other sums required to be paid pursuant to this Lease and within the times and in the manner set out in this Lease, including any cure periods;

(ii)	has duly and regularly observed and performed each and every one of the terms, covenants and conditions contained in the Lease on its part to be observed and performed and within the times and manner set out in the Lease, including any cure periods; and

(iii)	either personally or through its affiliated companies is in possession of and conducting its business in the whole of the Leased Premises in accordance with the terms of the Lease;

it, the Tenant, shall have three (3) options to renew each for a term of five (5) years (each being hereinafter called a “Renewal Term) upon the same terms and conditions as herein more particularly set forth save for Minimum Rent and save for further renewals (subject to those specified herein) provided the Tenant notifies the Landlord in writing at least six (6) months prior to the expiration of the Term of its wish to exercise such option.

(b)	With respect to Minimum Rent during any Renewal Term more particularly referred to in the immediate preceding paragraph such rent shall be mutually agreed upon by the parties hereto, or failing agreement, shall be fixed by binding arbitration as hereinafter provided, always subject to the same covenants, provisos, and conditions as herein contained. If such Minimum Rent is to be settled by arbitration, such rent shall be governed by current market rent for similar premises in the area in effect as of the first day of the Renewal Term in question and having regard to the following:

(i)	If the parties hereto are unable to agree upon annual Minimum Rent with respect to any Renewal Term pursuant to the provisions of the immediately preceding paragraph by the first day of the third month immediately preceding the commencement of any Renewal Term, since time is recognized to be of the essence hereof, it is agreed that either party may at any time thereafter give notice to the other party of its desire to submit the matter regarding annual Minimum Rent with respect to the Renewal Term to arbitration. Such notice shall give the name of the arbitrator who is the nominee of the party giving such notice. Within ten (10) business days after the receipt of such notice, the party receiving it shall give notice to the other party of its nominee as arbitrator, and the two (2) arbitrators so named shall within ten (10) days of the appointment of the second of them agree upon the third arbitrator who shall be chairperson of the panel. If the party receiving the said notice shall not give notice to the other party of its nominee as arbitrator within the said ten (10) business days, then the nominee of the party who shall have given the said notice shall proceed as the sole member of the board of arbitration and his/her decision shall be final and binding upon the parties hereto. If the two (2) arbitrators first named are unable to agree upon the choice of the third arbitrator either party may apply to a judge of the Superior Court of Ontario who is hereby authorized and empowered to appoint the third arbitrator. The decision of the sole arbitrator or of any two (2) of the three (3) arbitrators (as the case may be) shall be deemed to be the decision of the entire panel, and shall be final and binding on all parties in interest and shall not be subject to appeal in any jurisdiction. The panel of arbitrators shall have full power and authority to hear evidence under oath or otherwise as it may decide to be proper, and to assess the costs of the arbitration against either or both of the parties hereto.

(ii)	If the annual Minimum Rent payable during the Renewal Term in question is finally determined, whether by mutual agreement or by arbitration, after the expiration of the immediately preceding Term or Renewal Term (as the case may be), all necessary adjustments in respect of any overpayment or underpayment by the Tenant shall be made within thirty (30) days following such determination.

(iii)	It is understood and agreed that pending finalization of annual Minimum Rent for the Renewal Term in question, the Tenant shall continue to pay annual Minimum Rent as referred to in the last year of the immediately preceding Term or Renewal Term (as the case may be) until such time as determination has been made with respect to annual Minimum Rent applicable to such Renewal Term.

31.	EXPROPRIATION

If the whole or any part of the Leased Premises shall be expropriated (which term shall for the purposes of this Paragraph 31 include expropriation, condemnation or sale by Landlord to an authority under threat of expropriation, condemnation or taking) by any competent authority then:

(a)

Landlord and Tenant shall co-operate with each other in respect of such expropriation so that Tenant may receive the maximum award to which it is entitled in law for relocation costs, business interruption and its proportionate share of the award for leasehold improvements based on the time remaining under this Lease when compared to the useful life of such improvements and so that Landlord may receive the maximum award to which it may be entitled in law for all other compensation arising from such expropriation, including, without limitation, all compensation for the value of Tenant’s leasehold interest in the Leased Premises, all of which shall be the property of Landlord and all of such Tenant’s rights in respect of such expropriation, excluding only rights in respect of relocating costs and business interruption, shall be and are hereby assigned to Landlord. To give effect to such assignment to Landlord, Tenant shall execute such further documents as are necessary, in Landlord’s opinion, to effect such assignment, and in default of Tenant’s completing such documents within ten (10) days after demand, Landlord shall be and is hereby appointed the attorney for Tenant to execute such documents for and on behalf of Tenant and in its name, such appointment being hereby made pursuant to the Power of Attorney Act (Ontario) and shall survive the death or incapacity of Tenant;

(b)	Landlord shall have the option, to be exercised by written notice to Tenant, to terminate this Lease, such termination to be effective on the date the expropriating authority takes possession of the whole or any portion of the Leased Premises; and

(c)	this Lease shall continue in full force and effect in accordance with its terms until the date on which this Lease is terminated in accordance with the provisions of this Paragraph 31, if terminated in accordance with the express provisions hereof and, if terminated, rent and all other obligations under this Lease shall be accrued to and be adjusted as of the date of such termination.

32.	HAZARDOUS MATERIALS

(a)	The Tenant hereby covenants that it will not bring, or allow to be brought to, in, or on the Leased Premises any Hazardous Materials (as hereinafter defined) and it will not cause nor permit to be caused any Hazardous Materials to be placed, held, located, used, processed, stored, or disposed of on, under or at the Leased Premises and that its business and assets will at all times during the Term of this Lease operate and be maintained in compliance with applicable laws, regulations and standards, criteria, policies and guidelines (in each case to the extent required by law) intended to protect and/or conserve the environment and/or protect human and/or animal health and well-being (individually and collectively being the “Laws”) including without limitation, Laws respecting the control, handling, management, labeling, reporting, notification, processing, storage, discharge, emission, spill leakage, or disposal of any Hazardous Materials and that it will not do or omit to be done anything that will cause any regulatory or enforcement actions or activities in respect thereof to be instituted or conducted at the Leased Premises by or under any statutory or regulatory authority.

(b)	The Tenant covenants that it will permit the Landlord, or those duly authorized by the Landlord, to carry out intrusive work, including drilling, and to conduct tests, inspections, sampling, monitoring and appraisals of the Leased Premises, including, without limitation, the right to conduct soil, air, chemical, materials, and/or water tests, and to take and remove samples, materials, structures and things from the Leased Premises, and any part of the Leased Premises, and any records, business and assets insofar as they relate to the Leased Premises to determine and ensure compliance with any Laws and this Section of this Lease (an “Environmental Audit”), upon reasonable notice to the Tenant of not less than three (3) business days, and further provided that the Landlord shall take all reasonable care to minimize any disruption of the Tenant’s operations or use of the Leased Premises.

(c)

In the event that the Environmental Audit reveals that the Tenant is storing, handling, transporting, manufacturing, processing or otherwise dealing with any Hazardous Materials in the Leased Premises in a manner contrary to any applicable laws or regulations, the Landlord shall give the Tenant ten (10) days within which to amend its manner of storing, handling, transporting, manufacturing, processing or otherwise dealing with such Hazardous Materials to comply with acceptable environmental protection practices. The Tenant shall further forthwith carry out such procedures as are, in the reasonable opinion of the Landlord, legally necessary to correct any damage which may have been caused to the Leased Premises by the Tenant and any adjoining lands, and to forestall any damage to the Leased Premises and adjoining lands which in the reasonable opinion of the Landlord may be created by the unsatisfactory storing, handling, transporting, manufacturing, processing or otherwise dealing with any Hazardous Materials by the Tenant.

(d)	In the event that the Tenant shall be in default of the provisions hereof and fail to amend its practices or take such corrective measures as are required pursuant to Sub-Section (c) immediately preceding within the aforesaid ten (10) day period, or such shorter period of time if the Landlord, acting reasonably, believes that an emergency exists, the Landlord shall have the right to enter upon the Leased Premises and carry out such procedures as are, in the reasonable opinion of the Landlord, legally necessary to correct any damage which may have been caused to the Leased Premises by the Tenant, or to forestall any damage to the Leased Premises which in the reasonable opinion of the Landlord may be created by the unsatisfactory storing, handling, transporting, manufacturing, processing or otherwise dealing with such Hazardous Materials, and the Tenant shall pay to the Landlord on demand, as Additional Rent, all costs and expenses of carrying out such procedures.

(e)	The Tenant will fully comply with the orders of all governmental authorities concerning pollution control and environmental clean-ups of the Leased Premises for which it is responsible under this Lease, and if the Landlord is required by the governmental authorities to do anything in relation to an environmental problem caused by the Tenant, the Tenant will, upon receipt of notice from the Landlord, carry out the order at the Tenant’s expense. If the Tenant fails or refuses to promptly and fully carry out an order, or if, in the Landlord’s reasonable opinion, the Tenant is not competent to carry out the order, the Landlord may, upon notice to the Tenant, carry out the whole or any part of the order, and the Tenant will pay all costs incurred by the Landlord in so doing, together with an administration fee of fifteen percent (15%) of such costs.

(f)	In the event that the Tenant ascertains that Hazardous Materials from off-site will likely migrate or have already migrated into, onto or through the Leased Premises, the Tenant shall forthwith notify that Landlord thereof; failing such notification the Tenant shall indemnify the Landlord for any costs or liability incurred by the Landlord as a result of such Hazardous Materials.

(g)	The Tenant hereby indemnifies the Landlord and agrees to hold it harmless from and against any and all losses, liabilities, requirements, directions, orders, damages, costs, expenses and claims of any and every kind whatsoever which at any time or from time to time may be asserted against or issued to the Landlord, or paid, incurred or suffered by the Landlord with respect to, arising from or as a result of, the presence, release, discharge, emission, spill handling, containment or disposal of Hazardous Materials at, in, on, through and/or from the Leased Premises or into, in, through or on, through and/or any land, air, water or wet land, where the source or the presence of the Hazardous Materials from, relates to, or arises from the Tenant’s and/or its employees’, guests’, contractors’, occupants’ invitees’, haulers’, transporters’, and those for whom the Tenant is, at law, or otherwise responsible or liable, use, occupation, or operations at or related to the Leased Premises (including, without limitation: (i) the costs of responding to, defending, appealing, reviewing, counter-claiming and/or claiming over against or in respect of any action application, order, direction or matter caused by or arising from such use; occupation or operations, and (ii) any cost, liability or damages arising out of a settlement or compromise of any action or proceeding entered into or suffered by the Landlord with or without the consent of the Tenant, caused by or arising from such use, occupation or operations.

(h)

The Tenant hereby indemnifies the Landlord and agrees to hold it harmless from and against any and all losses, liabilities, requirements, directions, orders damages, costs, expenses and claims of any and every kind whatsoever which at any time or from time to time may be asserted against or issued to the Landlord, or paid, incurred or suffered by the Landlord, with respect to, arising from or as a result of the presence, release, discharge, emission, spill, handling, containment or disposal of Hazardous Materials at, in, on, through and/or from the Leased

Premises or into, in, through or on any land, air, water or wet land, where the source or the presence of the Hazardous Materials is from, relates to, or arises from the Tenant’s and/or its employee’s, guest’s, contractor’s, occupant’s, invitee’s, hauler’s, transporter’s, and those for whom the Tenant is at law or otherwise responsible or liable, use, occupation or operations at or related to the Leased Premises (including, without limitation: (i) the costs of responding to, defending, appealing, reviewing, counter-claiming and/or claiming over against or in respect of any action, application, order, direction or matter caused by or arising from such use, occupation or operations and (ii) any cost, liability or damages arising out of a settlement or compromise of any action or proceeding entered into or suffered by the Landlord with or without the consent of the Tenant, caused by or arising from such use, occupation or operations);

(i)	The provisions of this Section, and the undertakings and indemnifications set out in this Section, shall survive the termination of this Lease by reason of effluxion of time or otherwise.

(j)	For purposes of this Section, “Hazardous Materials” means any contaminant, pollutant, chemical, substance, material product and/or thing that when placed, released, emitted or discharged to, on, into, through or from the natural environment, structure or building may then cause or result in, or at some immediate or future time cause or result in, impairment, adverse effect, risk, harm or degradation to the natural environment, or risk harm to human health and/or flora and fauna; and without restricting the generality of the foregoing, Hazardous Materials includes any degraded, reduced or resulting chemical, or anything defined in any applicable statute or regulation as a hazardous waste or hazardous material, or any subset thereof.

(k)	The Landlord hereby represents that to the best of its knowledge:

(i)	any Hazardous Materials at the Leased Premises are being used, stored and processed in compliance with applicable Laws, or consistent with accepted industry practice and usage;

(ii)	parties operating at the Leased Premises are now materially complying with applicable Laws;

(iii)	there are not now, nor have there been during the Landlord’s period of ownership of the Leased Premises any significant releases of Hazardous Materials at the Leased Premises; and,

(iv)	there are no pending or extant environmental enforcement or administrative actions, charges, orders, prosecutions, claims or notices of violation against or issued to the Landlord and/or its current tenant in respect of or related to the Leased Premises.

33.	MISCELLANEOUS

The Landlord and Tenant agree that:

(a)	Successors and Assigns

All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective permitted heirs, executors, administrators, successors and assigns of the said parties, and if there shall be more than one Tenant, they shall be bound jointly and severally by the terms, covenants and agreements contained herein. No rights, however, shall enure to the benefit of any assignee of the Tenant unless the assignment to such assignee has been approved by the Landlord in writing as provided in Paragraph 8(k) hereof.

(b)	Accord and Satisfaction

No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly Minimum Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement or any cheque or any letter accompanying any cheque or payment as rent be deemed an accord and satisfaction, and the Landlord may accept such cheque or payment without prejudice to the Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

(c)	Entire Agreement

This Lease and the Schedules and Riders, if any, attached hereto and forming a part hereof, together with the rules and regulations promulgated by the Landlord from time to time set forth all the covenants, promises, agreements conditions and understandings between the Landlord and the Tenant concerning the Leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon the Landlord or the Tenant unless in writing and signed by each of them.

(d)	Captions and Section Numbers

The captions, section numbers, article numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease, nor in any way affect this Lease.

(e)	Extended Meanings

The word “Tenant” shall be deemed to include the word “lessee” and shall mean each and every person or party mentioned as a tenant herein, be the same one or more, and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. Any reference to “Tenant” shall include, where the context allows, the servants, employees, agents, and invitees of the Tenant and all others over whom the Tenant exercises control. Wherever the word Landlord is used in this Lease, it shall be deemed to include the word “lessor” and to include the Landlord and its duly authorized representatives The words “hereof ”, “herein hereunder” and similar expressions used in any section or subsection relate to the whole of this Lease, and not to that section or that subsection only, unless otherwise expressly provided.

The use of the neuter singular pronoun to refer to the Landlord or the Tenant shall be deemed a proper reference even though the Landlord or the Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, (males or females), shall in all instances be assumed as though in each case fully expressed.

(f)	Partial Invalidity

If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

(g)	Registration

The Tenant shall not register this Lease without the written consent of the Landlord. However, upon the request of either party hereto, the other party shall join in the execution of a notice or so-called “short form” of lease for the purposes of registration. Said memorandum or short form of lease shall only describe the parties, the Leased Premises, the Term, and any other registry office requirements which are necessary in order to register such notice of lease, except, notwithstanding anything to the contrary, the notice shall not set out or disclose any rent or financial information, and shall be (1) prepared by the Tenant’s solicitors, (2) subject to the approval of the Landlord and its solicitors and (3) registered at the Tenant’s expense.

(h)	Governing Law

This Lease shall be construed in accordance with, and governed by, the laws of the Province of Ontario.

(i)	Time of the Essence

Time shall be of the essence of this Lease and of every part hereof.

(j)	Notice by Tenant

The Tenant shall, when it becomes aware of same, or when the Tenant, acting reasonably, should have become aware of same, notify the Landlord of any damage to, or deficiency or defect in any part of the Leased Premises, and any equipment or utility systems, or any installation located therein, notwithstanding the fact that the Landlord may have no obligation with respect to same.

(k)	Right of First Refusal

The Landlord hereby grants to the Tenant a right of first refusal to purchase the Leased Premises in the event the Landlord receives an offer to purchase which the Landlord has accepted (“Accepted Offer”) upon the same terms and conditions set forth in the Accepted Offer. In the event the Landlord receives an Accepted Offer, it shall send a copy of the Accepted Offer to the Tenant, and the Tenant shall have fourteen (14) days after receipt of the Accepted Offer to elect by written notice to the Landlord to purchase the Leased Premises upon the same terms and conditions. If the Tenant fails to respond within the specified time period or gives written notice that it has chosen not to elect to purchase, then the Landlord shall have the right to complete the sale pursuant to the Accepted Offer.

(l)	Right of First Refusal

The Landlord hereby grants to the Tenant a right of first refusal to purchase the Leased Premises in the event the Landlord receives an offer to purchase which the Landlord has accepted (“Accepted Offer”) upon the same terms and conditions set forth in the Accepted Offer. In the event the Landlord receives an Accepted Offer, it shall send a copy of the Accepted Offer to the Tenant, and the Tenant shall have fourteen (14) days after receipt of the Accepted Offer to elect by written notice to the Landlord to purchase the Leased Premises upon the same terms and conditions. If the Tenant fails to respond within the specified time period or gives written notice that it has chosen not to elect to purchase, then the Landlord shall have the right to complete the sale pursuant to the Accepted Offer.

IN WITNESS WHEREOF the Landlord and the Tenant have executed this Lease as of the date first above written.

GOLDY METALS (OTTAWA) INCORPORATED (Landlord)

Per:
Name:
Title:

FENIX PARTS CANADA INC. (Tenant)

Per:
Name:
Title:

Per:
Name:
Title:

SCHEDULE “A”

LEGAL DESCRIPTION:

FIRSTLY: PT LT 24 CON 5 RF, PTS 3 & 4 5R6181; S/T & T/W CR564225; SECONDLY: PT LT 24 CON 5 RF; PT 1 4R1371; THIRDLY: PY LT 24 CON 5 RF AS IN CR677858 NEPEAN

PIN 04632-0020(LT)

EXHIBIT H-3 – FORM OF LEASE AGREEMENT (TORONTO)

J

1.	DEMISE	1

2.	TERM	1

3.	USE OF PREMISES	1

4.	RENT	1

5.	PAYMENT	2

6.	ADDITIONAL RENT	2

7.	RENT AND ADDITIONAL PAST DUE	2

8.	TENANT’S COVENANTS	2

9.	INSURANCE	8

10.	MUTUAL COVENANTS	10

11.	FIXTURES AND REMOVAL AND RESTORATION BY TENANT	13

12.	RE-ENTRY	13

13.	EXPENSES AND REMOVAL OF CHATTELS	14

14.	LANDLORD MAY CURE TENANT’S DEFAULT	14

15.	INTENTIONALLY DELETED	14

16.	DEFAULT IN THE PAYMENT OF ADDITIONAL RENT	14

17.	NET LEASE	14

18.	QUIET ENJOYMENT	14

19.	RIGHT OF ENTRY	15

20.	IMPROVEMENTS	15

21.	FIRE	15

22.	ASSIGNMENT BY LANDLORD	16

23.	LIMITATION OF LANDLORD’S LIABILITY	16

24.	SIGNS	17

25.	WAIVER OF BREACH	17

26.	NOTICES	17

27.	STATUS STATEMENT	17

28.	SUBORDINATION	18

29.	IMPOSSIBILITY OF PERFORMANCE	18

30.	OPTION TO RENEW	18

31.	LANDLORD OFFICE	19

32.	EXPROPRIATION	20

33.	HAZARDOUS MATERIALS	20

34.	STORM WATER MANAGEMENT PLAN AND OFF-SITE WORK	23

35.	MISCELLANEOUS	23

(i)

ADDENDA

Schedule “A”

Schedule “B”

(ii)

LEASE

THIS INDENTURE made the — day of —, 2014.

BETWEEN:

KENNETH L. GOLD and GOLDY METALS INCORPORATED

(herein collectively called “Landlord”)

OF THE FIRST PART;

- and -

FENIX PARTS CANADA INC.

(herein called “Tenant”)

OF THE SECOND PART;

RECITALS:

WHEREAS:

A.	Kenneth L. Gold is the owner of that certain parcel or tract of land situate, lying and being in the City of Toronto, in the Province of Ontario, as more particularly described in Schedule “A” hereto (the “Lands”).

B.	Goldy Metals Incorporated is the owner of the buildings and improvements erected on, and used in connection with the Lands (collectively, the “Buildings”).

C.	The Lands and the Buildings are herein collectively referred to as the “Leased Premises”.

1.	DEMISE

In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord hereby demises and leases to the Tenant, and the Tenant rents from the Landlord, the Leased Premises. The Leased Premises are municipally known as 1216 Sewells Road, in the City of Toronto, Province of Ontario.

2.	TERM

To have and to hold the Leased Premises, unless sooner terminated as hereinafter provided, for and during the term (the “Term”) of Fifteen (15) years, to be computed from and inclusive of the — day of —, 2014, (the “Commencement Date”) and thenceforth next ensuing and to be fully complete and ended on the — day of —, 2029.

3.	USE OF PREMISES

The Tenant shall diligently use and occupy the Leased Premises only for auto wrecking, salvage and dismantling and recycling, offices, warehouse and distribution of parts, and for no other purpose. Provided the Tenant, in the use and occupation of the Leased Premises and in the prosecution or conduct of the foregoing business therein, shall comply with the requirements of all laws, ordinances, rules and regulations of the federal, provincial and municipal authorities and with any direction or certificate of occupancy issued pursuant to any laws by any public officer or officers. The Tenant shall not use or permit to be used any part of the Leased Premises for any dangerous, noxious, or offensive trade or business and will not cause or maintain any nuisance in, at, or on the Leased Premises.

4.	RENT

The Tenant shall pay from and after the Commencement Date and throughout the Term, to the Landlord, in lawful money of Canada, without any prior demand therefor, and without any deduction, abatement, set-off or compensation whatsoever, as annual minimum rent (the “Minimum Rent”) in accordance with following schedule:

Period	Annual Rent	Monthly Rent
Years 1 – 5	$100,000.00	$8,333.33
Years 6 – 7	$200,000.00	$16,666.67
Years 8 – 9	$220,000.00	$18,333.33
Years 10 – 15	$250,000.00	$20,833.33

If the Term commences on any day other than the first or ends on any day other than the last day of a calendar month, all rent for the fractions of a month at the commencement or expiration of the Term shall be pro-rated on a per diem basis based on a period of three hundred and sixty-five (365) days.

5.	PAYMENT

All payments required to be made by the Tenant under or in respect of this Lease shall be made to the Landlord at the Landlord’s office at 1216 Sewells Road, Toronto, Ontario, Attention: Ken Gold, or to such agent or agents of the Landlord or at such other place or address as the Landlord shall hereafter from time to time direct writing to the Tenant.

6.	ADDITIONAL RENT

Any and all sums of money or charges required to be paid by the Tenant under this Lease (except Minimum Rent), shall be deemed to be rent and shall be paid as additional rent, whether or not the same are designated as “additional rent” hereunder, or whether or not the same are paid to the Landlord or otherwise, and all such sums are to be payable in lawful money of Canada without any deduction, set-off or abatement whatsoever. Additional rent is due and payable with the next monthly instalment of Minimum Rent, unless otherwise provided herein, but in any event, such additional rent is not payable as part of Minimum Rent. Additional rent may be estimated by the Landlord from time to time and such estimated amount is payable in monthly instalments in advance with annual adjustments, if necessary, and all additional rent is deemed to be accruing due on a day-to-day basis.

7.	RENT AND ADDITIONAL PAST DUE

If the Tenant fails to pay within five (5) days of the date when the same is due and payable, any rent or additional rent payable by the Tenant under this Lease, such unpaid amount shall bear interest from the due date thereof to the date of payment at the rate of five (5) percentage points in excess of the prime rate, which for the purposes of this Lease means the commercial lending rate of interest, expressed as an annual rate, as announced by the Royal Bank of Canada from time to time at its principal office in Toronto as its “prime rate”, which rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for Canadian dollar loans made in Canada with interest payable as a function of its prime rate.

8.	TENANT’S COVENANTS

The Tenant covenants with the Landlord:

(a)	Payment of Rent

To pay rent and additional rent in the manner and at the times herein reserved.

(b)	Business Taxes

That in each and every year during the Term, the Tenant shall pay as additional rent and discharge within ten (10) days after the same becomes due and payable, and regardless of whether charged directly to the Tenant or the Landlord or included in real property taxes referred to in Paragraph 8(c) herein, all taxes, rates, duties, assessments and other charges that may be levied, rated, charged or assessed against or in respect of all improvements, equipment and facilities on or in the Leased Premises and every tax and licence fee in respect of any and every business carried on thereon or therein or in respect of the use or occupancy thereof by the Tenant and any and every permitted occupant of the Leased Premises (other than corporate income, profits or excess profits taxes assessed upon the income of the Landlord), whether any such assessment tax, rate duty or licence fee is charged by any federal, municipal, provincial, school or other bodies during the Term. The Tenant will indemnify and keep indemnified the Landlord from and against payment for all loss, costs, charges and expenses, occasioned by or arising from any and all such taxes, levies, rates, duties assessments, licence fees (including all real property taxes pursuant to Paragraph 8(c) hereof), and any and all taxes which may in the future be levied in lieu thereof. Any such loss, costs, charges and expenses suffered by the Landlord pursuant to this Paragraph 8(b) may be collected by the Landlord as rent with all rights of distress and otherwise as reserved to the Landlord in respect of rent in arrears. The Tenant further covenants and agrees that upon the request of the Landlord, the Tenant will promptly deliver to the Landlord for inspection receipts for payment of all taxes, rates, duties, assessments and other charges payable by the Tenant pursuant to this Paragraph 8(b) which were due and payable up to one month prior to such request and will furnish such other information in connection therewith as the Landlord may reasonably require. Provided further, if the Tenant or any permitted occupant of the Leased Premises shall elect to have the Leased Premises or any part thereof assessed for separate school taxes, the Tenant shall pay to the Landlord as additional rent, as soon as the amount of such separate school taxes is ascertained, any amount by which the amount of separate school taxes exceeds the amount which would otherwise have been payable for school taxes had such election not been made by the Tenant or the permitted occupant of the Leased Premises.

(c)	Realty Taxes

(i)	That the Tenant will, as additional rent, in each and every year during the Term and within the time or times hereinafter provided, pay directly to the Landlord or to the taxing authority as the Landlord may direct from time to time, and discharge all real property taxes (including local improvement rates, impost charges or levies), rates, duties and assessments of any nature or kind that may be levied, rated, charged or assessed against the Leased Premises or any part thereof, from time to time during the Term, and any extension or renewal thereof, by any taxing authority, whether federal, provincial, municipal, school or otherwise, and including but without limitation, any such taxes payable by the Landlord which are imposed in lieu of or as a substitute for such real property taxes or on account of the Landlord’s ownership of the Leased Premises, whether of the foregoing character or whether same existed at the commencement of the Term. The Tenant agrees to provide the Landlord with a copy of any real property tax bills and real property assessment notices for the Leased Premises. The Tenant will, upon request, promptly deliver to the Landlord receipts for payment of all such real property taxes paid to any such taxing authorities, as aforesaid, and will furnish and deliver all such other information in connection therewith as the Landlord may reasonably require.

(ii)

The amount payable by the Tenant pursuant to Paragraph 8(c)(i) may be estimated by the Landlord and shall be payable by the Tenant over the period covering the first nine (9) months of each calendar year throughout the Term or as may be estimated by the Landlord for such other period or periods as the Landlord may determine from time to time. Upon receipt of written notification from the Landlord, the Tenant shall pay to the Landlord the amount so estimated in monthly instalments in advance on the first day of each calendar month during such period, together with all other rental payments provided for in this Lease. Notwithstanding anything hereinbefore contained, if the Landlord decides to be responsible in the first instance for the payment of real property taxes in respect of the Leased Premises in accordance with the provisions of this Paragraph 8(c) and if at any time when payment by the Landlord of the real property taxes (including local improvement rates), whether interim, instalment or final is due, the Landlord shall not have on deposit a sufficient sum to pay the full amount of such real property taxes, the Tenant shall forthwith, upon demand, pay, as additional rent, the amount, determined as aforesaid, of any such deficiency to the Landlord. When the final real property tax bill in any year has been received, which relates to the period for which such estimated payments have been made by the Tenant, as aforesaid, the parties hereto agree to adjusted all payments made by the Tenant on account of real property taxes in accordance with such final real property tax bill. The Tenant shall pay any and all costs and expenses incurred by the Landlord or the Tenant, as the case may be, in respect of any appeal or contestation conducted by the Landlord or the Tenant (with the prior consent of the Landlord) of the real property taxes levied or assessed against the Leased Premises.

(d)	Additional Taxes

That the Tenant will reimburse the Landlord, or pay to the Landlord, or be responsible for, as the case may be, for each rental year and at the times and in the manner specified by the Landlord, the full amount of any taxes in the nature of a business transfer tax, value added tax, sales tax, goods and services tax, commercial concentration tax or any other similar tax levied, rated, charged or assessed in respect of the Minimum Rent and additional rent payable by the Tenant under this Lease or in respect of the rental of space by the Tenant under this Lease. It is agreed and understood that the Tenant shall pay, be responsible for or reimburse the Landlord for, such taxes at the full tax rate applicable from time to time in respect of the Minimum Rent and additional rent for the rental of space, without reference to any tax credits or exemptions available to the Landlord.

(e)	Utilities

That the Tenant shall be solely responsible for and shall promptly pay all charges for water, gas, electricity, telephone and any and all other utilities used or consumed in, or, any other charges levied or assessed on or in respect to, the Leased Premises, and for all fittings, machines, apparatus or other things leased in respect thereof, and for all work or services performed by any corporation or commission in connection with such public or private utilities. Should the Landlord elect to supply water, gas, electricity, and/or sewer services for the Leased Premises, or any other utility used or consumed, or to be used or consumed, in the Leased Premises, the Tenant shall purchase and pay for the same as additional rent payable on demand to the Landlord, at rates not in excess of public utility rates for the same service, if applicable. In no event shall the Landlord be liable for, nor have any obligation with respect to, any interruption or cessation of, or any failure in the supply of any such utilities, services or systems, including, without limitation, the water and sewage systems, to the Leased Premises or to the Leased Premises, whether or not supplied by the Landlord or others.

(f)	Repairs

That the Tenant shall, at its sole cost and expense and at all times throughout the Term, keep and maintain the whole of the Leased Premises and every part thereof (including, without limitation, all glass, equipment, machinery and fixtures therein and all appurtenances thereof and improvements thereto) in good order, repair and first class condition, as would a prudent owner. Without in any way limiting the generality of the foregoing, the Tenant shall promptly make all needed repairs or replacements in and to the Leased Premises, including, without limitation, all repairs or replacements which are interior and exterior, structural and non-structural, ordinary as well as extraordinary, foreseen as well as unforeseen, it being understood, confirmed and agreed by the Tenant that the Landlord shall not at any time during the term of this Lease be required or called upon to make any repairs or replacements in and to the Leased Premises of any nature or kind whatsoever. The obligation to repair, as aforesaid, shall extend to all maintenance, repairs and, where necessary, replacement of all driveways, sidewalks, parking areas and landscaping generally.

(g)	Entry by Landlord

That it shall be lawful for the Landlord and its agent(s) at all reasonable times during the Term, and upon reasonable notice, to enter the Leased Premises to inspect the condition thereof. Where an inspection reveals that repairs or replacements are necessary, the Landlord shall give to the Tenant notice in writing, and immediately thereafter the Tenant will forthwith proceed to make all necessary repairs or replacements in a good and workmanlike manner and to the satisfaction of the Landlord, so as to complete same within a commercially reasonable time taking into consideration the nature of the repair required. The failure by the Landlord to give notice shall not relieve the Tenant from any of its obligations to repair or replace in accordance with the provisions hereof. Provided further, that if the Tenant refuses or neglects to repair promptly and to the reasonable satisfaction of the Landlord as required pursuant to the provisions of Paragraph 8(f) hereof or in accordance with any notice received from the Landlord pursuant to the provisions of this Paragraph 8(g), the Landlord may, but shall not be obligated to, make such repairs or replacements without liability to the Tenant for any loss or damage which may occur to the Tenant’s property or to the Tenant’s business by reason thereof and upon completion, the Tenant shall forthwith pay upon demand the Landlord’s cost for making any such repairs or replacements plus a sum equal to fifteen percent (15%) thereof for overhead, as additional rent. The Tenant agrees that the making of any repairs or replacement by the Landlord pursuant to this Paragraph 8(g) is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease.

(h)	Surrender of Leased Premises

That, at the expiration or sooner termination of the Term, the Tenant shall peaceably surrender and yield up vacant possession of the Leased Premises with all improvements, erections and appurtenances which at any time or times during the Term shall be made, placed or erected therein or thereon to the Landlord in as good condition and repair as the Tenant is required to maintain the Leased Premises throughout the Term, reasonable wear and tear and damage by casualty loss (as referred to in paragraph 21 hereof) excepted. The Tenant shall surrender all keys for the Leased Premises to the Landlord at the place then fixed for the payment of Minimum Rent and shall inform the Landlord of all combinations of any locks, safes and vaults of any kind in the Leased Premises. The Tenant shall, however, if requested by the Landlord on or before sixty (60) days prior to the expiration of the Lease, remove at its sole cost and expense all improvements, erections, alterations, fixtures or other appurtenances made, placed or erected at any time or times prior to or during the Term in the Leased Premises and shall repair, at its sole cost and expense, all damage to the Leased Premises caused by their installation and/or removal. The Tenant’s obligation to observe and perform the covenant contained in this Paragraph 8(h) shall survive the expiration or sooner termination of the Term.

(i)	Heat and Air Conditioning

To heat and air condition, at its own expense, from heating and air conditioning equipment originally supplied by the Landlord, if any, (or as may be, from time to time, replaced and/or supplemented by the Landlord or Tenant), the Leased Premises and, with respect to heating, to maintain a degree sufficient to protect the Leased Premises and their contents from damage by cold or frost, and to operate, maintain, repair or, if necessary, replace, at its own expense, such heating and air conditioning and other mechanical equipment. Further, the Tenant will, at the expiration or sooner termination of the Term, peacefully yield up unto the Landlord such heating and air conditioning equipment and all other equipment and appurtenances thereto in good and substantial repair and condition, reasonable wear and tear and damage by casualty loss (as referred to in paragraph 21 hereof) excepted.

(j)	Public Orders

That the Tenant shall, at its sole cost and expense, comply with all provisions of law, including without limiting the generality of the foregoing, the requirements of all federal, provincial and municipal legislative enactments, by-laws or regulations now or hereafter in force which relate to the conduct of the Tenant’s business or the Tenant’s use of the Leased Premises, (whether or not same shall require additions, improvements, changes or alterations to the structure of the Leased Premises), or to the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Leased Premises. The Tenant will further comply with all police, fire, health and sanitary regulations imposed by any governmental authorities or made by fire insurance underwriters, which relates to the Tenant’s use of the Leased Premises.

(k)	Assignment and Subletting

(i)	That the Tenant will not assign this Lease in whole or in part, nor sublet all or any part of the Leased Premises, nor mortgage or encumber this Lease or the Leased Premises or any part thereof, nor suffer or permit the occupation of, or part with or share possession of, all or any part of the Leased Premises by any other person, firm or corporation (all of the foregoing being hereinafter referred to as a “transfer”) without the prior consent of the Landlord in each instance, which consent shall not be unreasonably withheld, subject to the provisions of subparagraph (ii) of this Paragraph 8(k). The consent by the Landlord to any transfer, if granted, shall not constitute a waiver of the necessity for such consent to any subsequent transfer. This prohibition against a transfer is construed so as to include a prohibition against any transfer by operation of law and no transfer shall take place by reason of a failure by the Landlord to reply to a request by the Tenant for consent to a transfer. If there is a permitted transfer of this Lease, the Landlord may collect rent from the assignee, subtenant or occupant (all of the foregoing being hereinafter collectively referred to as the “transferee”), and apply the net amount collected to the Minimum Rent required to be paid pursuant to this Lease, but no acceptance by the Landlord of any payments by a transferee shall be deemed a waiver of this covenant or the acceptance of the transferee as Tenant or a release of the Tenant for the further performance by the Tenant of the covenants or obligations on the part of the Tenant herein contained. Any document evidencing the Landlord’s consent to a transfer of this Lease, if permitted or consented to by the Landlord shall be prepared by the Landlord’s solicitors, and all legal fees with respect thereto shall be paid by the Tenant to the Landlord forthwith upon demand. Any consent by the Landlord shall be subject to the Tenant causing any such transferee to promptly execute an agreement directly with the Landlord agreeing to be bound by all of the terms, covenants and conditions contained in this Lease as if such transferee had originally executed this Lease as Tenant. Notwithstanding that any such transfer is permitted or consented to by the Landlord, the Tenant shall be jointly and severally liable with the transferee upon this Lease and shall not be released from performing any of the terms, covenants and conditions contained in this Lease.

(ii)	Landlord’s Option

If the Tenant intends to effect a transfer of all or any part of the Leased Premises or this Lease, in whole or in part, or of any estate or interest hereunder, then and so often as such event shall occur, the Tenant shall give prior written notice to the Landlord of such intent, specifying therein the name of the proposed transferee and shall provide such information with respect thereto, including, without limitation, information concerning the principals thereof and as to any credit, financial or business information relating to the proposed transferee as the Landlord requires, and the Landlord shall, within fifteen (15) days thereafter, notify the Tenant in writing either, that (a) it consents or does not consent to the transfer, or (b) it elects to cancel this Lease in preference to the giving of such consent. If the Landlord elects to cancel this Lease, as aforesaid, the

Tenant shall notify the Landlord in writing within fifteen (15) days thereafter of the Tenant’s intention either to refrain from such transfer or to accept the cancellation of this Lease. If the Tenant fails to deliver such notice within such period of fifteen (15) days, this Lease will thereby be terminated upon expiration of the said fifteen (15) day period. If the Tenant advises the Landlord it intends to refrain from such transfer, then, the Landlord’s right to cancel this Lease as aforesaid shall become null and void in such instance. The right of the Landlord to terminate the Lease shall not be applicable to a sublease of a part of the Leased Premises where the Tenant continues to operate its business in the remainder of the Leased Premises.

(iii)	No Advertisement

The Tenant shall not print, publish or display any notice or advertisement advertising the whole or any part of the Leased Premises for the purposes of assignment or subletting without the prior approval by the Landlord of the complete text or format of any such notice or advertisement.

(l)	Corporate Ownership

That if the Tenant is a corporation or if the Landlord has consented to a transfer of this lease to a corporation, any transfer or issue by sale, assignment, bequest, inheritance, operation of law or other disposition or by subscription from time to time of all or any part of the corporate shares of the Tenant or of any parent or subsidiary corporation of the Tenant or any corporation which is an associate or an affiliate of the Tenant (as those terms are defined pursuant to the Business Corporations Act of Ontario) which result in any change in the present effective voting control of the Tenant by the parties holding such voting control at the date of execution of this Lease (or at the date a transfer of this Lease to a corporation is permitted) and which does not receive the prior written consent of the Landlord in each instance, which consent may not be unreasonably withheld, shall entitle the Landlord to terminate this Lease upon five (5) days’ written notice to the Tenant. If the Landlord elects to cancel this Lease as aforesaid, the Tenant shall have the right to advise the Landlord within fifteen (15) days after written notice of the Landlord’s election to terminate this Lease that the Tenant elects to have this Lease reinstated by the transfer, sale, assignment or other disposition (the “re-transfer”) from the shareholders of the Tenant after such change in control to the shareholders of the Tenant existing as of the date of execution of this Lease (or at the date that a transfer of this Lease to a corporation is permitted). If the Tenant effects such re-transfer within thirty (30) days following receipt of notice of the Landlord’s election, and forthwith thereafter provides the Landlord with evidence satisfactory to the Landlord of such re-transfer, this Lease will be reinstated as of the date of the termination by the Landlord as aforesaid. If this Lease is terminated the Landlord may re-enter and take possession of the Leased Premises whereupon the Landlord’s rights and remedies contained in Paragraph 11 hereof shall apply. The Tenant shall make available to the Landlord all corporate books and records of the Tenant for inspection at all reasonable times in order to ascertain whether there has been any change in control. Provided, notwithstanding anything contained in this Paragraph 8(l) to the contrary, the provisions of this paragraph shall not apply to the Tenant if at such time (a) the Tenant is a public corporation whose shares are traded and listed on any recognized stock exchange in Canada or the United States, or (b) the Tenant is a private corporation but is controlled by a public corporation defined as aforesaid.

(m)	Nuisance

That the Tenant will not do or omit to do or permit to be done or omitted anything upon or in respect of the Leased Premises, the doing or omission of which, as the case may be, shall be or result in any nuisance or menace to the Landlord and including, without limitation, the Tenant shall not keep in, on or around the Leased Premises any animals, birds or other pets; and that no machinery shall be used on the Leased Premises which shall cause any undue vibration in or to the Leased Premises, and if the Landlord shall complain that any machinery or operation thereof in or on the Leased Premises is a nuisance to it, upon receiving notice thereof, the Tenant will immediately cease such nuisance.

9.	INSURANCE

(a)	The Tenant shall, throughout the term of the Lease, at its sole cost and expense, take out and keep in full force and effect in the names of the Tenant, the Landlord and the Landlord’s mortgagee, as their respective interests may appear, the following insurance:

(i)	insurance upon the Leased Premises, the machinery, boilers and equipment contained therein and all improvements and appurtenances thereto, and all other property of every description and kind owned by the Tenant or for which the Tenant is legally liable or installed by or on behalf of the Tenant and which is located within the Leased Premises (including, without limitation, stock-in-trade, furniture, fittings, installations, alterations, additions, partitions, fixtures and anything in the nature of a leasehold improvement), in each instance, in an amount of not less than one hundred percent (100%) of the full (new) replacement cost thereof, (including therein provision for upgrades required by relevant municipal by-laws or other governmental regulations) without deductions, and with coverage against, at least the perils of fire and standard extended coverage, including sprinkler leakages (where applicable), earthquake, flood and collapse. If there is a dispute as to the amount which comprises the full (new) replacement cost, the decision of the Landlord or the Landlord’s mortgagee shall be conclusive;

(ii)	broad form boiler and machinery insurance on a blanket and replacement basis with limits for each accident in an amount not less than the full (new) replacement cost of the buildings and improvements comprising the Leased Premises (including therein provision for upgrades required by relevant municipal by-laws or other governmental regulations) and of all boilers, pressure vessels, air conditioning equipment and miscellaneous electrical apparatus owned or operated by the Tenant or by others (other than the Landlord) on behalf of the Tenant in the Leased Premises or relating to or serving the Leased Premises;

(iii)	rental income coverage in such amounts as will reimburse the Landlord for direct or indirect loss of earnings and all rentals payable pursuant to this Lease attributable to all perils insured against in Subparagraphs (i) and (ii) of this Paragraph 9(a) and any other perils commonly insured against by a prudent owner for a period of at least one (1) calendar year;

(iv)	public liability and property damage insurance including personal and bodily injury liability, contractual liability, non-owned automobile liability and owners’ and contractors’ protective insurance coverage with respect to the Leased Premises, coverage to include the activities and operations conducted by the Tenant and any other parties on the Leased Premises. Such policies shall be written on a comprehensive basis with limits of not less than Five Million Dollars ($5,000,000) for bodily injury to any one or more persons or property damage, and such higher limits as the Landlord or the Landlord’s mortgagee reasonably requires from time to time, and shall not be invalidated as respects the interests of the Landlord and the Landlord’s mortgagee by reason of any breach or violation of any warranties, representations, declarations or conditions contained in the policies. All such policies must contain a severability of interests clause, a cross liability clause and shall be primary and shall not call into contribution any other insurance available to the Landlord or to the Landlord’s mortgagee;

(v)	plate glass insurance in respect of all plate glass or other glass in and comprising the Leased Premises; and

(vi)	any other form of insurance as the Tenant or the Landlord or the Landlord’s mortgagee reasonably requires from time to time, in form, in amount and for insurance risks against which a prudent owner would insure.

(b)	All policies required to be written on behalf of the Tenant pursuant to Paragraph 9(a) hereof shall contain the standard mortgage clause of the Landlord’s mortgagee and shall contain a waiver of any subrogation rights which the Tenant’s insurers have against the Landlord and against those for whom the Landlord is in law responsible, whether any such damage is caused by the act, omission or negligence of the Landlord or those for whom the Landlord is in law responsible.

(c)	All insurance policies of the Tenant shall be taken out with insurers acceptable to the Landlord and shall be in a form satisfactory from time to time to the Landlord and any mortgage lender. The Tenant agrees that certificates of insurance or, if required by the Landlord or the Landlord’s mortgagee, certified copies of each such insurance policy, will be delivered to the Landlord as soon as practicable after the placing of the required insurance. All such policies shall contain an undertaking by the insurers to notify the Landlord and the Landlord’s mortgagee in writing not less than thirty (30) days prior to any material change, cancellation, failure to renew, or termination thereof.

(d)	The Tenant agrees that if the Tenant fails to take out or to keep in force any such insurance referred to in Paragraph 9(a) hereof, or should any such insurance not be approved by either the Landlord or the Landlord’s mortgagee, and should the Tenant not rectify the situation within forty-eight (48) hours after written notice by the Landlord to the Tenant (stating if the Landlord or the Landlord’s mortgagee does not approve of such insurance, the reasons therefor), the Landlord has the right without assuming any obligation in connection therewith, to affect such insurance at the sole cost and expense of the Tenant and all outlays by the Landlord shall be immediately paid by the Tenant to the Landlord as additional rent on the first day of the next month following such payment by the Landlord, without prejudice to any other rights and remedies of the Landlord under this Lease.

(e)	If any insurance policy upon the Leased Premises or any part thereof shall be cancelled or shall be threatened by the insurer to be cancelled, or the coverage thereunder reduced in any way by the insurer by reason of the use and occupation of the Leased Premises or any part thereof by the Tenant or by any assignee or subtenant of the Tenant, or by anyone permitted by the Tenant to be upon the Leased Premises, and if the Tenant fails to remedy the conditions giving rise to the cancellation, threatened cancellation or reduction of coverage within forty- eight (48) hours after notice thereof by the Landlord, the Landlord may, at its option, either (a) re-enter and take possession of the Leased Premises forthwith by leaving upon the Leased Premises a notice in writing of its intention so to do and thereupon the Landlord shall have the same rights and remedies as contained in paragraph 12 hereof, or (b) enter upon the Leased Premises and remedy the conditions giving rise to such cancellation, threatened cancellation or reduction, and the Tenant shall forthwith pay the cost thereof to the Landlord, which cost may be collected by the Landlord as additional rent and the Landlord shall not be liable for any damage or injury caused to any property of the Tenant or of others located on the Leased Premises as a result of such entry. The Tenant agrees that any such entry by the Landlord is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease.

(f)

Notwithstanding anything contained in this Paragraph 9 to the contrary, the Landlord, at its sole option, shall be entitled to effect in respect of the Leased Premises all such insurance which the Tenant is obligated to take out and maintain pursuant to Paragraph 9(a) hereof. The Landlord shall advise the Tenant in writing of the Landlord’s intention to take out and maintain all such insurance in respect of the Leased Premises as set out in Paragraph 9(a), and upon receipt of such written notice, the Tenant shall be relieved of all further obligations to take out and maintain such insurance in respect of the Leased Premises. Thereafter, the Tenant shall reimburse and pay to the Landlord, as additional rent, the total cost and expenses incurred by the Landlord in taking out and maintaining all such insurance in accordance with Paragraph 9(a) hereof. Such costs and expenses incurred by the Landlord in insuring the Leased Premises shall include, without limitation, any increase in the cost of the Landlord’s insurance premiums as a result of or arising from the Tenant’s use and occupation of the Leased Premises, whether or not the Landlord has consented to same. The amount payable by the Tenant to the Landlord in respect of the Landlord’s cost of insuring the Leased Premises pursuant to this Paragraph 9(f) may be estimated by the Landlord for such period or periods as the Landlord may determine and the Tenant shall pay to the Landlord the cost of such amount in equal monthly instalments in advance during such period, together with all other rental payments provided for in the Lease. Provided, however, as soon as bills for all or any portion of the amount so estimated by the Landlord in respect of its insurance premiums are received, the Landlord may bill the Tenant for the cost thereof (less all amounts previously paid by the Tenant on the basis of the Landlord’s estimate which have not already been so applied) and the Tenant shall pay to the Landlord such amount so billed as additional rent on demand. At the end of the period for which such estimated payments have been made by the Tenant in respect of the Landlord’s cost of insuring the Leased Premises in accordance with the provisions hereof, the Landlord shall deliver to the Tenant a statement setting out the total costs and expenses incurred by the Landlord in respect of all such insurance, and if necessary, all adjustments shall be made between the parties as soon as reasonably possible. Provided, however, nothing contained in this Paragraph 9(f) shall be interpreted or construed in any way as being a covenant by the Landlord to take out and maintain in respect of the Leased Premises any of the insurance coverage as referred to in Paragraph 9(a) hereof, and the Landlord’s failure to place or cause to be placed any such insurance shall not be a breach of this Lease or create any liability or responsibility whatsoever on the part of the Landlord.

10.	MUTUAL COVENANTS

Provided, and it is expressly agreed:

(a)	Seizure and Bankruptcy

That, in case, without the written consent of Landlord, the Leased Premises shall be used by any person other than the Tenant, or in case the Term or any of the goods and chattels of the Tenant shall be at any time seized or taken in execution or in attachment by any creditor of the Tenant, or if the Tenant shall make any assignment for the benefit of creditors or give any bill of sale without complying with the Bulk Sales Act (Ontario) or become bankrupt or insolvent, or take the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors or file any proposal or make an assignment for the benefit of creditors or if a receiver is appointed for all or a portion of the Tenant’s property or if any order is made for the winding up of the Tenant, or if the Tenant shall make a sale in bulk, or, if the Tenant abandons or attempts to abandon the Leased Premises, or if the Tenant shall fail to pay any rent or other sums due hereunder which remains unpaid after five (5) days following receipt of written notice from the Landlord, or, if the Tenant shall fail to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by the Tenant, which remain unperformed or unobserved after thirty (30) days following receipt of written notice from the Landlord setting out the term. condition, or covenant the Tenant has failed to observe or perform, or if re-entry is permitted under any other terms of this Lease, then, and in every such case, the then current month’s rent and the next ensuing three months’ rent and additional rent shall immediately become due and payable as accelerated rent, and, at the option of the Landlord this Lease shall cease and determine and the Term hereby demised shall immediately become forfeited and void, in which event, the Landlord may re-enter and take possession of the Leased Premises as though the Tenant or any occupant or occupants of the Leased Premises was or were holding over after the expiration of the Term without any rights whatsoever.

(b)	Distress

The Landlord waives any right to distress for rent.

(c)	Public Liability

That the Landlord shall not be liable for any death or injury arising from or out of any occurrence in, upon, at or relating to the Leased Premises, or damage to property of the Tenant or of others located on the Leased Premises, nor shall the Landlord be responsible for any loss of or damage to any property of the Tenant or others from any cause whatsoever, whether or not any such death, injury, loss or damage results from the negligence of the Landlord, its agents, servants, employees or any other parties for whom it may be in law responsible. Without limiting the generality of the foregoing, the Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain snow or leaks from any part of the Leased Premises or from the pipes, appliances, plumbing works, roof, or subsurface of any floor or ceiling or from the street or any other place or by dampness or by any cause of whatsoever nature. The Landlord shall not be liable for any such damage caused by persons in the Leased Premises or by occupants of adjacent property or the public, or caused by construction or by any private, public or quasi-public work. All property of the Tenant kept or stored on the Leased Premises shall be so kept or stored at the risk of the Tenant only and the Tenant shall hold the Landlord harmless from and against any claims arising out of damages to the same, including subrogation claims by the Tenant’s insurers.

(d)	Holding Over

That if the Tenant shall continue to occupy the Leased Premises at the expiration of this Lease with the consent of the Landlord, and without any further written agreement, the Tenant shall be a monthly tenant at the monthly rental herein reserved and otherwise on the terms and conditions herein set forth, except as to the length of tenancy.

(e)	Over-Loading

That the Tenant will not bring upon the Leased Premises or any part thereof, any machinery, equipment, article or thing that by reason of its weight, size, or use might, in the opinion of the Landlord, damage the Leased Premises and will not at any time overload the floors of the Leased Premises, and that if any damage is caused to the Leased Premises by any machinery, equipment article or thing or by overloading, or by any act, neglect or misuse on the part of the Tenant, or any of its servants, agents or employees, or by any person having business with the Tenant, the Tenant shall forthwith repair the same or pay to the Landlord the cost of making good the same.

(f)	Tenant not to Overload Facilities

That the Tenant will not install any equipment which would exceed or overload the capacity of the utility facilities in the Leased Premises and agrees that if any equipment installed by the Tenant shall require additional utility facilities, same shall be installed, if available, and subject to the Landlord’s prior written approval thereto (which approval may be unreasonably withheld), at the Tenant’s sole cost and expense in accordance with plans and specifications to be approved in advance by the Landlord, in writing.

(g)	Plumbing Facilities

That the plumbing facilities (if any) in the Leased Premises shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by the Tenant, as additional rent, payable forthwith on demand.

(h)	Indemnification

That, notwithstanding any other terms, covenants and conditions contained in this Lease, the Tenant shall indemnify the Landlord and save it harmless from and against any and all loss (including loss of all rentals payable by the Tenant pursuant to this Lease) claims, actions, damages, liability and expense in connection with loss of life, personal or bodily injury, damage to property or any other loss or injury whatsoever arising from or out of this Lease, or the occupancy or use by the Tenant of the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of the Tenant or by anyone permitted to be on the Leased Premises by the Tenant. If the Landlord shall, without fault on its part, be made a party to any litigation commenced by or against the Tenant, then, the Tenant shall protect, indemnify and hold the Landlord harmless and shall pay all costs, expenses and reasonable legal fees incurred or paid by the Landlord in connection with any such litigation. The Tenant shall pay all costs, expenses and legal fees (on a full indemnity basis) that may be incurred or paid by the Landlord in enforcing the terms, covenants and conditions in this Lease, unless a Court shall decide otherwise.

(i)	Refuse

That the Tenant will not use any outside garbage or other containers or allow any ashes, refuse, garbage or other loose or objectionable material to accumulate in or about the Leased Premises, and will at all times keep the Leased Premises in a clean and tidy condition and shall immediately before the termination of the Term, wash the floors, windows, doors and woodwork of the Leased Premises. Provided further that except for motor vehicles (where permitted by applicable by-laws or laws), the Tenant will not store or cause to be stored outside of the Leased Premises, any of its inventory, stock-in-trade, or raw materials.

(j)	Leased Premises

That, whenever in this Lease reference is made to the Leased Premises, it shall include, without limitation, all structural portions, improvements, equipment, systems and erections, in or upon the Leased Premises or any part thereof from time to time.

(k)	Evidence of Payment by the Tenant

That the Tenant shall from time to time at the request of the Landlord produce to the Landlord satisfactory evidence of the due payment by the Tenant of all amounts required to be made by the Tenant under this Lease.

(l)	Adjustment of Taxes

That the taxes and local improvement rates and, where necessary, all other charges payable by the Tenant hereunder in respect of the first and last years of the Term shall be adjusted between the Landlord and the Tenant accordingly.

(m)	Tenant Shall Discharge All Liens

That the Tenant shall promptly pay all its contractors, suppliers and materialmen and shall do any and all things necessary to minimize the possibility of a lien attaching to the Leased Premises and should any such lien be made or filed, the Tenant shall discharge or vacate the same forthwith (after notice thereof is given to the Tenant) at the Tenant’s expense. In the event the Tenant shall fail to cause any such lien to be discharged or vacated, as aforesaid, then, in addition to any other right or remedy of the Landlord, the Landlord may, but it shall not be so obligated, discharge or vacate same by paying the amount claimed to be due into Court or directly to any such lien claimant and the amount so paid by the Landlord and all costs and expenses including solicitors’ fees (on a solicitor and his client basis) incurred herein for the discharge or vacating of such lien shall be due and payable by the Tenant to the Landlord as additional rent on demand.

11.	FIXTURES AND REMOVAL AND RESTORATION BY TENANT

All alterations, decorations, additions and improvements made by the Tenant or made by the Landlord or others on the Tenant’s behalf (other than the Tenant’s trade fixtures) shall immediately become the property of the Landlord without compensation therefor to the Tenant. Such alterations, decorations, additions or improvements shall not be removed from the Leased Premises either during or at the expiration of the Term or sooner determination of the Lease, except that:

(a)	the Tenant may at the end of the Term remove its trade fixtures;

(b)	the Tenant shall, at the end of the Term and at its own cost remove all alterations, decorations, additions or improvements in or on the Leased Premises as the Landlord shall at its option require to be removed by notice to the Tenant not less than sixty (60) days prior to the end of the then current Term; and

(c)	the Tenant may remove its trade fixtures at the end of the Term and also during the Term in the usual and normal course of its business or if such trade fixtures become excess for the Tenant’s purpose, or if the Tenant is substituting therefor new and similar trade fixtures.

If the Tenant does not remove its trade fixtures at the expiration or earlier termination of the Term, such trade fixtures, at the option of the Landlord, are to become the Landlord’s property and may be removed from the Leased Premises and sold or otherwise disposed of by the Landlord. For greater certainty, the term “Tenant’s trade fixtures” shall not include any (i) heating or ventilating equipment, (ii) electrical or mechanical equipment, (iii) floor coverings affixed to the floor of the Leased Premises or (iv) light fixtures.

The Tenant shall, in the case of every such installation or removal either during or at the end of the Term, make good any damage caused to the Leased Premises or to the Leased Premises by the installation or removal of any such alterations, decorations, additions or improvements.

12.	RE-ENTRY

Proviso for re-entry by the Landlord on non-payment of rent or non-performance or non-observance of covenants. The Landlord’s right of re-entry hereunder or any powers conferred on the Landlord in this Lease, all with respect to non-payment of Minimum Rent or additional rent, may be exercised by the Landlord immediately upon default being made by the Tenant and without any notice thereof to the Tenant, notwithstanding anything contained herein or in the Commercial TenanciesAct of Ontario to the contrary.

If the Landlord elects to re-enter, as herein provided, or if it takes possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary, in order to relet the Leased Premises, or any part thereof for such term or terms (which may be for a term or terms extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as the Landlord in its sole discretion may deem advisable. Upon each such reletting all rentals received by the Landlord from such reletting shall be applied, first, to the payment of any indebtedness, other than rent due hereunder, owing by the Tenant to the Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees, solicitor’s fees and the costs of such alterations and repairs; third, to the payment of all rentals due and unpaid hereunder, and the residue, if any, shall be held by the Landlord and applied in payment of future rent as the same may become due and payable hereunder. If the rentals received from such reletting during any month shall be less than that to be paid during that month by the Tenant hereunder, the Tenant shall pay any such deficiency to the Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Leased Premises by the Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to the Tenant. Notwithstanding any such reletting without termination, the Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should the Landlord at any time terminate this Lease for any breach, in addition to any remedies it may have, it may recover from the Tenant all damages it has incurred or may incur by reason of such breach, including the cost of recovering the Leased Premises, reasonable solicitor’s fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to the rent reserved in this Lease for the remainder of the stated Term over the then reasonable rental value as determined by the Landlord for the remainder of the stated Term, all of which amounts shall be immediately due and payable from the Tenant to the Landlord.

13.	EXPENSES AND REMOVAL OF CHATTELS

(a)	In case suit shall be brought for recovery of possession of the Leased Premises, or, for the recovery of rent or any other amounts due under the provisions of this Lease, or because of the breach of any other covenants herein contained on the part of the Tenant to be kept or performed, and a breach shall be established, the Tenant shall pay to the Landlord all expenses incurred therefor, including a reasonable solicitor’s fee.

(b)	In case of removal by the Tenant of the goods and chattels of the Tenant from the Leased Premises, the Landlord may follow same for thirty (30) days in the same manner as is provided for in the Commercial Tenancies Act.

14.	LANDLORD MAY CURE TENANT’S DEFAULT

If the Tenant shall fail to pay, when due, any amounts or charges required to be paid pursuant to this Lease, the Landlord, after giving five (5) days notice in writing to the Tenant, may, but shall not be obligated to, pay all or any part of the same. If the Tenant is in default in the performance of any of its covenants or obligations hereunder, (other than payment of Minimum Rent or other sums required to be paid pursuant to the terms of this Lease), the Landlord may from time to time after the giving of such notice as it shall deem sufficient, having regard to the circumstances applicable (or no notice in the case of an emergency or apprehended emergency) perform or cause to be performed any of such covenants or obligations or any part thereof, and for such purpose may do such things as may be requisite, including without limitation, entering upon the Leased Premises and doing such things upon or in respect of the Leased Premises or any part thereof as the Landlord may reasonably consider requisite or necessary. All expenses incurred and expenditures made by or on behalf of the Landlord under this Paragraph 14, plus a sum equal to fifteen percent (15%) thereof shall be additional rent hereunder and shall be paid by the Tenant upon demand. The Landlord shall have no liability to the Tenant for any loss or damage resulting from any such action by the Landlord, and any entry by the Landlord under the provisions of this Paragraph 14 shall not constitute a breach of the covenant for quiet enjoyment or an eviction.

15.	INTENTIONALLY DELETED

16.	DEFAULT IN THE PAYMENT OF ADDITIONAL RENT

If the Tenant shall be in default in the payment of any additional rent or other charges required to be paid pursuant to the terms of this Lease, they shall, if not paid when due, be collectible as rent with the next monthly instalment of Minimum Rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount, money or charge at the time same becomes due and payable hereunder, or limit any other remedy of the Landlord. The Tenant covenants and agrees that the Landlord may, at its option, apply or allocate any sums received from or due to the Tenant against any amounts due and payable hereunder in such manner as the Landlord, in its sole discretion, sees fit.

17.	NET LEASE

The Tenant acknowledges and agrees that it is intended that this Lease is a completely care-free net lease to the Landlord, and that the Landlord is not responsible during the Term of the Lease for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Leased Premises or the use and occupancy thereof or to the contents thereof, or the business carried on therein, and the Tenant shall pay all charges, impositions, costs and expenses of any nature or kind relating to the Leased Premises.

18.	QUIET ENJOYMENT

Upon the payment by the Tenant of the rents herein provided and upon the observance and performance of all covenants, terms and conditions on the Tenant’s part to be observed and performed, the Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the Term hereby demised without hindrance or interruption by the Landlord, or any other person or persons lawfully claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease.

19.	RIGHT OF ENTRY

The Landlord or its agents shall have the right to enter the Leased Premises at all times and upon reasonable notice: (i) to examine the same, (ii) to show them to prospective purchasers, lessees or mortgagees, and, (iii) without any obligation upon the Landlord to do so, to make such repairs, alterations, improvements or additions to the Leased Premises as the Landlord may deem necessary or desirable. The Landlord shall be allowed to take all material into and upon the Leased Premises which may be required therefor without the same constituting an eviction of the Tenant in whole or in part, and the rent reserved hereunder shall not abate while such repairs, alterations, improvements or additions are being made due to any loss or interruption of the business of the Tenant or otherwise. The Landlord shall not be liable for any damage, injury or death caused to any person or property of the Tenant or of others located on the Leased Premises as a result of such entry. During the six months prior to the expiration of the Term the Landlord may exhibit the Leased Premises to prospective tenants and place upon the Leased Premises its usual notice “To Let” which notice the Tenant shall permit to remain thereon without molestation. If the Tenant shall not be personally present to open and permit an entry into the Leased Premises at any time when for any reason entry therein shall be necessary or permissible, the Landlord or its agents may enter the same by a master key or may forcibly enter the same, without rendering the Landlord or such agents liable therefor, and without in any manner effecting the obligations and covenants of the Lease. Nothing herein contained, however, shall be deemed or construed to impose upon the Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the premises or any part thereof except as otherwise herein specifically provided.

20.	IMPROVEMENTS

The Tenant will not make any repairs, alterations, replacements, decorations or improvements to any part of the Leased Premises without first obtaining the Landlord’s prior written approval which approval shall not be unreasonably withheld or delayed. The Tenant shall submit to the Landlord details of the proposed work, such indemnification against liens, costs, damages and expenses as the Landlord shall require and evidence satisfactory to the Landlord that the Tenant has obtained, at its sole expense, all necessary consents, licences and approvals from all governmental authorities having jurisdiction. All such repairs, replacements, alterations, decorations or improvements by the Tenant to the Leased Premises approved of by the Landlord shall be at the sole cost of the Tenant, shall be performed by competent workmen in a good and workmanlike manner and shall be subject to the reasonable supervision of the Landlord. Any such repairs, replacements, alterations, decorations or improvements made by the Tenant without the prior written consent of the Landlord, or, which are not in accordance with the drawings and specifications approved by the Landlord, as aforesaid, shall, if requested by the Landlord, be promptly removed by the Tenant at its expense and the Leased Premises restored to their previous condition. Provided, notwithstanding anything herein contained, no repair, replacement, alteration, addition, or improvement to the Leased Premises by or on behalf of the Tenant shall be permitted which may weaken or endanger the structure or adversely affect the condition or operation of the Leased Premises or diminish the value thereof, or restrict or reduce the Landlord’s coverage for zoning purposes.

21.	FIRE

(a)

If the Leased Premises are at any time damaged or destroyed as a result of fire, the elements, accident or other perils as are insured against from time to time pursuant to Paragraph 9 hereof, and if as a result of such occurrence: (i) fifty percent (50%) or more of the Leased Premises are rendered wholly unfit for occupancy; or (ii) the cost of repairing or rebuilding the Leased Premises exceeds twenty-five percent (25%) or more of the replacement cost thereof; or (iii) in the opinion of the Landlord’s architect or engineer, to be given as soon as reasonably possible after the occurrence of such damage or destruction, the Leased Premises cannot be repaired with reasonable diligence within one hundred and twenty (120) days of the happening of such damage or destruction, then, in each case, either party may, at its option, to be exercised within thirty (30) days of the happening of such occurrence, terminate the Lease by giving to the the other party notice in writing of the election to terminate the Lease. In the event of such termination, the Lease and the Term hereby demised shall cease and be at an end as of the date of such damage or destruction and the Minimum Rent and all other additional rent for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of such destruction or damage.

(b)	If the Landlord does not elect to terminate the Lease in accordance with Subparagraph (a) of this Paragraph 21, then, the Landlord shall commence with all reasonable diligence to reconstruct, rebuild or repair the Leased Premises to the extent only of its obligations in respect of the original construction of the Leased Premises and exclusive of any work performed in and to the Leased Premises by or on behalf of the Tenant (the “Landlord’s Work of Reconstruction”). From the date of the happening of such damage or destruction and until the completion of the Landlord’s Work of Reconstruction, the Minimum Rent shall abate (i) in its entirety if, in the opinion of the Landlord’s architect or engineer, the Leased Premises are rendered wholly untenantable or (ii) proportionately, (to the portion of the Leased Premises rendered untenantable), if in the opinion of the Landlord’s architect or engineer, the Leased Premises are rendered untenantable only in part, subject, in either case, to the extent of the insurance proceeds actually received by the Landlord in respect of the insurance maintained pursuant to Paragraph 9(a)(iii).

(c)	If the Landlord shall elect to repair, reconstruct or rebuild the Leased Premises in accordance with the provisions of this Paragraph 21, the Landlord shall be entitled to use plans and specifications and working drawings in connection therewith other than those used in the original construction of the Leased Premises.

(d)	The decision of the Landlord’s architect or engineer as to (i) the time within which the Leased Premises can or cannot be repaired, (ii) the extent of the damage or destruction to the Leased Premises, (iii) the cost of repairing or rebuilding the Leased Premises, (iv) the date on which the Landlord’s Work of Reconstruction is completed, shall, in each case, be final and binding upon the parties hereto.

22.	ASSIGNMENT BY LANDLORD

The Landlord declares that it may assign its rights under this Lease to a lending institution as collateral security for a loan to the Landlord and in the event that such an assignment is given and executed by the Landlord, and notification thereof is given to the Tenant by or on behalf of the Landlord, it is expressly agreed between the Landlord and the Tenant that this Lease shall not be cancelled or modified for any reason whatsoever except as provided for, anticipated or permitted by the terms of this Lease or by law, without the consent in writing of such lending institution.

The Tenant covenants and agrees with the Landlord that it will, if and whenever reasonably required by the Landlord, consent to and become a party to any instrument relating to this Lease which may be required by or on behalf of any purchaser, lender or mortgagee from time to time of the Leased Premises.

23.	LIMITATION OF LANDLORD’S LIABILITY

The term “Landlord” as used in this Lease shall, so far as the covenants and obligations on the part of the Landlord are concerned, be limited to mean and include only the owner or owners at the time in question of the Leased Premises and in the event of any conveyance or transfer of ownership, by the Landlord herein named, and in the case of any subsequent transfer or conveyances, the then vendor or transferor shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all personal liability in respect of the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, save for its obligations and indemnity given under paragraph 33 hereof,, provided that:

(a)	any funds in the hands of the Landlord or the then vendor or transferor at the time of such transfer, in which the Tenant has an interest, shall be turned over to the purchaser or transferee and any amount then due and payable to the Tenant by the Landlord or the then vendor or transferor under any provision of this Lease shall be paid to the Tenant; and

(b)	upon any such transfer or conveyance, the purchaser or transferee shall be deemed to have assumed, subject to the limitations of this paragraph, all of the terms, covenants and conditions contained in this Lease to be performed on the part of the Landlord.

It is the intention of the parties pursuant to this Paragraph 23 that the covenants and obligations contained in this Lease on the part of the Landlord shall, subject as aforesaid, be binding upon the Landlord, its successors and assigns, only during and in respect of their respective periods of ownership.

24.	SIGNS

The Tenant will not paint, fix, display, or cause to be painted, fixed or displayed, any sign, picture, advertisement, notice, lettering or decoration on any part of the exterior or the interior of the Leased Premises without, in each instance, the prior written approval of the Landlord. Any such signs or other advertising material, as aforesaid, shall be removed by the Tenant at the expiration or earlier termination of this Lease and the Tenant shall promptly repair any and all damage caused by such installation or removal. Any such signs shall, at all times, be in conformity with all relevant governmental requirements and shall otherwise be subject to the Tenant’s covenants in this Lease, and the Tenant so covenants with the Landlord.

25.	WAIVER OF BREACH

The waiver by the Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by the Landlord shall not be deemed to be a waiver of any preceding breach by the Tenant of any term, covenant or condition of this Lease, regardless of the Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by the Landlord unless such waiver is in writing and signed by the Landlord.

26.	NOTICES

Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be delivered personally or by a nationally recognized courier, or sent by registered mail, postage prepaid, or sent by facsimile transmission and shall be addressed (a) if to the Landlord at 1216 Sewells Road, Toronto, Ontario, Attention: Ken Gold, Fax No. 416-286-8690 or at such other address as the Landlord designates by written notice, and (b) if to the Tenant, at —, Fax No. —. Any such notice, demand, request or consent is conclusively deemed to be given or made on the date upon which such notice, demand, request or consent is delivered, or if mailed, then four (4) days following the date of mailing, or if sent by facsimile transmission then the next business day following confirmation that such facsimile transmission was sent, as the case may be, and the time period referred to therein commences to run from the time of delivery, or four (4) days following the date of mailing, or the next business day following confirmation that the facsimile transmission was sent, as the case may be. Either party may at any time give notice in writing to the other of any change of address of the party giving such notice and from or after the giving of such notice, the address therein specified is deemed to be the address of such party for the giving of notices hereunder. Provided, however, if the postal service is interrupted or substantially delayed for any reason whatsoever, then, any notice, demand, request or other instrument shall be delivered either personally or by authorized courier, or by means of facsimile transmission.

27.	STATUS STATEMENT

Within ten (10) days after written request therefor by the Landlord, or in the event that upon any sale, assignment, lease or mortgage of the Leased Premises or the lands thereunder by the Landlord, a status statement shall be required from the Tenant, the Tenant hereby agrees to deliver in the form supplied by the Landlord a certificate to any proposed mortgagee or purchaser or to the Landlord, stating (if such be the case) that:

(a)	this Lease is unmodified and in full force and effect (or if there have been any modifications, that this Lease is in full force and effect as modified and identify the modification agreements, if any) or if this Lease is not in full force and effect, the certificate shall so state;

(b)	the date of the commencement of the Term;

(c)	the date to which the Minimum Rent has been paid under this Lease; and

(d)	whether or not there is any existing default by the Tenant in the payment of Minimum Rent or other sum of money under this Lease, and whether or not there is any other existing default by either party under this Lease with respect to which a notice of default has been served, and if there is any such default, specifying the nature and extent thereof.

28.	SUBORDINATION

This Lease and all of the rights of the Tenant hereunder are, and shall at all times, be subject and subordinate to any and all mortgages, trust deeds or the charge or lien resulting from any other method of financing or refinancing or any renewals, or extensions thereof, now or hereafter in force against the lands, buildings and improvements comprising the Leased Premises. Upon the request of the Landlord, the Tenant will subordinate this Lease and all of its rights hereunder in such form or forms as the Landlord may require to any such mortgage, trust deeds or the charge or lien resulting from any other method of financing or refinancing and to all advances made or hereafter to be made upon the security thereof, and will, if requested, attorn to the holder thereof. No subordination by the Tenant shall have the effect of permitting the holder of any mortgage or charge or other security to disturb the occupation and possession by the Tenant of the Leased premises, so long as the Tenant shall perform all of the terms, covenants, conditions, agreements and provisos contained in this Lease and so long as the Tenant executes contemporaneously, a document of attornment required by any such mortgagee or other encumbrancer. If within ten (10) days after the date of any request in respect thereof, the Tenant has not executed and delivered to the Landlord any instruments or certificates required pursuant to the provisions of this Paragraph 28 or Paragraph 27 hereof, then, the Tenant hereby irrevocably appoints the Landlord as the Tenant’s attorney with full power and authority to execute and deliver in the name of the Tenant any such instruments or certificates.

29.	IMPOSSIBILITY OF PERFORMANCE

Notwithstanding anything to the contrary contained in this Lease, if either party hereto is bona fide delayed or hindered in or prevented from the performance of any term, covenant or act required hereunder by reason of strikes, labour troubles, inability to procure materials or services, power failure, restrictive governmental laws or regulations, riots, insurrection, sabotage, rebellion, war, acts of God, or other reasons whether of a like nature or not which is not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then, the performance of such term, covenant or act is excused for the period of the delay and the party so delayed shall be entitled to perform such term, covenant or act within the appropriate time period after the expiration of the period of such delay. However, the provisions of this Paragraph 29 shall not in any way operate to excuse the Tenant from the prompt payment of Minimum Rent and additional rent or any of the payments required by the terms of this Lease.

30.	OPTION TO RENEW

(a)	Provided the Tenant:

(i)	has duly and regularly made all Minimum Rent, additional rent and other sums required to be paid pursuant to this Lease and within the times and in the manner set out in this Lease including any cure periods;

(ii)	has duly and regularly observed and performed each and every one of the terms, covenants and conditions contained in the Lease on its part to be observed and performed and within the times and manner set out in the Lease including any cure periods; and

(iii)	either personally or through its affiliated companies is in possession of and conducting its business in the whole of the Leased Premises in accordance with the terms of the Lease;

it, the Tenant, shall have three (3) options to renew each for a term of five (5) years (each being hereinafter called a “Renewal Term) upon the same terms and conditions as herein more particularly set forth save for Minimum Rent and save for further renewals (subject to those specified herein) provided the Tenant notifies the Landlord in writing at least six (6) months prior to the expiration of the Term of its wish to exercise such option.

(b)	With respect to Minimum Rent during any Renewal Term more particularly referred to in the immediate preceding paragraph such rent shall be mutually agreed upon by the parties hereto, or failing agreement, shall be fixed by binding arbitration as hereinafter provided, always subject to the same covenants, provisos, and conditions as herein contained. If such Minimum Rent is to be settled by arbitration, such rent shall be governed by current market rent for similar premises in the area in effect as of the first day of the Renewal Term in question and having regard to the following:

(i)	If the parties hereto are unable to agree upon annual Minimum Rent with respect to any Renewal Term pursuant to the provisions of the immediately preceding paragraph by the first day of the third month immediately preceding the commencement of any Renewal Term, since time is recognized to be of the essence hereof, it is agreed that either party may at any time thereafter give notice to the other party of its desire to submit the matter regarding annual Minimum Rent with respect to the Renewal Term to arbitration. Such notice shall give the name of the arbitrator who is the nominee of the party giving such notice. Within ten (10) business days after the receipt of such notice, the party receiving it shall give notice to the other party of its nominee as arbitrator, and the two (2) arbitrators so named shall within ten (10) days of the appointment of the second of them agree upon the third arbitrator who shall be chairperson of the panel. If the party receiving the said notice shall not give notice to the other party of its nominee as arbitrator within the said ten (10) business days, then the nominee of the party who shall have given the said notice shall proceed as the sole member of the board of arbitration and his/her decision shall be final and binding upon the parties hereto. If the two (2) arbitrators first named are unable to agree upon the choice of the third arbitrator either party may apply to a judge of the Superior Court of Ontario who is hereby authorized and empowered to appoint the third arbitrator. The decision of the sole arbitrator or of any two (2) of the three (3) arbitrators (as the case may be) shall be deemed to be the decision of the entire panel, and shall be final and binding on all parties in interest and shall not be subject to appeal in any jurisdiction. The panel of arbitrators shall have full power and authority to hear evidence under oath or otherwise as it may decide to be proper, and to assess the costs of the arbitration against either or both of the parties hereto.

(ii)	If the annual Minimum Rent payable during the Renewal Term in question is finally determined, whether by mutual agreement or by arbitration, after the expiration of the immediately preceding Term or Renewal Term (as the case may be), all necessary adjustments in respect of any overpayment or underpayment by the Tenant shall be made within thirty (30) days following such determination.

(iii)	It is understood and agreed that pending finalization of annual Minimum Rent for the Renewal Term in question, the Tenant shall continue to pay annual Minimum Rent as referred to in the last year of the immediately preceding Term or Renewal Term (as the case may be) until such time as determination has been made with respect to annual Minimum Rent applicable to such Renewal Term.

31.	LANDLORD OFFICE

(a)	During the Term of this Lease, and any renewals thereof, the Landlord shall have the free and exclusive use of the second floor boardroom for use as an office (the “Landlord’s Office”). The Landlord acknowledges that he will accept possession of the Landlord’s Office in an “as is” condition.

(b)	The Landlord agrees to keep the Landlord’s Office clean and in good condition as would a prudent occupant, and to pay for all costs to repair damage to the Landlord’s Office caused by him or persons permitted therein.

(c)	The Tenant agrees to provide the Landlord and the Landlord’s visitors use of the common areas of the Leased premises at all reasonable times for the purpose of access to the Landlord’s Office.

(d)	The Landlord shall have the exclusive use of one parking space, the location of which shall be agreed upon by the parties acting reasonably.

32.	EXPROPRIATION

If the whole or any part of the Leased Premises shall be expropriated (which term shall for the purposes of this Paragraph 32 include expropriation, condemnation or sale by Landlord to an authority under threat of expropriation, condemnation or taking) by any competent authority then:

(a)	Landlord and Tenant shall co-operate with each other in respect of such expropriation so that Tenant may receive the maximum award to which it is entitled in law for relocation costs, business interruption and its proportionate share of the award for leasehold improvements based on the time remaining under this Lease when compared to the useful life of such improvements and so that Landlord may receive the maximum award to which it may be entitled in law for all other compensation arising from such expropriation, including, without limitation, all compensation for the value of Tenant’s leasehold interest in the Leased Premises, all of which shall be the property of Landlord and all of such Tenant’s rights in respect of such expropriation, excluding only rights in respect of relocating costs and business interruption, shall be and are hereby assigned to Landlord. To give effect to such assignment to Landlord, Tenant shall execute such further documents as are necessary, in Landlord’s opinion, to effect such assignment, and in default of Tenant’s completing such documents within ten (10) days after demand, Landlord shall be and is hereby appointed the attorney for Tenant to execute such documents for and on behalf of Tenant and in its name, such appointment being hereby made pursuant to the Power of Attorney Act (Ontario) and shall survive the death or incapacity of Tenant;

(b)	Landlord shall have the option, to be exercised by written notice to Tenant, to terminate this Lease, such termination to be effective on the date the expropriating authority takes possession of the whole or any portion of the Leased Premises; and

(c)	this Lease shall continue in full force and effect in accordance with its terms until the date on which this Lease is terminated in accordance with the provisions of this Paragraph 32, if terminated in accordance with the express provisions hereof and, if terminated, rent and all other obligations under this Lease shall be accrued to and be adjusted as of the date of such termination.

33.	HAZARDOUS MATERIALS

(a)	The Tenant hereby covenants that it will not bring or allow to be brought to, in or on the Leased Premises any Hazardous Materials (as hereinafter defined), and it will not cause or permit to be caused any Hazardous Materials to be placed, held, located, used, processed, stored or disposed of on, under or at the Leased Premises, and that its business and assets will at all times during the Term of this Lease operate and be maintained in compliance with applicable laws, regulations and standards, criteria, policies and guidelines (in each case, to the extent required by law) intended to protect and/or conserve the environment and/or protect human and/or animal health and well-being (individually and collectively being the “Laws”), including, without limitation, Laws respecting the control, handling, management, labeling, reporting, notification, processing, storage, discharge, emission, spill, leakage or disposal of any Hazardous Materials; and that it will not do or omit to be done anything that will cause any regulatory or enforcement actions or activities in respect thereof to be instituted or conducted at the Leased Premises by or under any statutory or regulatory authority.

(b)	The Tenant covenants that it will permit the Landlord, or those duly authorized by the Landlord, to carry out intrusive work, including drilling, and to conduct tests, inspections, sampling, monitoring and appraisals of the Leased Premises, including, without limitation, the right to conduct soil, air, chemical, materials, and/or water tests, and to take and remove samples, materials, structures and things from the Leased Premises, and any part of the Leased Premises, and any records, business and assets insofar as they relate to the Leased Premises to determine and ensure compliance with any Laws and this paragraph of this Lease, (an “Environmental Audit”) upon reasonable notice to the Tenant of not less than three (3) business days, and further provided that the Landlord shall take all reasonable care to minimize any disruption of the Tenant’s operations or use of the Leased Premises.

(c)	In the event that the Environmental Audit reveals that the Tenant is storing, handling, transporting, manufacturing, processing or otherwise dealing with any Hazardous Materials in the Leased Premises in a manner contrary to any applicable laws or regulations, the Landlord shall give the Tenant ten (10) days within which to amend its manner of storing, handling, transporting, manufacturing, processing or otherwise dealing with such Hazardous Materials to comply with acceptable environmental protection practices. The Tenant shall further forthwith carry out such procedures as are, in the sole and reasonable opinion of the Landlord, necessary to correct any damage which may have been caused to the Leased Premises and any adjoining lands, and to forestall any damage to the Leased Premises by the Tenant and adjoining lands which in the reasonable opinion of the Landlord may be created by the unsatisfactory storing, handling, transporting, manufacturing, processing or otherwise dealing with any Hazardous Materials by the Tenant.

(d)	In the event that the Tenant shall be in default of the provisions hereof and fail to amend its practices or take such corrective measures as are required pursuant to sub-paragraph (c) immediately preceding within the aforesaid ten (10) day period, or such shorter period of time if the Landlord, acting reasonably, believes that an emergency exists, the Landlord shall have the right to enter upon the Leased Premises and carry out such procedures as are, in the reasonable opinion of the Landlord, legally necessary to correct any damage which may have been caused to the Leased Premises by the Tenant, or to forestall any damage to the Leased Premises which in the reasonable opinion of the Landlord may be created by the unsatisfactory storing, handling, transporting, manufacturing, processing or otherwise dealing with such Hazardous Materials, and the Tenant shall pay to the Landlord on demand, as Additional Rent, all costs and expenses of carrying out such procedures.

(e)	The Tenant will fully comply with the orders of all governmental authorities concerning pollution control and environmental clean-ups of the Leased Premises for which it is responsible under this Lease, and if the Landlord is required by the governmental authorities to do anything in relation to an environmental problem caused by the Tenant, the Tenant will, upon receipt of notice from the Landlord, carry out the order at the Tenant’s expense. If the Tenant fails or refuses to promptly and fully carry out an order, or if, in the Landlord’s reasonable opinion, the Tenant is not competent to carry out the order, the Landlord may, upon notice to the Tenant, carry out the whole or any part of the order, and the Tenant will pay all costs incurred by the Landlord in so doing, together with an administration fee of fifteen percent (15%) of such costs.

(f)	In the event that the Tenant ascertains that Hazardous Materials from off-site will likely migrate or have already migrated into, onto or through the Leased Premises, the Tenant shall forthwith notify that Landlord thereof; failing such notification the Tenant shall indemnify the Landlord for any costs or liability incurred by the Landlord as a result of such Hazardous Materials.

(g)

The Tenant hereby indemnifies the Landlord and agrees to hold it harmless from and against any and all losses, liabilities, requirements, directions, orders damages, costs, expenses and claims of any and every kind whatsoever which at any time or from time to time may be asserted against or issued to the Landlord, or paid, incurred or suffered by the Landlord, with respect to, arising from or as a result of the presence, release, discharge, emission, spill, handling, containment or disposal of Hazardous Materials at, in, on, through and/or from the Leased Premises or into, in, through or on any land, air, water or wet land, where the source or the presence of the Hazardous Materials is from, relates to, or arises from the Tenant’s and/or its employee’s, guest’s, contractor’s, occupant’s, invitee’s, hauler’s, transporter’s, and those for whom the Tenant is at law or otherwise responsible or liable, use, occupation or operations at or related to the Leased Premises (including, without limitation: (i) the costs of responding to, defending, appealing, reviewing, counter-claiming and/or claiming over against or in respect of any action, application, order, direction or matter caused by or arising from such use, occupation or operations and (ii) any cost, liability or damages arising out of a settlement or compromise of any action or proceeding entered into or suffered by the Landlord with or without the consent of the Tenant, caused by or arising from such use, occupation or operations);

(h)	The Landlord hereby indemnifies the Tenant and agrees to hold it harmless from and against any and all losses, liabilities, requirements, directions, orders damages, costs, expenses and claims of any and every kind whatsoever which at any time or from time to time may be asserted against or issued to the Tenant, or paid, incurred or suffered by the Tenant, with respect to, arising from or as a result of the presence, release, discharge, emission, spill, handling, containment or disposal of Hazardous Materials at, in, on, through and/or from the Leased Premises or into, in, through or on any land, air, water or wet land, where the source or the presence of the Hazardous Materials is from, relates to, or arises from any condition of the Leased Premises existing as of the Commencement Date, or any condition of the Leased Premises caused by the Landlord’s and/or its employee’s, guest’s, contractor’s, occupant’s, invitee’s, hauler’s, transporter’s, prior tenants and those for whom the Landlord is at law or otherwise responsible or liable, use, occupation or operations at or related to the Leased Premises (including, without limitation: (i) the costs of responding to, defending, appealing, reviewing, counter-claiming and/or claiming over against or in respect of any action, application, order, direction or matter caused by or arising from such use, occupation or operations and (ii) any cost, liability or damages arising out of a settlement or compromise of any action or proceeding entered into or suffered by the Tenant with or without the consent of the Landlord, caused by or arising from such use, occupation or operations);

(i)	The provisions of this paragraph, and the undertakings and indemnifications set out in this paragraph, shall survive the termination of this Lease by reason of effluxion of time or otherwise.

(j)	For purposes of this paragraph, “Hazardous Materials” means any contaminant, pollutant, chemical, substance, material product and/or thing that when placed, released, emitted or discharged to, on, into, through or from the natural environment, structure or building may then cause or result in, or at some immediate or future time cause or result in, impairment, adverse effect, risk, harm or degradation to the natural environment, or risk harm to human health and/or flora and fauna; and without restricting the generality of the foregoing, Hazardous Materials includes any degraded, reduced or resulting chemical, or anything defined in any applicable statute or regulation as a hazardous waste or hazardous material, or any subset thereof.

(k)	The Landlord hereby represents that to the best of its knowledge:

(i)	any Hazardous Materials at the Leased Premises are being used, stored and processed in compliance with applicable Laws, or consistent with accepted industry practice and usage;

(ii)	except as disclosed in Schedule “B”, parties operating at the Leased Premises are now materially complying with applicable Laws;

(iii)	except as disclosed in Schedule “B”, there are not now, nor have there been during the Landlord’s period of ownership of the Leased Premises any significant releases of Hazardous Materials at the Leased Premises; and,

(iv)	there are no pending or extant environmental enforcement or administrative actions, charges, orders, prosecutions, claims or notices of violation against or issued to the Landlord and/or its current tenant in respect of or related to the Leased Premises excepting those described on Schedule “B” attached hereto (collectively the “Claims”). Without limiting the generality of paragraph 33(d) above, the Landlord agrees to indemnify, defend and hold harmless the Tenant in respect of such Claims.

34.	STORM WATER MANAGEMENT PLAN AND OFF-SITE WORK

The Tenant acknowledges that at its sole cost the Landlord will be conducting works (the “Works”) to implement a storm water management plan for the Leased Premises, and that the Landlord may be rehabilitating, improving, excavating, testing and sampling off-site areas pursuant to regulatory or court Orders (the “Off-site Work”) and in connection therewith the Tenant covenants and agrees as follows:

(a)	that the Landlord, and its contractors, contractors’ workers, employees, servants, workers, agents, consultants, vehicles, materials and equipment shall have free, uninterrupted and unobstructed access to the Leased premises at all required times for the purposes and things necessary for carrying out the Works and the Off-site Work; and,

(b)	that there may be disruption to the business operations of the Tenant on the Leased Premises without the Landlord being liable or responsible for any losses or damages suffered by the Tenant as result of such disruption.

35.	MISCELLANEOUS

The Landlord and Tenant agree that:

(a)	Successors and Assigns

All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective permitted heirs, executors, administrators, successors and assigns of the said parties, and if there shall be more than one Tenant, they shall be bound jointly and severally by the terms, covenants and agreements contained herein. No rights, however, shall enure to the benefit of any assignee of the Tenant unless the assignment to such assignee has been approved by the Landlord in writing as provided in Paragraph 8(k) hereof.

(b)	Accord and Satisfaction

No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly Minimum Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement or any cheque or any letter accompanying any cheque or payment as rent be deemed an accord and satisfaction, and the Landlord may accept such cheque or payment without prejudice to the Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

(c)	Entire Agreement

This Lease and the Schedules and Riders, if any, attached hereto and forming a part hereof, together with the rules and regulations promulgated by the Landlord from time to time set forth all the covenants, promises, agreements conditions and understandings between the Landlord and the Tenant concerning the Leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon the Landlord or the Tenant unless in writing and signed by each of them.

(d)	Captions and Paragraph Numbers

The captions, paragraph numbers, article numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such paragraphs or articles of this Lease, nor in any way affect this Lease.

(e)	Extended Meanings

The word “Tenant” shall be deemed to include the word “lessee” and shall mean each and every person or party mentioned as a tenant herein, be the same one or more, and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. Any reference to “Tenant” shall include, where the context allows, the servants, employees, agents, and invitees of the Tenant and all others over whom the Tenant exercises control. Wherever the word Landlord is used in this Lease, it shall be deemed to include the word “lessor” and to include the Landlord and its duly authorized representatives The words “hereof “, “herein hereunder” and similar expressions used in any paragraph or sub-paragraph relate to the whole of this Lease, and not to that paragraph or that sub-paragraph only, unless otherwise expressly provided.

The use of the neuter singular pronoun to refer to the Landlord or the Tenant shall be deemed a proper reference even though the Landlord or the Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, (males or females), shall in all instances be assumed as though in each case fully expressed.

(f)	Partial Invalidity

If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

(g)	Registration

The Tenant shall not register this Lease without the written consent of the Landlord. However, upon the request of either party hereto, the other party shall join in the execution of a notice or so-called “short form” of lease for the purposes of registration. Said memorandum or short form of lease shall only describe the parties, the Leased Premises, the Term, and any other registry office requirements which are necessary in order to register such notice of lease, except, notwithstanding anything to the contrary, the notice shall not set out or disclose any rent or financial information, and shall be (1) prepared by the Tenant’s solicitors, (2) subject to the approval of the Landlord and its solicitors and (3) registered at the Tenant’s expense.

(h)	Governing Law

This Lease shall be construed in accordance with, and governed by, the laws of the Province of Ontario.

(i)	Time of the Essence

Time shall be of the essence of this Lease and of every part hereof.

(j)	Notice by Tenant

The Tenant shall, when it becomes aware of same, or when the Tenant, acting reasonably, should have become aware of same, notify the Landlord of any damage to, or deficiency or defect in any part of the Leased Premises, and any equipment or utility systems, or any installation located therein, notwithstanding the fact that the Landlord may have no obligation with respect to same.

(k)	Right of First Refusal

The Landlord hereby grants to the Tenant a right of first refusal to purchase the Leased Premises in the event the Landlord receives an offer to purchase which the Landlord has accepted (“Accepted Offer”) upon the same terms and conditions set forth in the Accepted Offer. In the event the Landlord receives an Accepted Offer, it shall send a copy of the Accepted Offer to the Tenant, and the Tenant shall have fourteen (14) days after receipt of the Accepted Offer to elect by written notice to the Landlord to purchase the Leased Premises upon the same terms and conditions. If the Tenant fails to respond within the specified time period or gives written notice that it has chosen not to elect to purchase, then the Landlord shall have the right to complete the sale pursuant to the Accepted Offer.

IN WITNESS WHEREOF the Landlord and the Tenant have executed this Lease as of the date first above written.

KENNETH L. GOLD (Landlord)

GOLDY METALS INCORPORATED (Landlord)

Per:
Name:
Title:

Per:
Name:
Title:

FENIX PARTS CANADA INC. (Tenant)

Per:
Name:
Title:

Per:
Name:
Title:

SCHEDULE “A”

LEGAL DESCRIPTION:

PT LT 9 CON 5 SCARBOROUGH CONFIRMED BY 64BA2150, AS IN SC592013; TORONTO, CITY OF TORONTO

PIN 06053-0312(LT)

SCHEDULE “B”

ENVIRONMENTAL ORDERS

1.	Environmental Review Tribunal (Ontario) [“ERT”] Order dated June 29, 2011 in ERT Case No. 10-130, modifying Director’s Order #004585-1 dated December 15, 2010

2.	EPA Director’s Order #5167-8F3KE3-1 dated April 8, 2011, as amended on August 5, 2011 and October 3, 2011

3.	EPA Director’s Order #6363-94MJT9-1 dated June 7, 2013

4.	EPA Director’s Order #3837-9AZHA7-1 dated March 21, 2014

The Tenant acknowledges that a number of the compliance dates in the current Directors’ Orders now under appeal to the ERT (and not stayed) have not been met.

CIVIL ACTION

Her Majesty the Queen in Right of Ontario v. Goldy Metals Incorporated c.o.b. Standard Auto Wreckers, Kenneth Gold & David Gold (discontinued as against David Gold) Ontario Superior Court of Justice, court file CV-12-467953

PROSECUTION

Regina v. Goldy Metals Incorporated: involving one charge in the Ontario Court of Justice alleging contraventions of ss. 30(1) Ontario Water Resources Act from November 19 to 26, 2010.

EXHIBIT H-4 – FORM OF LEASE AGREEMENT (PORT HOPE)

K

1.	DEMISE	1

2.	TERM	2

3.	USE OF PREMISES	2

4.	RENT	2

5.	PAYMENT	2

6.	ADDITIONAL RENT	2

7.	RENT AND ADDITIONAL PAST DUE	3

8.	TENANT’S COVENANTS	3

9.	INSURANCE	10

10.	OPERATING COSTS	13

11.	MUTUAL COVENANTS	14

12.	FIXTURES AND REMOVAL AND RESTORATION BY TENANT	17

13.	RE-ENTRY	18

14.	EXPENSES AND REMOVAL OF CHATTELS	18

15.	LANDLORD MAY CURE TENANT’S DEFAULT	19

16.	DEFAULT IN THE PAYMENT OF ADDITIONAL RENT	19

17.	NET LEASE	19

18.	QUIET ENJOYMENT	19

19.	RIGHT OF ENTRY	20

20.	IMPROVEMENTS	20

21.	FIRE	21

22.	ASSIGNMENT BY LANDLORD	22

23.	LIMITATION OF LANDLORD’S LIABILITY	23

24.	SIGNS	23

25.	NOTICES	24

(i)

26.	STATUS STATEMENT	24

27.	SUBORDINATION	24

28.	PARKING	25

29.	OPTION TO RENEW	26

30.	HAZARDOUS MATERIALS	27

31.	EXPROPRIATION	30

32.	MISCELLANEOUS	31

33.	LIMITATION ON LENGTH OF TERM	33

ADDENDA

Schedule “A”

Schedule “B”

(ii)

LEASE

THIS INDENTURE made as of the First day of June, 2014.

IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT

BETWEEN:

STANDARD AUTO WRECKERS (PORT HOPE) INC.,

(herein called “Landlord”)

OF THE FIRST PART;

- and -

FENIX PARTS CANADA INC.

(herein called “Tenant”)

OF THE SECOND PART;

1.	DEMISE

(a)	In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord hereby demises and leases to the Tenant, and the Tenant rents from the Landlord, the lands situate, lying and being in the Town of Port Hope, in the Province of Ontario (as more particularly described in Schedule “A” attached), and municipally known as 260 Peter Street (the “Lands”) together with the warehouse portion (the “Warehouse”) of the building (the “Building”) erected thereon, (the Warehouse being comprised of approximately 108,000 square feet). The Lands and Building are hereinafter collectively referred to as the “Property”, and the Lands and Warehouse are hereinafter collectively referred to as the “Leased Premises”). For purposes of clarity, the Leased Premises do not include that portion of the Building currently leased to, or available for leasing to, tenants (the “IDEAHUB Tenants”) pursuant to leases granted under the IDEAHUB program administered by the Town of Port Hope, and which is comprised of approximately 23,000 square feet.

(b)	The Tenant acknowledges and agrees that the IDEAHUB Tenants shall have the exclusive right to the parking spaces located in the east parking lot at the front of the Building, as well as the non-exclusive right, at all times, in common with others entitled thereto, to the use of the common driveways, entrances and exits, roadways, pedestrian walkways, and service areas (the “Common Areas and Facilities”). The use of all Common Areas and Facilities shall be subject to the provisions of this lease (the “Lease”) and to the rules and regulations made by the Landlord with respect thereto from time to time.

2.	TERM

To have and to hold the Leased Premises, unless sooner terminated as hereinafter provided, for and during the term (the “Term”) of Fifteen (15) years, to be computed from and inclusive of the First day of                     , 20        , (the “Commencement Date”) and thenceforth next ensuing and to be fully complete and ended on the              day of                     , 20        .

3.	USE OF PREMISES

The Tenant shall diligently use and occupy the Leased Premises only for auto wrecking, salvage, and dismantling and recycling, offices, warehouse, and distribution of parts, and for no other purpose. Provided the Tenant, in the use and occupation of the Leased Premises and in the prosecution or conduct of the foregoing business therein, shall comply with the requirements of all laws, ordinances, rules and regulations of the federal, provincial and municipal authorities and with any direction or certificate of occupancy issued pursuant to any laws by any public officer or officers. The Tenant shall not use or permit to be used any part of the Leased Premises for any dangerous, noxious, or offensive trade or business and will not cause or maintain any nuisance in, at, or on the Leased Premises.

4.	RENT

The Tenant shall pay from and after the Commencement Date and throughout the Term, to the Landlord, in lawful money of Canada, without any prior demand therefor, and without any deduction, abatement, set-off or compensation whatsoever, as annual minimum Rent (the “Minimum Rent”), the sum of Three Hundred and Thousand Dollars ($300,000.00), payable in equal consecutive monthly instalments of Twenty Five Thousand Dollars ($25,000.00), each in advance on the first day of each calendar month throughout the Term.

If the Term commences on any day other than the first or ends on any day other than the last day of a calendar month, all rent for the fractions of a month at the commencement or expiration of the Term shall be pro-rated on a per diem basis based on a period of three hundred and sixty-five (365) days.

5.	PAYMENT

All payments required to be made by the Tenant under or in respect of this Lease shall be made to the Landlord at the Landlord’s office at 1216 Sewells Road, Scarborough, Ontario M1X 1S1, Attention: Ken Gold, or to such agent or agents of the Landlord or at such other place or address as the Landlord shall hereafter from time to time direct in writing to the Tenant.

6.	ADDITIONAL RENT

Any and all sums of money or charges required to be paid by the Tenant under this Lease (except for and in addition to Minimum Rent), shall be deemed to be rent and shall be paid as additional rent, whether or not the same are designated as “additional rent” hereunder, or whether or not the same are paid to the Landlord or otherwise, and all such sums are to be payable in lawful money of Canada without any deduction, set-off or abatement whatsoever. Additional rent is due and payable with the next monthly instalment of Minimum Rent, unless otherwise provided herein, but in any event, such additional rent is not payable as part of Minimum Rent. Additional rent may be estimated by the Landlord from time to time and such estimated amount is payable in monthly instalments in advance with annual adjustments, if necessary, and all additional rent is deemed to be accruing due on a day to day basis.

7.	RENT AND ADDITIONAL PAST DUE

If the Tenant fails to pay, within five (5) days of the date when the same is due and payable, any rent or additional rent payable by the Tenant under this Lease, such unpaid amount shall bear interest from the due date thereof to the date of payment at the rate of five (5) percentage points in excess of the prime rate, which for the purposes of this Lease means the commercial lending rate of interest, expressed as an annual rate, as announced by the Royal Bank of Canada from time to time at its principal office in Toronto as its “prime rate”, which rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for Canadian dollar loans made in Canada with interest payable as a function of its prime rate.

8.	TENANT’S COVENANTS

The Tenant covenants with the Landlord:

(a)	Payment of Rent

To pay rent and additional rent in the manner and at the times herein reserved.

(b)	Business Taxes

That in each and every year during the Term, the Tenant shall pay as additional rent and discharge within ten (10) days after the same becomes due and payable, and regardless of whether charged directly to the Tenant, or the Landlord or included in real property taxes referred to in Paragraph 8(c) herein, all taxes, rates, duties, assessments and other charges that may be levied, rated, charged or assessed against or in respect of all improvements, equipment and facilities on or in the Leased Premises and every tax and licence fee in respect of any and every business carried on thereon or therein or in respect of the use or occupancy thereof by the Tenant and any and every permitted occupant of the Leased Premises (other than corporate income, profits or excess profits taxes assessed upon the income of the Landlord), whether any such assessment tax, rate duty or licence fee is charged by any federal, municipal, provincial, school or other bodies during the Term. The Tenant will indemnify and keep indemnified the Landlord from and against payment for all loss, costs, charges and expenses, occasioned by or arising from any and all such taxes, levies, rates, duties assessments, licence fees (including all real property taxes pursuant to Paragraph 8(c) hereof), and any and all taxes which may in the future be levied in lieu thereof. Any such loss, costs, charges and expenses suffered by the Landlord pursuant to this Paragraph 8(b) may be collected by the Landlord as rent with all rights otherwise as reserved to the Landlord in respect of rent in arrears. The Tenant further covenants and agrees that upon the request of the Landlord, the Tenant will promptly deliver to the Landlord for inspection receipts for payment of all taxes, rates, duties, assessments and other charges payable by the Tenant pursuant to this Paragraph 8(b) which were due and payable up to one month prior to such request and will furnish such other information in connection therewith as the Landlord may reasonably require. Provided further, if the Tenant or any permitted occupant of the Leased Premises shall elect to have the Leased Premises or any part thereof assessed for separate school taxes, the Tenant shall pay to the Landlord as additional rent, as soon as the amount of such separate school taxes is ascertained, any amount by which the amount of separate school taxes exceeds the amount which would otherwise have been payable for school taxes had such election not been made by the Tenant or the permitted occupant of the Leased Premises.

(c)	Realty Taxes

(i)	That the Tenant will pay, as additional rent, in each and every year during the Term and within the time or times hereinafter provided, directly to the Landlord or to the taxing authority as the Landlord may direct from time to time, and discharge all real property taxes (including local improvement rates, impost charges or levies), rates, duties and assessments of any nature or kind that may be levied, rated, charged or assessed on the basis of a separate real property tax bill and separate real property assessment notice against the Leased Premises or any part thereof, from time to time during the Term, and any extension or renewal thereof, by any taxing authority, whether federal, provincial, municipal, school or otherwise, and including, but without limitation, any such taxes payable by the Landlord which are imposed in lieu of or as a substitute for such real property taxes or on account of the Landlord’s ownership of the Leased Premises, whether of the foregoing character or whether same existed at the commencement of the Term. The Tenant agrees to provide the Landlord with a copy of any separate real property tax bills and separate real property assessment notices for the Leased Premises. The Tenant will, upon request, promptly deliver to the Landlord receipts for payment of all such real property taxes paid to any such taxing authorities, as aforesaid, and will furnish and deliver all such other information in connection therewith as the Landlord may reasonably require.

(ii)	In the event that there shall not be a separate real property tax bill and separate real property assessment notice for the Leased Premises and the Common Areas and Facilities, the Tenant shall pay Tenant’s Share of such real property taxes (including local improvement rates) which may be levied, rated, charged or assessed by any lawful taxing authority against the Lands, Building and improvements comprising the Property (including the Common Areas and Facilities) within the time or times hereinafter provided, as allocated to the Leased Premises by the Landlord in accordance with the provisions of Paragraph 10 hereof.

(iii)	Payment of Tenant’s Share of Realty Taxes

The amount payable by the Tenant pursuant to Paragraph 8(c)(ii) may be estimated by the Landlord and shall be payable by the Tenant over the period covering the first nine (9) months of each calendar year throughout the Term or as may be estimated by the Landlord for such other period or periods as the Landlord may determine from time to time. Upon receipt of written notification from the Landlord, the Tenant shall pay to the Landlord the Tenant’s Share as so estimated of such amount in monthly instalments in advance on the first day of each calendar month during such period, together with all other rental payments provided for in this Lease. Notwithstanding anything hereinbefore contained, if the Landlord decides to be responsible in the first instance for the payment of real property taxes in respect of the Leased Premises in accordance with the provisions of this paragraph 8(c), and if at any time when payment by the Landlord of the real property taxes (including local improvement rates), whether interim, instalment or final is due, the Landlord shall not have on deposit a sufficient sum to pay the full amount of such real property taxes, the Tenant shall forthwith, upon demand, pay, as additional rent, the Tenant’s share, determined as aforesaid of the amount of any such deficiency to the Landlord. When the final real property tax bill in any year has been received, which relates to the period for which such estimated payments have been made by the Tenant, as aforesaid, the parties hereto agree to adjust all payments made by the Tenant on account of real property taxes in accordance with such final real property tax bill. The Tenant shall pay any and all costs and expenses incurred by the Landlord or the Tenant, as the case may be, in respect of any appeal or contestation conducted by the Landlord or the Tenant (with the prior consent of the Landlord) of the real property taxes levied or assessed against the Leased Premises.

(d)	Additional Taxes

That the Tenant will reimburse the Landlord, or pay to the Landlord, or be responsible for, as the case may be, for each rental year and at the times and in the manner specified by the Landlord, the Tenant’s Share (as hereinafter defined), the full amount of any taxes in the nature of a business transfer tax, value added tax, sales tax, goods and services tax, commercial concentration tax or any other similar tax levied, rated, charged or assessed in respect of the Minimum Rent and additional rent payable by the Tenant under this Lease or in respect of the rental of space by the Tenant under this Lease. It is agreed and understood that the Tenant shall pay, be responsible for or reimburse the Landlord for such taxes at the full tax rate applicable from time to time in respect of the Minimum Rent and additional rent or the rental of space, without reference to any tax credits or exemptions available to the Landlord.

(e)	Utilities

(i)	That the Tenant shall be solely responsible for and shall promptly pay all charges for water, gas, electricity, telephone and any and all other utilities used or consumed in, or, any other charges levied or assessed on or in respect to, the Leased Premises, and for all fittings, machines, apparatus or other things leased in respect thereof, and for all work or services performed by any corporation or commission in connection with such public or private utilities. Should the Landlord elect to supply water, gas, electricity, and/or sewer services for the Leased Premises, or any other utility used or consumed, or to be used or consumed, in the Leased Premises, the Tenant shall purchase and pay for the same as additional rent payable on demand to the Landlord, at rates not in excess of public utility rates for the same service, if applicable. In no event shall the Landlord be liable for, nor have any obligation with respect to, any interruption or cessation of, or any failure in the supply of any such utilities, services or systems, including, without limitation, the water and sewage systems, to the Building or to the Leased Premises, whether or not supplied by the Landlord or others.

(ii)	If requested by the Landlord, or if included as part of the Tenant’s work in respect of the Leased Premises, the Tenant prior to the commencement of the Term shall install, at its sole cost and expense, any and all separate meters which are necessary in order to measure the consumption of utilities or services used or consumed on the Leased Premises. In the event that separate meters are not available or cannot be installed in the Leased Premises, the Tenant shall pay the Tenant’s share, as allocated to the Leased Premises, of the total cost incurred by the Landlord in the supply of all utilities and services to the Building, as reasonably and equitably determined by the Landlord, having regard, among other things, without limitation, to the Tenant’s connected load and the then current applicable commercial rates for the municipality in which the Leased Premises are located. Provided, without in any way limiting the provisions of this Paragraph 8(e)(ii), if at any time during the Term, the Landlord shall determine, in its sole discretion, that the Tenant’s use of any utility or service, including, without limitation, water, used or consumed on the Leased Premises is in any way unusual or of an excessive nature, the Landlord may, at its option and at the sole cost and expense of the Tenant, install in the Leased Premises a separate meter or submeter with respect to any such utility or service, including, without limitation, a separate meter for the measurement of hot and cold water, whereupon the Tenant’s cost in connection with any such utility or service shall be determined in accordance with such separate meter or submeter.

(iii)	That the Tenant shall pay the total cost of and carry out any replacement of any electric light bulbs, tubes, starters and ballasts in the Leased Premises.

(f)	Repairs

That the Tenant shall, at its sole cost and expense and at all times throughout the Term, keep and maintain the whole of the Leased Premises and every part thereof (including, without limitation, all glass, equipment, machinery and fixtures therein and all appurtenances thereof and improvements thereto) in good order, repair and first class condition as would a prudent owner. Without in any way limiting the generality of the foregoing, the Tenant shall promptly make all needed repairs and replacements therein and to the Leased Premises, including, without limitation, all repairs and replacements which are interior and exterior, structural and non-structural, ordinary as well as extraordinary, foreseen as well as unforeseen, it being understood, confirmed and agreed by the Tenant that the Landlord shall not at any time during the term of this Lease be required or called upon to make any repairs or replacements in and to the Leased Premises of any nature or kind whatsoever. The obligation to repair, as aforesaid, shall extend to all maintenance, repairs and where necessary, replacement of all driveways, sidewalks, parking areas and landscaping generally.

(g)	Entry by Landlord

That it shall be lawful for the Landlord and its agent(s) at all reasonable times during the Term, and upon reasonable notice, to enter the Leased Premises to inspect the condition thereof. Where an inspection reveals that repairs or replacements are necessary, the Landlord shall give to the Tenant notice in writing, and immediately thereafter the Tenant will forthwith proceed to make all necessary repairs or replacements in a good and workmanlike manner and to the satisfaction of the Landlord, so as to complete same within a commercially reasonable time taking into consideration the nature of the repair required. The failure by the Landlord to give notice shall not relieve the Tenant from any of its obligations to repair or replace in accordance with the provisions hereof. Provided further, that if the Tenant refuses or neglects to repair promptly and to the reasonable satisfaction of the Landlord as required pursuant to the provisions of Paragraph 8(f) hereof or in accordance with any notice received from the Landlord pursuant to the provisions of this Paragraph 8(g), the Landlord may, but shall not be obligated to, make such repairs or replacements without liability to the Tenant for any loss or damage which may occur to the Tenant’s property or to the Tenant’s business by reason thereof and upon completion, the Tenant shall forthwith pay upon demand the Landlord’s cost for making any such repairs or replacements plus a sum equal to fifteen percent (15%) thereof for overhead, as additional rent. The Tenant agrees that the making of any repairs or replacement by the Landlord pursuant to this Paragraph 8(g) is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease.

(h)	Surrender of Leased Premises

That, at the expiration or sooner termination of the Term, the Tenant shall peaceably surrender and yield up vacant possession of the Leased Premises with all improvements, erections, and appurtenances which at any time or times during the Term shall be made, placed, or erected therein or thereon to the Landlord in as good condition and repair as the Tenant is required to maintain the Leased Premises throughout the Term, reasonable wear and tear and damage by casualty loss (as referred to in paragraph 21 hereof) excepted. The Tenant shall surrender all keys for the Leased Premises to the Landlord at the place then fixed for the payment of Minimum Rent and shall inform the Landlord of all combinations of any locks, safes and vaults of any kind in the Leased Premises. The Tenant shall, however, if requested by the Landlord, on or before sixty (60) days prior to the expiration of the Lease, remove at its sole cost and expense all improvements, erections, alterations, fixtures or other appurtenances made, placed or erected at any time or times prior to or during the Term in the Leased Premises and shall repair, at its sole cost and expense, all damage to the Leased Premises caused by their installation and/or removal. The Tenant’s obligation to observe and perform the covenant contained in this Paragraph 8(h) shall survive the expiration or sooner termination of the Term.

(i)	Heat and Air Conditioning

To heat and air condition, at its own expense, from heating and air conditioning equipment originally supplied by the Landlord, if any, (or as may be, from time to time, replaced and/or supplemented by the Landlord or Tenant), the Leased Premises and, with respect to heating, to maintain a degree sufficient to protect the Leased Premises and their contents from damage by cold or frost, and to operate, maintain, repair or, if necessary, replace, at its own expense, such heating and air conditioning and other mechanical equipment. Further, the Tenant will, at the expiration or sooner termination of the Term, peacefully yield up unto the Landlord such heating and air conditioning equipment and all other equipment and appurtenances thereto in good and substantial repair and condition, reasonable wear and tear and damage by casualty loss (as referred to in paragraph 21 hereof) excepted.

(j)	Public Orders

That the Tenant shall, at its sole cost and expense, comply with all provisions of law, including without limiting the generality of the foregoing, the requirements of all federal, provincial and municipal legislative enactments, by-laws or regulations now or hereafter in force which relate to the conduct of Tenant’s business or the Tenant’s use of the Leased Premises (whether or not same shall require additions, improvements, changes or alterations to the structure of the Leased Premises), or to the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Leased Premises. The Tenant will further comply with all police, fire, health and sanitary regulations imposed by any governmental authorities or made by fire insurance underwriters, which relate to the Tenant’s use of the Leased Premises.

(k)	Assignment and Subletting

(i)	That the Tenant will not assign this Lease in whole or in part, nor sublet all or any part of the Leased Premises, nor mortgage or encumber this Lease or the Leased Premises or any part thereof, nor suffer or permit the occupation of, or part with or share possession of, all or any part of the Leased Premises by any other person, firm or corporation (all of the foregoing being hereinafter referred to as a “transfer”) without the prior consent of the Landlord in each instance, which consent shall not be unreasonably withheld, subject to the provisions of subparagraph (ii) of this Paragraph 8(k). The consent by the Landlord to any transfer, if granted, shall not constitute a waiver of the necessity for such consent to any subsequent transfer. This prohibition against a transfer is construed so as to include a prohibition against any transfer by operation of law and no transfer shall take place by reason of a failure by the Landlord to reply to a request by the Tenant for consent to a transfer. If there is a permitted transfer of this Lease, the Landlord may collect rent from the assignee, subtenant or occupant (all of the foregoing being hereinafter collectively referred to as the “transferee”), and apply the net amount collected to the Minimum Rent required to be paid pursuant to this Lease, but no acceptance by the Landlord of any payments by a transferee shall be deemed a waiver of this covenant or the acceptance of the transferee as Tenant or a release of the Tenant for the further performance by the Tenant of the covenants or obligations on the part of the Tenant herein contained. Any document evidencing the Landlord’s consent to a transfer of this Lease, if permitted or consented to by the Landlord shall be prepared by the Landlord’s solicitors, and all legal fees with respect thereto shall be paid by the Tenant to the Landlord forthwith upon demand. Any consent by the Landlord shall be subject to the Tenant causing any such transferee to promptly execute an agreement directly with the Landlord agreeing to be bound by all of the terms, covenants and conditions contained in this Lease as if such transferee had originally executed this Lease as Tenant. Notwithstanding that any such transfer is permitted or consented to by the Landlord, the Tenant shall be jointly and severally liable with the transferee upon this Lease and shall not be released from performing any of the terms, covenants and conditions contained in this Lease.

(ii)	Landlord’s Option

If the Tenant intends to effect a transfer of all or any part of the Leased Premises or this Lease, in whole or in part, or of any estate or interest hereunder, then and so often as such event shall occur, the Tenant shall give prior written notice to the Landlord of such intent, specifying therein the name of the proposed transferee and shall provide such information with respect thereto, including, without limitation, information concerning the principals thereof and as to any credit, financial or business information relating to the proposed transferee as the Landlord requires, and the Landlord shall, within fifteen (15) days thereafter, notify the Tenant in writing either, that (a) it consents or does not consent to the transfer, or (b) it elects to cancel this Lease in preference to the giving of such consent. If the Landlord elects to cancel this Lease, as aforesaid, the Tenant shall notify the Landlord in writing within fifteen (15) days thereafter of the Tenant’s intention either to refrain from such transfer or to accept the cancellation of this Lease. If the Tenant fails to deliver such notice within such period of fifteen (15) days, this Lease will thereby be terminated upon expiration of the said fifteen (15) day period. If the Tenant advises the Landlord it intends to refrain from such transfer, then, the Landlord’s right to cancel this Lease as aforesaid shall become null and void in such instance. The right of the Landlord to terminate the Lease shall not be applicable to a sublease of a part of the Leased Premises where the Tenant continues to operate its business in the remainder of the Leased Premises.

(iii)	No Advertisement

The Tenant shall not print, publish or display any notice or advertisement advertising the whole or any part of the Leased Premises for the purposes of assignment or subletting without the prior approval by the Landlord of the complete text or format of any such notice or advertisement.

(l)	Corporate Ownership

That if the Tenant is a corporation or if the Landlord has consented to a transfer of this lease to a corporation, any transfer or issue by sale, assignment, bequest, inheritance, operation of law or other disposition or by subscription from time to time of all or any part of the corporate shares of the Tenant or of any parent or subsidiary corporation of the Tenant or any corporation which is an associate or an affiliate of the Tenant (as those terms are defined pursuant to the Business Corporations Act of Ontario) which result in any change in the present effective voting control of the Tenant by the parties holding such voting control at the date of execution of this Lease (or at the date a transfer of this Lease to a corporation is permitted) and which does not receive the prior written consent of the Landlord in each instance, which consent may not be unreasonably withheld, shall entitle the Landlord to terminate this Lease upon five (5) days written notice to the Tenant. If the Landlord elects to cancel this Lease as aforesaid, the Tenant shall have the right to advise the Landlord within fifteen (15) days after written notice of the Landlord’s election to terminate this Lease that the Tenant elects to have this Lease reinstated by the transfer, sale, assignment or other disposition (the “re-transfer”) from the shareholders of the Tenant after such change in control to the shareholders of the Tenant existing as of the date of execution of this Lease (or at the date that a transfer of this Lease to a corporation is permitted). If the Tenant effects such re-transfer within thirty (30) days following receipt of notice of the Landlord’s election, and forthwith thereafter provides the Landlord with evidence satisfactory to the Landlord of such re-transfer, this Lease will be reinstated as of the date of the termination by the Landlord as aforesaid. If this Lease is terminated, the Landlord may re-enter and take possession of the Leased Premises whereupon the Landlord’s rights and remedies contained in Paragraph 13 hereof shall apply. The Tenant shall make available to the Landlord all corporate books and records of the Tenant for inspection at all reasonable times in order to ascertain whether there has been any change in control. Provided, notwithstanding anything contained in this Paragraph 8(l) to the contrary, the provisions of this paragraph shall not apply to the Tenant if at such time (a) the Tenant is a public corporation whose shares are traded and listed on any recognized stock exchange in Canada or the United States, or (b) the Tenant is a private corporation but is controlled by a public corporation defined as aforesaid.

(m)	Nuisance

That the Tenant will not do or omit to do or permit to be done or omitted anything upon or in respect of the Leased Premises, the doing or omission of which, as the case may be, shall be or result in any nuisance or menace to the Landlord or to the other tenants of the Building, and including, without limitation, the Tenant shall not keep in, on or around the Leased Premises any animals, birds or other pets; and that no machinery shall be used on the Leased Premises which shall cause any undue vibration in or to the Building, and if the Landlord or any other occupants of the Building shall complain that any machinery or operation thereof in or on the Leased Premises is a nuisance to it or them, as the case may be, upon receiving notice thereof, the Tenant will immediately cease such nuisance.

9.	INSURANCE

(a)	The Tenant shall, throughout the term of the Lease, at its sole cost and expense, take out and keep in full force and effect in the names of the Tenant, the Landlord and the Landlord’s mortgagee, as their respective interests may appear, the following insurance:

(i)	insurance upon the Leased premises, the machinery, boilers and equipment contained therein, and all improvements and appurtenances thereto, and all other property of every description and kind owned by the Tenant or for which the Tenant is legally liable or installed by or on behalf of the Tenant and which is located within the Leased Premises, (including, without limitation, stock-in-trade, furniture, fittings, installations, alterations, additions, partitions, fixtures and anything in the nature of a leasehold improvement) in each instance, in an amount of not less than one hundred percent (100%) of the full (new) replacement cost thereof, (including therein provision for upgrades required by relevant municipal by-laws or other governmental regulations) without deductions, and with coverage against, at least the perils of fire and standard extended coverage, including sprinkler leakages (where applicable), earthquake, flood and collapse. If there is a dispute as to the amount which comprises the full (new) replacement cost, the decision of the Landlord or the Landlord’s mortgagee shall be conclusive;

(ii)	broad form boiler and machinery insurance on a blanket repair and replacement basis with limits for each accident in an amount not less than the full (new)replacement cost of the buildings and improvements comprising the Leased Premises (including therein provision for upgrades required by relevant municipal by-laws or other governmental regulations), and of all boilers, pressure vessels, air-conditioning equipment and miscellaneous electrical apparatus owned or operated by the Tenant or by others (other than the Landlord) on behalf of the Tenant in the Leased Premises or relating to or serving the Leased Premises;

(iii)	rental income coverage in such amounts as will reimburse the Landlord for direct and indirect loss of earnings and all rentals payable pursuant to this Lease attributable to all perils insured against in sub-paragraphs (i) and (ii) of this paragraph 9(a) and any other perils commonly insured against by a prudent owner for a period of at least one (1) calendar year.

(iv)	public liability and property damage insurance including personal and bodily injury liability, contractual liability, non-owned automobile liability and owners’ and contractors’ protective insurance coverage with respect to the Leased Premises and the Tenant’s use of the Common Areas and Facilities, coverage to include the activities and operations conducted by the Tenant and any other parties on the Leased Premises. Such policies shall be written on a comprehensive basis with inclusive limits of not less than Five Million Dollars ($5,000,000) for bodily injury to any one or more persons or property damage, and such higher limits as the Landlord or the Landlord’s mortgagee reasonably requires from time to time, and shall not be invalidated as respects the interests of the Landlord and the Landlord’s mortgagee by reason of any breach or violation of any warranties, representations, declarations or conditions contained in the policies. All such policies must contain a severability of interests clause, a cross liability clause and shall be primary and shall not call into contribution any other insurance available to the Landlord or to the Landlord’s mortgagee;

(v)	plate glass insurance in respect of all plate glass or other glass in and comprising the Leased Premises.

(vi)	any other form of insurance as the Tenant or the Landlord or the Landlord’s mortgagee reasonably requires from time to time, in form, in amount, and for insurance risks against which a prudent owner would insure.

(b)	All policies required to be written on behalf of the Tenant pursuant to Paragraph 9(a) hereof shall contain the standard mortgage clause of the Landlord’s mortgagee and shall contain a waiver of any subrogation rights which the Tenant’s insurers have against the Landlord and against those for whom the Landlord is in law responsible, whether such damage is caused by the act, omission or negligence of the Landlord or those for whom the Landlord is in law responsible.

(c)	All insurance policies of the Tenant shall be taken out with insurers acceptable to the Landlord and shall be in a form satisfactory from time to time to the Landlord and any mortgage lender. The Tenant agrees that certificates of insurance or, if required by the Landlord or the Landlord’s mortgagee, certified copies of each such insurance policy, will be delivered to the Landlord as soon as practicable after the placing of the required insurance. All such policies shall contain an undertaking by the insurers to notify the Landlord and the Landlord’s mortgagee in writing not less than thirty (30) days prior to any material change, cancellation, failure to renew, or termination thereof.

(d)	The Tenant agrees that if the Tenant fails to take out or to keep in force any such insurance referred to in Paragraph 9(a) hereof, or should any such insurance not be approved by either the Landlord or the Landlord’s mortgagee, and should the Tenant not rectify the situation within forty-eight (48) hours after written notice by the Landlord to the Tenant (stating if the Landlord or the Landlord’s mortgagee does not approve of such insurance, the reasons therefor), the Landlord has the right without assuming any obligation in connection therewith, to affect such insurance at the sole cost and expense of the Tenant and all outlays by the Landlord shall be immediately paid by the Tenant to the Landlord as additional rent on the first day of the next month following such payment by the Landlord, without prejudice to any other rights and remedies of the Landlord under this Lease.

(e)	If any insurance policy upon the Leased Premises or any part thereof shall be cancelled or shall be threatened by the insurer to be cancelled, or the coverage thereunder reduced in any way by the insurer by reason of the use and occupation of the Leased Premises or any part thereof by the Tenant or by any assignee or subtenant of the Tenant, or by anyone permitted by the Tenant to be upon the Leased Premises, and if the Tenant fails to remedy the conditions giving rise to the cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours after notice thereof by the Landlord, the Landlord may, at its option, either (a) re-enter and take possession of the Leased Premises forthwith by leaving upon the Leased Premises a notice in writing of its intention so to do and thereupon the Landlord shall have the same rights and remedies as contained in Paragraph 13 hereof, or, (b) enter upon the Leased Premises and remedy the conditions giving rise to such cancellation, threatened cancellation or reduction, and the Tenant shall forthwith pay the cost thereof to the Landlord, which cost may be collected by the Landlord as additional rent and the Landlord shall not be liable for any damage or injury caused to any property of the Tenant or of others located on the Leased Premises as a result of such entry. The Tenant agrees that any such entry by the Landlord is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease.

(f)

Notwithstanding anything contained in this Paragraph 9 to the contrary, the Landlord, at its sole option, shall be entitled to effect in respect of the Leased Premises all such insurance which the Tenant is obligated to take out and maintain pursuant to Paragraph 9(a) hereof. The Landlord shall advise the Tenant in writing of the Landlord’s intention to take out and maintain all such insurance in respect of the Leased Premises as set out in Paragraph 9(a) and upon receipt of such written notice, the Tenant shall be relieved of all further obligations to take out and maintain such insurance in respect of the Leased Premises. Thereafter, the Tenant shall reimburse and pay to the Landlord, as additional rent, the total cost and expenses incurred by the Landlord in taking out and maintaining all such insurance in accordance with Paragraph 9(a) hereof. Such costs and expenses incurred by the Landlord in insuring the Leased Premises shall include, without limitation, any increase in the cost of the Landlord’s insurance premiums as a result of or arising from the Tenant’s use and occupation of the Leased Premises, whether or not the Landlord has consented to same. The amount payable by the Tenant to the Landlord in respect of the Landlord’s cost of insuring the Leased Premises pursuant to this Paragraph 9(f) may be estimated by the Landlord for such period or periods as the Landlord may determine and the Tenant shall pay to the Landlord the cost of such amount in equal monthly instalments in advance during such period, together with all other rental payments provided for in the Lease. Provided, however, as soon as bills for all or any portion of the amount so estimated by the Landlord in respect of its insurance premiums are received, the Landlord may bill the Tenant for the cost thereof (less all amounts previously paid by the Tenant on the basis of the Landlord’s estimate which have not already been so applied) and the Tenant shall pay to the Landlord such amount so billed as additional rent on demand. At the end of the period for which such estimated payments have been made by the Tenant in respect of the Landlord’s cost of insuring the Leased Premises in accordance with the provisions hereof, the Landlord shall deliver to the Tenant a statement setting out the total costs and expenses incurred by the Landlord in respect of all such insurance, and if necessary, all adjustments shall be made between the parties as soon as reasonably possible. Provided, however, nothing contained in this Paragraph 9(f) shall be interpreted or construed in any way as being a covenant by the Landlord to take out and maintain in respect of the Leased Premises any of the insurance coverage as referred to in Paragraph 9(a) hereof, and the Landlord’s failure to place or cause to be placed any such insurance shall not be a breach of this Lease or create any liability or responsibility whatsoever on the part of the Landlord.

10.	OPERATING COSTS

(a)	In each year of the Term, the Tenant will pay to the Landlord in addition to the Minimum Rent specified in Paragraph 4 hereof, as further additional rent, ninety percent (90%) (“Tenant’s Share”) of (i) the Landlord’s total costs and expenses in insuring the Building pursuant to Paragraph 9(d) hereof; and, (ii) real property taxes (including school taxes and local improvement rates) and all business and other taxes, if any, from time to time payable by the Landlord which are levied or assessed or allocated by the Landlord pursuant to Paragraph 8(c)(ii) hereof, against or in respect of the Leased Premises and Common Areas and Facilities, or against the Landlord on account of its ownership thereof.

(b)

The amounts payable by the Tenant pursuant to this Paragraph 10 may be estimated by the Landlord for such period or periods as the Landlord may determine from time to time, and the Tenant shall pay to the Landlord the Tenant’s Share as so estimated of such amounts in monthly instalments in advance during such period together with all other rental payments provided for in this Lease. Notwithstanding anything contained in this subparagraph (b) to the contrary, at such time as the Landlord expends any money or incurs any charges or expenses in respect of the cost of maintaining, operating, repairing, replacing or administering the Building and the Common Areas and Facilities thereof, pursuant to Paragraph 10(a) hereof, or, as soon as bills for all or any portion of the amounts so estimated by the Landlord, as aforesaid, are received, the Landlord may thereafter bill the Tenant for the Tenant’s Share thereof (less all amounts previously paid by the Tenant on the basis of the Landlord’s estimate aforesaid, which have not already been so applied) and the Tenant shall forthwith pay to the Landlord upon demand such amounts so expended or billed, as additional rent. At the end of the period for which such estimated payments have been made, the Landlord shall deliver to the Tenant a statement of the actual amounts and costs referred to in this Paragraph 10 and the determination of the Tenant’s Share thereof, and if necessary, an adjustment shall be made between the parties hereto. If the Tenant shall have paid in excess of such actual amounts, the excess shall be refunded by the Landlord within a reasonable period of time after delivery of the said statement. If the amount the Tenant has paid is less than such actual amounts, the Tenant agrees to pay to the Landlord any such extra amount or amounts with the next monthly payment of Minimum Rent.

11.	MUTUAL COVENANTS

Provided, and it is expressly agreed:

(a)	Seizure and Bankruptcy

That, in case, without the written consent of Landlord, the Leased Premises shall be used by any person other than the Tenant, or in case the Term or any of the goods and chattels of the Tenant shall be at any time seized or taken in execution or in attachment by any creditor of the Tenant, or if the Tenant shall make any assignment for the benefit of creditors or give any bill of sale without complying with the Bulk Sales Act (Ontario) or become bankrupt or insolvent, or take the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors or file any proposal or make an assignment for the benefit of creditors or if a receiver is appointed for all or a portion of the Tenant’s property or if any order is made for the winding up of the Tenant, or if the Tenant shall make a sale in bulk, or, if the Tenant abandons or attempts to abandon the Leased Premises, or if the Tenant shall fail to pay any rent or other sums due hereunder which remains unpaid after five (5) days following receipt of written notice from the Landlord,, or, if the Tenant shall fail to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by the Tenant, which remain unperformed or unobserved after thirty (30) days following receipt of written notice from the Landlord setting out the term, condition, or covenant the Tenant has failed to observe or perform, or if re-entry is permitted under any other terms of this Lease, then, and in every such case, the then current month’s rent and the next ensuing three months’ rent and additional rent shall immediately become due and payable as accelerated rent, and, at the option of the Landlord this Lease shall cease and determine and the Term hereby demised shall immediately become forfeited and void, in which event, the Landlord may re-enter and take possession of the Leased Premises as though the Tenant or any occupant or occupants of the Leased Premises was or were holding over after the expiration of the Term without any rights whatsoever.

(b)	Distress

The Landlord waives any right to distrain for rent

(c)	Public Liability

That the Landlord shall not be liable for any death or injury arising from or out of any occurrence in, upon, at or relating to the Leased Premises, or damage to property of the Tenant or of others located on the Leased Premises, nor shall the Landlord be responsible for any loss of or damage to any property of the Tenant or others from any cause whatsoever, whether or not any such death, injury, loss or damage results from the negligence of the Landlord, its agents, servants, employees or any other parties for whom it may be in law responsible. Without limiting the generality of the foregoing, the Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow or leaks from any part of the Leased Premises or from the pipes, appliances, plumbing works, roof, or subsurface of any floor or ceiling or from the street or any other place or by dampness or by any cause of whatsoever nature. The Landlord shall not be liable for any such damage caused by other tenants or persons in the Building or by occupants of adjacent property or the public, or caused by construction or by any private, public or quasi-public work. All property of the Tenant kept or stored on the Leased Premises shall be so kept or stored at the risk of the Tenant only and the Tenant shall hold the Landlord harmless from and against any claims arising out of damages to the same, including subrogation claims by the Tenant’s insurers.

(d)	Holding Over

That if the Tenant shall continue to occupy the Leased Premises at the expiration of this Lease with the consent of the Landlord, and without any further written agreement, the Tenant shall be a monthly tenant at the monthly rental herein reserved and otherwise on the terms and conditions herein set forth, except as to the length of tenancy.

(e)	Over-Loading

That the Tenant will not bring upon the Leased Premises or any part thereof, any machinery, equipment, article or thing that by reason of its weight, size, or use might, in the opinion of the Landlord, damage the Leased Premises and will not at any time overload the floors of the Leased Premises, and that if any damage is caused to the Leased Premises by any machinery, equipment, article or thing or by overloading, or by any act, neglect or misuse on the part of the Tenant, or any of its servants, agents or employees, or by any person having business with the Tenant, the Tenant shall forthwith repair the same or pay to the Landlord the cost of making good the same.

(f)	Tenant not to Overload Facilities

That the Tenant will not install any equipment which would exceed or overload the capacity of the utility facilities in the Leased Premises and agrees that if any equipment installed by the Tenant shall require additional utility facilities, same shall be installed, if available, and subject to the Landlord’s prior written approval thereto (which approval may be unreasonably withheld), at the Tenant’s sole cost and expense in accordance with plans and specifications to be approved in advance by the Landlord, in writing.

(g)	Plumbing Facilities

That the plumbing facilities (if any) in the Leased Premises shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by the Tenant, as additional rent, payable forthwith on demand.

(h)	Indemnification

That, notwithstanding any other terms, covenants and conditions contained in this Lease, the Tenant shall indemnify the Landlord and save it harmless from and against any and all loss (including loss of all rentals payable by the Tenant pursuant to this Lease) claims, actions, damages, liability and expense in connection with loss of life, personal or bodily injury, damage to property or any other loss or injury whatsoever arising from or out of this Lease, or the occupancy or use by the Tenant of the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of the Tenant or by anyone permitted to be on the Leased Premises by the Tenant. If the Landlord shall, without fault on its part, be made a party to any litigation commenced by or against the Tenant, then, the Tenant shall protect, indemnify and hold the Landlord harmless and shall pay all costs, expenses and reasonable legal fees incurred or paid by the Landlord in connection with any such litigation. The Tenant shall pay all costs, expenses and legal fees (on a full indemnity basis) that may be incurred or paid by the Landlord in enforcing the terms, covenants and conditions in this Lease, unless a Court shall decide otherwise.

(i)	Refuse

That the Tenant will not use any outside garbage or other containers or allow any ashes, refuse, garbage or other loose or objectionable material to accumulate in or about the Leased Premises, and will at all times keep the Leased Premises in a clean and tidy condition and shall immediately before the termination of the Term, wash the floors, windows, doors and woodwork of the Leased Premises. Provided further, that except for motor vehicles (where permitted by applicable by-laws or laws), the Tenant will not store or cause to be stored outside of the Leased Premises, any of its inventory, stock-in-trade, or raw materials.

(j)	Leased Premises

That, whenever in this Lease reference is made to the Leased Premises, it shall include, without limitation, all structural portions, improvements, equipment, systems and erections, in or upon the Leased Premises or any part thereof from time to time.

(k)	Evidence of Payment by the Tenant

That the Tenant shall from time to time at the request of the Landlord produce to the Landlord satisfactory evidence of the due payment by the Tenant of all amounts required to be made by the Tenant under this Lease.

(l)	Adjustment of Taxes

That the taxes and local improvement rates and, where necessary, all other charges payable by the Tenant hereunder in respect of the first and last years of the Term shall be adjusted between the Landlord and the Tenant accordingly.

(m)	Tenant Shall Discharge All Liens

That the Tenant shall promptly pay all its contractors, suppliers and materialmen and shall do any and all things necessary to minimize the possibility of a lien attaching to the Leased Premises or to any part of the Building and should any such lien be made or filed, the Tenant shall discharge or vacate the same forthwith (after notice thereof is given to the Tenant) at the Tenant’s expense. In the event the Tenant shall fail to cause any such lien to be discharged or vacated, as aforesaid, then, in addition to any other right or remedy of the Landlord, the Landlord may, but it shall not be so obligated, discharge or vacate same by paying the amount claimed to be due into Court or directly to any such lien claimant and the amount so paid by the Landlord and all costs and expenses including solicitors’ fees (on a solicitor and his client basis) incurred herein for the discharge or vacating of such lien shall be due and payable by the Tenant to the Landlord as additional rent on demand.

12.	FIXTURES AND REMOVAL AND RESTORATION BY TENANT

All alterations, decorations, additions and improvements made by the Tenant or made by the Landlord or others on the Tenant’s behalf (other than the Tenant’s trade fixtures) shall immediately become the property of the Landlord without compensation therefor to the Tenant. Such alterations, decorations, additions or improvements shall not be removed from the Leased Premises either during or at the expiration of the Term or sooner determination of the Lease, except that:

(a)	the Tenant may at the end of the Term, if not in default, remove its trade fixtures;

(b)	the Tenant shall, at the end of the Term and at its own cost remove all alterations, decorations, additions or improvements in or on the Leased Premises as the Landlord shall at its option require to be removed by notice to the Tenant not less than sixty (60) days prior to the end of the then current Term; and

(c)	the Tenant may remove its trade fixtures at the end of the Term and also during the Term in the usual and normal course of its business or if such trade fixtures become excess for the Tenant’s purpose, or if the Tenant is substituting therefor new and similar trade fixtures.

If the Tenant does not remove its trade fixtures at the expiration or earlier termination of the Term, such trade fixtures, at the option of the Landlord, are to become the Landlord’s property and may be removed from the Leased Premises and sold or otherwise disposed of by the Landlord. For greater certainty, the term “Tenant’s trade fixtures” shall not include any (i) heating or ventilating equipment (ii) electrical or mechanical equipment, (iii) floor coverings affixed to the floor of the Leased Premises or (iv) light fixtures.

The Tenant shall, in the case of every such installation or removal either during or at the end of the Term, make good any damage caused to the Leased Premises or to the Building by the installation or removal of any such alterations, decorations, additions or improvements.

13.	RE-ENTRY

Proviso for re-entry by the Landlord on non-payment of rent or non-performance or non-observance of covenants. The Landlord’s right of re-entry hereunder or any powers conferred on the Landlord in this Lease, all with respect to non-payment of Minimum Rent or additional rent, may be exercised by the Landlord immediately upon default being made by the Tenant and without any notice thereof to the Tenant, notwithstanding anything contained herein or in the Commercial Tenancies Act of Ontario to the contrary.

If the Landlord elects to re-enter, as herein provided, or if it takes possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary, in order to relet the Leased Premises, or any part thereof for such term or terms (which may be for a term or terms extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as the Landlord in its sole discretion may deem advisable. Upon each such reletting all rentals received by the Landlord from such reletting shall be applied, first, to the payment of any indebtedness, other than rent due hereunder, owing by the Tenant to the Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees, solicitor’s fees and the costs of such alterations and repairs; third, to the payment of all rentals due and unpaid hereunder, and the residue, if any, shall be held by the Landlord and applied in payment of future rent as the same may become due and payable hereunder. If the rentals received from such reletting during any month shall be less than that to be paid during that month by the Tenant hereunder, the Tenant shall pay any such deficiency to the Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Leased Premises by the Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to the Tenant. Notwithstanding any such reletting without termination, the Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should the Landlord at any time terminate this Lease for any breach, in addition to any remedies it may have, it may recover from the Tenant all damages it has incurred or may incur by reason of such breach, including the cost of recovering the Leased Premises, reasonable solicitor’s fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to the rent reserved in this Lease for the remainder of the stated Term over the then reasonable rental value as determined by the Landlord for the remainder of the stated Term, all of which amounts shall be immediately due and payable from the Tenant to the Landlord.

14.	EXPENSES AND REMOVAL OF CHATTELS

(a)	In case suit shall be brought for recovery of possession of the Leased Premises, or, for the recovery of rent or any other amounts due under the provisions of this Lease, or because of the breach of any other covenants herein contained on the part of the Tenant to be kept or performed, and a breach shall be established, the Tenant shall pay to the Landlord all expenses incurred therefor, including a reasonable solicitor’s fee.

(b)	In case of removal by the Tenant of the goods and chattels of the Tenant from the Leased Premises, the Landlord may follow same for thirty (30) days in the same manner as is provided for in the Commercial Tenancies Act.

15.	LANDLORD MAY CURE TENANT’S DEFAULT

If the Tenant shall fail to pay, when due, any amounts or charges required to be paid pursuant to this Lease, the Landlord, after giving five (5) days notice in writing to the Tenant, may, but shall not be obligated to, pay all or any part of the same. If the Tenant is in default in the performance of any of its covenants or obligations hereunder, (other than payment of Minimum Rent or other sums required to be paid pursuant to the terms of this Lease), the Landlord may from time to time after the giving of such notice as it shall deem sufficient, having regard to the circumstances applicable (or no notice in the case of an emergency or apprehended emergency) perform or cause to be performed any of such covenants or obligations or any part thereof, and for such purpose may do such things as may be requisite, including without limitation, entering upon the Leased Premises and doing such things upon or in respect of the Leased Premises or any part thereof as the Landlord may reasonably consider requisite or necessary. All expenses incurred and expenditures made by or on behalf of the Landlord under this Paragraph 15, plus a sum equal to fifteen percent (15%) thereof shall be additional rent hereunder and shall be paid by the Tenant upon demand. The Landlord shall have no liability to the Tenant for any loss or damage resulting from any such action by the Landlord, and any entry by the Landlord under the provisions of this Paragraph 15 shall not constitute a breach of the covenant for quiet enjoyment or an eviction.

16.	DEFAULT IN THE PAYMENT OF ADDITIONAL RENT

If the Tenant shall be in default in the payment of any Additional rent or other charges required to be paid pursuant to the terms of this Lease, they shall, if not paid when due, be collectible as rent with the next monthly instalment of Minimum Rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount, money or charge at the time same becomes due and payable hereunder, or limit any other remedy of the Landlord. The Tenant covenants and agrees that the Landlord may, at its option, apply or allocate any sums received from or due to the Tenant against any amounts due and payable hereunder in such manner as the Landlord, in its sole discretion, sees fit.

17.	NET LEASE

The Tenant acknowledges and agrees that it is intended that this Lease is a completely care-free net lease to the Landlord, and that the Landlord is not responsible during the Term for any costs, charges, expenses, and outlays of any nature whatsoever arising from or relating to the Leased Premises, or the use and occupancy thereof or to the contents thereof, or the business carried on therein, and the Tenant shall pay all charges, outlays, impositions, costs, and expenses of any nature or kind relating to the Leased Premises.

18.	QUIET ENJOYMENT

Upon the payment by the Tenant of the rents herein provided and upon the observance and performance of all covenants, terms and conditions on the Tenant’s part to be observed and performed, the Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the Term hereby demised without hindrance or interruption by the Landlord, or any other person or persons lawfully claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease.

19.	RIGHT OF ENTRY

The Landlord or its agents shall have the right to enter the Leased Premises at all times and upon reasonable notice: (i) to examine the same, (ii) to show them to prospective purchasers, lessees or mortgagees, and, (iii) without any obligation upon the Landlord to do so, to make such repairs, alterations, improvements or additions to the Leased Premises or the Building as the Landlord may deem necessary or desirable. The Landlord shall be allowed to take all material into and upon the Leased Premises which may be required therefor without the same constituting an eviction of the Tenant in whole or in part, and the rent reserved hereunder shall not abate while such repairs, alterations, improvements or additions are being made due to any loss or interruption of the business of the Tenant or otherwise. The Landlord shall not be liable for any damage, injury or death caused to any person or property of the Tenant or of others located on the Leased Premises as a result of such entry. During the six (6) months prior to the expiration of the Term the Landlord may exhibit the Leased Premises to prospective tenants and place upon the Leased Premises its usual notice “To Let” which notice the Tenant shall permit to remain thereon without molestation. If the Tenant shall not be personally present to open and permit an entry into the Leased Premises at any time when for any reason entry therein shall be necessary or permissible, the Landlord or its agents may enter the same by a master key or may forcibly enter the same, without rendering the Landlord or such agents liable therefor, and without in any manner effecting the obligations and covenants of the Lease. Nothing herein contained, however, shall be deemed or construed to impose upon the Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the premises or any part thereof except as otherwise herein specifically provided.

20.	IMPROVEMENTS

The Tenant will not make any repairs, alterations, replacements, decorations or improvements to any part of the Leased Premises without first obtaining the Landlord’s prior written approval which approval shall not be unreasonably withheld or delayed. The Tenant shall submit to the Landlord details of the proposed work, such indemnification against liens, costs, damages and expenses as the Landlord shall require and evidence satisfactory to the Landlord that the Tenant has obtained, at its sole expense, all necessary consents, licences and approvals from all governmental authorities having jurisdiction. All such repairs, replacements, alterations, decorations or improvements by the Tenant to the Leased Premises approved of by the Landlord shall be at the sole cost of the Tenant, shall be performed by competent workmen in a good and workmanlike manner and shall be subject to the reasonable supervision of the Landlord. Any such repairs, replacements, alterations, decorations or improvements made by the Tenant without the prior written consent of the Landlord, or, which are not in accordance with the drawings and specifications approved by the Landlord, as aforesaid, shall, if requested by the Landlord, be promptly removed by the Tenant at its expense and the Leased Premises restored to their previous condition. Provided, notwithstanding anything herein contained, no repair, replacement, alteration, addition, or improvement to the Leased Premises by or on behalf of the Tenant shall be permitted which may weaken or endanger the structure or adversely affect the condition or operation of the Leased Premises or the Building or diminish the value thereof, or restrict or reduce the Landlord’s coverage for zoning purposes. Any and all repairs, replacements, alterations, additions or improvements to the Leased Premises which may affect the structure of the Leased Premises or any part of the Building or which are to be installed outside the Leased Premises, shall be performed only by the Landlord at the Tenant’s sole cost and expense and upon such other terms and conditions as may be imposed upon the Tenant by the Landlord.

21.	FIRE

Provided, and it is hereby expressly agreed, that if and whenever during the Term the Building shall be destroyed or damaged by fire, lightning or other perils as are insured against by the Landlord from time to time, then and in every such event:

(a)	If the damage or destruction to the Building renders twenty-five percent (25%) or more of the Building wholly unfit for occupancy or if it is impossible or unsafe to use and occupy the Building, or if in the opinion of the Landlord the Building is damaged or destroyed to such a material extent or the damage or destruction is of such a nature that the Building must be or should be totally or partially demolished, whether to be re-constructed in whole or in part or not, or if the cost of repairing or rebuilding the Building as a result of such damage or destruction exceeds twenty-five percent (25%) of the replacement cost thereof, then either party may, at its option, to be exercised within thirty (30) days of the happening of such damage or destruction, terminate this Lease by giving to the other party notice in writing of such termination, in which event this Lease and the Term hereby demised shall cease and be at an end as of the date of such destruction or damage, and the Minimum Rent and all other payments for which the Tenant is liable under the terms of this lease shall be apportioned and paid in full to the date of such destruction or damage.

(b)	If the damage or destruction is such that the Leased Premises are rendered unfit for occupancy or if it is impossible or unsafe to use and occupy the Leased Premises, and if in either event, the damage, in the opinion of the Landlord to be given to the Tenant within thirty (30) days of the happening of such damage or destruction, cannot be repaired with reasonable diligence within one hundred and twenty (120) days from the happening of such damage or destruction, then, either the Landlord or the Tenant may within five (5) days next succeeding the giving of the Landlord’s opinion, as aforesaid, terminate this Lease by giving to the other notice in writing of such termination in which event, this Lease and the Term hereby demised shall cease and be at an end as of the date of such damage or destruction, and the Minimum Rent and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of such destruction and damage. In the event that neither the Landlord or the Tenant so terminate this Lease, then, the Landlord shall repair the Leased Premises (to the extent only of the Landlord’s work in connection with the original construction of the Leased Premises and for greater certainty shall in no event include any leasehold improvement or fixtures unless originally installed by the Landlord) with all reasonable speed and the Minimum Rent hereby reserved shall abate, to the extent of all insurance recoveries received by the Landlord from the date of the happening of the damage until the damage shall be repaired by the Landlord to the extent hereinbefore set out in this Paragraph 21(b).

(c)	If the damage is such that the Leased Premises are wholly unfit for occupancy or if it is impossible and unsafe to use and occupy the Leased Premises, but, if in either event, the damage, in the opinion of the Landlord, to be given to the Tenant within thirty (30) days from the happening of such damage can be repaired (to the extent hereinbefore set out in Paragraph 21(b)) with reasonable diligence within one hundred and twenty (120) days from the happening of such damage, then, the Minimum Rent hereby reserved shall abate, to the extent of all insurance coverage received by the Landlord, from the date of the happening of such damage until the damage shall be repaired by the Landlord to the extent hereinbefore set out in Paragraph 21(b).

(d)	If in the opinion of the Landlord, the damage to the Leased Premises can be made good, as aforesaid, within one hundred and twenty (120) days of the happening of such destruction or damage, and the damage is such that the Leased Premises are capable of being partially used for the purpose for which the Leased Premises are hereby leased, then, until such damage has been repaired (to the extent set out in Paragraph 21(b)), the Minimum Rent shall abate in the proportion that the part of the Leased Premises rendered unfit for occupancy bears to the whole of the Leased Premises, and the Landlord shall repair the damage (to the extent set out in Paragraph 21(b)) with all reasonable speed.

(e)	In the event the Landlord shall elect to repair, reconstruct or rebuild the Building or the Leased Premises, as the case may be, in accordance with the provisions of this Paragraph 21, it is acknowledged and agreed by the Tenant that the Landlord shall be entitled to use all plans and specifications and working drawings in connection therewith other than those used in the original construction of the Building or the Leased Premises.

(f)	The decision of the Landlord’s architect or engineer as to the time within which the Building and/or the Leased Premises can or cannot be repaired, the state of tenantability or fitness of the Leased Premises and/or the Building, and as to the date on which the Landlord’s work of repair is completed, shall be final and binding upon the parties hereto.

22.	ASSIGNMENT BY LANDLORD

The Landlord declares that it may assign its rights under this Lease to a lending institution as collateral security for a loan to the Landlord and in the event that such an assignment is given and executed by the Landlord, and notification thereof is given to the Tenant by or on behalf of the Landlord, it is expressly agreed between the Landlord and the Tenant that this Lease shall not be cancelled or modified for any reason whatsoever except as provided for, anticipated or permitted by the terms of this Lease or by law, without the consent in writing of such lending institution.

The Tenant covenants and agrees with the Landlord that it will, if and whenever reasonably required by the Landlord, consent to and become a party to any instrument relating to this Lease which may be required by or on behalf of any purchaser, lender or mortgagee from time to time of the Leased Premises.

23.	LIMITATION OF LANDLORD’S LIABILITY

The term “Landlord” as used in this Lease shall, so far as the covenants and obligations on the part of the Landlord are concerned, be limited to mean and include only the owner or owners at the time in question of the Building and in the event of any conveyance or transfer of ownership by the Landlord herein named, and in the case of any subsequent transfer or conveyances, the then vendor or transferor shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all personal liability in respect of the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, for its obligations and indemnity given under paragraph 30 hereof, provided that:

(a)	any funds in the hands of the Landlord or the then vendor or transferor at the time of such transfer, in which the Tenant has an interest, shall be turned over to the purchaser or transferee and any amount then due and payable to the Tenant by the Landlord or the then vendor or transferor under any provision of this Lease shall be paid to the Tenant; and

(b)	upon any such transfer or conveyance, the purchaser or transferee shall be deemed to have assumed, subject to the limitations of this Paragraph, all of the terms, covenants and conditions contained in this Lease to be performed on the part of the Landlord.

It is the intention of the parties pursuant to this Paragraph 23 that the covenants and obligations contained in this Lease on the part of the Landlord shall, subject as aforesaid, be binding upon the Landlord, its successors and assigns, only during and in respect of their respective periods of ownership.

24.	SIGNS

The Tenant will not paint, fix, display, or cause to be painted, fixed or displayed, any sign, picture, advertisement notice, lettering or decoration on any part of the exterior or the interior of the Leased Premises without, in each instance, the prior written approval of the Landlord. All signs erected by the Tenant with the Landlord’s approval, as aforesaid, shall nevertheless be of uniform size, lettering and location as the signs of all other tenants in the Building and shall, at all times, be in conformity with all relevant governmental requirements and shall otherwise be subject to the Tenant’s covenants in this Lease, and the Tenant so covenants with the Landlord. Any such signs or other advertising material, as aforesaid, shall be removed by the Tenant at the expiration or earlier termination of this Lease and the Tenant shall promptly repair any and all damage caused by such installation or removal.

WAIVER OF BREACH

The waiver by the Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by the Landlord shall not be deemed to be a waiver of any preceding breach by the Tenant of any term, covenant or condition of this Lease, regardless of the Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by the Landlord unless such waiver is in writing and signed by the Landlord.

25.	NOTICES

Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be delivered personally or by a nationally recognized courier, or sent by registered mail, postage prepaid, or sent by facsimile transmission and shall be addressed (a) if to the Landlord at 1216 Sewells Road, Scarborough, Ontario, M1X 1S1, Attention: Ken Gold, Fax No. 416-286-8690 or at such other address as the Landlord designates by written notice, and (b) if to the Tenant, at —, Fax No. —. Any such notice, demand, request or consent is conclusively deemed to be given or made on the date upon which such notice, demand, request or consent is delivered, or if mailed, then four (4) days following the date of mailing, or if sent by facsimile transmission then the next business day following confirmation that such facsimile transmission was sent, as the case may be, and the time period referred to therein commences to run from the time of delivery or four (4) days following the date of mailing, or the next business day following confirmation that the facsimile transmission was sent, as the case may be. Either party may at any time give notice in writing to the other of any change of address of the party giving such notice and from or after the giving of such notice, the address therein specified is deemed to be the address of such party for the giving of notices hereunder. Provided, however, if the postal service is interrupted or substantially delayed for any reason whatsoever, then, any notice, demand, request or other instrument shall be delivered either personally or by authorized courier) or by means of facsimile transmission.

26.	STATUS STATEMENT

Within ten (10) days after written request therefor by the Landlord, or in the event that upon any sale, assignment, lease or mortgage of the Leased Premises or the lands thereunder by the Landlord, a status statement shall be required from the Tenant, the Tenant hereby agrees to deliver in the form supplied by the Landlord a certificate to any proposed mortgagee or purchaser or to the Landlord, stating (if such be the case) that:

(a)	this Lease is unmodified and in full force and effect (or if there have been any modifications, that this Lease is in full force and effect as modified and identify the modification agreements, if any) or if this Lease is not in full force and effect, the certificate shall so state;

(b)	the date of the commencement of the Term;

(c)	the date to which the Minimum Rent has been paid under this Lease; and

(d)	whether or not there is any existing default by the Tenant in the payment of Minimum Rent or other sum of money under this Lease, and whether or not there is any other existing default by either party under this Lease with respect to which a notice of default has been served, and if there is any such default, specifying the nature and extent thereof.

27.	SUBORDINATION

This Lease and all of the rights of the Tenant hereunder are, and shall at all times, be subject and subordinate to any and all mortgages, trust deeds or the charge or lien resulting from any other method of financing or refinancing or any renewals, or extensions thereof, now or hereafter in force against the lands, buildings and improvements comprising the Building. Upon the request of the Landlord, the Tenant will subordinate this Lease and all of its rights hereunder in such form or forms as the Landlord may require to any such mortgage, trust deeds or the charge or lien resulting from any other method of financing or refinancing and to all advances made or hereafter to be made upon the security thereof, and will, if requested, attorn to the holder thereof.

No subordination by the Tenant shall have the effect of permitting the holder of any mortgage or charge or other security to disturb the occupation and possession by the Tenant of the Leased Premises, so long as the Tenant shall perform all of the terms, covenants, conditions, agreements and provisos contained in this Lease and so long as the Tenant executes contemporaneously, a document of attornment required by any such mortgagee or other encumbrancer. If within ten (10) days after the date of any request in respect thereof, the Tenant has not executed and delivered to the Landlord any instruments or certificates required pursuant to the provisions of this Paragraph 27 or Paragraph 26 hereof, then, the Tenant hereby irrevocably appoints the Landlord as the Tenant’s attorney with full power and authority to execute and deliver in the name of the Tenant any such instruments or certificates.

28.	PARKING

As hereinbefore provided in Paragraph 1(b) of this Lease, the Tenant shall have the non-exclusive right, at all times, in common with others entitled thereto, to the use of the common driveway and common parking areas (except for the east parking lot at the front of the Building appurtenant to the Building, provided that the Landlord shall have the right at all times to make all changes, improvements or alterations as the Landlord may, in its sole discretion, from time to time, decide in respect of the common driveways and common parking areas, including, without limitation, the right to change the location and the lay-out of any such common driveways and common parking areas.

Notwithstanding anything herein contained to the contrary, the Landlord shall be entitled to do and perform all such acts, changes, improvements and alterations in and to the Building and the Common Areas and Facilities thereof, including, without limitation, the parking areas, as in the use of good business judgment, the Landlord shall from time to time determine to be advisable with a view to improve the use thereof by the Tenant and the other tenants of the Building, and their respective agents, employees and customers.

The Tenant acknowledges that the Landlord shall not have any responsibility for policing the parking facilities so as to ensure that each tenant of the Building shall park in its allocated space, if any.

IMPOSSIBILITY OF PERFORMANCE

Notwithstanding anything to the contrary contained in this Lease, if either party hereto is bona fide delayed or hindered in or prevented from the performance of any term, covenant or act required hereunder by reason of strikes, labour troubles, inability to procure materials or services, power failure, restrictive governmental laws or regulations, riots, insurrection, sabotage, rebellion, war, acts of God, or other reasons whether of a like nature or not which is not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then, the performance of such term, covenant or act is excused for the period of the delay and the party so delayed shall be entitled to perform such term, covenant or act within the appropriate time period after the expiration of the period of such delay. However, the provisions of this Paragraph 32 shall not in any way operate to excuse the Tenant from the prompt payment of Minimum Rent and additional rent or any of the payments required by the terms of this Lease.

29.	OPTION TO RENEW

(a)	Provided the Tenant:

(i)	has duly and regularly made all Minimum Rent, additional rent and other sums required to be paid pursuant to this Lease and within the times and in the manner set out in this Lease, including any cure periods;

(ii)	has duly and regularly observed and performed each and every one of the terms, covenants and conditions contained in the Lease on its part to be observed and performed and within the times and manner set out in the Lease, including any cure periods; and

(iii)	either personally or through its affiliated companies is in possession of and conducting its business in the whole of the Leased Premises in accordance with the terms of the Lease;

it, the Tenant, shall have three (3) options to renew each for a term of five (5) years (each being hereinafter called a “Renewal Term) upon the same terms and conditions as herein more particularly set forth save for Minimum Rent and save for further renewals (subject to those specified herein) provided the Tenant notifies the Landlord in writing at least six (6) months prior to the expiration of the Term of its wish to exercise such option.

(b)	With respect to Minimum Rent during any Renewal Term more particularly referred to in the immediate preceding paragraph such rent shall be mutually agreed upon by the parties hereto, or failing agreement, shall be fixed by binding arbitration as hereinafter provided, always subject to the same covenants, provisos, and conditions as herein contained. If such Minimum Rent is to be settled by arbitration, such rent shall be governed by current market rent for similar premises in the area in effect as of the first day of the Renewal Term in question and having regard to the following:

(i)

If the parties hereto are unable to agree upon annual Minimum Rent with respect to any Renewal Term pursuant to the provisions of the immediately preceding paragraph by the first day of the third month immediately preceding the commencement of any Renewal Term, since time is recognized to be of the essence hereof, it is agreed that either party may at any time thereafter give notice to the other party of its desire to submit the matter regarding annual Minimum Rent with respect to the Renewal Term to arbitration. Such notice shall give the name of the arbitrator who is the nominee of the party giving such notice. Within ten (10) business days after the receipt of such notice, the party receiving it shall give notice to the other party of its nominee as arbitrator, and the two (2) arbitrators so named shall within ten (10) days of the appointment of the second of them agree upon the third arbitrator who shall be chairperson of the panel. If the party receiving the said notice shall not give notice to the other party of its nominee as arbitrator within the said ten (10) business days, then the nominee of the party who shall have given the said notice shall proceed as the sole member of the board of arbitration and his/her decision shall be final and binding upon the parties hereto. If the two (2) arbitrators first named are unable to agree upon the choice of the third arbitrator either party may apply to a judge of the Superior Court of Ontario who is hereby authorized and empowered to appoint the third arbitrator. The decision of the sole arbitrator or of any two (2) of the three (3)

arbitrators (as the case may be) shall be deemed to be the decision of the entire panel, and shall be final and binding on all parties in interest and shall not be subject to appeal in any jurisdiction. The panel of arbitrators shall have full power and authority to hear evidence under oath or otherwise as it may decide to be proper, and to assess the costs of the arbitration against either or both of the parties hereto.

(ii)	If the annual Minimum Rent payable during the Renewal Term in question is finally determined, whether by mutual agreement or by arbitration, after the expiration of the immediately preceding Term or Renewal Term (as the case may be), all necessary adjustments in respect of any overpayment or underpayment by the Tenant shall be made within thirty (30) days following such determination.

(iii)	It is understood and agreed that pending finalization of annual Minimum Rent for the Renewal Term in question, the Tenant shall continue to pay annual Minimum Rent as referred to in the last year of the immediately preceding Term or Renewal Term (as the case may be) until such time as determination has been made with respect to annual Minimum Rent applicable to such Renewal Term.

30.	HAZARDOUS MATERIALS

(a)	The Tenant hereby covenants that it will not bring or allow to be brought to, in or on the Leased Premises any Hazardous Materials (as hereinafter defined), and it will not cause or permit to be caused any Hazardous Materials to be placed, held, located, used, processed, stored or disposed of on, under or at the Leased Premises, and that its business and assets will at all times during the Term of this Lease operate and be maintained in compliance with applicable laws, regulations and standards, criteria, policies and guidelines (in each case, to the extent required by law) intended to protect and/or conserve the environment and/or protect human and/or animal health and well-being (individually and collectively being the “Laws”), including, without limitation, Laws respecting the control, handling, management, labeling, reporting, notification, processing, storage, discharge, emission, spill, leakage or disposal of any Hazardous Materials; and that it will not do or omit to be done anything that will cause any regulatory or enforcement actions or activities in respect thereof to be instituted or conducted at the Leased Premises by or under any statutory or regulatory authority.

(b)	The Tenant covenants that it will permit the Landlord, or those duly authorized by the Landlord, to carry out intrusive work, including drilling, and to conduct tests, inspections, sampling, monitoring and appraisals of the Leased Premises, including, without limitation, the right to conduct soil, air, chemical, materials, and/or water tests, and to take and remove samples, materials, structures and things from the Leased Premises, and any part of the Leased Premises, and any records, business and assets insofar as they relate to the Leased Premises to determine and ensure compliance with any Laws and this Section of this Lease (an “Environmental Audit”), upon reasonable notice to the Tenant of not less than three (3) business days, and further provided that the Landlord shall take all reasonable care to minimize any disruption of the Tenant’s operations or use of the Leased Premises.

(c)	In the event that the Tenant shall be in default of the provisions hereof and fail to amend its practices or take such corrective measures as are required pursuant to Sub-Section (c) immediately preceding within the aforesaid ten (10) day period, or such shorter period of time if the Landlord, acting reasonably, believes that an emergency exists, the Landlord shall have the right to enter upon the Leased Premises and carry out such procedures as are, in the reasonable opinion of the Landlord, legally necessary to correct any damage which may have been caused to the Leased Premises by the Tenant, or to forestall any damage to the Leased Premises which in the reasonable opinion of the Landlord may be created by the unsatisfactory storing, handling, transporting, manufacturing, processing or otherwise dealing with such Hazardous Materials, and the Tenant shall pay to the Landlord on d In the event that the Environmental Audit reveals that the Tenant is storing, handling, transporting, manufacturing, processing or otherwise dealing with any Hazardous Materials in the Leased Premises in a manner contrary to any applicable laws or regulations, the Landlord shall give the Tenant ten (10) days within which to amend its manner of storing, handling, transporting, manufacturing, processing or otherwise dealing with such Hazardous Materials to comply with acceptable environmental protection practices. The Tenant shall further forthwith carry out such procedures as are, in the reasonable opinion of the Landlord, legally necessary to correct any damage which may have been caused to the Leased Premises by the Tenant and any adjoining lands, and to forestall any damage to the Leased Premises and adjoining lands which in the reasonable opinion of the Landlord may be created by the unsatisfactory storing, handling, transporting, manufacturing, processing or otherwise dealing with any Hazardous Materials by the Tenant.

(d)	In the event that the Tenant shall be in default of the provisions hereof and fail to amend its practices or take such corrective measures as are required pursuant to Sub-Section (c) immediately preceding within the aforesaid ten (10) day period, or such shorter period of time if the Landlord, acting reasonably, believes that an emergency exists, the Landlord shall have the right to enter upon the Leased Premises and carry out such procedures as are, in the reasonable opinion of the Landlord, legally necessary to correct any damage which may have been caused to the Leased Premises by the Tenant, or to forestall any damage to the Leased Premises which in the reasonable opinion of the Landlord may be created by the unsatisfactory storing, handling, transporting, manufacturing, processing or otherwise dealing with such Hazardous Materials, and the Tenant shall pay to the Landlord on demand, as Additional Rent, all costs and expenses of carrying out such procedures.

(e)	The Tenant will fully comply with the orders of all governmental authorities concerning pollution control and environmental clean-ups of the Leased Premises for which it is responsible under this Lease, and if the Landlord is required by the governmental authorities to do anything in relation to an environmental problem caused by the Tenant, the Tenant will, upon receipt of notice from the Landlord, carry out the order at the Tenant’s expense. If the Tenant fails or refuses to promptly and fully carry out an order, or if, in the Landlord’s reasonable opinion, the Tenant is not competent to carry out the order, the Landlord may, upon notice to the Tenant, carry out the whole or any part of the order, and the Tenant will pay all costs incurred by the Landlord in so doing, together with an administration fee of fifteen percent (15%) of such costs.

(f)	In the event that the Tenant ascertains that Hazardous Materials from off-site will likely migrate or have already migrated into, onto or through the Leased Premises, the Tenant shall forthwith notify the Landlord thereof; failing such notification the Tenant shall indemnify the Landlord for any costs or liability incurred by the Landlord as a result of such Hazardous Materials.

(g)	The Tenant hereby indemnifies the Landlord and agrees to hold it harmless from and against any and all losses, liabilities, requirements, directions, orders damages, costs, expenses and claims of any and every kind whatsoever which at any time or from time to time may be asserted against or issued to the Landlord, or paid, incurred or suffered by the Landlord, with respect to, arising from or as a result of the presence, release, discharge, emission, spill, handling, containment or disposal of Hazardous Materials at, in, on, through and/or from the Leased Premises or into, in, through or on any land, air, water or wet land, where the source or the presence of the Hazardous Materials is from, relates to, or arises from the Tenant’s and/or its employee’s, guest’s, contractor’s, occupant’s, invitee’s, hauler’s, transporter’s, and those for whom the Tenant is at law or otherwise responsible or liable, use, occupation or operations at or related to the Leased Premises (including, without limitation: (i) the costs of responding to, defending, appealing, reviewing, counter-claiming and/or claiming over against or in respect of any action, application, order, direction or matter caused by or arising from such use, occupation or operations and (ii) any cost, liability or damages arising out of a settlement or compromise of any action or proceeding entered into or suffered by the Landlord with or without the consent of the Tenant, caused by or arising from such use, occupation or operations);

(h)	The Landlord hereby indemnifies the Tenant and agrees to hold it harmless from and against any and all losses, liabilities, requirements, directions, orders damages, costs, expenses and claims of any and every kind whatsoever which at any time or from time to time may be asserted against or issued to the Tenant, or paid, incurred or suffered by the Tenant, with respect to, arising from or as a result of the presence, release, discharge, emission, spill, handling, containment or disposal of Hazardous Materials at, in, on, through and/or from the Leased Premises or into, in, through or on any land, air, water or wet land, where the source or the presence of the Hazardous Materials is from, relates to, or arises from any condition of the Leased Premises existing as of the Commencement Date, or any condition of the Leased Premises caused by the Landlord’s and/or its employee’s, guest’s, contractor’s, occupant’s, invitee’s, hauler’s, transporter’s, prior tenants and those for whom the Landlord is at law or otherwise responsible or liable, use, occupation or operations at or related to the Leased Premises (including, without limitation: (i) the costs of responding to, defending, appealing, reviewing, counter-claiming and/or claiming over against or in respect of any action, application, order, direction or matter caused by or arising from such use, occupation or operations and (ii) any cost, liability or damages arising out of a settlement or compromise of any action or proceeding entered into or suffered by the Tenant with or without the consent of the Landlord, caused by or arising from such use, occupation or operations);

(i)	The provisions of this Section, and the undertakings and indemnifications set out in this Section, shall survive the termination of this Lease by reason of effluxion of time or otherwise.

(j)	For purposes of this Section, “Hazardous Materials” means any contaminant, pollutant, chemical, substance, material product and/or thing that when placed, released, emitted or discharged to, on, into, through or from the natural environment, structure or building may then cause or result in, or at some immediate or future time cause or result in, impairment, adverse effect, risk, harm or degradation to the natural environment, or risk harm to human health and/or flora and fauna; and without restricting the generality of the foregoing, Hazardous Materials includes any degraded, reduced or resulting chemical, or anything defined in any applicable statute or regulation as a hazardous waste or hazardous material, or any subset thereof.

(k)	The Landlord hereby represents that to the best of its knowledge:

(i)	any Hazardous Materials at the Leased Premises are being used, stored and processed in compliance with applicable Laws, or consistent with accepted industry practice and usage;

(ii)	parties operating at the Leased Premises are now materially complying with applicable Laws;

(iii)	there are not now, nor have there been during the Landlord’s period of ownership of the Leased Premises any significant releases of Hazardous Materials at the Leased Premises; and,

(iv)	there are no pending or extant environmental enforcement or administrative actions, charges, orders, prosecutions, claims or notices of violation against or issued to the Landlord and/or its current tenant in respect of or related to the Leased Premises.

31.	EXPROPRIATION

If the whole or any part of the Leased Premises shall be expropriated (which term shall for the purposes of this Paragraph 31 include expropriation, condemnation or sale by Landlord to an authority under threat of expropriation, condemnation or taking) by any competent authority then:

(a)	Landlord and Tenant shall co-operate with each other in respect of such expropriation so that Tenant may receive the maximum award to which it is entitled in law for relocation costs, business interruption and its proportionate share of the award for leasehold improvements based on the time remaining under this Lease when compared to the useful life of such improvements and so that Landlord may receive the maximum award to which it may be entitled in law for all other compensation arising from such expropriation, including, without limitation, all compensation for the value of Tenant’s leasehold interest in the Leased Premises, all of which shall be the property of Landlord and all of such Tenant’s rights in respect of such expropriation, excluding only rights in respect of relocating costs and business interruption, shall be and are hereby assigned to Landlord. To give effect to such assignment to Landlord, Tenant shall execute such further documents as are necessary, in Landlord’s opinion, to effect such assignment, and in default of Tenant’s completing such documents within ten (10) days after demand, Landlord shall be and is hereby appointed the attorney for Tenant to execute such documents for and on behalf of Tenant and in its name, such appointment being hereby made pursuant to the Power of Attorney Act (Ontario) and shall survive the death or incapacity of Tenant;

(b)	Landlord shall have the option, to be exercised by written notice to Tenant, to terminate this Lease, such termination to be effective on the date the expropriating authority takes possession of the whole or any portion of the Leased Premises; and

(c)	this Lease shall continue in full force and effect in accordance with its terms until the date on which this Lease is terminated in accordance with the provisions of this Paragraph 31, if terminated in accordance with the express provisions hereof and, if terminated, rent and all other obligations under this Lease shall be accrued to and be adjusted as of the date of such termination.

32.	MISCELLANEOUS

The Landlord and Tenant agree that:

(a)	Successors and Assigns

All rights and liabilities herein given to or imposed upon the respective parties hereto shall extend to and bind the several respective permitted heirs, executors, administrators, successors and assigns of the said parties, and if there shall be more than one Tenant, they shall be bound jointly and severally by the terms, covenants and agreements contained herein. No rights, however, shall enure to the benefit of any assignee of the Tenant unless the assignment to such assignee has been approved by the Landlord in writing as provided in Paragraph 8(k) hereof.

(b)	Accord and Satisfaction

No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly Minimum Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement or any cheque or any letter accompanying any cheque or payment as rent be deemed an accord and satisfaction, and the Landlord may accept such cheque or payment without prejudice to the Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

(c)	Entire Agreement

This Lease and the Schedules and Riders, if any, attached hereto and forming a part hereof, together with the rules and regulations promulgated by the Landlord from time to time set forth all the covenants, promises, agreements, conditions and understandings between the Landlord and the Tenant concerning the Leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon the Landlord or the Tenant unless in writing and signed by each of them.

(d)	Captions and Section Numbers

The captions, section numbers, article numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease, nor in any way affect this Lease.

(e)	Extended Meanings

The word “Tenant” shall be deemed to include the word “lessee” and shall mean each and every person or party mentioned as a tenant herein, be the same one or more, and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. Any reference to “Tenant” shall include, where the context allows, the servants, employees, agents, and invitees of the Tenant and all others over whom the Tenant exercises control. Wherever the word Landlord is used in this Lease, it shall be deemed to include the word “lessor” and to include the Landlord and its duly authorized representatives. The words “hereof”, “herein”, “hereunder” and similar expressions used in any section or subsection relate to the whole of this Lease, and not to that section or that subsection only, unless otherwise expressly provided.

The use of the neuter singular pronoun to refer to the Landlord or the Tenant shall be deemed a proper reference even though the Landlord or the Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, (males or females), shall in all instances be assumed as though in each case fully expressed.

(f)	Partial Invalidity

If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

(g)	Registration

The Tenant shall not register this Lease without the written consent of the Landlord. However, upon the request of either party hereto, the other party shall join in the execution of a memorandum or so-called “short form” of lease for the purposes of registration. Said memorandum or short form of lease shall only describe the parties, the Leased Premises and the Term of this Lease, and shall be (1) prepared by the Tenant’s solicitors, (2) subject to the approval of the Landlord and its solicitors and (3) registered at the Tenant’s expense.

(h)	Governing Law

This Lease shall be construed in accordance with, and governed by, the laws of the Province of Ontario.

(i)	Time of the Essence

Time shall be of the essence of this Lease and of every part hereof.

(j)	Notice by Tenant

The Tenant shall, when it becomes aware of same, or when the Tenant, acting reasonably, should have become aware of same, notify the Landlord of any damage to, or deficiency or defect in any part of the Building, including the Leased Premises and any equipment or utility systems, or any installation located therein, notwithstanding the fact that the Landlord may have no obligation with respect to same.

(k)	Rules and Regulations

The Tenant and its employees and all persons visiting or doing business with the Tenant shall be bound by the rules and regulations attached to this Lease as Schedule “B” and all such rules and regulations shall be deemed to be incorporated in and form part of this Lease.

33.	LIMITATION ON LENGTH OF TERM

This Lease is entered into subject to the express condition that it is to be effective to create any interest in land only if the provisions of any statute are complied with relating to the severance of land or interests in land by conveyance or otherwise (as it may from time to time be amended). The Landlord and the Tenant agree, as a separate and distinct agreement, that if pursuant to any statute consent is requisite to the validity of this Lease, the Landlord will apply for such consent at the Tenant’s cost, which cost, together with an amount equal to fifteen percent (15%) of such costs as the Landlord’s administrative costs, shall be payable upon demand to the Landlord as Additional rent, and until unconditional consent has been obtained, the Term of this Lease, or any renewal thereof, will not extend beyond the period permitted without consent pursuant to any statute, with no further right on the part of the Tenant to extend the Term, notwithstanding any other provision of this Lease.

STANDARD AUTO WRECKERS (PORT HOPE) INC. (Landlord)

Per:
Name
Title

I have the authority to bind the corporation

FENIX PARTS CANADA INC.

Per:
Name
Title

Per:
Name
Title

I/We have the authority to bind the corporation

SCHEDULE “A”

LEGAL DESCRIPTION

Pt Lt 1 Con 1 Hope Pt 3, 9R2553, T/W NC380744: Port Hope

SCHEDULE “B”

RULES AND REGULATIONS

1.	The Tenant shall not permit any cooking in the Leased Premises without the written consent of the Landlord.

2.	The sidewalks, entrances, driveways and roadways shall not be obstructed or used by the Tenant, its agents, servants, contractors, invitees or employees for any purpose other than ingress to and egress from the Leased Premises. The Landlord reserves the entire control of all parts of the Building employed for the common benefit of the tenants thereof.

3.	The Tenant, its agents, servants, contractors, invitees or employees, shall not bring in or take out, position, construct, install or move any safe, business machinery or other heavy machinery or equipment or anything liable to injure or destroy any part of the Building without first obtaining the consent in writing of the Landlord. In giving such consent, Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids, or platforms, to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or machinery shall be repaired at the expense of Tenant. The moving of all heavy equipment or other machinery shall occur only by prior arrangement with the Landlord.

4.	The Tenant shall not place or cause to be placed any additional locks upon any doors of the Leased Premises without the approval of the Landlord and subject to any conditions imposed by the Landlord.

5.	The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting by misuse shall be borne by the Tenant. The Tenant shall not deface or mark any part of the Building, or drive nails, spikes, hooks, or screws into the walls or woodwork of the Building.

6.	No one shall use the Leased Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

7.	The Tenant shall not receive or ship articles of any kind except through facilities, and designated doors and at hours designated by the Landlord.

8.	No inflammable oils or other inflammable, dangerous or explosive materials except those approved in writing by the Landlord’s insurers shall be kept or permitted to be kept in the Leased Premises.

9.	If the Tenant desires telegraphic or telephonic connections, the Landlord will direct the electricians as to where and how the wires are to be introduced, and without such direction no boring or cutting for wires will be permitted. No gas pipe or electric wire will be permitted which has not been ordered or authorized by the Landlord. No outside radio or television aerials shall be allowed on the Leased Premises without authorization in writing by the Landlord.

10.	The Tenant shall not permit undue accumulations of garbage, trash, rubbish or other refuse within or without the Leased Premises or cause or permit objectionable odours to emanate or be dispelled from the Leased Premises.

11.	The Landlord shall have the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

EXHIBIT I – FORM OF EXCHANGE AGREEMENT

L

EXCHANGE AGREEMENT

ARTICLE 1 DEFINITIONS AND INTERPRETATION	1

1.1 Defined Terms	1

1.2 Interpretation Not Affected by Headings	1

1.3 Number, Gender	2

1.4 Date for any Action	2

ARTICLE 2 COVENANTS OF FENIX AND EXCHANGECO	2

2.1 Covenants Regarding Exchangeable Shares	2

2.2 Segregation of Funds	3

2.3 Reservation of Corresponding Fenix Shares	3

2.4 Notification of Certain Events	4

2.5 Delivery of Fenix Stock to Exchangeco	4

2.6 Qualification of Fenix Stock	4

2.7 Economic Equivalence	5

2.8 Tender Offers	7

2.9 Ownership of Outstanding Shares	8

2.10 Fenix and Affiliates Not to Vote Exchangeable Shares	8

2.11 Rule 10b-18 Purchases	8

ARTICLE 3 FENIX SUCCESSORS	8

3.1 Certain Requirements in Respect of Combination, etc.	8

3.2 Vesting of Powers in Successor	9

3.3 Wholly-Owned Subsidiaries	9

ARTICLE 4 GENERAL	9

4.1 Term	9

4.2 Changes in Capital of Fenix and Exchangeco	10

4.3 Severability	10

4.4 Amendments, Modifications	10

4.5 Ministerial Amendments	10

4.6 Meeting to Consider Amendments	11

4.7 Amendments Only in Writing	11

4.8 Enurement	11

4.9 Notices to Parties	11

4.10 Counterparts	12

4.11 Jurisdiction	12

4.12 Attornment	12

EXCHANGE AGREEMENT

AGREEMENT made as of the — day of —, 2014.

B E T W E E N:

FENIX PARTS, INC.,

a corporation existing under the laws of the State of Delaware

(hereinafter referred to as “Fenix”),

OF THE FIRST PART,

-and-

FENIX PARTS CANADA, INC.,

existing under the laws of Canada

(hereinafter referred to as “Exchangeco”),

OF THE SECOND PART.

WHEREAS in connection with a Combination Agreement (the “Combination Agreement”) dated as of November 10, 2014, among Fenix, Exchangeco and David Gold, Kenneth Gold, Goldy Metals Incorporated, Goldy Metals (Ottawa) Incorporated and End of Life Vehicles Inc. (collectively, the “Vendors”) and 2434861 Ontario Inc., Exchangeco is to issue exchangeable preferred shares in the capital of Exchangeco (the “Exchangeable Shares”) to the Vendors pursuant to the Combination Agreement;

NOW THEREFORE the parties hereto covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Defined Terms

Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Share Provisions”) attaching to the Exchangeable Shares attached as Appendix 1 hereto, unless the context requires otherwise.

1.2	Interpretation Not Affected by Headings

The division of this agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement. Unless otherwise indicated, all references to an “Article” or “section” followed by a number and/or a letter refer to the specified Article or section of this agreement. The terms “this Agreement”, “hereof”, “herein” and “hereunder” and similar expressions refer to this agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3	Number, Gender

Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4	Date for any Action

If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day. For the purposes of this agreement, a “Business Day” means any day on which commercial banks are open for business in Toronto, Ontario or in Miami, Florida, other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario or in Miami, Florida.

ARTICLE 2

COVENANTS OF FENIX AND EXCHANGECO

2.1	Covenants Regarding Exchangeable Shares

So long as any Exchangeable Shares not owned by Fenix or its Affiliates are outstanding, Fenix will:

(a)	not declare or pay any dividend on the Fenix Stock unless (i) Exchangeco shall simultaneously declare or pay, as the case may be, an equivalent dividend (as provided for in the Share Provisions) on the Exchangeable Shares and Exchangeco shall have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such dividend on the Exchangeable Shares; or, (ii) if the dividend is a stock dividend, in lieu of such dividend, Exchangeco effects an economically equivalent (as determined in accordance with section 2.7(d)) subdivision of the outstanding Exchangeable Shares;

(b)	advise Exchangeco sufficiently in advance of the declaration by Fenix of any dividend on Fenix Stock and take all such other actions as are reasonably necessary, in co-operation with Exchangeco, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the Fenix Stock;

(c)	ensure that the record date for any dividend declared on Fenix Stock is not less than 10 Business Days after the declaration date of such dividend;

2

(d)	take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Exchangeco, in accordance with applicable law, to pay and otherwise perform its obligations (i) as set forth in Section 3.2 of the Share Provisions and (ii) with respect to the satisfaction of the Liquidation Amount, the Exchange Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share (other than Exchangeable Shares owned by Fenix or its Affiliates) upon the liquidation, dissolution or winding-up of Exchangeco, the delivery of an Exchange Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by Exchangeco, as the case may be, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Exchangeco to cause to be delivered Corresponding Fenix Shares to the holders of Exchangeable Shares in accordance with the provisions of Article 5 or 6, as the case may be, of the Share Provisions; and

(e)	not exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding up of Exchangeco (or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding-up its affairs) nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of Exchangeco or any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs.

2.2	Segregation of Funds

Fenix will cause Exchangeco to deposit a sufficient amount of funds in a separate account of Exchangeco and segregate a sufficient amount of such other assets and property as is necessary to enable Exchangeco to pay dividends and other amounts when due under Article 3 of the Share Provisions and to pay or otherwise satisfy its respective obligations under Article 5 or 6 of the Share Provisions, as applicable.

2.3	Reservation of Corresponding Fenix Shares

Fenix hereby represents, warrants and covenants in favour of Exchangeco that Fenix has reserved for issuance and will, at all times while any Exchangeable Shares (other than Exchangeable Shares held by Fenix or its Affiliates) are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Common Shares without duplication (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit Fenix to meet its obligations under the Voting and Exchange Trust Agreement and under any other security or commitment pursuant to which Fenix may now or hereafter be required to issue Fenix Stock and to enable and permit Exchangeco to meet its respective obligations hereunder and under the Share Provisions.

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2.4	Notification of Certain Events

In order to assist Fenix to comply with its obligations hereunder, Exchangeco will notify Fenix of each of the following events at the time set forth below:

(a)	in the event of any determination by the Board of Directors of Exchangeco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Exchangeco or to effect any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)	promptly, upon the earlier of receipt by Exchangeco of notice of and Exchangeco otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Exchangeco or to effect any other distribution of the assets of Exchangeco among its shareholders for the purpose of winding up its affairs;

(c)	immediately, upon receipt by Exchangeco of an Exchange Request;

(d)	on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Share Provisions; and

(e)	as soon as practicable upon the issuance by Exchangeco of any Exchangeable Shares or rights to acquire Exchangeable Shares.

2.5	Delivery of Fenix Stock to Exchangeco

In furtherance of its obligations under section 2.1(d) hereof, upon notice from Exchangeco of any event that requires Exchangeco to cause Fenix Stock to be delivered to any holder of Exchangeable Shares, Fenix shall forthwith issue and deliver or cause to be delivered to Exchangeco (or as Exchangeco shall direct) the requisite number of shares of Fenix Stock to be received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares. All such shares of Fenix Stock shall be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance. In consideration of the issuance and delivery of each such share of Fenix Stock, Exchangeco shall pay a purchase price equal to the fair market value of such Fenix Stock.

2.6	Qualification of Fenix Stock

If any shares of Fenix Stock (or other shares or securities into which Fenix Stock may be reclassified or changed as contemplated by section 2.7 hereof) to be issued and delivered hereunder require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority or the fulfillment of any other United States or Canadian legal requirement before such shares (or such other shares or securities) may be issued by Fenix and delivered by Fenix at the direction of Exchangeco, if applicable, to the holder of surrendered Exchangeable Shares or in order that such shares (or such other shares or securities) may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a “control person for

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purposes of Canadian provincial securities law or an “affiliate of Fenix for purposes of United States federal or state securities law), Fenix will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such Fenix Stock (or such other shares or securities) to be and remain duly registered, qualified or approved under United States law, as the case may be. Fenix will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Fenix Stock (or such other shares or securities) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Fenix Stock (or such other shares or securities) have been listed by Fenix and remain listed and are quoted or posted for trading at such time.

2.7	Economic Equivalence

So long as any Exchangeable Shares not owned by Fenix or its Affiliates are outstanding:

(a)	Fenix will not without prior approval of Exchangeco and the prior approval of the holders of the affected class of Exchangeable Shares given in accordance with section 8.2 of the Share Provisions:

(i)	issue or distribute Fenix Stock (or securities exchangeable for or convertible into or carrying rights to acquire Fenix Stock) to the holders of all or substantially all of the then outstanding Fenix Stock by way of stock dividend or other distribution, other than an issue of Fenix Stock (or securities exchangeable for or convertible into or carrying rights to acquire Fenix Stock) to holders of Fenix Stock who exercise an option to receive dividends in Fenix Stock (or securities exchangeable for or convertible into or carrying rights to acquire Fenix Stock) in lieu of receiving cash dividends; or

(ii)	issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Fenix Stock entitling them to subscribe for or to purchase Fenix Stock (or securities exchangeable for or convertible into or carrying rights to acquire Fenix Stock); or

(iii)	issue or distribute to the holders of all or substantially all of the then outstanding Fenix Stock (A) shares or securities of Fenix of any class other than Fenix Stock (other than shares convertible into or exchangeable for or carrying rights to acquire Fenix Stock), (B) rights, options or warrants other than those referred to in section 2.7(a)(ii) above, (C) evidences of indebtedness of Fenix or (D) assets of Fenix, unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the affected class of Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Fenix in order to give effect to and to consummate the transactions contemplated by, in accordance with or otherwise disclosed in the Combination Agreement.

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(b)	Fenix will not without the prior approval of Exchangeco and the prior approval of the holders of the affected class of Exchangeable Shares given in accordance with section 8.2 of the Share Provisions:

(i)	subdivide, redivide or change the then outstanding Fenix Stock into a greater number of Fenix Stock; or

(ii)	reduce, combine, consolidate or change the then outstanding Fenix Stock into a lesser number of Fenix Stock; or

(iii)	reclassify or otherwise change Fenix Stock or effect an amalgamation, merger, reorganization or other transaction affecting Fenix Stock,

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the affected class of Exchangeable Shares.

(c)	Fenix will ensure that the record date for any event referred to in section 2.7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by Fenix (with contemporaneous notification thereof by Fenix to Exchangeco).

(d)	The Board of Directors of Exchangeco shall determine, in good faith and in its sole discretion with assistance of such reputable and qualified financial advisors and/or such experts as the Board of Directors of Exchangeco may require, economic equivalence for the purposes of any event referred to in section 2.7(a) or 2.7(b) above and each such determination shall be conclusive and binding on Fenix. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors of Exchangeco to be relevant, be considered by the Board of Directors of Exchangeco:

(i)	in the case of any stock dividend or other distribution payable in Fenix Stock, the number of such shares issued in proportion to the number of Fenix Stock previously outstanding;

(ii)	in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Fenix Stock (or securities exchangeable for or convertible into or carrying rights to acquire Fenix Stock), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of Common Shares;

(iii)	in the case of the issuance or distribution of any other form of property, the relationship between the fair market value (as determined by the Board of Directors of Exchangeco in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding shares of Fenix Stock and the Current Market Price of Fenix Stock;

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(iv)	in the case of any subdivision, redivision or change of the then outstanding Fenix Stock into a greater number of Fenix Stock or the reduction, combination, consolidation or change of the then outstanding Fenix Stock into a lesser number of Fenix Stock or any amalgamation, merger, reorganization or other transaction affecting Fenix Stock, the effect thereof upon the then outstanding Fenix Stock; and

(v)	in all such cases, the general taxation consequences of the relevant event to beneficial owners of Exchangeable Shares to the extent that such consequences may differ from the general taxation consequences to such beneficial owners determined as if they beneficially owned Fenix Stock at the relevant time as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of beneficial owners of Exchangeable Shares).

(e)	Exchangeco agrees that, to the extent required, upon due notice from Fenix, Exchangeco will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Exchangeco, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the Fenix Stock and Exchangeable Shares as provided for in this section 2.7.

2.8	Tender Offers

(a)	For so long as Exchangeable Shares remain outstanding (not including Exchangeable Shares held by Fenix and its Affiliates):

(i)	No tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to the Fenix Stock (an “Offer”) will be proposed or recommended by Fenix or the Board of Directors of Fenix or otherwise effected with the consent or approval of the Board of Directors of Fenix unless the holders of Exchangeable Shares (other than Fenix and its Affiliates) participate in such Offer to the same extent and on an economically equivalent basis as the holders of Fenix Stock, without discrimination. Without limiting the generality of the foregoing, except in order to permit the Board of Directors of Fenix to fulfill its fiduciary duties under applicable law, neither Fenix nor the Board of Directors of Fenix will approve or recommend any Offer or take any action in furtherance of an Offer unless the holders of Exchangeable Shares may participate in such Offer without being required to exchange Exchangeable Shares as against Exchangeco.

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(ii)	In the case of an Offer, Fenix will use its commercially reasonable efforts expeditiously and in good faith to put in place procedures to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to exchange Exchangeable Shares as against Exchangeco (or, if so required, to ensure that any such exchange shall be conditional upon and shall only be effective if the Fenix Stock tendered or deposited under such Offer are taken up).

2.9	Ownership of Outstanding Shares

Without the prior approval of Exchangeco and the prior approval of the holders of the affected class of Exchangeable Shares given in accordance with section 8.2 of the Share Provisions, Fenix covenants and agrees in favour of Exchangeco that, as long as any outstanding Exchangeable Shares are owned by any Person other than Fenix or any of its Affiliates, Fenix will be and remain the direct or indirect beneficial owner of no less than a majority of all issued and outstanding voting shares in the capital of Exchangeco.

2.10	Fenix and Affiliates Not to Vote Exchangeable Shares

Fenix covenants and agrees in favour of Exchangeco that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its Affiliates for the sole purpose of attending each meeting of holders of a class of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Fenix further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the CBCA (or any successor or other corporate statute by which Exchangeco may in the future be governed) with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11	Rule 10b-18 Purchases

For certainty, nothing contained in this Agreement, including without limitation the obligations of Fenix contained in section 2.8 hereof, shall limit the ability of Fenix or Exchangeco to make a “Rule 10b-18 Purchase’’ of shares pursuant to Rule 10b-18 of the United States Securities Exchange Act of 1934, as amended.

ARTICLE 3

FENIX SUCCESSORS

3.1	Certain Requirements in Respect of Combination, etc.

As long as any Exchangeable Shares (other than those owned by Fenix or its affiliates) are outstanding, Fenix shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

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(a)	such other Person or continuing corporation (the “Fenix Successor”) by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Fenix Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Fenix Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Fenix under this Agreement; and

(b)	such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder.

3.2	Vesting of Powers in Successor

Whenever the conditions of section 3.1 have been duly observed and performed, the parties, if required by section 3.1, shall execute and deliver the supplemental agreement provided for in section 3.1(a) and thereupon the Fenix Successor shall possess and from time to time may exercise each and every right and power of Fenix under this Agreement in the name of Fenix or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Fenix or any officers of Fenix may be done and performed with like force and effect by the directors or officers of such Fenix Successor.

3.3	Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Fenix (other than Exchangeco) with or into Fenix or the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of Fenix (other than Exchangeco) provided that all of the assets of such subsidiary are transferred to Fenix or another wholly-owned direct or indirect subsidiary of Fenix or any other distribution of the assets of any wholly-owned direct or indirect subsidiary of Fenix among the shareholders of such subsidiary, and any such transactions are expressly permitted by this Article 3.

ARTICLE 4

GENERAL

4.1	Term

This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any Person other than Fenix and any of its Affiliates.

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4.2	Changes in Capital of Fenix and Exchangeco

At all times after the occurrence of any event contemplated pursuant to sections 2.7 and 2.8 hereof or otherwise, as a result of which any of the Fenix Stock or the Exchangeable Shares or all are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Fenix Stock or the Exchangeable Shares or all are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3	Severability

If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

4.4	Amendments, Modifications

Subject to sections 4.2, 4.3 and 4.5, this Agreement may not be amended or modified except by an agreement in writing executed by Exchangeco and Fenix and approved by the holders of the affected class of the Exchangeable Shares in accordance with section 8.2 of the Share Provisions.

4.5	Ministerial Amendments

Notwithstanding the provisions of section 4.4, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the affected class of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

(a)	adding to the covenants of any or all parties provided that the Board of Directors of each of Exchangeco and Fenix shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the affected class of the Exchangeable Shares;

(b)	making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Exchangeco and Fenix, it may be expedient to make, provided that each such Board of Directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the affected class of the Exchangeable Shares; or

(c)	making such changes or corrections which, on the advice of counsel to Exchangeco and Fenix, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Boards of Directors of each of Exchangeco and Fenix shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the affected class of the Exchangeable Shares.

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For greater certainty, no amendments or modifications shall be made or authorized that has the effect of modifying, amending or varying the exchange rights in respect of the Exchangeable Shares.

4.6	Meeting to Consider Amendments

Exchangeco, at the request of Fenix, shall call a meeting or meetings of the holders of the affected class of Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to section 4.4 hereof. Any such meeting or meetings shall be called and held in accordance with the bylaws of Exchangeco, the Share Provisions and all applicable laws.

4.7	Amendments Only in Writing

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.8	Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.9	Notices to Parties

All notices and other communications between the parties to this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for any such party as shall be specified in like notice):

To Fenix:

Fenix Parts, Inc.

12901 SW 132nd Ave.

Miami, Florida 33186

USA

Attention: Kent Robertson

Telecopier No.: (305) 397-1623

To Exchangeco:

Fenix Parts Canada, Inc.

c/o 12901 SW 132nd Ave.

Miami, Florida 33186

USA

Attention: Kent Robertson

Telecopier No.: (305) 397-1623

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Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

4.10	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.11	Jurisdiction

This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

4.12	Attornment

Each of the parties hereto agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of the Province of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

FENIX PARTS, INC.

By:
Name:
Title:

FENIX PARTS CANADA, INC.

By:
Name:
Title:

Signature Page to Exchange Agreement

EXHIBIT A

VOTING AND EXCHANGE TRUST AGREEMENT

(see attached)

Signature Page to Exchange Agreement

VOTING AND EXCHANGE TRUST AGREEMENT

ARTICLE 1 DEFINITIONS AND INTERPRETATION	2

1.1 Definitions	2

1.2 Interpretation Not Affected by Headings, etc.	4

1.3 Number, Gender, etc.	5

1.4 Date for any Action	5

1.5 Payments	5

ARTICLE 2 PURPOSE OF AGREEMENT	5

2.1 Establishment of Trust	5

ARTICLE 3 FENIX SPECIAL VOTING SHARES	5

3.1 Issue and Ownership of the Fenix Special Voting Shares	5

3.2 Legended Share Certificates	6

3.3 Safe Keeping of Certificates	6

ARTICLE 4 EXERCISE OF VOTING RIGHTS	6

4.1 Voting Rights	6

4.2 Number of Votes	6

4.3 Mailings to Shareholders	7

4.4 Copies of Shareholder Information	8

4.5 Other Materials	8

4.6 List of Persons Entitled to Vote	9

4.7 Entitlement to Direct Votes	9

4.8 Voting by Trustee and Attendance of Trustee Representative at Meeting	9

4.9 Distribution of Written Materials	10

4.10 Termination of Voting Rights	10

ARTICLE 5 EXCHANGE RIGHT AND AUTOMATIC EXCHANGE	11

5.1 Grant and Exercise of the Exchange Right	11

5.2 Legended Share Certificates	11

5.3 General Exercise of Exchange Right	12

5.4 Purchase Price	12

5.5 Exercise Instructions	12

5.6 Delivery of Fenix Stock; Effect of Exercise	13

5.7 Exercise of Exchange Right Subsequent to Exchange	14

5.8 Stamp or Other Transfer Taxes	14

5.9 Notice of Insolvency Event	15

5.10 Qualification of Fenix Stock	15

5.11 Automatic Exchange on Liquidation of Fenix	15

5.12 Withholding Rights	17

ARTICLE 6 CONCERNING THE TRUSTEE	18

6.1 Powers and Duties of the Trustee	18

6.2 No Conflict of Interest	19

6.3 Dealings with Transfer Agents, Registrars, etc.	19

6.4 Books and Records	20

6.5 Income Tax Returns and Reports	20

6.6 Indemnification Prior to Certain Actions by Trustee	20

6.7 Action of Beneficiaries	21

6.8 Reliance Upon Declarations	21

6.9 Evidence and Authority to Trustee	21

6.10 Experts, Advisers and Agents	22

6.11 Investment of Moneys Held by Trustee	23

6.12 Trustee Not Required to Give Security	23

6.13 Trustee Not Bound to Act on Request	23

6.14 Authority to Carry on Business	23

6.15 Conflicting Claims	23

6.16 Acceptance of Trust	24

ARTICLE 7 COMPENSATION	24

7.1 Fees and Expenses of the Trustee	24

ARTICLE 8 INDEMNIFICATION AND LIMITATION OF LIABILITY	24

8.1 Indemnification of the Trustee	24

8.2 Limitation of Liability	25

ARTICLE 9 CHANGE OF TRUSTEE	25

9.1 Resignation	25

9.2 Removal	26

9.3 Successor Trustee	26

9.4 Notice of Successor Trustee	26

ARTICLE 10 FENIX SUCCESSORS	27

10.1 Certain Requirements in Respect of Combination, etc.	27

10.2 Vesting of Powers in Successor	27

10.3 Wholly-Owned Subsidiaries	27

ARTICLE 11 AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS	28

11.1 Amendments, Modifications, etc.	28

11.2 Ministerial Amendments	28

11.3 Meeting to Consider Amendments	28

11.4 Changes in Capital of Fenix and Exchangeco	29

11.5 Execution of Supplemental Trust Agreements	29

ARTICLE 12 TERMINATION	29

12.1 Term	29

12.2 Survival of Agreement	30

ARTICLE 13 GENERAL	30

13.1 Severability	30

13.2 Enurement	30

13.3 Notices to Parties	30

13.4 Notice to Beneficiaries	31

13.5 Counterparts	31

13.6 Jurisdiction	31

13.7 Attornment	31

VOTING AND EXCHANGE TRUST AGREEMENT

AGREEMENT made as of the • day of [•], 2014.

B E T W E E N:

FENIX PARTS, INC.,

a corporation existing under the laws of the State of Delaware

(hereinafter referred to as “Fenix”),

OF THE FIRST PART,

- and -

FENIX PARTS CANADA INC.,

a company existing under the laws of Canada

(hereinafter referred to as “Exchangeco”),

OF THE SECOND PART,

- and -

[•],

a trust company incorporated under the laws of Canada

(hereinafter referred to as “Trustee”),

OF THE THIRD PART.

WHEREAS in connection with a combination agreement (the “Combination Agreement”) dated as of November 10, 2014, among Fenix, Exchangeco, David Gold, Kenneth Gold, Goldy Metals Incorporated, Goldy Metals (Ottawa) Incorporated and End of Life Vehicles Inc. (collectively, the “Vendors”) and 2434861 Ontario Inc., Exchangeco is to issue exchangeable shares (the “Exchangeable Shares”) to the Vendors as contemplated in the Combination Agreement;

AND WHEREAS Fenix and Exchangeco have agreed to execute a voting and exchange trust agreement substantially in the form of this Agreement;

AND WHEREAS these recitals and any statements of fact in this Agreement are made by Fenix and Exchangeco and not by the Trustee;

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, the following terms shall have the following meanings:

“Act” means the Canada Business Corporations Act, as amended;

“Affiliate” of any person means any other person directly or indirectly controlled by, or under control of, that person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control of”), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise;

“Automatic Exchange Rights” means the benefit of the obligation of Fenix to effect the automatic exchange of Exchangeable Shares for Fenix Stock pursuant to section 5.11;

“Beneficiaries” means the registered holders from time to time of Exchangeable Shares, other than Fenix and its Affiliates;

“Beneficiary Votes” has the meaning ascribed thereto in section 4.2;

“Board of Directors” means the Board of Directors of Exchangeco;

“Business Day” means any day on which commercial banks are generally open for business in Miami, Florida and Toronto, Ontario, other than a Saturday, a Sunday or a day observed as a holiday in Miami, Florida under the laws of the State of Florida or the federal laws of the United States of America or in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada;

“Canadian Dollar Equivalent” means, in respect of an amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount”) at any date, the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

“Combination Agreement” has the meaning ascribed thereto in the Recitals to this Agreement;

“Current Market Price” means, in respect of a share of Fenix Stock on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of Fenix Stock during a period of 20 consecutive trading days ending not more than three trading days before such date on the NASDAQ, or, if the shares of Fenix Stock are not then listed

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on the NASDAQ, on such other stock exchange or automated quotation system on which the Fenix Stock is listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided however, that if in the opinion of the Board of Directors the public distribution or trading activity of Fenix Stock during such period does not create a market which reflects the fair market value of a Fenix Stock, then the Current Market Price of a share of Fenix Stock shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

“Fenix Affiliates” means Affiliates of Fenix;

“Fenix Consent” has the meaning ascribed thereto in section 4.2;

“Fenix Meeting” has the meaning ascribed thereto in section 4.2;

“Fenix Special Voting Share” means the one share of Special Voting Stock of Fenix, par value $0.01 issued in its own series which entitles the holder of record to a number of votes at meetings of holders of Fenix Stock equal to the number of Exchangeable Shares outstanding from time to time (other than Exchangeable Shares held by Fenix and Fenix Affiliates), which share is to be issued to, deposited with, and voted by, the Trustee as described herein;

“Fenix Stock” means, collectively, the common stock in the capital of Fenix;

“Fenix Successor” has the meaning ascribed there in section 10.1(a);

“Exchange Right” has the meaning ascribed thereto in section 5.1;

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares;

“Exchangeable Shares” means, the exchangeable preferred shares in the capital of Exchangeco, having substantially the rights, privileges and conditions set out in the Exchangeable Share Provisions;

“Exchanged Shares” has the meaning ascribed thereto in section 5.7;

“Indemnified Parties” has the meaning ascribed thereto in section 8.1;

“Insolvency Event” means the institution by Exchangeco of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of Exchangeco to the institution of bankruptcy, insolvency or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors’ Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Exchangeco to contest in good faith any such proceedings commenced in respect of Exchangeco within 30 days of becoming aware thereof, or the consent by

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Exchangeco to the filing of any such petition or to the appointment of a receiver, or the making by Exchangeco of a general assignment for the benefit of creditors, or the admission in writing by Exchangeco of its inability to pay its debts generally as they become due, or Exchangeco not being permitted, pursuant to solvency requirements of applicable law, to redeem and exchange any Exchanged Shares pursuant to section 6.1 of the Exchangeable Share Provisions;

“ITA” means the Income Tax Act (Canada), as amended, and the regulations thereunder, as amended, in each case, except as otherwise provided herein, as of the date hereof;

“Liquidation Event Effective Date” has the meaning ascribed thereto in section 5.11(c);

“List” has the meaning ascribed thereto in section 4.6;

“NASDAQ” means the NASDAQ exchange operated by The NASDAQ OMX Group;

“Officer’s Certificate” means, with respect to Fenix or Exchangeco, as the case may be, a certificate signed by any officer or director of Fenix or Exchangeco, as the case may be;

“person” includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status;

“Support Agreement” means that certain exchangeable share support agreement made as of even date herewith between Exchangeco and Fenix substantially in the form and content of Exhibit I to the Combination Agreement, with such changes thereto as the parties thereto, acting reasonably, may agree;

“Trust” means the private trust created by this Agreement;

“Trust Estate” means the Fenix Special Voting Shares, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement;

“Trustee” means [•] and, subject to the provisions of Article 10, includes any successor trustee or permitted assigns; and

“Voting Rights” means the voting rights attached to the Fenix Special Voting Shares.

1.2	Interpretation Not Affected by Headings, etc.

The division of this Agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an “Article” or “section” followed by a number and/or a letter refer to the specified Article or section of this Agreement. The terms “this Agreement”, “hereof”, “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

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1.3	Number, Gender, etc.

Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4	Date for any Action

If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5	Payments

All payments to be made hereunder will be made without interest and less any amount deducted or withheld in accordance with section 5.12 of this Agreement.

ARTICLE 2

PURPOSE OF AGREEMENT

2.1	Establishment of Trust

The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. Fenix hereby issues to, deposits with, and transfers to the Trustee, the Fenix Special Voting Shares to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. The Trustee will hold and administer the Trust comprised of the Special Voting Shares in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement.

ARTICLE 3

FENIX SPECIAL VOTING SHARES

3.1	Issue and Ownership of the Fenix Special Voting Shares

Fenix hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of US$1.00 and other good and valuable consideration (and the adequacy thereof) for the issuance of the Fenix Special Voting Shares by Fenix to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall have control and the exclusive administration of the Fenix Special Voting Shares and shall be entitled to exercise all of the rights and powers of an owner with respect to the Fenix Special Voting Shares provided that the Trustee shall:

(a)	hold the Fenix Special Voting Shares and all the rights related thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

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(b)	except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Fenix Special Voting Shares and the Fenix Special Voting Shares shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

3.2	Legended Share Certificates

Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights in respect of the Exchangeable Shares of the Beneficiaries.

3.3	Safe Keeping of Certificates

The certificates representing the Fenix Special Voting Shares shall at all times be held in safe keeping by the Trustee or its agent.

ARTICLE 4

EXERCISE OF VOTING RIGHTS

4.1	Voting Rights

The Trustee, as the holder of record of the Fenix Special Voting Shares, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Fenix Special Voting Shares on any matters, questions, proposals or propositions whatsoever that may properly come before the shareholders of Fenix at a Fenix Meeting or in connection with a Fenix Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to section 6.15:

(a)	the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the Fenix Meeting is held or a Fenix Consent is sought; and

(b)	to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

4.2	Number of Votes

With respect to all meetings of shareholders of Fenix at which holders of Fenix Stock are entitled to vote (each, a “Fenix Meeting”) and with respect to all written consents sought by Fenix from its shareholders including the holders of Fenix Stock (each, a “Fenix Consent”), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, that number of votes comprised in the Voting Rights for each Fenix Special Voting Share which is equal to that number of votes which would attach to the shares of Fenix Stock receivable upon the exchange of the Exchangeable Shares (i) corresponding to such Fenix Special Voting Share and (ii) owned of record by such Beneficiary on the record date established by Fenix or by

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applicable law for such Fenix Meeting or Fenix Consent, as the case may be (the “Beneficiary Votes”), in respect of each matter, question, proposal or proposition to be voted on at such Fenix Meeting or in connection with such Fenix Consent. For greater certainty, in the case of a class vote in one class of Fenix Stock, the Trustee shall only exercise Voting Rights with respect to the Fenix Special Voting Share corresponding to such class of Fenix Stock, and each Beneficiary holding any Exchangeable Shares shall be entitled to instruct the Trustee to cast and exercise on such class vote that number of votes comprised in the Voting Rights which is equal to that number of votes which would attach to the shares of Fenix Stock into which such Beneficiary’s Exchangeable Shares are then exchangeable for.

4.3	Mailings to Shareholders

With respect to each Fenix Meeting and Fenix Consent, the Trustee will use its reasonable efforts promptly to mail or cause to be mailed (or otherwise communicate in the same manner as Fenix utilizes in communications to holders of Fenix Stock subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each of the Beneficiaries of the Exchangeable Shares named in the List referred to in section 4.6, such mailing or communication to commence on the same day as the mailing or notice (or other communication) with respect thereto is commenced by Fenix to its shareholders:

(a)	a copy of such notice, together with any related materials, including, without limitation, any proxy or information statement, to be provided to shareholders of Fenix;

(b)	a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such Fenix Meeting or Fenix Consent or, pursuant to section 4.7, to attend such Fenix Meeting and to exercise personally the Beneficiary Votes thereat;

(c)	a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

(i)	a proxy to such Beneficiary or his designee to exercise personally the Beneficiary Votes; or

(ii)	a proxy to a designated agent or other representative of the management of Fenix to exercise such Beneficiary Votes;

(d)	a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

(e)	a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

(f)	a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Fenix Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and of the method for revoking or amending such instructions.

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The materials referred to in this section 4.3 are to be provided to the Trustee by Fenix and the materials referred to in sections 4.3(c), 4.3(e) and 4.3(f) shall be subject to reasonable comment by the Trustee in a timely manner. Fenix shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of Fenix Stock. Fenix agrees not to communicate with holders of Fenix Stock with respect to the materials referred to in this section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries.

For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any Fenix Meeting or Fenix Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by Fenix or by applicable law for purposes of determining shareholders entitled to vote at such Fenix Meeting. Fenix will notify the Trustee of any decision of the Board of Directors of Fenix with respect to the calling of any Fenix Meeting and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this section 4.3.

4.4	Copies of Shareholder Information

Fenix will deliver to the Trustee copies of all proxy materials (including notices of Fenix Meetings but excluding proxies to vote Fenix Stock), information statements, reports (including without limitation, all interim and annual financial statements) and other written communications that, in each case, are to be distributed from time to time to holders of Fenix Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Beneficiary at the same time as such materials are first sent to holders of Fenix Stock. The Trustee will mail or otherwise send to each Beneficiary, at the expense of Fenix, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Fenix) received by the Trustee from Fenix contemporaneously with the sending of such materials to holders of Fenix Stock. The Trustee will also make available for inspection by any Beneficiary at the Trustee’s principal office in Toronto, Ontario all proxy materials, information statements, reports and other written communications that are:

(a)	received by the Trustee as the registered holder of the Fenix Special Voting Shares and made available by Fenix generally to the holders of Fenix Stock; or

(b)	specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Fenix.

4.5	Other Materials

As soon as reasonably practicable after receipt by Fenix or shareholders of Fenix (if such receipt is known by Fenix) of any material sent or given by or on behalf of a third party to holders of Fenix Stock generally, including without limitation, dissident proxy and information

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circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Fenix shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of Fenix, copies of all such materials received by the Trustee from Fenix. The Trustee will also make available for inspection by any Beneficiary at the Trustee’s principal office in Toronto, Ontario copies of all such materials.

4.6	List of Persons Entitled to Vote

Exchangeco shall, (a) prior to each annual, general and special Fenix Meeting or the seeking of any Fenix Consent from the holders of Fenix Stock and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a “List”) of the names and addresses of the Beneficiaries of the Exchangeable Shares arranged in alphabetical order and showing the number and class of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Fenix Meeting or a Fenix Consent, at the close of business on the record date established by Fenix or pursuant to applicable law for determining the holders of Fenix Stock entitled to receive notice of and/or to vote at such Fenix Meeting or to give consent in connection with such Fenix Consent. Each such List shall be delivered to the Trustee promptly after receipt by Exchangeco of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to permit the Trustee to perform its obligations under this Agreement. Fenix agrees to give Exchangeco notice (with a copy to the Trustee) of the calling of any Fenix Meeting or the seeking of any Fenix Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable Exchangeco to perform its obligations under this section 4.6.

4.7	Entitlement to Direct Votes

Any Beneficiary named in a List prepared in connection with any Fenix Meeting or Fenix Consent will be entitled (a) to instruct the Trustee in the manner described in section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally exercise thereat, as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

4.8	Voting by Trustee and Attendance of Trustee Representative at Meeting

(a)	In connection with each Fenix Meeting and Fenix Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the written instructions received from a Beneficiary pursuant to section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice given by the Trustee to the Beneficiary pursuant to section 4.3.

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(b)	The Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Fenix Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Trustee’s representative, and at the Beneficiary’s request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Trustee to speak at the meeting in favour of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9	Distribution of Written Materials

Any written materials distributed by the Trustee to the Beneficiaries pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as Fenix utilizes in communications to holders of Fenix Stock subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each Beneficiary of the Exchangeable Shares at its address as shown on the books of Exchangeco. Fenix agrees not to communicate with holders of Fenix Stock with respect to such written materials otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. Exchangeco shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense:

(a)	a current List; and

(b)	upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

4.10	Termination of Voting Rights

All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to Fenix and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for shares of Fenix Stock, as specified in Article 5 (unless, in either case, Fenix shall not

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have delivered the requisite shares of Fenix Stock issuable in exchange therefor to the Trustee for delivery to the Beneficiaries), or upon the exchange or redemption of Exchangeable Shares pursuant to Articles 5 or 6 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of Exchangeco pursuant to Article 4 of the Exchangeable Share Provisions.

ARTICLE 5

EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

5.1	Grant and Exercise of the Exchange Right

Fenix hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries the right (the “Exchange Right”), upon the occurrence and during the continuance of an Insolvency Event, to require Fenix to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by the Beneficiary and the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. Fenix hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by Fenix to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with all rights in respect of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

(a)	hold the Exchange Right and the Automatic Exchange Rights as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)	except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

The obligations of Fenix to issue shares of Fenix Stock pursuant to the Exchange Right or the Automatic Exchange Rights are subject to all applicable laws and regulatory and stock exchange requirements.

5.2	Legended Share Certificates

Exchangeco will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

(a)	their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary; and

(b)	the Automatic Exchange Rights.

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5.3	General Exercise of Exchange Right

The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to section 6.15, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4	Purchase Price

The purchase price payable by Fenix for each Exchangeable Share to be purchased by Fenix under the Exchange Right shall be an amount per share equal to (a) the Current Market Price of a share of Fenix Stock on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full by Fenix sending or causing to be sent to the Trustee on behalf of such holder one share of Fenix Stock, plus (b) to the extent not paid by Exchangeco on the designated payment date therefor, an additional amount equal to and in satisfaction of the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of the purchase and sale provided that if the record date for any such declared and unpaid dividend occurs on or after the day of closing of such purchase and sale, the purchase price shall not include such additional amount equivalent to the declared and unpaid dividends. In connection with each exercise of the Exchange Right, Fenix shall provide to the Trustee an Officer’s Certificate setting forth the calculation of the purchase price for each Exchangeable Share. The purchase price for each such Exchangeable Share so purchased may be satisfied only by Fenix issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, one share of Fenix Stock and on the applicable payment date a cheque for the balance, if any, of the purchase price without interest (less any amounts withheld pursuant to section 5.12). Upon payment by Fenix of such purchase price, the relevant Beneficiary shall cease to have any right to be paid any amount in respect of declared and unpaid dividends on each such Exchangeable Share by Exchangeco.

5.5	Exercise Instructions

Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of Exchangeco. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Toronto, Ontario or at such other places as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires Fenix to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of Exchangeco and such additional documents and instruments as the Trustee, Exchangeco and Fenix may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable

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Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require Fenix to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by Fenix free and clear of all liens, hypothecs, claims, security interests, adverse claims and encumbrances, (iii) the names in which the certificates representing shares of Fenix Stock issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to the Trustee, Exchangeco and Fenix of payment) of the taxes (if any) payable as contemplated by section 5.8 of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Fenix under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Exchangeco.

5.6	Delivery of Fenix Stock; Effect of Exercise

Promptly after the receipt of the certificates representing the Exchangeable Shares which the Beneficiary desires Fenix to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any payable as contemplated by section 5.8 or evidence thereof), duly endorsed for transfer to Fenix, the Trustee shall notify Fenix and Exchangeco of its receipt of the same, which notice to Fenix and Exchangeco shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and Fenix shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary) the number of shares of Fenix Stock issuable in connection with the exercise of the Exchange Right, and on the applicable payment date cheques for the balance, if any, of the total purchase price therefor without interest (less any amounts withheld pursuant to section 5.12); provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, Exchangeco and Fenix of the payment of) the taxes (if any) payable as contemplated by section 5.8 of this Agreement. Immediately upon the giving of notice by the Trustee to Fenix and Exchangeco of the exercise of the Exchange Right as provided in this section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred and the holder of such Exchangeable Shares shall be deemed to have transferred to Fenix all of such holder’s right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate free and clear of any lien, hypothec, claim or encumbrance and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless the requisite number of shares of Fenix Stock is not allotted, issued and delivered by Fenix to the Trustee within five Business Days of the date of the giving of such notice by the Trustee or the balance of the purchase price, if any, is not paid by Fenix on the applicable payment date therefor, in which case the rights of the Beneficiary shall remain unaffected until such shares of Fenix Stock are so allotted, issued and delivered, and the balance of the purchase price, if any, has been paid, by Fenix. Upon delivery by Fenix to the Trustee of such shares of Fenix Stock, and the balance of the purchase price, if any, the Trustee shall deliver Fenix Stock to such Beneficiary (or to such

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other persons, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the shares of Fenix Stock delivered to it pursuant to the Exchange Right.

5.7	Exercise of Exchange Right Subsequent to Exchange

In the event that a Beneficiary has exercised its right under Article 5 of the Exchangeable Share Provisions to require Exchangeco to redeem and exchange any or all of the Exchangeable Shares held by the Beneficiary (the “Exchanged Shares”) and is notified by Exchangeco pursuant to section 5.5 of the Exchangeable Share Provisions that Exchangeco will not be permitted as a result of solvency requirements of applicable law to redeem and exchange all such Exchanged Shares, and that the Beneficiary has not revoked the exchange request delivered by the Beneficiary to Exchangeco pursuant to section 5.1 of the Exchangeable Share Provisions and provided further that the Trustee has received written notice of same from Exchangeco or Fenix, the exchange request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Exchanged Shares that Exchangeco is unable to redeem. In any such event, Exchangeco hereby agrees with the Trustee and in favour of the Beneficiary immediately to notify the Trustee of such prohibition against Exchangeco redeeming all of the Exchanged Shares and promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to Exchangeco (including without limitation, a copy of the exchange request delivered pursuant to section 5.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Exchanged Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Exchanged Shares that Exchangeco is not permitted to redeem and will require Fenix to purchase such shares in accordance with the provisions of this Article 5.

5.8	Stamp or Other Transfer Taxes

Upon any transfer of Exchangeable Shares to Fenix pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Fenix Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Exchangeable Shares so transferred or in such names as such Beneficiary may otherwise direct in writing, provided such direction is received by Fenix prior to the time of such shares being issued, without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary (a) shall pay (and none of Fenix, Exchangeco or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer of such Exchangeable Shares to Fenix or in respect of the issuance or delivery of such Fenix Stock to such Beneficiary or any other Person including, without limitation, in the event that Fenix Stock are being issued or transferred in the name of a clearing service or depositary or a nominee thereof, or (b) shall have evidenced to the satisfaction of the Trustee, Fenix and Exchangeco that such taxes, if any, have been paid.

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5.9	Notice of Insolvency Event

As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Exchangeco and Fenix shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from Exchangeco and Fenix of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of Fenix (such funds to be received in advance), a notice of such Insolvency Event in the form provided by Fenix, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

5.10	Qualification of Fenix Stock

Fenix covenants that if any shares of Fenix Stock to be issued and delivered pursuant to the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other Canadian or United States federal, provincial or state legal requirement before such shares may be issued and delivered by Fenix to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a “control person” of Fenix for purposes of Canadian provincial securities law or an “affiliate” of Fenix for purposes of United States federal or state securities law), Fenix will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such Fenix Stock to be and remain duly registered, qualified or approved. Fenix will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Fenix Stock to be delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Fenix Stock have been listed by Fenix and remain listed and are quoted or posted for trading at such time.

Fenix will provide or cause to be provided to the Trustee such legal opinions, certificates, documents and other instruments as the Trustee may from time to time reasonably request to demonstrate compliance with this section 5.10.

Fenix hereby represents, warrants and covenants that the Fenix Stock issuable as described herein will be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, hypothec, claim or encumbrance.

5.11	Automatic Exchange on Liquidation of Fenix

(a)	Fenix will give the Trustee written notice of each of the following events at the time set forth below:

(i)	in the event of any determination by the board of directors of Fenix to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Fenix or to effect any other distribution of assets of Fenix among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

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(ii)	as soon as practicable following the earlier of (A) receipt by Fenix of notice of, and (B) Fenix otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Fenix or to effect any other distribution of assets of Fenix among its shareholders for the purpose of winding up its affairs, in each case where Fenix has failed to contest in good faith any such proceeding commenced in respect of Fenix within 30 days of becoming aware thereof.

(b)	As soon as practicable following receipt by the Trustee from Fenix of notice of any event (a “Liquidation Event”) contemplated by section 5.11(a)(i) or 5.11(a)(ii) above, the Trustee will give notice thereof to the Beneficiaries. Such notice shall be provided to the Trustee by Fenix and shall include a brief description of the automatic exchange of Exchangeable Shares for Fenix Stock provided for in section 5.11(c).

(c)	In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Fenix Stock in the distribution of assets of Fenix in connection with a Liquidation Event, on the fifth Business Day prior to the effective date (the “Liquidation Event Effective Date”) of a Liquidation Event all of the then outstanding Exchangeable Shares (other than those held by Fenix and its Affiliates) shall be automatically exchanged for Fenix Stock. To effect such automatic exchange, Fenix shall purchase on the fifth Business Day prior to the Liquidation Event Effective Date each Exchangeable Share then outstanding and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by it at such time, free and clear of any lien, hypothec, claim or encumbrance, for a purchase price per share equal to (a) the Current Market Price of a share of Fenix Stock on the fifth Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full by Fenix issuing to the Beneficiary one share of Fenix Stock, and (b) to the extent not paid by Exchangeco on the designated payment date therefor, an additional amount equal to and in satisfaction of the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange. Fenix shall provide the Trustee with an Officer’s Certificate in connection with each automatic exchange setting forth the calculation of the purchase price for each Exchangeable Share.

(d)

On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Fenix Stock shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to Fenix all of the Beneficiary’s right, title and interest in and to such Beneficiary’s Exchangeable Shares and the related interest in the Trust Estate, any right of each

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such Beneficiary to receive declared and unpaid dividends from Exchangeco shall be deemed to be satisfied and discharged and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and Fenix shall issue to the Beneficiary the Fenix Stock issuable upon the automatic exchange of Exchangeable Shares for Fenix Stock and on the applicable payment date shall deliver to the Trustee for delivery to the Beneficiary a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares without interest, less any amounts withheld pursuant to section 5.12. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the shares of Fenix Stock issued pursuant to the automatic exchange of Exchangeable Shares for shares of Fenix Stock and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Fenix pursuant to such automatic exchange shall thereafter be deemed to represent shares of Fenix Stock issued to the Beneficiary by Fenix pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent shares of Fenix Stock, duly endorsed in blank and accompanied by such instruments of transfer as Fenix may reasonably require, Fenix shall deliver or cause to be delivered to the Beneficiary certificates representing shares of Fenix Stock of which the Beneficiary is the holder.

5.12	Withholding Rights

Fenix, Exchangeco and the Trustee shall be entitled to deduct and withhold from any dividend or consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or Fenix Stock such amounts as Fenix, Exchangeco or the Trustee is, (i) required to deduct and withhold with respect to such payment under the ITA, the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded or (ii) entitled to deduct and withhold under section 116 or Part of XIII of the ITA or any analogous provision of provincial laws. Fenix, Exchangeco and the Trustee may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or entitled to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Fenix, Exchangeco and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Fenix, Exchangeco or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement or entitlement and Fenix, Exchangeco or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale; provided however that nothing in this section 5.12 shall reduce Exchangeco’ s obligations under section 3.2 of the Exchangeable Share Provisions. References in this section to the ITA are to the ITA as amended from time to time.

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ARTICLE 6

CONCERNING THE TRUSTEE

6.1	Powers and Duties of the Trustee

The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as Trustee of the Trust, shall include:

(a)	receipt and deposit of the Fenix Special Voting Shares from Fenix as bare Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(b)	granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

(c)	voting the Beneficiary Votes in accordance with the provisions of this Agreement;

(d)	receiving the grant of the Exchange Right and the Automatic Exchange Rights from Fenix as bare Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(e)	exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries Fenix Stock and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

(f)	holding title to the Trust Estate;

(g)	investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

(h)	taking action at the direction of a Beneficiary or Beneficiaries to enforce the obligations of Fenix and Exchangeco under this Agreement; and

(i)	taking such other actions and doing such other things as are specifically provided in this Agreement.

In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this Agreement.

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The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

6.2	No Conflict of Interest

The Trustee represents to Fenix and Exchangeco that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 9. If, notwithstanding the foregoing provisions of this section 6.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this section 6.2, any interested party may apply to the Ontario Superior Court of Justice for an order that the Trustee be replaced as Trustee hereunder.

6.3	Dealings with Transfer Agents, Registrars, etc.

Fenix and Exchangeco irrevocably authorize the Trustee, from time to time, to:

(a)	consult, communicate and otherwise deal with the respective registrars and Transfer Agents, and with any such subsequent registrar or Transfer Agent, of the Exchangeable Shares and Fenix Stock; and

(b)	requisition, from time to time, (i) from any such registrar or Transfer Agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and (ii) from the Transfer Agent of Fenix Stock, and any subsequent Transfer Agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights.

Fenix and Exchangeco irrevocably authorize their respective registrars and Transfer Agents to comply with all such requests. Fenix covenants that it will supply its Transfer Agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights.

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6.4	Books and Records

The Trustee shall keep available for inspection by Fenix and Exchangeco at the Trustee’s principal office in Toronto, Ontario correct and complete books and records of account relating to the Trust created by this Agreement, including without limitation, all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Rights. On or before December 31st in every year following the date hereof, so long as the Fenix Special Voting Shares is on deposit with the Trustee, the Trustee shall transmit to Fenix and Exchangeco a brief report, relating to preceding year with respect to:

(a)	the property and funds comprising the Trust Estate as of that date;

(b)	the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance by Fenix of Fenix Stock in connection with the Exchange Right, during the calendar year ended on such December 31st; and

(c)	any action taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported and which, in the Trustee’s opinion, materially affects the Trust Estate.

6.5	Income Tax Returns and Reports

The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee considers necessary or advisable (who may be experts or advisors to Fenix or Exchangeco). If requested by the Trustee, Fenix or Exchangeco shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

6.6	Indemnification Prior to Certain Actions by Trustee

The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Fenix Special Voting Shares pursuant to Article 4, subject to section 6.15, and with respect to the Exchange Right pursuant to Article 5, subject to section 6.15, and with respect to the Automatic Exchange Rights pursuant to Article 5.

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None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

6.7	Action of Beneficiaries

No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security or indemnity referred to in section 6.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Rights or the Automatic Exchange Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

6.8	Reliance Upon Declarations

The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of section 6.9, if applicable, and with any other applicable provisions of this Agreement.

6.9	Evidence and Authority to Trustee

Fenix and/or Exchangeco shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Fenix and/or Exchangeco or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of Fenix and/or Exchangeco promptly if and when:

(a)	such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this section 6.9; or

(b)	the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Fenix and/or Exchangeco written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

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Such evidence shall consist of an Officer’s Certificate of Fenix and/or Exchangeco or a statutory declaration or a certificate made by persons entitled to sign an Officer’s Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights or the taking of any other action to be taken by the Trustee at the request or on the application of Fenix and/or Exchangeco, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Fenix and/or Exchangeco it shall be in the form of an Officer’s Certificate or a statutory declaration.

Each statutory declaration, Officer’s Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

(a)	declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

(b)	describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

(c)	declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

6.10	Experts, Advisers and Agents

The Trustee may:

(a)	in relation to these presents act and rely on the opinion or advice of or information obtained from any legal counsel, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Fenix and/or Exchangeco or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b)	retain or employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

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6.11	Investment of Moneys Held by Trustee

The Trustee may retain any cash balance held in connection with this Trust Agreement and may, but need not, hold the same in its deposit department or the deposit department of one of its Affiliates. The Trustee and its Affiliates shall not be liable to account for any profit to any person or entity.

6.12	Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

6.13	Trustee Not Bound to Act on Request

Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Fenix and/or Exchangeco or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

6.14	Authority to Carry on Business

The Trustee represents to Fenix and Exchangeco that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in Canada but if, notwithstanding the provisions of this section 6.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any Province of Canada, either become so authorized or resign in the manner and with the effect specified in Article 9.

6.15	Conflicting Claims

If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Rights or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a)	the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction and all rights of appeal have expired; or

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(b)	all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

6.16	Acceptance of Trust

The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

ARTICLE 7

COMPENSATION

7.1	Fees and Expenses of the Trustee

Fenix and Exchangeco agree to pay on a joint and several basis the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including, but not limited to, taxes other than taxes based on the net income of the Trustee, fees paid to legal counsel and other experts and advisors and travel expenses) and disbursements, including the reasonable cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this Agreement; provided that Fenix and Exchangeco shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence, recklessness or wilful misconduct.

ARTICLE 8

INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1	Indemnification of the Trustee

Fenix and Exchangeco solidarily agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the “Indemnified Parties”) against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the

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Trustee’s legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee’s acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by Fenix or Exchangeco pursuant hereto.

In no case shall Fenix or Exchangeco be liable under this indemnity for any claim against any of the Indemnified Parties unless Fenix and Exchangeco shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Fenix and Exchangeco shall be entitled to participate at their own expense in the defence and, if Fenix and Exchangeco so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Fenix or Exchangeco, such authorization not to be unreasonably withheld; or (ii) the named parties to any such suit include both the Trustee and Fenix or Exchangeco and the Trustee shall have been advised by counsel acceptable to Fenix or Exchangeco that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to Fenix or Exchangeco and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Fenix and Exchangeco shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of this Agreement and the resignation or removal of the Trustee.

8.2	Limitation of Liability

The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

ARTICLE 9

CHANGE OF TRUSTEE

9.1	Resignation

The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Fenix and Exchangeco specifying the date on which it desires to resign, provided that such notice shall not be given less than thirty (30) days before such desired resignation date unless Fenix and Exchangeco otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Fenix and Exchangeco shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the laws of Canada and authorized to carry on the

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business of a trust company in all provinces of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this Agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, Fenix and Exchangeco shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

9.2	Removal

The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days prior notice by written instrument executed by Fenix and Exchangeco, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

9.3	Successor Trustee

Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Fenix and Exchangeco and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of Fenix and Exchangeco or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Fenix, Exchangeco and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

9.4	Notice of Successor Trustee

Upon acceptance of appointment by a successor trustee as provided herein, Fenix and Exchangeco shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If Fenix or Exchangeco shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Fenix and Exchangeco.

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ARTICLE 10

FENIX SUCCESSORS

10.1	Certain Requirements in Respect of Combination, etc.

Fenix shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

(a)	such other person or continuing corporation (herein called the “Fenix Successor”), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the Fenix Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Fenix Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Fenix under this Agreement; and

(b)	such transaction shall, to the satisfaction of the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee, be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

10.2	Vesting of Powers in Successor

Whenever the conditions of section 10.1 have been duly observed and performed, the Trustee, Fenix Successor and Exchangeco shall, if required by section 10.1, execute and deliver the supplemental trust agreement provided for in Article 11 and thereupon Fenix Successor shall possess and from time to time may exercise each and every right and power of Fenix under this Agreement in the name of Fenix or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Fenix or any officers of Fenix may be done and performed with like force and effect by the directors or officers of such Fenix Successor.

10.3	Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Fenix (other than Exchangeco) with or into Fenix or the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of Fenix (other than Exchangeco) provided that all of the assets of such subsidiary are transferred to Fenix or another wholly-owned direct or indirect subsidiary of Fenix or any other distribution of the assets of any wholly-owned direct or indirect subsidiary of Fenix among its shareholders, and any such transactions are expressly permitted by this Article 11.

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ARTICLE 11

AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

11.1	Amendments, Modifications, etc.

Subject to sections 11.2, 11.4 and 13.1, this Agreement may not be amended or modified except by an agreement in writing executed by Fenix, Exchangeco and the Trustee and approved by the Beneficiaries in accordance with section 8.2 of the Exchangeable Share Provisions.

11.2	Ministerial Amendments

Notwithstanding the provisions of section 11.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

(a)	adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the Board of Directors of each of Exchangeco and Fenix shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

(b)	making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Fenix and Exchangeco and in the opinion of the Trustee, having in mind the best interests of the Beneficiaries it may be expedient to make, provided that such Boards of Directors and the Trustee, acting on the advice of counsel, shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

(c)	making such changes or corrections which, on the advice of counsel to Fenix, Exchangeco and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee, acting on the advice of counsel, and the Board of Directors of each of Fenix and Exchangeco shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

For greater certainty, no amendments or modifications shall be made or authorized that has the effect of modifying, amending or varying the exchange rights in respect of the Exchangeable Shares.

11.3	Meeting to Consider Amendments

Exchangeco, at the request of Fenix, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Exchangeco, the Exchangeable Share Provisions and all applicable laws.

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11.4	Changes in Capital of Fenix and Exchangeco

At all times after the occurrence of any event contemplated pursuant to section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either Fenix Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Fenix Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

11.5	Execution of Supplemental Trust Agreements

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time Exchangeco (when authorized by a resolution of its Board of Directors), Fenix (when authorized by a resolution of its Board of Directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)	evidencing the succession of Fenix Successors and the covenants of and obligations assumed by each such Fenix Successor in accordance with the provisions of Article 10 and the successors of any successor trustee in accordance with the provisions of Article 9;

(b)	making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Fenix, Exchangeco, the Trustee or this Agreement; and

(c)	for any other purposes not inconsistent with the provisions of this Agreement, including without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee (which may act on the advice of counsel), the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

ARTICLE 12

TERMINATION

12.1	Term

The Trust created by this Agreement shall continue until the earliest to occur of the following events:

(a)	no outstanding Exchangeable Shares are held by a Beneficiary; and

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(b)	each of Fenix and Exchangeco elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with section 8.2 of the Exchangeable Share Provisions.

12.2	Survival of Agreement

This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Article 7 and Article 8 shall survive any such termination of this Agreement.

ARTICLE 13

GENERAL

13.1	Severability

If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

13.2	Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Beneficiaries.

13.3	Notices to Parties

All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

(a)	if to Fenix or Exchangeco, at:

Fenix Parts, Inc.
12901 SW 132nd Ave.
Miami, Florida 33186
USA

Attention: Kent Robertson
Telecopier No.: (305) 397-1623

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(b)	if to the Trustee, at:

[•]

Attention: [•]

Telecopier No.: [•]

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

13.4	Notice to Beneficiaries

Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of Exchangeco from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

13.5	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

13.6	Jurisdiction

This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

13.7	Attornment

Each of the Trustee, Fenix and Exchangeco agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and agrees not to seek, and hereby waives, any review of the merits of any such judgement by the court of any other jurisdiction.

[Signature page follows]

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IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

FENIX PARTS, INC.

By:
Name:
Title:

FENIX PARTS CANADA INC.

By:
Name:
Title:

[• TRUSTEE]

By:
Name:
Title:

Signature Page to Voting and Exchange Trust Agreement